UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Northland Cable Properties Seven Limited Partnership
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies: Units of limited partnership interest.
	(2)	Aggregate number of securities to which transaction applies: 49,565 Units of limited partnership interest
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(Set forth the amount on which the filing fee is calculated and state how it was determined):

The filing fee was determined by multiplying 0.0001146 by $17,300,000 (the purchase price of the transaction).

	(4)	Proposed maximum aggregate value of transaction: $17,300,000
	(5)	Total fee paid:

$1,982.58

☒	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

NORTHLAND CABLE PROPERTIES SEVEN PARTNERSHIP

101 Stewart Street, Suite 700

Seattle, Washington 98101

                    , 2011

NOTICE OF SPECIAL MEETING OF LIMITED PARTNERS

To be held on

To our Limited Partners:

Enclosed is a proxy statement on Schedule 14A accompanied by a proxy card in connection with a special meeting of the limited partners of Northland Cable Properties Seven Limited Partnership, which we sometimes refer to as “NCP-Seven” to be held on                     . The special meeting, and any postponements or adjournments, will be held at 101 Stewart Street, Suite 700, Seattle, Washington 98101. Only limited partners of record as of                     , will be entitled to notice of and to vote at the special meeting. The meeting is called for the following purposes:

1.	To authorize (A) NCP-Seven and its managing general partner to sell one or more of NCP-Seven’s cable systems for cash in one or more transactions, up to and including a sale of substantially all of NCP-Seven’s assets for the aggregate purchase price of $17,300,000, subject to adjustment as described herein, to the following purchasers, which we sometimes refer to collectively as the “Purchasers”: Northland Cable Television, Inc., an affiliate of the managing general partner of NCP-Seven, Charter Communications, LLC, a Delaware limited liability company and TruVista Communications of Georgia, LLC, a Georgia limited liability company, the three of which we sometimes independently refer to as “NCTI,” “Charter Communications” and “TruVista,” respectively, and (B) one or more of the proposed transactions, which we sometimes refer to as the “Proposed Transactions,” to be consummated pursuant to the terms of three separate asset purchase agreements entered into by NCP-Seven and each of the Purchasers dated as of October 21, 2011, October 12, 2011 and October 14, 2011, respectively, which we sometimes refer to as the “NCTI Agreement,” the “Charter Communications Agreement” and the “TruVista Agreement”, respectively, and collectively as the “Asset Purchase Agreements”; and

2.	To transact any other business that properly comes before the special meeting, including any adjournments or postponements of the meeting.

The sale of NCP-Seven’s assets pursuant to the Asset Purchase Agreements represents the sale of all or substantially all of NCP-Seven’s assets. Pursuant to Section 11(a)(ii) of NCP-Seven’s Amended and Restated Agreement of Limited Partnership, which we sometimes refer to as the NCP-Seven limited partnership agreement, the sale of all or substantially all of NCP-Seven’s assets requires the affirmative vote of the holders of a majority of the outstanding limited partnership units.

The proposal will be adopted if holders of a majority of the outstanding units of limited partnership interest (not including any such units held by the managing general partner or its affiliates) vote to “APPROVE” the proposal.

Pursuant to the terms of the NCP-Seven partnership agreement, the limited partnership will be dissolved upon the sale of all, or substantially all of NCP-Seven’s assets, and the managing general partner will wind up the business and affairs of NCP-Seven without requiring any further consent or vote by the limited partners. Accordingly, if the Proposed Transactions close as planned, the managing general partner will commence the dissolution and winding up of NCP-Seven during the first half of 2012.

Limited partners are not entitled to dissenters’ or appraisal rights under Washington law or the NCP-Seven partnership agreement with respect to the approval and consummation of the Proposed Transactions.

The managing general partner recommends that you vote to “APPROVE” the proposal. The managing general partner has significant conflicts of interest in recommending approval of the NCTI Transaction. As a result, the managing general partner of NCP-Seven and its affiliates will abstain from voting on whether to approve the proposals. Only limited partners of NCP-Seven not affiliated with the managing general partner will determine whether the proposal should be approved. The managing general partner’s conflicts of interest are described in greater detail in the accompanying proxy statement. The managing general partner urges you to read the full text of the proxy statement and its exhibits carefully before making your decision on the proposal.

Pursuant to the above proposal to approve the consummation of one or more of the Proposed Transactions, if the requisite majority of the outstanding units of limited partnership interest approve the Proposed Transactions and all conditions to closing are satisfied, NCP-Seven will sell one or more of its cable television systems and other assets to the Purchasers in asset sales which have an aggregate purchase price of $17,300,000, subject to adjustment pursuant to the terms of the Asset Purchase Agreements.

Assuming that each of the Proposed Transactions as described in this proxy statement are consummated and NCP-Seven is dissolved and wound up, projected cash distributions to be made to the limited partners of NCP-Seven (per $500 unit of limited partnership interest) are expected to be as follows:

Within 60 Days After Closing	Non-Resident Tax (1)	12 Months After Closing (2)	18 Months After Closing (2)	Total
$ 311	$(9)	$8	$24	$334

(1)	NCP-Seven on behalf of its limited partners will pay a required non-resident state income tax resulting from the proposed sale out of purchase price proceeds to the state of Georgia in the aggregate amount of $19 per partnership unit.
(2)	Assumes no claims will be made against any of the $432,000, $300,000 and $890,000 holdback escrows as set forth in the NCTI Agreement, Charter Communications Agreement and TruVista Agreement, respectively.

The amounts set forth in the preceding table are provided on a pro forma basis as of September 30, 2011. Actual amounts will vary from these projections. If any of the Proposed Transactions are not closed when anticipated (second quarter 2012), funds available for NCP-Seven to distribute to its limited partners may differ materially from these projections. (For details, see “Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Cash Available from Liquidation” on page 55.)

The proposal found in this proxy statement has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Commission nor any state securities commission have passed upon the fairness or merits of the proposal described in, nor upon the accuracy or adequacy of the information contained in, this proxy statement. Any representation to the contrary is a criminal offense.

You should make your decision on the proposal presented in this document based on the information presented in this proxy statement as opposed to basing your decision on previously received materials including prior correspondence from the managing general partner. You are urged to carefully review this proxy statement and to return your proxy card promptly in order for it to be received by the managing general partner on or before                    , 2011.

We are first mailing this proxy statement to limited partners on or about                     , 2011.

Sincerely, Northland Communications Corporation, Managing General Partner of Northland Cable Properties Seven Limited Partnership

By:
John S. Whetzell, CEO

Seattle, Washington

                    , 2011

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EXHIBITS
EXHIBIT A	Form of Proxy Card	A-1
EXHIBIT B	Asset Purchase Agreement with Northland Cable Television, Inc.	B-1
EXHIBIT C	Asset Purchase Agreement with Charter Communications, LLC	C-1
EXHIBIT D	Asset Purchase Agreement with TruVista Communications of Georgia, LLC	D-1
EXHIBIT E	Duff & Phelps Opinion	E-1

-ii-

PRELIMINARY COPIES

SUMMARY TERM SHEET

This summary contains a brief discussion of the material terms of the proposed transactions. You should carefully read this entire proxy statement and the attached exhibits for a more complete understanding of the proposal set forth herein.

This proxy statement is first being sent to limited partners on                     . This proxy statement solicits limited partner approval to authorize the sale of one or more cable systems of Northland Cable Properties Seven Limited Partnership, which we sometimes refer to as “NCP-Seven”, in one or more transactions to each of Northland Cable Television, Inc., an affiliate of the managing general partner of NCP-Seven, Charter Communications, LLC, a Delaware limited liability company and TruVista Communications of Georgia, LLC, a Georgia limited liability company, the three of which we sometimes independently refer to as “NCTI,” “Charter Communications” and “TruVista,” respectively, and collectively as the “Purchasers.” One or more of the proposed transactions, which we sometimes refer to individually as the “NCTI Transaction,” “Charter Communications Transaction” and “TruVista Transaction,” respectively, and collectively as the “Proposed Transactions,” are to be consummated pursuant to the terms of three separate asset purchase agreements entered into by NCP-Seven and each of the Purchasers dated as of October 21, 2011, October 12, 2011 and October 14, 2011, respectively, which we sometimes refer to as the “NCTI Agreement,” the “Charter Communications Agreement” and the “TruVista Agreement”, respectively, and collectively as the “Asset Purchase Agreements.”

Pursuant to the terms of the NCP-Seven’s Amended and Restated Agreement of Limited Partnership, which we sometimes refer to as the NCP-Seven limited partnership agreement, the limited partnership will be dissolved upon the sale of all, or substantially all of NCP-Seven’s assets, and the managing general partner will wind up the business and affairs of NCP-Seven without requiring any further consent or vote by the limited partners. Accordingly, if the Proposed Transactions close as planned, the managing general partner will commence the dissolution and winding up of NCP-Seven during the first half of 2012.

Sale of NCP-Seven’s Assets to the Purchasers (See page 11)

NCTI

On October 21, 2011, NCP-Seven executed the NCTI Agreement to sell the operating assets and certain of its franchise rights of its cable systems in and around the community of Vidalia, Georgia to NCTI, an affiliate of the managing general partner of NCP-Seven. The NCTI Agreement includes a sales price of $5,400,000, subject to adjustments and prorations of revenues, expenses and liabilities at closing, and requires that $432,000 of the gross proceeds be placed in escrow to secure NCP-Seven’s indemnification obligations with respect to breaches of its representations, warranties and covenants in the NCTI Agreement, to be released from escrow 12 months after the closing of the transaction. Net proceeds to be received upon closing will be used to make distributions to the limited partners. NCP-Seven will receive a final distribution of the amounts in escrow, subject to any indemnification claims against the escrow account, 12 months after the closing, and soon thereafter, the limited partners will receive a final distribution.

As of September 30, 2011, the Vidalia system served approximately 3,194 video subscribers or approximately 35% of NCP-Seven’s total video subscribers. For the nine months ended September 30, 2011, the system represented approximately 35% of NCP-Seven’s total revenues and generated operating income before depreciation and gain on disposal of assets of approximately $619,187.

Charter Communications

On October 11, 2011, NCP-Seven executed the Charter Communications Agreement to sell the operating assets of its cable systems in and around the community of Sandersville, Georgia to Charter Communications, an unaffiliated third party. The Charter Communications Agreement includes a sales price of $3,000,000, subject to adjustments and prorations of revenues, expenses and liabilities at closing, and requires that $300,000 of the gross proceeds be placed in escrow to secure NCP-Seven’s indemnification obligations with respect to breaches of its representations, warranties and covenants in the Charter Communications Agreement, to be released from escrow 18 months after the closing of the transaction. Upon execution of the Charter Communications Agreement, Charter Communications made a cash payment of $150,000 to NCP-Seven. At closing, this initial payment together with interest at the rate of 0.5% per annum shall be credited against the purchase price. The initial payment shall be used by NCP-Seven solely to pay expenses that it will incur to obtain the approval of its limited partners and a third party fairness opinion in preparation for closing. Net proceeds to be received upon closing will be used to make distributions to the limited partners. NCP-Seven will receive a final distribution of the amounts in escrow, subject to any indemnification claims against the escrow account, 18 months after the closing, and soon thereafter, the limited partners will receive a final distribution.

As of September 30, 2011, the Sandersville system served approximately 1,895 video subscribers or approximately 21% of NCP-Seven’s total video subscribers. For the nine months ended September 30, 2011, the system represented approximately 21% of NCP-Seven’s total revenues and generated operating income before depreciation and gain on disposal of assets of approximately $389,038.

TruVista

On October 14, 2011, NCP-Seven executed the TruVista Agreement to sell the operating assets of its cable systems in and around the community of Toccoa and Royston, Georgia to TruVista, an unaffiliated third party. The TruVista Agreement includes a sales price of $8,900,000, subject to adjustments and prorations of revenues, expenses and liabilities at closing, and requires that $890,000 of the gross proceeds be placed in escrow to secure NCP-Seven’s indemnification obligations with respect to breaches of its representations, warranties and covenants in the TruVista Agreement, to be released from escrow 18 months after the closing of the transaction. Upon execution of the TruVista Agreement, TruVista made a cash payment of $300,000 to NCP-Seven. At closing, this initial payment together with interest at the rate of 0.5% per annum will be credited against the purchase price. Under certain circumstances if the closing does not occur, the initial payment will be returned to TruVista. The net proceeds received upon closing will be used to make distributions to the limited partners. NCP-Seven will receive a final distribution of the amounts in escrow, subject to any indemnification claims against the escrow account, 18 months after the closing, and soon thereafter, the limited partners will receive a final distribution.

As of September 30, 2011, the Toccoa system served approximately 3,987 video subscribers or approximately 44% of NCP-Seven’s total video subscribers. For the nine months ended September 30, 2011, the system represented approximately 44% of NCP-Seven’s total revenues and generated operating income before depreciation and gain on disposal of assets of approximately $556,789.

In connection with the Proposed Transactions, no securities will be purchased from any officer, director or affiliate of NCP-Seven.

The Parties

Northland Cable Properties Seven Limited Partnership

101 Stewart Street, Suite 700

Seattle, Washington 98101

(206) 621-1351

NCP-Seven is a Washington limited partnership whose equity owners include its limited partners and a managing general partner. The managing general partner is Northland Communications Corporation, a Washington corporation and wholly owned subsidiary of Northland Telecommunications Corporation. See “Information about NCP-Seven — The Managing General Partner.” As managing general partner, Northland Communications Corporation manages the operations of NCP-Seven. NCP-Seven’s business consists of owning and operating cable television systems. NCP-Seven’s cable systems are operated as three separate operating groups located in and around the communities of Vidalia, Sandersville, Toccoa and Royston, Georgia.

Mr. John S. Whetzell is the Chief Executive Officer and a director of Northland Telecommunications Corporation, NCTI and Northland Communications Corporation, the managing general partner. Mr. Richard I. Clark is the Executive Vice President and a director of Northland Telecommunications Corporation, NCTI and the managing general partner. Mr. John E. Iverson is the Secretary and a director of Northland Telecommunications Corporation, NCTI and the managing general partner. Mr. Iverson is a member of the law firm of Ryan, Swanson & Cleveland, PLLC. Mr. Gary S. Jones is the President of Northland Telecommunications Corporation, NCTI and Northland Communications Corporation. Mr. Richard J. Dyste has been the Chief Operating officer of Northland Telecommunications Corporation, NCTI and Northland Communications Corporation since 2011 and was previously the Senior Vice President — Technical Services of those entities. Mr. Whetzell, in his capacity as Chief Executive Officer, exercises voting and investment control over the interest in NCP-Seven owned by the managing general partner. Neither Mr. Clark, Mr. Jones, Mr. Dyste nor Mr. Iverson exercise voting and investment control over the interest in NCP-Seven owned by the managing general partner.

The business address for Mr. Whetzell, Mr. Clark, Mr. Jones and Mr. Dyste, each an executive officer of the managing general partner, and Mr. Iverson, the Secretary and a director of the managing general partner, is: 101 Stewart Street, Suite 700, Seattle, Washington 98101; Tel: (206) 621-1351. Neither Mr. Whetzell, Mr. Jones nor Mr. Iverson own any securities issued by NCP-Seven. Mr. Clark and Mr. Dyste each own 17 and 16 units of limited partnership interest in NCP-Seven, respectively. Neither Mr. Whetzell Mr. Jones, Mr. Dyste, Mr. Iverson nor Mr. Clark have entered into any agreement, arrangement or understanding with respect to any securities issued by NCP-Seven. Neither Mr. Whetzell Mr. Jones, Mr. Dyste, Mr. Iverson nor Mr. Clark has been convicted in a criminal proceeding during the past five years. Further, neither Mr. Whetzell Mr. Jones, Mr. Dyste, Mr. Iverson nor Mr. Clark were party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining them from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Messrs. Whetzell Jones, Dyste, Iverson and Clark are each United States citizens.

Northland Cable Television, Inc.

101 Stewart Street, Suite 700

Seattle, Washington 98101

Telephone: (206) 621-1351

NCTI is a Washington corporation and an indirect wholly owned subsidiary of Northland Telecommunications Corporation. As a result, NCTI is an affiliate of the managing general partner of NCP-Seven. NCTI and its affiliates provide advanced video, high-speed Internet and telephone services to residential and business customers in seven states. The business address for NCTI is: 101 Stewart Street, Suite 700, Seattle, Washington 98101; Telephone: (206) 621-1351. NCTI does business in Washington, California, Texas, South Carolina, North Carolina and Georgia.

Charter Communications, LLC

12405 Powerscourt Drive

Saint Louis, Missouri 63131

Telephone: (314) 965-0555

Charter Communications is a Delaware limited liability company and an unaffiliated third-party to NCP-Seven. The business address for Charter Communications is: 12405 Powerscourt Drive, Saint Louis, Missouri 63131; Telephone: (314) 965-0555. Charter Communications does business in 25 states.

TruVista Communications of Georgia, LLC

Post Office Box 160

Chester, South Carolina 29706

Telephone: (803) 581-9193

TruVista is a Georgia limited liability company and an unaffiliated third-party to the managing general partner of NCP-Seven. The business address for TruVista and its parent, Chester Telephone Company, is: 112 York Street, Chester, South Carolina 29706; Telephone: (803) 581-9193. Chester Telephone Company does business in Chester, Fairfield and Kershaw counties in South Carolina. TruVista was formed to acquire assets of NCP-Seven and has not yet commenced business operations.

NCTI’s affiliate, Northland Communications Corporation, has served as the managing general partner of NCP-Seven and paid management fees of $368,233 for the nine months ended September 30, 2011, and $478,278 and $475,152 for the 12 months ended December 31, 2010 and 2009 respectively. Other than as a result of NCTI’s affiliation with Northland Communications Corporation, none of the Purchasers has had any negotiations, transactions or material contracts with NCP-Seven during the past two years.

Other than any indirect ownership of NCP-Seven’s securities resulting from NCTI’s status as an indirect wholly owned subsidiary of Northland Telecommunications Corporation and its affiliates described above, none of the Purchasers own any securities issued by NCP-Seven, nor have they entered into any agreement, arrangement or understanding with respect to any securities issued by NCP-Seven. None of the Purchasers have been convicted in a criminal proceeding during the past five years. Further, none of the Purchasers was a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining it from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Conditions to Closing the Proposed Transactions (See page 50)

NCTI

The NCTI Agreement provides that NCTI and NCP-Seven will not be obligated to consummate the NCTI Transaction unless certain material closing conditions are satisfied, including the following:

•	the NCTI Transaction shall have been approved by holders of a majority of the outstanding units of limited partnership interest of NCP-Seven;

•	there shall not have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the NCTI Transaction;

•

NCP-Seven shall have received a fairness opinion issued by Duff & Phelps Corp., which we sometimes refer to as “Duff & Phelps,” concluding that the purchase price for sale of NCP-Seven’s assets, in the aggregate, is fair from a financial point of view to the limited partners of NCP-Seven;

•	NCP-Seven shall have obtained all required regulatory approvals (with limited exceptions);

•	there shall have been no event that would create a material adverse effect on the operations or financial condition of NCP-Seven’s systems (other than those that affect the industry as a whole); and

•	encumbrances affecting or encumbering the assets shall have been terminated, released or waived, as appropriate.

Charter Communications

The Charter Communications Agreement provides that Charter Communications and NCP-Seven will not be obligated to consummate the Charter Communications Transaction unless certain material closing conditions are satisfied, including the following:

•	the Charter Communications Transaction shall have been approved by holders of a majority of the outstanding units of limited partnership interest of NCP-Seven;

•	there shall not have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the Charter Communications Transaction;

•

NCP-Seven shall have received a fairness opinion issued by Duff & Phelps concluding that the purchase price for sale of NCP-Seven’s assets, in the aggregate, is fair from a financial point of view to the limited partners of NCP-Seven;

•	NCP-Seven shall have obtained all required regulatory approvals (with limited exceptions);

•	there shall have been no event that would create a material adverse effect on the operations or financial condition of NCP-Seven’s systems (other than those that affect the industry as a whole); and

•	encumbrances affecting or encumbering the assets shall have been terminated, released or waived, as appropriate.

TruVista

The TruVista Agreement provides that TruVista and NCP-Seven will not be obligated to consummate the TruVista Transaction unless certain material closing conditions are satisfied, including the following:

•	the TruVista Transaction shall have been approved by holders of a majority of the outstanding units of limited partnership interest of NCP-Seven;

•	there shall not have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the TruVista Transaction;

•

NCP-Seven shall have received a fairness opinion issued by Duff & Phelps concluding that the purchase price for sale of NCP-Seven’s assets, in the aggregate, is fair from a financial point of view to the limited partners of NCP-Seven;

•	NCP-Seven shall have obtained all material consents (with limited exceptions); and

•	there shall have been no event that would create a material adverse effect on the operations or financial condition of NCP-Seven’s systems (other than those that affect the industry as a whole).

Attached to this proxy statement as Exhibit E is the full text of the written opinion of Duff & Phelps that as of November 14, 2011, and based upon and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by NCP-Seven in the Proposed Transactions was fair from a financial point of view to NCP-Seven. As a result, the managing general partner believes it has satisfied the closing condition in each of the Asset Purchase Agreements regarding the receipt of a fairness opinion from Duff & Phelps with respect to the sale of NCP-Seven’s assets in the aggregate.

The managing general partner currently anticipates that the sale of NCP-Seven’s assets to the Purchasers pursuant to the Proposed Transactions will close during the second quarter of 2012.

Liquidation of NCP-Seven Following Consummation of the Proposed Transactions (See page 55)

Pursuant to NCP-Seven’s partnership agreement, the limited partnership will be dissolved upon the sale of all, or substantially all of NCP-Seven’s assets, and the managing general partner will wind up the business and affairs of NCP-Seven without requiring any further consent or vote by the limited partners. Accordingly, if the Proposed Transactions close as planned, the managing general partner will immediately commence the dissolution and winding up of NCP-Seven. The managing general partner expects the dissolution and winding up of NCP-Seven to commence sometime during the first half of 2012. NCP-Seven will use the net sale proceeds, less the amount to be placed in escrow, to pay all remaining liabilities of NCP-Seven, including transaction costs. NCP-Seven will also pay the managing general partner management and other fees and costs as described below under “ — Conflicts of Interest of the Managing General Partner and NCTI” on page 7. NCP-Seven will then distribute the balance of the cash proceeds received at closing to the managing general partner and limited partners in accordance with the terms of the NCP-Seven partnership agreement. Any funds distributed to NCP-Seven out of the escrow after the 12 and 18 month escrow periods have expired will be distributed to limited partners in accordance with the terms of the NCP-Seven partnership agreement. See “Specific Terms of the Proposed Transactions — Distributions to General and Limited Partners” on page 53 for the rights of those parties to participate in such distributions.

Estimated Distributions to Limited Partners as a Result of the Proposed Transactions and Subsequent Liquidation of NCP-Seven (See page 57)

Assuming the Proposed Transactions close as contemplated and the application of proceeds to pay outstanding debt obligations takes place, projected cash available for distribution by NCP-Seven per unit of limited partnership interest and per $1,000 investment is estimated to equal the following:

	Per $500 Unit of Limited Partnership Interest	Per $1,000 Investment
Limited partners’ capital account balance (1)	$90	$180
Allocation of gain to limited partners’ capital account balance pursuant to Article 16(c)of the NCP-Seven partnership agreement	254	508

Limited partners’ adjusted capital account balance pursuant to Article 16(c) of the NCP-Seven partnership agreement	344	688
Projected cash distributions to limited partners pursuant to Article 16(d)(iii) of the NCP-Seven partnership agreement	343	686
Georgia nonresident tax paid on behalf of the limited partners (2)	(9)	(18)
Projected cash distributions to limited partners pursuant to Article 16(d)(iv) of the NCP-Seven partnership agreement (3)	—	—

Total projected cash distributions to limited partners (4)	$334	$668

(1)	Capital Account balance as of September 30, 2011 for limited partners. Accordingly, this capital account balance does not reflect any capital expenditure or cash flow that is subsequent to September 30, 2011.
(2)	NCP- Seven has operating assets in the state of Georgia. The state of Georgia imposes an income tax on the net income earned by nonresident partners from the property located in the state. NCP-Seven is required to compute and pay this tax on behalf of its limited partners. This tax will be paid on behalf of the limited partners out of the proceeds from the Proposed Transactions that could otherwise be distributed directly to the limited partners. See “Special Factors of the Proposed Transactions — Federal and State Income Tax Consequences of the Proposed Transactions — State Income Tax Considerations” beginning on page 21 for a more detailed discussion of this state tax.
(3)	Based on estimates of projected aggregate cash available for distribution to limited partners upon dissolution, NCP- Seven expects that limited partners will not receive distributions pursuant Article 16(d)(iv) of the NCP- Seven partnership agreement.
(4)	Assumes no claims will be made against any of the $432,000, $300,000 and $890,000 holdback escrows as set forth in the NCTI Agreement, Charter Communications Agreement and TruVista Agreement, respectively.

The Proposed Transactions are expected to close during the second quarter of 2012. The amount available for distribution to NCP-Seven’s limited partners could differ materially as a result of the delay between the date of this proxy statement and the expected time of closing. Further, if not all of the Proposed Transactions close as a result of the failure to satisfy any closing conditions under the respective Asset Purchase Agreements, the amounts available for distribution to NCP-Seven’s limited partners will be negatively impacted. In the event that the expected time of closing of any of the Proposed Transactions is delayed, such delay will not have an impact on the closing of the other Proposed Transactions. If less than all of the Proposed Transactions close or close at times other than as expected, NCP-Seven expects to distribute the net proceeds from the Proposed Transactions that have closed to its limited partners.

The amounts set forth in the preceding tables are estimates and are being provided for illustrative purposes only. Actual amounts will vary from these projections. For details, see “ Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Cash Available from Liquidation” on page 55.

Federal and State Income Tax Consequences of the Proposed Transactions (See page 17)

Upon the disposition of the assets, taxable income will be recognized by NCP-Seven to the extent that the amount realized from the disposition exceeds the adjusted tax basis of the assets disposed of. The taxable gain from the sale will be allocated among the partners in accordance with the NCP-Seven partnership agreement. The allocation of gain to the limited partners will increase their adjusted tax basis in NCP-Seven and increase their “amount at risk” with respect to NCP-Seven’s activity.

The distribution of cash by NCP-Seven to its limited partners in liquidation of their partnership interests will generally result in a taxable transaction. NCP-Seven’s limited partners will realize gain or loss on the distribution of cash on units of limited partnership interest to the extent of the difference between the amount of cash distributed and the adjusted tax basis of the limited partner’s interest in NCP-Seven immediately before the distribution but after taking into account the allocation of gain described in the preceding paragraph. Upon closing of the Proposed Transactions, and dissolution of NCP-Seven, any limited partner with unused losses suspended under the passive activity loss rules of the Internal Revenue Code may use such losses to offset any income and gain from the Proposed Transactions. In addition, the sales may also be taxable under applicable state, local and foreign tax laws. Limited partners are strongly urged to consult with their own tax advisor concerning the impact of the above-discussed rules on their investment in NCP-Seven and how those rules will likely be applied to their distributions resulting from the sale of NCP-Seven’s assets.

Conflicts of Interest of the Managing General Partner and NCTI

Northland Communications Corporation is the managing general partner of NCP-Seven, and its affiliate, Northland Cable Television, Inc., is a named party to the NCTI Agreement. Northland Communications Corporation is a wholly owned subsidiary and NCTI is an indirect wholly owned subsidiary of Northland Telecommunications Corporation. As managing general partner of NCP-Seven, Northland Communications Corporation has negotiated and structured the terms of the NCTI Transaction on behalf of NCP-Seven. Consequently, if the NCTI Transaction is consummated, the managing general partner will benefit from the terms it negotiated on NCP-Seven’s behalf. Northland Communications Corporation has an interest in seeing that its affiliates pay the lowest possible purchase price for their acquisition of assets from NCP-Seven. At the same time, Northland Communications Corporation is primarily responsible for negotiating, on behalf of NCP-Seven, the highest possible price for NCP-Seven’s assets. Northland Communications Corporation took a number of steps to protect against the conflicts of interest inherent in its negotiation of the NCTI Transaction. See “Special Factors of the Proposed Transactions — Fairness of the Proposed Transactions — The Beliefs as to Fairness of the Managing General Partner, Mr. Whetzell and Mr. Clark” on page 28. Notwithstanding, Northland Communications Corporation is faced with substantial conflicts of interest with respect to the NCTI Transaction.

Furthermore, upon consummation of the NCTI Transaction, Northland Communications Corporation is entitled to receive payment of management and other fees from NCP-Seven for its services as managing general partner and for cost reimbursements prior to closing the NCTI Transaction. The estimated amount of these fees and reimbursements as of September 30, 2011 is $88,644 in the aggregate.

Interests of the Managing General Partner’s Executive Officers in the Proposed Transactions (See page 53)

Messrs. Whetzell and Clark, executive officers of the managing general partner, hold an ownership interest in Northland Telecommunications Corporation, the parent corporation of the managing general partner and NCTI. Mr. Whetzell is the largest holder of Northland Telecommunication Corporation’s common stock. Additionally, Mr. Whetzell is the Chief Executive Officer and a director of Northland Telecommunication Corporation, NCTI and the managing general partner. Mr. Whetzell, in his capacity as Chief Executive Officer of the managing general partner, exercises voting and investment control over any managing general partner interest in NCP-Seven owned by the managing general partner. While Mr. Clark also owns common stock of Northland

Telecommunication Corporation and is the Executive Vice President and a director of Northland Telecommunication Corporation, NCTI and the managing general partner, he does not exercise voting and investment control over the interest in NCP-Seven owned by the managing general partner. No other person owns shares of Northland Telecommunication Corporation common stock in an amount that would entitle such person to a controlling stockholder vote with respect to Northland Telecommunication Corporation. If the NCTI Transaction is consummated, Mr. Whetzell and Mr. Clark would likely have an indirect interest in NCP-Seven’s business through their ownership interest in the managing general partner’s parent corporation, Northland Telecommunications Corporation. However, the amount of Mr. Whetzell’s and Mr. Clark’s indirect interest in NCP-Seven’s business, and the indirect ownership percentage that represents, would depend on a number of factors, including the amount and form of debt and equity financing used by the managing general partner or its affiliate to consummate the purchase of NCP-Seven’s assets and whether third parties participated in the equity financing. Consequently, Mr. Whetzell’s and Mr. Clark’s indirect interests in NCP-Seven’s business should the NCTI Transaction be consummated cannot be quantified at this time.

The Managing General Partner Recommends Approving the Proposed Transactions (See page 28)

The managing general partner recommends for approval the proposed sale of assets to each of the Purchasers.

Fairness of the Proposed Transactions (See page 28)

The managing general partner, Mr. Whetzell and Mr. Clark each believe the terms of the Proposed Transactions are fair to NCP-Seven and its limited partners. The managing general partner, Mr. Whetzell and Mr. Clark each based their determinations as to the fairness of the terms of the Proposed Transactions to each of the Purchasers on the following material factors, each of which is described in greater detail in this proxy statement:

•	the form and amount of consideration offered to the limited partners as a result of each of the Proposed Transactions;

•

the third-party bid solicitation process undertaken by NCP-Seven to obtain bids from third parties for the purchase of NCP-Seven’s assets, which bids were used in part in the determination of the fair market value of the assets and in the managing general partner’s evaluation of the Proposed Transactions price for those assets;

•	the price offered for units of limited partnership interest in a recent unsolicited offer;

•	the liquidation and going concern value of NCP-Seven;

•	the requirement that a majority of NCP-Seven’s units of limited partnership interest approve the Proposed Transactions; and

•

the fairness opinion rendered by Duff & Phelps, following its evaluation and analysis of the consideration to be received by NCP-Seven in the aggregate for the Proposed Transactions. Duff & Phelps’ opinion addressed the fairness, from a financial point of view, to NCP-Seven as of November 14, 2011 of the aggregate consideration to be received by NCP-Seven assuming consummation of each of the Proposed Transactions. The fairness opinion rendered by Duff & Phelps did not address the fairness of each of the Proposed Transactions and instead only addressed the fairness of the consideration to be received by NCP-Seven upon the consummation of all the Proposed Transactions. Further, the fairness opinion did not address the fairness of the consideration projected to be received by the unaffiliated limited partners of NCP-Seven. (See “Special Factors of the Proposed Transactions — Fairness of the Proposed Transactions — Opinion of Duff & Phelps” at page 31).

Likely Consequences of Your Vote

The following table summarizes the most likely consequences of a majority vote for or against the proposal to approve the consummation of the Proposed Transactions found in this proxy statement.

1. Likely Consequences of a Vote to “APPROVE” the Proposed Transactions.

•    One or more of NCP-Seven’s cable television systems, up to and including all of the operating assets of NCP-Seven, may be sold to the Purchasers.

•    After closing the Proposed Transactions, net proceeds from the sale (excluding funds placed in escrow and after payment of liabilities and the managing general partner’s fees and costs) will be distributed to the limited partners as outlined in this proxy statement.

2. Likely Consequences of a Vote to “DISAPPROVE” the Proposed Transactions.

•    NCP-Seven may sell less than substantially all of its assets to the extent that limited partner approval is not required to do so. NCP-Seven will continue to operate its remaining cable systems. The managing general partner will continue its efforts to identify prospective purchasers for NCP-Seven’s assets, and NCP-Seven will continue to incur costs related to its ongoing public reporting obligations and pay management fees to its managing general partner.

Voting at the Special Meeting (See page 44)

You are entitled to one vote at the special meeting for each unit of limited partnership interest in NCP-Seven, which we sometimes refer to as a “unit of limited partnership interest”, that you held of record on the close of business on                     . The affirmative vote of limited partners holding a majority of the outstanding limited partnership units of NCP-Seven, excluding any units held by the managing general partner or its affiliates, is required to “APPROVE” the Proposed Transactions. If you “ABSTAIN” from voting, it will have the same effect as a vote to “DISAPPROVE” the proposal. Additionally, broker non-votes will have the same effect as a vote to “DISAPPROVE” the proposal.

A proxy card is included with this proxy statement, and the managing general partner is asking you to complete, date and sign the proxy card and return it in the enclosed envelope as soon as possible. A proxy card that is properly completed, dated, signed and returned in time for voting with a vote specified on the proxy will be voted as requested.

As of                    , the record date for the special meeting, there were units of limited partnership interest outstanding, held by limited partners of record. Two affiliates of the managing general partner Richard I. Clark, the Executive Vice President and a director of the managing general partner, and Richard J. Dyste, the Chief Operating Officer of the managing general partner, collectively hold 33 units of limited partnership interest. Only limited partners not affiliated with the managing general partner will determine whether the Proposed Transactions should be approved. All abstentions shall be counted as a “no” vote. Any signed and returned proxy cards that fail to vote on any of the proposed measures will be treated as a vote to approve the proposed measure for which no vote was cast.

You may revoke your proxy at any time prior to the special meeting by delivering to Northland Communications Corporation either (a) an instrument revoking the proxy, (b) a duly executed proxy bearing a later date, or (c) by attending the special meeting and voting in person. Your attendance at the special meeting, by itself, will not revoke your proxy.

You Do Not Have Dissenters’ Rights (See page 23)

Limited partners are not entitled to dissenters’ or appraisal rights in connection with the Proposed Transactions under either the NCP-Seven partnership agreement or Washington law.

SPECIAL FACTORS OF THE PROPOSED TRANSACTIONS

A number of special factors apply to the Proposed Transactions. You should consider the following factors carefully in evaluating the Proposed Transactions. You are also urged to read all of this proxy statement and all exhibits carefully when evaluating whether to approve authorizing the Proposed Transactions before completing the accompanying proxy card.

History of NCP-Seven

NCP-Seven was formed on April 17, 1987 and began operations on September 1, 1987. NCP-Seven serves the communities and surrounding areas of Vidalia, Sandersville, Toccoa and Royston, Georgia (collectively, the “Systems”). As of September 30, 2011, the total number of basic subscribers served by the Systems was 9,076, and NCP-Seven’s penetration rate (basic subscribers as a percentage of homes passed) was approximately 32%. NCP-Seven’s properties are located in rural areas, which, to some extent, do not offer consistently acceptable off-air broadcast network signals. Management believes that this factor, combined with the existence of fewer entertainment alternatives than in large markets contributes to the percentage of the population subscribing to cable television.

NCP-Seven has non-exclusive franchises to operate the Systems. These franchises, which will expire at various dates through 2018, have been granted either by the state or a local authority in the areas in which the Systems operates. While the franchises have defined lives based on the franchising authority, renewals are routinely granted, and management expects them to continue to be granted. These franchise agreements are expected to be used by NCP-Seven for the foreseeable future and effects of obsolescence and other factors are minimal. In addition, the level of maintenance expenditures required to obtain the future cash flows expected from the franchises is not material in relation to the carrying value of the franchises. This expectation is supported by management’s experience with NCP-Seven’s franchising authorities and the franchising authorities of NCP-Seven’s affiliates. Franchise fees are paid to the local governmental authorities regardless of whether the franchise is granted by the state or applicable local authority. These fees vary between 1% and 5% and are generally based on the respective gross revenues of the Systems in a particular community. The franchises may be terminated for failure to comply with their respective conditions.

Secondary Sales of Units of limited partnership interest

The managing general partner’s actions have also been motivated by activity of an unrelated third party in making an unsolicited offer to purchase units of NCP-Seven at a price which, in the managing general partner’s opinion, does not fairly represent the underlying value of limited partner units in NCP-Seven. The last offer that has come to the managing general partner’s attention is as follows:

Offering Party	Date of Offer	Offer Amount (per $500 Unit)	Maximum Number of Units
MacKenzie Patterson Fuller,L.P.	May 10, 2011	$100	981

The maximum amount offered to be purchased by the bidder is equal to approximately 1.97% of the outstanding units. The offering price per unit is lower than recent sale prices for those trades in NCP-Seven units in the secondary market brought to the managing general partner’s attention. Based on information provided by the American Partnership Board, the price per unit (excluding fees and commissions) has ranged from $170 to $185 for 95 units of limited partnership interest that were sold during the four-month period beginning on June 1, 2011 and ending on October 1, 2011. The offered price per unit is also less than the amount of currently forecasted proceeds to be received by the limited partners of NCP-Seven per unit of limited partnership interest if each of the Proposed Transactions is consummated as authorized. It has come to the managing general partner’s attention that 743 units of limited partnership interest have been tendered by the limited partners of NCP-Seven in response to the unsolicited offer.

Northland Communications Corporation currently serves, and in the past has served, as the managing general partner of several limited partnerships. It has been Northland Communications Corporation’s experience that especially as the end of the term of a partnership grows near or an announcement regarding a plan to sell substantially all assets of a partnership is made, unsolicited offers are made for units of limited partnership interest at values that are less than the value of the partnership’s underlying assets. These offers are made with the expectation of a positive return upon liquidation of the partnership at or near the expiration of the partnership’s term or dissolution, as applicable. The managing general partner is not familiar with how the party making the unsolicited offer for units of limited partnership interest in NCP-Seven arrived at its offered price, nor is the managing general partner familiar with the auction process used by the American Partnership Board which has resulted in the sale of units of limited partnership interest in NCP-Seven from time to time. The managing general partner has, however, referred limited partners who have desired to sell their units of limited partnership interest to the American Partnership Board since the American Partnership Board’s auction process at various times can provide a mechanism for the sale of units of limited partnership interest where a secondary market for the sale of those units does not otherwise exist.

Chronology of Events Leading Up to the Proposed Transactions

In response to inquiries from NCP-Seven’s affiliated and unaffiliated limited partners, during the spring and summer months of 2005, the managing general partner, coordinated with cable television industry investment banker Daniels & Associates (“Daniels”) to explore opportunities to sell some or all of NCP-Seven’s assets. Those discussions were motivated by a desire to raise funds for distribution to NCP-Seven’s limited partners, and the possibility of presenting to those limited partners an opportunity to vote on whether to sell the partnership’s remaining assets leading to the final dissolution of NCP-Seven, provided a reasonable purchase price could be negotiated. In September 2005, Daniels contacted thirty-seven potential purchasers of which ten expressed serious interest. On November 3, 2005, one of the ten parties, Telemedia, submitted an indication of interest for the entirety of NCP-Seven’s operating systems at a valuation range of $21.2 million to $24.5 million ($1,300 to $1,500 per subscriber prior to any closing adjustments). On November 9, 2005, Daniels and the managing general partner requested that Telemedia provide a specific proposed purchase price, a proposed definition for what would constitute a subscriber for purposes of calculating that purchase price, a proposed adjustment mechanism for purchase price adjustment at closing, and an initial explanation of the purchaser’s sources of debt and/or equity financing for the transaction. Telemedia never responded, leading to an abandonment of NCP-7’s sales effort.

In September 2006, Daniels contacted fifty potential purchasers. In November 2006, Six parties delivered indications of interest to Daniels. The following three interested parties submitted complete bids for all of the properties:

Bidder	Properties	Price Per Sub	Annualized Cash Flow	Annualized EBITDA
Green River	Toccoa/Royston, Sandersville and Vidalia	$1,568	5.9x	8.2x
Bidder B	Toccoa/Royston, Sandersville and Vidalia	$1,300 – $1,500	5.1x – 5.9x	7.1x – 82x
Bidder C	Toccoa/Royston	$1,521	5.9x	8.2x
	Sandersville	$1,563	5.9x	8.2x
	Vidalia	$1,630	5.9x	8.2x

Final bids were then solicited by Daniels pursuant to a sealed bid process. The bids were to be the bidder’s highest offer and a mark-up of the form of purchase and sale agreement proposed by the managing general partner. The final bids were as follows:

Bidder	Properties	Aggregate Purchase Price
Green River	Toccoa/Royston, Sandersville and Vidalia	$16,695,900
Orange Broadband	Toccoa/Royston, Sandersville and Vidalia	$19,950,000

The two final bids were then sent to Mr. Whetzell and Mr. Clark for evaluation. Mr. Whetzell and Mr. Clark discussed with Daniels the ability of each of the final two bidders to complete the transaction and, as a result of the review of the final bids and those discussions, they decided that the winning bid was presented by Green River Media and Communications, LLC (“Green River”), an unaffiliated third party. After negotiations, a formal agreement was executed on July 5, 2007. The board of directors of the managing general partner discussed these transactions and their status on April 30, 2007 and September 4, 2007.

On July 5, 2007, NCP-Seven executed a purchase and sale agreement to sell the operating assets and franchise rights of its remaining cable systems serving the communities of Vidalia, Sandersville, Toccoa and Royston, Georgia to Green River (the “Green River Agreement”). The transaction was expected to close by the end of March 2008. Closing of this transaction would have resulted in the liquidation of NCP-Seven.

The terms of the Green River Agreement included a sales price of $19,950,000, (subject to adjustment based on subscription revenue generated prior to closing), $150,000, of which was placed in escrow at signing as security for Green River’s timely performance of its obligations under the Green River Agreement, and further required that, at closing, approximately ten percent of the gross proceeds be placed in escrow to secure NCP-Seven’s compliance with its representations and warranties, to be released to NCP-Seven 18 months from the closing of the transaction. Net proceeds to be received upon closing were to be used to pay all remaining liabilities of NCP-Seven, including transaction costs and to make liquidating distributions to the limited partners.

On December 19, 2007, NCP-Seven filed with the Security and Exchange Commission a definitive proxy statement under Regulation 14A of the Exchange Act, pursuant to which NCP-Seven solicited proxies from the limited partners in connection with the above described transactions. The proxy statement called for a special meeting of the limited partners held on February 27, 2008, for the following purposes: (i) to authorize the sale of substantially all the assets of NCP-Seven to Green River or its assignee with the consent of NCP-Seven, and (ii) to authorize the alternative sale of substantially all of NCP-Seven’s assets to Northland Communications Corporation, its managing general partner, or one or more affiliates of Northland Communications Corporation, if the Green River transaction was not consummated by March 31, 2008, or such later date mutually agreed upon by NCP-Seven and Green River, or in the event that the Green River transaction was otherwise terminated prior to such date (the “Alternative Sale Transaction”). The Alternative Sale Transaction agreement contained substantially the same terms and conditions as provided in the Green River Agreement, except that the managing general partner’s obligation to close was subject to the managing general partner’s ability to secure satisfactory financing. If such condition had not been met within 90 days after the agreement for the Alternative Sale Transaction became effective, the managing general partner would have had the right to terminate the Alternative Sale Agreement without penalty. On February 27, 2008, at the special meeting of limited partners of NCP-Seven, limited partners voted to approve the two matters discussed above.

Under the Green River Agreement, if closing did not occur by March 31, 2008 due to no fault of NCP-Seven, NCP-Seven could terminate the Green River Agreement. In late March 2008, Green River informed the managing general partner that they would not be able to close by March 31, 2008. The managing general partner informed Green River that it would terminate the Green River Agreement if the parties could not negotiate the terms of an extension. The parties were unable to reach a mutually acceptable agreement. On March 31, 2008, NCP-Seven notified Green River of its termination of the Green River Agreement. Green River disputed the right of NCP-Seven to terminate the Green River Agreement and filed a complaint for breach of contract and a motion seeking injunctive relief in the District Court, City and County of Denver. Green River’s motion for preliminary injunction was granted by the court on May 13, 2008. On appeal, the Colorado Court of Appeals reversed, in-part, the trial court ruling and vacated the injunction. The parties reached a final settlement in the first quarter of 2011. As a result of the settlement, NCP-Seven received proceeds and accrued interest of $131,843 of the funds that were placed in escrow at signing. Following the settlement, NCP-Seven continued to operate its assets in a manner intended to maximize revenue and cash flow.

In the fall of 2010, the managing general partner engaged cable television industry investment banker RBC Capital Markets, LLC (“RBC”) to explore opportunities to sell some or all of NCP-Seven’s assets. In connection with RBC’s engagement the managing general partner agreed to pay RBC a fee equal to 2% of the consideration received for the sale of the systems. Based on an aggregate purchase price of $17,300,000, subject to adjustment under the Asset Purchase Agreements, RBC’s fee would equal 3,346,000. The managing general partner’s decision to engage RBC was prompted by the requests of affiliated and unaffiliated limited partners for liquidity. The managing general partner and RBC discussed selling some or all of the assets of NCP-Seven to fund a distribution to NCP-Seven’s limited partners or provide for the liquidation of all of the assets of NCP-Seven, provided a reasonable purchase price could be negotiated. A sale of all of NCP-Seven’s assets would result in the final dissolution of NCP-Seven. In accordance with their engagement, RBC contacted 38 potential buyers. The potential buyers were selected based on RBC’s knowledge of parties that were possible purchasers of cable television assets. Following RBC’s initial inquiries, 13 prospective purchasers expressed serious interest in NCP-Seven’s assets. Each of the 13 prospective purchasers executed a nondisclosure agreement with NCP-Seven, allowing them to receive the February 2011 Confidential Information Memorandum (the “CIM”). The CIM was prepared by RBC with the assistance of the managing general partner and described in detail the assets available for purchase. After their review of the CIM, several recipients expressed an interest in acquiring some or all of the assets of NCP-Seven. On April 19, 2011, RBC wrote each of the interested parties and provided them with written bid instructions. Pursuant to the bid instructions, initial bids were to be received by RBC on or before May 12, 2011. After review of the initial bids and confirmation that each of the bids were made in compliance with the April 19, 2011 initial bid instructions, RBC reported to the managing general partner that bids were received from three parties. The table below sets forth each of the bids, detailing the bidder, the systems sought, the range of bid prices and an analysis of the bids.

Bidder	System	Range of Bid	Range of Price per Subscriber	Multiple of 2011 System Cash Flow
TruVista Communications	Toccoa GA	$10.5 – $12.0mm	$2,522 – $2,833	7.5x – 8.6x
Charter Communications	Sandersville GA	$3.0 – $3.5mm	$1,527 – $1,782	4.0x – 4.7x
Northland Communications	All	$15.3 – $16.8mm	$1,589 – $1,744	4.6x – 5.1x
Northland Communications	Toccoa GA	$7.55 – $8.0mm	$1,814 – $1,922	5.4x – 5.7x
Northland Communications	Vidalia GA	$5.4 – $5.8mm	$1,541 – $1,655	4.6x – 4.9x
Northland Communications	Sandersville GA	$2.35 – $3.0mm	$1,197 – $1,527	3.2x – 4.0x

On June 20, 2011, RBC wrote each of the initial bidders requesting that they submit their final bids on or before June 30, 2011. The June 20, 2011 letter requested that each bidder (i) provide its highest and best offer for the system or systems, (ii) detail such party’s financial ability to consummate the transaction (iii) disclose any conditions to any third party financing that may be required, (iv) provide a mark-up to the form of asset purchase agreement previously provided (v) describe any additional due diligence that may be necessary (vi) list any conditions required for such bidder to consummate the transaction, including any factors or circumstances that could affect the time or certainty of closing, and (iv) list all material assumptions upon which the offer or the valuation is based.

Final bids were received by RBC from each of the three initial bidders. After review of the initial bids and confirmation that each of the bids were made in compliance with the June 20, 2011 final bid instructions, RBC reported to the managing general partner that bids were received from each of the three parties. The final bids are set forth below.

Bidder	System	Final Bid	Price/Sub	Multiple of 2011 System Cash Flow
TruVista Communications	Toccoa GA	$8.9mm	$2,138	6.4x
Charter Communications	Sandersville GA	$3.0mm	$1,527	4.0x
Northland Communications	Toccoa GA	$7.55mm	$1,814	5.4x
Northland Communications	Vidalia GA	$5.4mm	$1,541	4.6x
Northland Communications	Sandersville GA	$2.35mm	$1,197	3.2x

The merits of each of the final bids were analyzed by Mr. Whetzell and Mr. Clark with the assistance of RBC. The two principle considerations in analyzing the final bids were (i) the potential resulting cash distribution to the limited partners and (ii) whether the competing bidders could complete the transaction. In evaluating whether a bidder could complete the transaction, Mr. Whetzell, Mr. Clark and RBC, among other things, considered whether the final bidders had the ability to finance their respective purchases and whether such bidder had sufficient cable industry experience to overcome challenges that may arise in the months prior to closing.

As a result of the review and analysis of the final bids, the winning bids were awarded as follows:

Bidder	System	Final Bid	Price/Sub	Multiple of 2011 SCF
TruVista Communications	Toccoa GA	$8.9mm	$2,138	6.4x
Charter Communications	Sandersville GA	$3.0mm	$1,527	4.0x
Northland Communications	Vidalia GA	$5.4mm	$1,541	4.6x

Upon selecting TruVista as the winning bidder for the Toccoa System and Charter Communications for the Sandersville System, and the managing general partner for the Vidalia System, the managing general partner negotiated the terms of a definitive asset purchase agreement with each prospective purchaser. NCP-Seven then entered into three separate asset purchase agreements with NCTI (an affiliate of the managing general partner), Charter Communications and TruVista. Concurrently, TruVista entered into an asset purchase agreement with Northland Cable Properties, Inc., an affiliate of NCP-Seven (“NCPI”), for the purchase of its Clayton, Georgia system (the “Clayton System”) on terms similar to the TruVista Agreement with NCP-Seven (the “Clayton Agreement”). Under the terms of the Clayton Agreement, TruVista has agreed to purchase NCPI’s Clayton System for $1,650,000, subject to adjustment under the same terms and conditions as described below in “Specific Terms of the Proposed Asset Sales — Potential Purchase Price Adjustments.” Upon execution of the Clayton Agreement no deposit was required of TruVista to secure their obligation to close the transaction. At closing, $165,000 is to be held back in escrow to indemnify TruVista under the same terms and conditions as described in “Specific Terms of the Proposed Asset Sales — General Structure of the Proposed Transaction.” NCPI and TruVista are to indemnify each other on the same terms and conditions as set forth in “Specific Terms of the Proposed Asset Sales — Indemnification — TruVista”, except that indemnification claims are limited to $165,000. Closing of the Clayton transaction is to coincide with closing of all other Proposed Transactions as described in and under the same terms and conditions as set forth below in “Specific Terms of the Proposed Asset Sales — Timing of Closing: Conditions to Completion of the Proposed Transactions,” provided however that (i) the Clayton Agreement is not subject to the approval of the limited partnership interests of NCP-Seven nor the report of a fairness opinion issued by Duff & Phelps and (ii) closing of the sale of the Clayton System is subject to the closing of the sale of the Toccoa System. Conversely, the sale of the Toccoa System is not subject to the sale of the Clayton System. The Clayton Agreement is terminable under the same terms and conditions as set forth below in “Specific Terms of the Proposed Asset Sales — Termination Rights,” provided however that that the Clayton Agreement is not terminable based on reasons related to the receipt of a fairness opinion or NCP-Seven’s limited partnership approval.

No special provisions have been made to grant unaffiliated holders of units of limited partnership interests access to the corporate files of the general partners or to obtain counsel or appraisal services at the expense of the general partners.

Reasons for the Proposed Transactions

The managing general partner, as well as Mr. Whetzell and Mr. Clark, its executive officers, believe the reason for NCP-Seven to enter into the Proposed Transactions is that they provide an opportunity for the efficient winding up of NCP-Seven for an amount they believe represents fair value for NCP-Seven’s assets. In reaching their conclusion to present the Proposed Transactions to NCP-Seven’s unaffiliated limited partners for approval, the managing general partner, Mr. Whetzell and Mr. Clark considered the following factors:

•	the relative lack of liquidity for units of limited partnership interest in NCP-Seven;

•	the recent unsolicited offers to purchase units at prices which, in the managing general partner’s opinion, do not fairly represent the underlying value of the units;

•	the terms of the Asset Purchase Agreements; and

•	the cost of ongoing public reporting and securities law compliance which the managing general partner estimates to be approximately $250,000 annually.

The managing general partner also considered the following risks and potentially negative factors in deliberations concerning the Proposed Transactions:

•	the possibility that the value of the systems and assets might increase from the proposed sale valuations prior to or following closing of the various asset sales;

•	the conflicts of interest facing the managing general partner in structuring and implementing the Proposed Transactions;

•	the fact that upon consummation of the Proposed Transactions and dissolution of NCP-Seven, limited partners would no longer participate in the future earnings or growth of NCP-Seven;

•	the tax impact of the Proposed Transactions on limited partners; and

•	the costs of the Proposed Transactions and the effect of transaction expenses and other known and contingent liabilities on the net amount to be distributed to limited partners.

The foregoing summarizes the material factors considered by the managing general partner, Mr. Whetzell and Mr. Clark. Following their analysis of the factors considered, the managing general partner, Mr. Whetzell and Mr. Clark concluded that the anticipated benefits of the Proposed Transactions to the limited partners of NCP-Seven outweighed the possible disadvantages. In view of the wide variety of the factors considered and the complexity of these matters, the managing general partner, Mr. Whetzell and Mr. Clark did not find it practicable to quantify or otherwise assign relative weights to the foregoing factors. The managing general partner, Mr. Whetzell and Mr. Clark recommend entering into the Proposed Transactions based upon the totality of the information presented to and considered by them.

Northland Communications Corporation and NCTI’s reasons for entering into the NCTI Transaction are to acquire additional cable assets for a suitable price in geographic locations that are complimentary to Northland Communications Corporation’s and NCTI’s existing operations. Further, as discussed above in “— Chronology of Events Leading Up to the Proposed Transactions”, the managing general partner, Mr. Whetzell and Mr. Clark believe it to be in the best interests of NCP-Seven and its limited partners to complete a sale of NCP-Seven’s assets and dissolve and wind up the limited partnership in part to relieve NCP-Seven of the costs related to ongoing public reporting obligations under the Securities Exchange Act of 1934, increased costs in complying with requirements under the Sarbanes-Oxley Act of 2002 and its obligation to pay management fees to the managing general partner. If the NCTI Transaction closes, NCTI would have the benefit of the representations and warranties made in the NCTI Agreement and the related indemnification and escrow provisions. Assuming that the NCTI Transaction closes, the value of the distribution to Northland Communications Corporation as managing general partner is estimated to be approximately $128,000.

Under the NCP-Seven partnership agreement, the managing general partner and certain of its affiliates are entitled to receive payment of management and other fees from NCP-Seven for its services and for cost reimbursements prior to liquidation of NCP-Seven. The estimated amounts of these fees and reimbursements as of September 30, 2011 totaled $88,644. See “Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Cash Available from Liquidation” beginning on page 51.

Mr. Clark’s reasons for entering into the Proposed Transactions are that as a limited partner in NCP-Seven, Mr. Clark desires to liquidate his investment in NCP-Seven, the Proposed Transactions provide him an opportunity to do so, and he believes the amount per unit projected to be distributed to limited partners is fair. As of September 30, 2011, Mr. Clark held 17 limited partnership units in NCP-Seven. Another reason for Mr. Whetzell and Mr. Clark to cause NCTI to enter into the NCTI Transaction is that as equity owners in Northland Telecommunications Corporation, they believe that the assets to be purchased by NCTI in the NCTI

Transaction are of the type customarily purchased and operated by the companies affiliated with Northland Telecommunications Corporation and those assets are being purchased for a price that they believe is acceptable and within the range for which acceptable borrowing terms can be secured. Mr. Whetzell is the largest holder of Northland Telecommunication Corporation’s common stock. Additionally, Mr. Whetzell is the Chief Executive Officer and a director of Northland Telecommunication Corporation, NCTI and the managing general partner. Accordingly, Mr. Whetzell, in his capacity as Chief Executive Officer of the managing general partner, exercises voting and investment control over any managing general partner interest in NCP-Seven owned by the managing general partner. While Mr. Clark also owns common stock of Northland Telecommunication Corporation and is the Executive Vice President and a director Northland Telecommunication Corporation, NCTI and the managing general partner, he does not exercise voting and investment control over the interest in NCP-Seven owned by the managing general partner. No other person owns shares of Northland Telecommunication Corporation common stock in an amount that would entitle such person to a controlling stockholder vote with respect to Northland Telecommunication Corporation. If the NCTI Transaction is consummated, Mr. Whetzell and Mr. Clark would have an indirect interest in the assets acquired from NCP-Seven through their ownership interest in the managing general partner’s parent corporation, Northland Telecommunications Corporation. However, the amount of Mr. Whetzell’s and Mr. Clark’s indirect interest in assets acquired from NCP-Seven, and the indirect ownership percentage that represents, would depend on a number of factors, including the amount and form of debt and equity financing used by the managing general partner or its affiliate to consummate the purchase of NCP-Seven’s assets and whether third parties participated in the equity financing. Consequently, Mr. Whetzell’s and Mr. Clark’s indirect interests in the assets acquired from NCP-Seven should the NCTI Transaction be consummated cannot be quantified at this time.

Federal and State Income Tax Consequences of the Proposed Transactions

The following discussion provides a general summary of the financial income tax consequences of a disposition of NCP-Seven assets as applicable to the limited partners of NCP-Seven. This discussion is based on provisions of the Internal Revenue Code of 1986, as amended, which we sometimes refer to as the “Code”, on the regulations promulgated thereunder, and on published administrative rulings and judicial decisions now in effect, all of which are subject to change or different interpretations. No assurance can be given that future legislation, administrative rulings or court decisions will not modify the conclusions set forth in this summary. In addition, since the Proposed Transactions are not expected to close until the first half of 2012, Congress could pass further legislation that could significantly change the tax consequences of the Proposed Transactions from that discussed below. This discussion is necessarily general, and does not describe all of the U.S. federal income tax consequences that may be relevant to particular circumstances of investors, or to investors that may be subject to special U.S. federal income tax rules (including, for example, traders or dealers in securities or currencies, banks and other financial institutions, insurance companies, governmental entities, organizations generally exempt from taxation, flow-through entities and limited partners with a functional currency other than the U.S. dollar). The actual tax and financial consequences of the proposed asset sale will vary depending upon the investor’s circumstances. The following constitutes a general summary of some of the provisions of the Code and tax acts. The managing general partner has not sought, nor will it receive, a legal opinion as to the matters discussed below. For purposes of this discussion, a “U.S. Person” is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in the United States or under the law of the United States or any State, an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if it (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. Person.

THIS DISCUSSION DOES NOT CONSTITUTE TAX ADVICE, IS NOT INTENDED OR WRITTEN TO BE USED AND CANNOT BE USED TO AVOID PENALTIES IMPOSED BY THE CODE, AND IS NOT INTENDED AS A SUBSTITUTE FOR TAX PLANNING. EACH PROSPECTIVE INVESTOR IS STRONGLY URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF THE PROPOSED ASSET SALES.

Federal Tax Considerations

Certain material tax consequences to NCP-Seven’s limited partners will result from the Proposed Transactions. To avoid the additional expense, NCP-Seven has not obtained a tax opinion in connection with the proposed transactions.

Federal Tax Consequences of Disposition of the Assets and Liquidation of NCP-Seven

Upon the disposition of the assets, taxable income will be recognized by NCP-Seven to the extent that the amount realized from the disposition exceeds the adjusted tax basis of the assets disposed of. The taxable gain from the sale will be allocated among the partners in accordance with the NCP-Seven partnership agreement. The allocation of gain to the limited partners will increase their adjusted tax basis in NCP-Seven and increase their “amount at risk” with respect to NCP-Seven’s activity. Suspended or current passive activity losses from a limited partner’s interest in NCP-Seven and/or other passive activities may be used to offset gain from the disposition of the assets. See “— Federal Tax Consequences of a Decision Not to Sell” beginning on page 19 for a discussion of passive activity loss limitations and suspended losses. The managing general partner believes that these allocations will have “substantial economic effect,” as required by regulations issued by the Treasury Department. In the event the Internal Revenue Service (“IRS”) should prevail in any contention that the taxable gain from the sale should be allocated differently from the manner reported by the general partner, the amounts of capital gain (or loss) and ordinary income (or loss) of the limited partners would be adjusted in equal offsetting amounts.

The majority of assets being sold by NCP-Seven will be treated as “Section 1231 assets.” Section 1231 assets are generally defined as depreciable and amortizable assets used in a trade or business, and real property used in a trade or business, which have been held by the taxpayer for more than one year. The assets comprising the distribution systems of NCP-Seven, including franchise rights and associated intangible assets, are Section 1231 assets. A limited partner’s share of gain or loss on the sale of the assets (excluding ordinary income depreciation recapture, discussed below) will be combined with any other Section 1231 gain or loss the limited partner incurs in that taxable year and the limited partner’s net Section 1231 gain or loss will be taxed as capital gain or ordinary loss, as the case may be. However, Section 1231 gain will be converted into ordinary income to the extent a limited partner has net Section 1231 losses in the five most recent tax years (“non-recaptured net Section 1231 losses”). The tax treatment of Section 1231 gains will depend on the limited partner’s tax situation. In addition, cost recovery deductions which have been taken with respect to certain assets will be subject to recapture as ordinary income upon the sale to the extent of gain on the sale, and each limited partner will be allocated a share of this ordinary income depreciation recapture in proportion to the cumulative net losses previously allocated to the limited partner under Article 15 of the NCP-Seven partnership agreement. It is anticipated that the majority of the gain allocated to the limited partners will be ordinary income. Each limited partner will also recognize gain or loss upon the liquidation of NCP-Seven following the disposition of the assets to the extent that the cash distributed in the liquidation exceeds or is less than the limited partner’s adjusted tax basis in its partnership interest. See “— Tax Rates” beginning on page 20 for a discussion of the applicable tax rates for ordinary income and capital gains.

Neither NCP-Seven nor any partner is allowed to deduct or to amortize amounts paid for syndication expenses. Syndication expenses are amounts which were paid or incurred by NCP-Seven in connection with the issuance and marketing of the units of limited partnership interest, including sales costs. These expenses have not been deducted by NCP-Seven, but were allocated to the limited partners and reflected as a decrease in their capital accounts as reported on Schedule K-1. Upon liquidation of NCP-Seven the treasury regulations also provide that NCP-Seven may not deduct the syndication expenses. However, there is uncertainty in the law concerning whether a limited partner may claim a capital loss for the remaining portion of their tax basis in NCP-Seven which is attributable to the syndication expenses. The IRS may contend that the limited partners are not entitled to use this offset because they should have instead reduced their basis in their partnership interests by an amount equal to their allocated share of the syndication expenses. In such event, the IRS may also contend that the limited partners should recognize an additional amount of capital gain. You should consult with your individual tax advisor with respect to your treatment of syndication expenses upon termination of NCP-Seven.

If the IRS were to argue successfully that the allocations of taxable income among the partners should differ from the allocations that are reported on NCP-Seven’s tax returns, the amounts of ordinary income and loss and capital gain and loss limited partners report will change. Notwithstanding, the managing general partner believes this change will not have a material adverse effect on the limited partners in NCP-Seven. There will be no federal tax consequences to NCP-Seven resulting from the Proposed Transactions. All federal tax consequences are instead imposed on the partners of NCP-Seven.

Unrelated Business Taxable Income

Certain organizations otherwise exempt from federal income taxes are subject to a tax on their unrelated business taxable income (“UBTI”). These organizations include qualified retirement plans and exempt trusts as defined by the Code and subject to the Employment Retirement Income Security Act of 1974, such as IRA’s, Keogh plans, pension plans, etc. UBTI is generally defined as the gross income derived from an unrelated trade or business carried on by an organization, less the deductions allowed under the Code that are directly connected with carrying on such trade or business. The Code provides for various modifications to the income and deductions included in the calculation of UBTI.

The business of NCP-Seven will be considered an unrelated trade or business with respect to an organization otherwise exempt from federal income taxes. Accordingly, NCP-Seven will be required to compute and report each partner’s share of UBTI on Schedule K-1, including any UBTI generated by the proposed sales. A partner subject to the tax on UBTI will have to take its share of UBTI reported on Schedule K-1 into account in computing its tax liability for the year. The Code allows an exempt entity a specific deduction for UBTI of up to $1,000 per year, and therefore any UBTI reported by NCP-Seven in excess of $1,000 may be subject to tax. If the entity has net operating loss and/or passive activity loss carryovers available, the UBTI for the year may be reduced by these carryover losses.

In computing UBTI, one of the modifications referred to above is an exclusion from income of all gains or losses from the sale, exchange or other disposition of property other than stock in trade or other property of a kind that would be included in the inventory of the taxpayer and property held primarily for sale to customers in the ordinary course of business. However, this exclusion from UBTI does not apply to debt-financed property as defined in the Code. If the property sold is considered debt-financed property, then a portion or all of the gain from the sale will be included in the computation of UBTI.

None of the assets included in the proposed sales will be considered stock in trade, inventory, or property held by NCP-Seven primarily for sale to customers in the ordinary course of business. In addition, NCP-Seven does not believe any of the assets included in the proposed sales will be considered debt-financed property. Accordingly, the proposed sales should not generate any UBTI. However, it is possible that the operations of NCP-Seven up to the date of sale could generate UBTI, and if so each partner’s share of UBTI will be reported to them on their Schedule K-1 for 2012.

Federal Tax Consequences of a Decision Not to Sell

The general tax consequence of a decision not to sell and to continue to operate NCP-Seven as a partnership is that each limited partner will continue to be allocated its share of NCP-Seven’s income, deduction, gain and loss, and will be distributed its share of cash available for distribution as determined under the NCP-Seven partnership agreement. In general, income or loss from operations of NCP-Seven constitutes ordinary income or loss and is allocated to limited partners in accordance with the NCP-Seven partnership agreement. Cash distributions to limited partners are not taxable unless they exceed the adjusted tax basis of the limited partner’s partnership interest. Limited partners may not deduct losses allocated to them to the extent the losses exceed the adjusted tax basis of their partnership interest. These unused losses may be carried forward and utilized in future years, subject to the same limitation based on the limited partner’s tax basis in its NCP-Seven partnership interest.

With respect to the deductibility of partnership losses by a limited partner, the Code does not allow certain taxpayers to use losses and credits from a business activity in which he or she does not materially participate

(e.g., a limited partner in a limited partnership) to offset other income such as salary, active business income, dividends, interest, royalties and investment capital gains. The taxpayers affected by the passive activity loss rules are individuals, estates, trusts, closely-held C corporations and personal service corporations. However, passive activity losses can be used to offset passive activity taxable income from another passive activity. In addition, disallowed losses and credits from one tax year may be suspended and carried forward by a taxpayer and used to offset income from passive activities in the future. The disallowed losses carried forward from a passive activity will be allowed in full when the taxpayer recognizes gain or loss upon a taxable disposition of his or her entire interest in the passive activity. A limited partner should note that the Treasury Department prescribed regulations that will recharacterize certain income as “portfolio” income and restrict the offset of that income by losses from a passive activity. These regulations could impact the use of passive activity losses or income from NCP-Seven. For example, the Treasury Department has issued regulations holding that interest earned on partnership cash balances represents portfolio income, and thus may not be offset by passive activity losses.

If a decision is made not to sell, the losses (if any) allocated to certain limited partners in NCP-Seven will be subject to the passive activity loss rules discussed above. Unless the limited partner has income from other passive activities, the losses allocated by NCP-Seven will not be currently deductible. In addition, the limited partner could be allocated interest income or other portfolio income that could not be offset by passive activity losses.

You should note that the effect of the passive activity loss limitations may vary from one taxpayer to another depending on each taxpayer’s individual tax situation. Therefore, you should consult your personal tax advisor with respect to the application of the passive activity loss limitations to your particular tax situation.

With respect to the recovery of capital expenditures, eligible personal property placed in service after December 31, 1986 is assigned to a three-year class, five-year class, seven-year class, ten-year class, or twenty-year class. The depreciation method applicable to the three-year, five-year, seven-year and ten-year classes is the 200 percent declining balance method. The cost of non-residential real property is recovered using the straight-line method over 39 years. Partnership equipment that is placed in service after December 31, 1986 is classified as seven-year or five-year property and the purchase price for that equipment is depreciated over the applicable period.

The Code has eliminated the investment tax credit for all property placed in service after December 31, 1985, subject to certain transitional rules that do not currently apply to NCP-Seven.

Tax Rates

The following discussion relates primarily to individual taxpayers. Different tax rules may apply to other taxpayers (e.g., corporations, estates, trusts, etc.). The Code currently provides for a maximum tax rate on ordinary income of 35%. Capital gain income, including net Section 1231 gains treated as capital gains, will generally receive favorable tax treatment as discussed below.

Capital gains from sales of certain property held more than one year are taxed at maximum tax rates that vary from 5% to 28%, depending on the type of property sold, the taxpayer’s marginal tax rate and the holding period of the property. These gains are taxed at the taxpayer’s regular tax rate if the maximum capital gains rate is higher. For tax years beginning after 2007 the 5% maximum capital gains rate is reduced to 0% for taxpayers at certain income levels. The large majority of NCP-Seven’s assets will have been held by NCP-Seven for more than one year at the time of the proposed transaction. None of NCP-Seven’s assets are collectibles subject to the 28% maximum capital gains rate. Therefore the majority of capital gain income (including the Section 1231 gains) recognized by the limited partners will constitute long-term gains eligible for 15% or 0% tax rates, as applicable, depending upon the taxable income and marginal tax rate of the taxpayer. As discussed above, to the extent that a limited partner has non-recaptured net Section 1231 losses in the last five years, their Section 1231 gain will be treated as ordinary income and will not receive the favorable capital gain tax rates. Also as discussed above, gain attributable to prior depreciation and amortization deductions on personal property will be taxed as ordinary income under the depreciation recapture rules. It is anticipated that the majority of the gain allocated to the limited partners will be ordinary income. Finally, a small portion of NCP-Seven’s gain may be attributable to depreciable real estate that would be subject to a maximum tax rate of 25%.

Depending on the level of the alternative minimum taxable income, a taxpayer is subject to tax rates of 26% or 28% on such alternative minimum taxable income. The favorable capital gain tax rates discussed above also apply for alternative minimum tax purposes. In general, accelerated depreciation used for regular tax purposes on property placed in service after 1986 is a preference to the extent different from alternative minimum tax depreciation (using the 150 percent declining balance method, and using longer lives for personal property placed in service before 1999). An exception to this rule applies to certain assets placed in service in tax years 2002 to 2004 and 2008 to 2012, wherein there is no difference between regular tax depreciation and alternative minimum tax depreciation. A taxpayer paying alternative minimum tax is allowed a tax credit for the alternative minimum tax liability attributable to timing differences. In general, this minimum tax credit can be carried forward and used against the taxpayer’s regular tax liability to the extent the taxpayer’s regular tax liability exceeds his or her minimum tax liability. Upon the sale of NCP-Seven’s assets, limited partners will be allocated an adjustment amount that will reduce their taxable gain for alternative minimum tax purposes. This adjustment amount arises because the prior depreciation deductions claimed for regular tax purposes will have exceeded the amount of depreciation claimed for alternative minimum tax purposes.

An individual taxpayer generally is not allowed a deduction for investment interest expense in excess of net investment income. Net investment income generally includes interest, dividends, annuities, royalties and short-term capital gains, less expenses attributable to the production of the income. Long-term capital gains from investment property are not generally included in net investment income, however a taxpayer may elect to forego the favorable tax rates available for long-term gains and include them in net investment income. Long-term gains from business property (such as NCP-Seven’s assets) are not included in net investment income. Therefore, the gain allocated to a limited partner from the proposed transaction will not increase his or her net investment income. Investment interest expense includes all interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment. Investment interest does not include interest that is taken into account in determining a taxpayer’s income or loss from a passive activity provided, however, that interest expense which is properly attributable to portfolio income from the passive activity is treated as investment interest. Any interest a limited partner incurred to acquire units in NCP-Seven is treated as a passive activity deduction, and not investment interest.

State Income Tax Considerations

In addition to the federal income tax considerations outlined above, the Proposed Transactions have state income tax consequences. Limited partners who are residents of states imposing income taxes should consult their own tax advisor or their own state law to determine the state tax consequences and their state’s filing requirements.

The following is only a brief summary of the potential state tax considerations of the Proposed Transactions for nonresidents of Georgia. You should consult your own tax advisors concerning the application of each state’s income tax laws and other state and local laws to your specific situation.

Georgia

The State of Georgia, where NCP-Seven’s assets are located, imposes an income tax on the net income earned by non-resident partners from property located in Georgia or from a business operation conducted in Georgia. This includes property owned or a business conducted through a partnership. This state tax applies to the limited partners of NCP-Seven.

NCP-Seven is responsible for reporting each non-resident partner’s share of the income derived from Georgia. In certain cases, NCP-Seven will be required to withhold and remit to the Georgia Department of

Revenue 4% of any income paid or credited to a non-resident partner and attributable to NCP-Seven’s property or business in Georgia. The Georgia tax withheld and remitted on behalf of the partner will be reported to the partner, and will be treated for federal income tax purposes as cash distributed to that partner. An individual non-resident partner generally will be obligated to file a Georgia income tax return. A partner should claim the amount withheld as estimated tax paid on their Georgia individual tax return. The non-resident partner’s Georgia tax will be based on the income generated by NCP-Seven’s operations, including the income to be generated by the proposed sale, as apportioned to Georgia under state law. Georgia personal income tax rates increase on a graduated scale, beginning at 1% up to a maximum marginal tax rate of 6%.

Under Georgia’s rules and regulations, distributions paid or credited to an exempt organization which results in unrelated business taxable income are subject to nonresident tax withholding. Distributions paid or credited to an exempt organization that do not result in unrelated business taxable income may not be subject to withholding. In this latter case, the exempt organization must annually certify in writing to NCP-Seven that the distributions paid or credited do not result in unrelated business taxable income.

NCP-Seven will withhold and remit to Georgia the nonresident tax based on the Georgia-source income allocated to each partner. Each limited partner should file a Georgia income tax return to report its tax liability and claim a tax refund if appropriate.

EACH LIMITED PARTNER IS STRONGLY ADVISED TO CONSULT ITS TAX ADVISOR REGARDING THE STATE TAX IMPLICATIONS OF THE PROPOSED SALES ON THEIR INDIVIDUAL TAX SITUATION.

Risk Factors Pertaining to the Proposed Transactions

While the managing general partner believes each of the Proposed Transactions is fair to NCP-Seven and its limited partners, their deliberations have made them aware of certain risks associated with the Proposed Transactions. In order to apprise you of these risks, the managing general partner wishes to draw your attention to the following factors.

Although the managing general partner believes that the price to be paid for the purchase of NCP-Seven’s assets represents fair value for the assets being acquired, those assets may increase in value prior to closing.

While the managing general partner believes that the total sales price represents fair value for NCP-Seven’s assets, the purchase price to be paid for NCP-Seven’s assets is fixed, subject to adjustment as described in “Specific Terms of the Proposed Transactions — Potential Purchase Price Adjustments” beginning on page 46 and will not otherwise be adjusted for any increase in value that might occur prior to closing. The amount of the purchase price was determined by the signing of the Asset Purchase Agreements on October 11, 2011, October 14, 2011 and October 21, 2011, respectively. If the closings occur in or about the second quarter of 2012, more than six months will have lapsed between the fixing of the purchase price and the closings.

The managing general partner did not form a limited partner committee or designate an unaffiliated third-party to represent the limited partners’ interest in structuring the NCTI Transaction. Had such representation been arranged, the terms of the NCTI Agreement might have been more favorable to the limited partners.

It is not uncommon, where conflicts of interest exist, for a fiduciary to designate an independent third-party to safeguard the interest of limited partners. The managing general partner did not form a limited partner committee, or designate an independent unaffiliated third-party, to specifically represent the interest of the limited partners even though it stands to benefit from the negotiated terms of the NCTI Agreement. The managing general partner took a number of procedural steps, as described in “— Fairness of the Proposed Transactions — The Belief as to Fairness of the Managing General Partner, Mr. Whetzell and Mr. Clark” beginning on page 28, to protect the limited partners from potential overreaching that could result from the managing general partner’s control over the negotiation process with NCTI. The managing general partner has secured a favorable fairness opinion regarding the fairness of the Proposed Transactions in the aggregate and is submitting the Proposed Transactions to the partnership’s unaffiliated limited partners for approval. These procedural steps, however, may not have afforded limited partners the same level of protection that they would have received if an independent third-party had been negotiating the NCTI Agreement’s terms on their behalf.

While Duff & Phelps has rendered a favorable fairness opinion regarding the Proposed Transactions in the aggregate, as described in “— Fairness of the Proposed Transactions — Opinion of Duff & Phelps” beginning on page 31, Duff & Phelps did not separately opine on the fairness of each of the Proposed Transactions. It is possible that the consideration to be received by the limited partners of NCP-Seven from certain of the Proposed Transactions may be more or less favorable to the limited partners. As a result, it is possible that Duff & Phelps may have reached a different conclusion regarding the fairness of the transactions if it opined separately on each of the Proposed Transactions.

A limited partner does not have any dissenters’ or appraisal rights in these transactions.

A limited partner is not entitled to dissenters’ or appraisal rights under either the NCP-Seven partnership agreement or Washington law with respect to the Proposed Transactions, or the subsequent liquidation of NCP-Seven. NCP-Seven will not voluntarily provide any similar rights in connection with the Proposed Transactions. Therefore, even if a limited partner disapproves of the Proposed Transactions and votes against the proposal to approve the consummation of the Proposed Transactions, the Proposed Transactions will proceed if the proposal receives the requisite limited partner approval, and the limited partner, though disapproving, will not be able to demand that the assets be appraised to determine their fair value.

If any of the Purchasers makes a successful claim after closing against the $432,000, $300,000 and $890,000 hold-back escrows set forth in the NCTI Agreement, the Charter Communications Agreement and the TruVista Agreement, respectively, that claim will decrease the distributions received by the limited partners.

The NCTI Agreement, Charter Communications Agreement and TruVista Agreement contemplate $432,000, $300,000 and $890,000 hold-back escrows, respectively, as a source to satisfy claims for breaches of NCP-Seven’s representations, warranties and covenants. The representations and warranties, as well as the escrow survive for a period of 18 months (12 months, in the case of the NCTI Agreement) from the closing of the sale. Any funds remaining in the respective hold-back escrow following 12 or 18 months, as applicable, after the closing of the Proposed Transactions will be released from the escrow and will be made available to NCP-Seven’s partners for distribution. A successful claim against the hold-back escrow by any Purchaser will decrease or possibly even exceed the amount left in the respective hold-back escrow. The result would be that less money will be available for distribution to NCP-Seven’s limited partners.

The amount and timing of final distributions to limited partners may be affected by unanticipated or contingent liabilities, including any potential litigation arising out of the Proposed Transactions.

The managing general partner is not aware of any contingent liabilities that are likely to exceed the $1,622,000 aggregate hold-back escrow. Notwithstanding, such liabilities might arise. If, for example, claims were brought against the managing general partner for breaches of fiduciary duty, securities law violations, or other claims, such actions would likely give rise to indemnity claims by such persons against NCP-Seven, possibly reducing the amounts available for distribution to its limited partners. In this regard, limited partners should be aware that Northland Communications Corporation serves, and has served, as managing general partner of other limited partnerships involved in the cable television industry. In June 1998, the limited partners of one such limited partnership, Northland Cable Properties Five Limited Partnership, voted by a 74% majority vote to approve the disposition of that partnership’s assets to a company affiliated with Northland Communications Corporation and the subsequent liquidation of that partnership. A class action lawsuit was subsequently filed against that partnership and its general partner alleging various claims, including that the purchase price paid did not represent fair value and breaches of fiduciary duties in the transaction. That action was ultimately settled and dismissed. If the unaffiliated limited partners of NCP-Seven vote to approve the

Proposed Transactions and the Proposed Transactions close, and if a similar lawsuit is brought against NCP-Seven, such lawsuit may have the effect of delaying payment of or reducing the amount of cumulative distributions.

The Proposed Transactions will be taxable for U.S. Federal income tax purposes. This may result in substantial recognition of gain to NCP-Seven’s limited partners.

The receipt of cash from the Proposed Transactions will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. Accordingly, limited partners will recognize a gain or loss on the payment of cash on units of limited partnership interest to the extent of the difference between the amount realized and the limited partner’s adjusted tax basis in their units. Upon closing the Proposed Transactions, any net losses of NCP-Seven that were suspended under the passive loss rules of the Internal Revenue Code may be used to offset income and gain in the sales.

Even if the requisite majority of the limited partners of NCP-Seven vote to APPROVE the Proposed Transactions, one or more of the Proposed Transactions may not close due to a party exercising an early termination provision or if either party’s conditions to close have not been satisfied.

Each of the Asset Purchase Agreements contains provisions authorizing termination prior to closing, including termination for breach, termination in the event of litigation barring or seeking to bar the transaction, and litigation seeking material damages arising out of the Proposed Transactions. Also, each of the Asset Purchase Agreements contains certain conditions which must be satisfied prior to closing. Therefore, even if the requisite majority of the limited partners of NCP-Seven vote to approve the Proposed Transactions, one or more of the sales may not close. For example, on February 27, 2008, the limited partners of NCP-Seven voted to approve the proposed transaction to sell substantially all of NCP-Seven’s assets to Green River; however, the Green River Agreement was subsequently terminated and the transaction never closed. Further, if some but not all of the Proposed Transactions close, the managing general partner expects to distribute the net proceeds from such Proposed Transactions and continue to operate the remaining cable systems.

Risk Factors Pertaining to the Ongoing Operation of NCP-Seven

The following is a brief summary of certain risks associated with the ongoing operations of NCP-Seven and its cable systems, if the continued operation of such systems is necessary.

NCP-Seven’s business is subject to extensive governmental legislation and regulation, which could adversely affect its business.

Regulation of the cable industry has increased cable operators’ administrative and operational expenses and limited their revenues. Cable operators are subject to, among other things:

•	rules governing the provision of cable equipment and compatibility with new digital technologies;

•	rules and regulations relating to subscriber privacy;

•	limited rate regulation;

•	requirements governing when a cable system must carry a particular broadcast station and when it must first obtain consent to carry a broadcast station;

•	rules for franchise renewals and transfers; and

•	other requirements covering a variety of operational areas such as equal employment opportunity, technical standards and customer service requirements.

Additionally, many aspects of these regulations are currently the subject of judicial, administrative and legislative proceedings. There are ongoing efforts to amend or expand the federal, state and local regulation of NCP-Seven’s cable systems, which may compound the regulatory risks already faced.

NCP-Seven’s cable systems are operated under franchises that are subject to non-renewal or termination. The failure to renew a franchise in one or more key markets could adversely affect NCP-Seven’s business.

NCP-Seven’s cable systems generally operate pursuant to franchises, permits and similar authorizations issued by a state or local governmental authority controlling the public rights-of-way. Many franchises establish comprehensive facilities and service requirements, as well as specific customer service standards and monetary penalties for non-compliance. In many cases, franchises are terminable if the franchisee fails to comply with significant provisions set forth in the franchise agreement governing system operations. Franchises are generally granted for fixed terms and must be periodically renewed. Local franchising authorities may resist granting a renewal if either past performance or the prospective operating proposal is considered inadequate. Franchise authorities often demand concessions or other commitments as a condition to renewal. In some instances, franchises have not been renewed at expiration, and cable companies have operated under temporary operating agreements while negotiating renewal terms with the franchising authorities. In the state of Georgia, the state in which NCP-Seven operates, NCP-Seven has the option of seeking a franchise through the state.

NCP-Seven may not be able to comply with all significant provisions of NCP-Seven’s franchise agreements. Additionally, although historically NCP-Seven has renewed its franchises without incurring significant costs, there can be no assurances that NCP-Seven will be able to renew, or to renew as favorably, its franchises in the future. A termination of or a sustained failure to renew a franchise in one or more key markets could adversely affect NCP-Seven’s business in the affected geographic area.

NCP-Seven’s cable systems are operated under franchises that are non-exclusive. Accordingly, franchising authorities can grant additional franchises and create competition in market areas where none existed previously, resulting in overbuilds, which could adversely affect results of operations.

NCP-Seven’s cable systems are operated under non-exclusive franchises granted by state and local franchising authorities. Consequently, a franchising authority can grant additional franchises to competitors in the same geographic area. In addition, certain telephone companies are seeking and in some instances have already obtained authority to operate in local communities. As a result, competing operators may build systems in areas in which NCP-Seven holds franchises. In some cases municipal utilities may legally compete with NCP-Seven without obtaining a franchise from the franchising authority.

Further regulation of the cable industry could impair NCP-Seven’s ability to raise rates to cover its increasing costs, resulting in reductions to net income.

Currently, rate regulation is strictly limited to the basic service tier and associated equipment and installation activities in areas where the local franchising authority has asserted regulatory authority and where the cable operator lacks “effective competition.” However, the FCC and the U.S. Congress continue to be concerned that cable rate increases are excessive. It is possible that either the FCC or the U.S. Congress will again restrict the ability of cable system operators to implement rate increases. Should this occur, it would impede NCP-Seven’s ability to raise its rates. If NCP-Seven is unable to raise its rates in response to increasing costs, its income would decrease.

Actions by pole owners might subject NCP-Seven to significantly increased pole attachment costs.

Pole attachments are cable wires that are attached to poles. Cable system attachments to utility poles historically have been regulated at the federal and state level. Generally, existing law results in favorable pole attachment rates for attachments used to provide cable service. Despite the existing regulatory regime, utility pole owners in many areas are attempting to raise pole attachment fees and impose additional costs on cable operators and others. In addition, the favorable pole attachment rates afforded cable operators under federal law can be increased by utility companies if the operator provides telecommunications services, as well as cable service, over cable wires attached to utility poles. Further, federal regulations regarding use of utility poles do not apply to poles owned by cooperative electric companies. Cooperative electric utilities can charge any rate that the market will bear. Any significant increased costs could have a material adverse impact on NCP-Seven’s profitability and discourage system upgrades and the introduction of new products and services.

Changes in channel carriage regulations could impose significant additional costs on NCP-Seven.

Cable operators also face significant regulation of their channel carriage. They currently can be required to devote substantial capacity to the carriage of programming that they might not carry voluntarily, including certain local broadcast signals, local public, educational and government access programming, and unaffiliated commercial leased access programming. Additional government-mandated broadcast carriage of unwanted programming could disrupt existing programming commitments, interfere with NCP-Seven’s preferred use of limited channel capacity and limit NCP-Seven’s ability to offer services that would maximize customer appeal and revenue potential. Carriage burdens have increased, particularly where cable systems carry both the analog and digital versions of necessary local broadcast primary digital signals (dual carriage) and carry multiple program streams included within a single digital broadcast transmission (multicast carriage). Generally, broadcasters require payment for carriage of local signals. The cost of carriage of the most popular stations have increased dramatically. There carriage and financial burdens could continue to increase as broadcasters demand increased retransmission fees and additional carriage.

Offering voice communications service may subject NCP-Seven to additional regulatory burdens, causing it to incur additional costs.

Although the FCC has declared that certain VoIP services are not subject to traditional state public utility regulation, the regulatory requirements applicable to VoIP service are subject to change. If FCC decision were to change or be overruled, NCP-Seven may not be able to obtain such authorizations, or conditions could be imposed upon such licenses or authorizations that may not be favorable to NCP-Seven. Furthermore, as the industry matures, VoIP services continue to be made subject to significant additional regulations, such as participating in the intercarrier compensation regime, making universal service fund contributions and complying with emergency alert system requirements. It may be difficult or costly for NCP-Seven to comply with any additional such regulations that could be applied to VoIP services. In addition, pole attachment rates are higher for providers of telecommunications services than for providers of cable service. If there were to be a determination that VoIP services are subject to these higher rates, NCP-Seven’s pole attachment costs could increase significantly, which could adversely affect its financial condition and results of operations.

Because there is no public market for NCP-Seven’s units of limited partnership interest, limited partners may not be able to sell their units.

There is no established trading market for the units of limited partnership interest. There can be no assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their units; or

•	the price at which the holders would be able to sell their units.

Northland Communications Corporation, the managing general partner, is responsible for conducting NCP-Seven’s business and managing its operations. Affiliates of the managing general partner may have conflicts of interest and limited fiduciary duties, which may permit the managing general partner to favor its own interests to NCP-Seven’s detriment.

Conflicts of interest exist between management of Northland Communications Corporation, the managing general partner and its affiliates, and the limited partners and additional conflicts of interest may arise in the future. As a result of these conflicts, it is possible that the managing general partner may favor its own interests and the interests of its affiliates over the interests of NCP-Seven’s unitholders.

Unitholders have limited voting rights and limited ability to influence NCP-Seven’s operations and activities.

Unitholders have only limited voting rights on matters affecting NCP-Seven’s operations and activities and, therefore, limited ability to influence management’s decisions regarding NCP-Seven’s business. Unitholders’ voting rights are further restricted by the NCP-Seven partnership agreement provisions providing limited ability of unitholders to call meetings or to acquire information about operations, as well as other provisions limiting the unitholders’ ability to influence the manner or direction of management.

Furthermore, unitholders did not elect the managing general partner or the board of directors of the managing general partner and there is no process by which unitholders elect the managing general partner or the board of directors of the managing general partner on an annual or other continuing basis. The trading price at which limited partnership units trade may be adversely affected by these circumstances.

The control of the managing general partner may be transferred to a third party without unitholder consent.

The managing general partner may transfer its general partner interest to a third party in a merger or in a sale of all or substantially all of its assets without the consent of the unitholders. Furthermore, the partnership agreement does not restrict the ability of the shareholders of the managing general partner from transferring their respective interests in the managing general partner to a third party. The new controlling parties of the managing general partner would then be in a position to replace the board of directors of the managing general partner with their own choices and to control the decisions taken by the board of directors.

NCP-Seven does not have its own officers and has a limited number of management employees. NCP-Seven relies solely on the officers and management employees of the managing general partner and its affiliates to manage NCP-Seven’s business and affairs.

NCP-Seven does not have its own officers and has a limited number of management employees. NCP-Seven relies solely on the officers and management employees of the managing general partner and its affiliates to manage NCP-Seven’s business and affairs. If the managing general partner were to stop managing the assets of NCP-Seven, it could be difficult for NCP-Seven to hire and train the personnel necessary to run the operations of NCP-Seven.

If any one of the Proposed Transactions does not close, NCP-Seven will continue to incur costs regarding public reporting and securities law compliance, which costs may strain its resources and distract management.

NCP-Seven is subject to the reporting requirements of the Securities Exchange act of 1934, as amended, which we sometimes refer to as the “Exchange Act.” The Exchange Act requires that NCP-Seven file annual, quarterly and current reports with respect to its business and financial condition. The Exchange Act requires that NCP-Seven maintain effective disclosure controls and procedures and internal control over financial reporting. To maintain and improve the effectiveness of NCP-Seven’s disclosure controls and procedures and internal control over financial reporting, NCP-Seven will need to continue to commit significant resources. These activities may divert management’s attention from other business concerns and could make it difficult to manage our business, which could harm our business, results of operations, financial condition and cash flows. NCP-Seven intends to terminate the registration of its limited partnership interests under the Securities Exchange Act of 1934, and to cease filing periodic and current reports and other documents required thereunder, after the sale of assets to the Purchasers, dissolution of NCP-Seven and deregistration of NCP-Seven’s units of limited partnership interest are completed. If any one of these transactions and our deregistration under the Securities Exchange Act is not completed, NCP-Seven will continue to incur costs regarding public reporting and securities law compliance, which costs may strain its resources and distract management.

Alternatives to the Proposed Transactions

In addition to the Proposed Transactions, the managing general partner, including Mr. Whetzell and Mr. Clark, its executive officers, considered the following alternatives, when reaching its conclusion that a sale of one or more of NCP-Seven’s cable systems, up to and including substantially all of NCP-Seven’s assets would provide the limited partners with the highest return for their investment in NCP-Seven. The following list describes those alternatives that were considered:

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The continuation of the operation of NCP-Seven as currently structured. NCP-Seven would remain subject to the reporting requirements of the Exchange Act. NCP-Seven intends to terminate the registration of its limited partnership interests under the Securities Exchange Act of 1934, and to cease filing periodic and current reports and other documents required thereunder, after the sale of assets to the Purchasers, dissolution of NCP-Seven and deregistration of NCP-Seven’s units of limited partnership interest are completed. If any one of the Proposed Transactions and our deregistration under the Securities Exchange Act is not completed, NCP-Seven will continue to incur costs regarding public reporting and securities law compliance, which costs may strain its resources and distract management.

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The sale of only a portion of the assets in several installments. The managing general partner has concluded that partial asset sales, without an accompanying opportunity to sell NCP-Seven’s remaining assets, will only be suitable in situations where a very favorable price can be obtained. This conclusion is supported by the managing general partner’s belief that if only certain assets are sold without making arrangements for the sale of the remaining assets of NCP-Seven, NCP-Seven could be left with certain less attractive assets that are harder to sell, while still being required to pay its operating expenses from a resulting smaller pool of operating cash flow.

•

New borrowings by NCP-Seven aimed at generating proceeds to make distributions to the limited partners of NCP-Seven. The managing general partner concluded that lenders will not currently support such transactions, and that the only viable option for NCP-Seven to generate adequate unrestricted funds for distribution to its limited partners is through the sale of enough assets to make meaningful distributions to the partners of NCP-Seven.

After considering each of these alternatives, the managing general partner has concluded that a sale of the assets of NCP-Seven as structured in the Proposed Transactions is the most viable option available for maximizing distributions to the limited partners of NCP-Seven at this time.

Fairness of the Proposed Transactions

The Beliefs as to Fairness of the Managing General Partner, Mr. Whetzell and Mr. Clark

The managing general partner, and Mr. Whetzell and Mr. Clark, executive officers of the managing general partner, have considered the issue of fairness of the Proposed Transactions to the unaffiliated limited partners of NCP-Seven. In analyzing the fairness issue, the discussions of the managing general partner and Mr. Whetzell and Mr. Clark focused on appropriate valuation of the assets and conflicts of interest faced by the managing general partner. The managing general partner and Mr. Whetzell and Mr. Clark believe that the terms of the Proposed Transactions are reasonable and fair to the unaffiliated limited partners of NCP-Seven and recommend that unaffiliated limited partners vote to “APPROVE” the Proposed Transactions.

Material Factors Underlying Belief as to Fairness

The following discussion highlights the material factors underlying the managing general partner’s belief of the managing general partner, Mr. Whetzell and Mr. Clark that each of the Proposed Transactions is fair to the unaffiliated limited partners. Each of these factors was considered by the managing general partner and Mr. Whetzell and Mr. Clark. In view of the wide variety of factors considered in connection with their evaluation of the fairness of each of the Proposed Transactions, the managing general partner and Mr. Whetzell and Mr. Clark did not attempt to quantify, rank or otherwise assign relative weights to these factors.

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Opinion of Duff & Phelps. The managing general partner Mr. Whetzell and Mr. Clark considered and reviewed the opinion of Duff & Phelps to the effect that, as November 14, 2011, the aggregate consideration to be received by NCP-Seven in the Proposed Transactions was fair, from a financial point of view, to NCP-Seven. When reviewing the opinion of Duff & Phelps, the managing general partner recognized that the opinion specifically evaluated the fairness of the consideration to be received by NCP-Seven in the Proposed Transactions, as opposed to the fairness of the amounts estimated to finally be distributed to the unaffiliated limited partners of NCP-Seven. Notwithstanding the foregoing, because the Proposed Transactions reflect an effort to sell all of the assets of NCP-Seven in order to liquidate the partnership near the end of the partnership’s term, the primary emphasis of the managing general partner Mr. Whetzell and Mr. Clark focused on the fairness of the consideration to be paid to NCP-Seven for the partnership’s assets. During the process of liquidating NCP-Seven, all amounts received by NCP-Seven in the Proposed Transactions will be first used to pay off any existing partnership debt and the balance will be distributed to the partners of NCP-Seven in proportion to their pro-rata ownership interests in the partnership. Therefore, the managing general partner Mr. Whetzell and Mr. Clark feel that the relevant inquiry as to the fairness of the Proposed Transactions is whether the consideration to be received by NCP-Seven for its assets is fair from a financial point of view.

•

Unsolicited offer for Units of limited partnership interest in NCP-Seven. The managing general partner Mr. Whetzell and Mr. Clark considered the price offered for units of limited partnership interest in a recent unsolicited offer. As already discussed in this proxy statement under “Special Factors of the Proposed Transactions — Background of the Proposed Transactions — Secondary Sales of Units of Limited Partnership Interest” beginning on page 11, the managing general partner and Mr. Whetzell and Mr. Clark are familiar with a recent unsolicited offer made for the purchase of units of limited partnership interest in NCP-Seven. While they do not believe that such an offer amounts to a reliable secondary market, the managing general partner and Mr. Whetzell and Mr. Clark do believe that the price offered provides a relevant factor to consider when determining whether each of the Proposed Transactions is fair to the limited partners of NCP-Seven. Following their evaluation, the managing general partner and Mr. Whetzell and Mr. Clark concluded that the forecasted distributions to be received by the limited partners of NCP-Seven as a result of the Proposed Transactions will exceed the amount per unit offered for limited partnership units in that offer.

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Net Book Value, Liquidation Value and Going Concern Value. The managing general partner Mr. Whetzell and Mr. Clark did not consider net book value to be relevant in their fairness determination. Several of the assets of NCP-Seven have been significantly depreciated over time for tax and accounting purposes. As a result the net book value of those NCP-Seven assets is significantly less than their fair market value. Notwithstanding, the net book value of NCP-Seven’s assets as of September 30, 2011 was calculated to be $15,392,000. By comparison, the amount to be received by NCP-Seven, assuming the Proposed Transaction closes as contemplated, is $17,300,000. Liquidation value, on the other hand, was considered by the managing general partner and Mr. Whetzell and Mr. Clark since the Proposed Transactions together are in essence a liquidation of NCP-Seven. To the extent the managing general partner has been able to quantify the liquidation value of NCP-Seven, it believes an orderly liquidation analysis would yield a value less than the amount to be received by NCP-Seven assuming the Proposed Transactions close as contemplated because such a liquidation would take more time causing the partnership to incur more costs and delaying the distribution of funds to limited partners of NCP-Seven. The managing general partner Mr. Whetzell and Mr. Clark also considered the going concern value of NCP-Seven when making its determination as to fairness. Current management and goodwill associated with the Northland Communication Corporation name would not be transferred with NCP-Seven’s operating systems upon their sale to a third party purchaser, which could have a negative impact on the going concern value of NCP-Seven’s operating systems. The managing general partner Mr. Whetzell and Mr. Clark did not, however, discount the going concern value of those operating systems to take such factors into account. Instead, the managing general partner Mr. Whetzell and Mr. Clark considered the going concern value of NCP-Seven based on current operations and performance which they believed would yield a value less than the amount to be received by NCP-Seven assuming the Proposed Transactions close as contemplated.

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Consent Procedures and Procedural Safeguards. The managing general partner Mr. Whetzell and Mr. Clark acknowledged that the Proposed Transactions can take place only if limited partners holding a majority of NCP-Seven’s units of limited partnership interest (not including the 33 units held by affiliates of the managing general partner) approve the Proposed Transactions. If holders of a majority of those units vote to disapprove the Proposed Transactions, the Proposed Transactions will be terminated.

Beliefs as to Fairness of NCTI

For NCTI, the primary purpose of the NCTI Transaction is to acquire the operating assets and certain of NCP-Seven’s franchise rights of its cable systems in and around the community of Vidalia, Georgia. NCTI’s views as to the fairness of the proposed transaction pursuant to the NCTI Agreement should not be construed as a recommendation to any limited partner as to how that limited partner should vote on the Proposed Transactions.

NCTI has interests in the proposed transaction pursuant to the NCTI Agreement different from, and in addition to, the limited partners of NCP-Seven. These interests are described under “Summary Term Sheet — Conflicts of Interest of the Managing General Partner and NCTI,” beginning at page 7.

NCTI attempted to negotiate the terms of a transaction that would be most favorable to itself, and not to the limited partners of NCP-Seven. Accordingly, it did not negotiate the NCTI Agreement with the goal of obtaining terms that were fair to the limited partners of NCP-Seven. However, NCTI believes that the proposed transaction pursuant to the NCTI Agreement is substantively and procedurally fair to the unaffiliated limited partners of NCP-Seven due in large part to the below factors considered by NCTI and the process followed by the managing general partner in negotiating, deliberating and evaluating the Asset Purchase Agreements and Proposed Transactions. In view of the wide variety of factors considered in connection with NCTI’s evaluation of the fairness of the proposed transaction pursuant to the NCTI Agreement, NCTI did not attempt to quantify, rank or otherwise assign relative weights to these factors.

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Opinion of Duff & Phelps. NCTI considered and reviewed the opinion of Duff & Phelps delivered to the board of directors of the managing general partner to the effect that, as November 14, 2011, the aggregate consideration to be received NCP-Seven in the Proposed Transactions was fair, from a financial point of view, to NCP-seven.

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Unsolicited offer for Units of limited partnership interest in NCP-Seven. NCTI considered the price offered for units of limited partnership interest in a recent unsolicited offer. As already discussed in this proxy statement under “Special Factors of the Proposed Transactions — Background of the Proposed Transactions — Secondary Sales of Units of Limited Partnership Interest” beginning on page 11, NCTI is familiar with a recent unsolicited offer made for the purchase of units of limited partnership interest in NCP-Seven. While it does not believe that such an offer amounts to a reliable secondary market, NCTI does believe that the price offered provides a relevant factor to consider when determining whether the proposed transaction pursuant to the NCTI Agreement is fair to the limited partners of NCP-Seven.

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Net Book Value, Liquidation Value and Going Concern Value. NCTI did not consider net book value to be relevant in its fairness determination. Several of the assets of NCP-Seven have been significantly depreciated over time for tax and accounting purposes. As a result, the net book value of those NCP-Seven assets is significantly less than their fair market value. Notwithstanding, the net book value of NCP-Seven’s assets as of September 30, 2011 was calculated to be $15,392,000. By comparison, the amount to be received by NCP-Seven, assuming the Proposed Transactions close as contemplated, is $17,300,000. Liquidation value, on the other hand, was considered by NCTI since the Proposed Transactions together are in essence a liquidation of NCP-Seven. NCTI believes an orderly liquidation analysis would yield a value less than the amount to be received by NCP-Seven assuming the proposed transaction pursuant to the NCTI Agreement closes as contemplated because such a liquidation would take more time causing the partnership to incur more costs and delaying the distribution of funds to limited partners of NCP-Seven. NCTI also considered the going concern value of NCP-Seven when making its determination as to fairness. Current management and goodwill associated with the Northland Communication Corporation name would not be transferred with NCP-Seven’s operating systems upon their sale to a third party purchaser, which could have a negative impact on the going concern value of NCP-Seven’s operating systems. NCTI did not, however, discount the going concern value of those operating systems to take such factors into account. Instead, NCTI considered the going concern value of NCP-Seven based on current operations and performance which it believes would yield a value less than the amount to be received by NCP-Seven assuming the proposed transaction pursuant to the NCTI Agreement closes as contemplated.

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Consent Procedures and Procedural Safeguards. NCTI acknowledged that the proposed transaction pursuant to the NCTI Agreement can take place only if limited partners holding a majority of NCP-Seven’s units of limited partnership interest (not including the 33 units held by affiliates of the managing general partner) approve the proposed transaction pursuant to the NCTI Agreement. If holders of a majority of those units vote to disapprove the proposed transaction pursuant to the NCTI Agreement, the NCTI Agreement will be terminated.

Opinion of Duff & Phelps

On October 6, 2011, Northland Communications Corporation, in its capacity as managing general partner of NCP-Seven, engaged Duff & Phelps to serve as an independent financial advisor to the managing general partner and to provide an opinion to the board of directors of the managing general partner, which we sometimes refer to as the “Board of Directors,” as to the fairness, from a financial point of view, to NCP-Seven of the consideration to be received by NCP-Seven in the Proposed Transactions. Duff & Phelps did not assist the managing general partner with the determination of, or negotiations with respect to, any of the terms and conditions of the Proposed Transactions (including, without limitation, any negotiations with TruVista, Charter Communications, NCTI or any other company affiliated with the managing general partner).

At the meeting of the Board of Directors on November 14, 2011, Duff & Phelps rendered its oral opinion, subsequently confirmed in writing, that, as of November 14, 2011, and based upon and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by NCP-Seven in the Proposed Transactions was fair from a financial point of view to NCP-Seven.

The full text of the written opinion of Duff & Phelps, dated November 14, 2011, which sets forth, among other things, assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this proxy statement as Exhibit E. The following summary of Duff & Phelps’s opinion is qualified in its entirety by reference to the full text of the opinion, which you are encouraged to read carefully and in its entirety. Duff & Phelps’ opinion was addressed to the Board of Directors in connection with its evaluation of the Proposed Transactions. The opinion addresses only the fairness of the Proposed Transactions consideration from a financial point of view, does not address any other aspect of the Proposed Transactions and does not constitute a recommendation to the Board of

Directors, the managing general partner or any limited partner of NCP-Seven as to how any such person should vote or act with respect to the Proposed Transactions or any related matter, or whether to proceed with the Proposed Transactions or any related transaction.

The following is a summary of the material financial analyses performed by Duff & Phelps in connection with rendering its opinion. THE DUFF & PHELPS OPINION IS BASED ON THE TOTALITY OF THE VARIOUS ANALYSES THAT IT PERFORMED, AND NO PARTICULAR PORTION OF THE ANALYSIS HAS ANY MERIT STANDING ALONE.

The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or a summary description. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all analyses and factors, could create a misleading or incomplete view of the evaluation process underlying its opinion. Several analytical methodologies were employed and no one method of analysis should be regarded as critical to the overall conclusion reached by Duff & Phelps. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Duff & Phelps is based on all analyses and factors taken, as a whole, and also on application of Duff & Phelps’s own experience and judgment. This conclusion may involve significant elements of subjective judgment and qualitative analysis with respect to appropriate selected public companies, appropriate multiples of various selected financial data, appropriate discount rates and other factors. Duff & Phelps gives no opinion as to the value or merit standing alone of any one or more parts of the analysis it performed. In performing its analyses, Duff & Phelps made numerous assumptions with respect to the industry outlook, general business and other conditions and matters many of which are beyond the control of the managing general partner, NCP-Seven and Duff & Phelps. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by these analyses. Accordingly, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which these businesses actually may be sold in the future, and these estimates are inherently subject to uncertainty.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances. No limits were placed on Duff & Phelps by the managing general partner or NCP-Seven in terms of the information to which it had access or the matters it could consider. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

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Reviewed certain documents including, without limitation, (a) NCP-Seven’s annual reports and audited financial statements included in its annual reports on Form 10-K filed with the SEC for the years ended 2006 through 2010 and NCP-Seven’s unaudited interim financial statements for 2010 included in NCP-Seven’s quarterly reports on Form 10-Q filed with the SEC, (b) unaudited segment and pro forma financial information for NCP-Seven for the years ended December 31, 2010 and 2011 and the nine months ended September 30, 2011; (c) other internal documents relating to the history, current operations, and probable future outlook of NCP-Seven, including financial projections , provided to us by the managing general partner; and (d) documents related to the Proposed Transactions, including the draft asset purchase agreement between NCP-Seven and Charter Communications, LLC dated October 12, 2011; the draft asset purchase agreement between NCP-Seven and TruVista Communications of Georgia, LLC dated October 14, 2011; and the draft asset purchase agreement between NCP-Seven and Northland Cable Television, Inc. dated October 21, 2011;

•	Discussed the information referred to above and the background and other elements of the Proposed Transactions with the senior management of the managing general partner;

•	Reviewed the historical prices paid for sales of units in NCP-Seven and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

•	Reviewed certain merger and acquisition transactions involving the sale of cable operating systems in terms of multiples of the target system cash flow, number of subscribers and homes passed;

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Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected merger and acquisition transactions that Duff & Phelps deemed relevant; and

•	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions and its experience in securities and business valuation, in general, and with respect to transactions similar to the Proposed Transactions in particular.

Duff & Phelps did not evaluate NCP-Seven’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps is not expressing any opinion as to the market price or value of the limited partnership units (or anything else) after the announcement or the consummation of the Proposed Transactions. Duff & Phelps’s opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the company’s credit worthiness or otherwise as tax advice or as accounting advice. Duff & Phelps did not make, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of NCP-Seven’s or the managing general partner’s officers, directors, or employees, or to the general partner, or to any class of such persons, relative to the consideration to be received by NCP-Seven in the Proposed Transactions, or with respect to the fairness of any such compensation. In addition, Duff & Phelps is not expressing any opinion with respect to the consideration to be received by NCP-Seven in connection with any particular individual sale transaction between NCP-Seven and TruVista, Charter Communications, or Northland Cable Television. The basis and methodology for Duff & Phelps’s opinion have been designed specifically for the express purposes of the Board of Directors and may not translate to any other purposes.

In preparing its forecasts, performing its analysis and rendering its opinion with respect to the Proposed Transactions, Duff & Phelps: (1) relied upon the accuracy, completeness and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the managing general partner, and did not attempt to independently verify such information, (2) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same, (3) assumed that there would be no aggregate adjustment to the Proposed Transactions consideration and that the entire escrow amount, plus all interest and other earnings thereon, with no deduction therefrom, will be paid to NCP-Seven , (4) assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transactions will be obtained without any adverse effect on NCP-Seven , assumed that information supplied and representations made by the managing general partner are substantially accurate regarding NCP-Seven and the Proposed Transactions, (5) assumed that there has been no material change in the assets, financial condition, business, or prospects of NCP-Seven since the date of the most recent financial statements and other information made available to Duff & Phelps, (6) assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed, (7) assumed that all of the conditions required to implement the Proposed Transactions will be satisfied and that the Proposed Transactions will be completed in accordance with the agreements without any amendments thereto or any waivers of any terms or conditions thereof, and (8) relied upon the fact that the managing general partner and NCP-Seven have been advised by counsel as to all legal matters with respect to the Proposed Transactions, including whether all procedures required by law to be taken in connection with the Proposed Transactions have been duly, validly and timely taken.

In its analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transactions.

To the extent that any of the foregoing assumptions or any of the facts on which Duff & Phelps’s opinion is based proves to be untrue in any material respect, its opinion cannot and should not be relied upon.

Duff & Phelps prepared its opinion effective as of November 14, 2011. The opinion is necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the opinion which may come or be brought to the attention of Duff & Phelps after such date.

Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transactions, the assets, businesses or operations of NCP-Seven, or any alternatives to the Proposed Transactions, (ii) negotiate the terms of the Proposed Transactions, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from NCP-Seven’s perspective, that could, under the circumstances, be negotiated among the parties to the agreements and the Proposed Transactions, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transactions.

Duff & Phelps’s opinion did not address the relative merits of the Proposed Transactions as compared to any alternative strategy that might exist for NCP-Seven or the effect of any other business combination in which NCP-Seven might engage.

Duff & Phelps’s opinion should not be construed as creating any fiduciary duty on Duff & Phelps’s part to any party.

Duff & Phelps’s opinion does not constitute a recommendation to the Board of Directors, the managing general partner or any limited partner of NCP-Seven as to how any such person should vote or act with respect to the Proposed Transactions or any related matter, or whether to proceed with the Proposed Transactions or any related transaction, nor does it indicate that the consideration received is the best possible attainable under any circumstances, instead, it merely states whether the consideration in the Proposed Transactions is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transactions or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which Duff & Phelps’s opinion is based. As a result, the opinion and presentation of Duff & Phelps was only one of many factors taken into consideration by the managing general partner in making its determination with respect to the Proposed Transactions.

Although these paragraphs include some information in tabular format, those tables are not intended to stand alone, and must be read together with the full text of each summary and the limitations and qualifications in the opinion.

Fundamental Valuation Analysis. As part of its financial analysis, Duff & Phelps prepared valuation analyses including a discounted cash flow analysis and a market approach, which resulted in enterprise value indications for NCP-Seven’s business. Duff & Phelps then compared such valuation to the Proposed Transaction’s consideration.

Discounted Cash Flow Analysis. Based upon the Projections provided by the management of the managing general partner, including the Original and Revised Plans, Duff & Phelps performed a discounted cash flow analysis to derive indications of total enterprise value. The future cash flows were discounted to the present using discount rates ranging from 12.25% to 14.25%, which were based on a weighted average cost of capital analysis of NCP-Seven utilizing the capital asset pricing model (CAPM). The weighted average cost of capital is a measure of the average expected return on all of a given company’s equity securities and debt based on their proportions in such company’s capital structure. Duff & Phelps took into account certain financial metrics, including betas, for the selected public companies in estimating the weighted average cost of capital. Beta, a component of the cost of capital calculation using CAPM, is a function of the relationship between the return on a security and the return on the market, as measured by a broad market index such as the Standard & Poor’s 500 Stock Composite Index. Duff & Phelps calculated a terminal value at the end of the Projection period in 2018 using a constant growth model, which incorporated a range of perpetuity growth rates from 2.5% to 3.5%, which is an estimate of the long-term, steady state growth rate for NCP-Seven at the end of the projection period, and was based on steady state growth rates for mature businesses. The discounted cash flow analysis resulted in an implied enterprise value range of $9.7-13.0 million (based on the Original Plan) and $7.9-10.7 million (based on the Revised Plan).

Discounted Cash Flow Analysis Estimates — Original Plan

	Enterprise Value ($000s) Terminal Growth of
Discount Rate	2.5%	3.0%	3.5%
12.25%	$12,087	$12,541	$13,047
13.25%	$10,773	$11,124	$11,510
14.25%	$9,694	$9,970	$10,272
Estimated Range	$9,700	to	$13,000

Discounted Cash Flow Analysis Estimates — Revised Plan

	Enterprise Value ($000s) Terminal Growth of
Discount Rate	2.5%	3.0%	3.5%
12.25%	$9,940	$10,320	$10,743
13.25%	$8,839	$9,133	$9,457
14.25%	$7,935	$8,167	$8,419
Estimated Range	$7,900	to	$10,700

Duff & Phelps relied upon management’s projections for both the Original and Revised Plans, summarized below.

Original Plan Projections

	Projected Free Cash Flow
	2012	2013	2014	2015	2016	2017	2018
Net Sales	$10,580	$11,190	$11,899	$12,682	$13,557	$14,487	$15,356
Adjusted EBITDA (1)	$3,053	$3,235	$3,398	$3,595	$3,835	$4,086	$4,295
Less: Depreciation & Amortization (Tax-Basis)	($1,624)	($1,361)	($1,494)	($1,633)	($1,756)	($1,799)	($1,552)
Adj. EBIT (1)	$1,429	$1,873	$1,904	$1,962	$2,078	$2,286	$2,743
Less: Pro Forma Income Taxes (2)	($557)	($731)	($743)	($765)	($811)	($892)	($1,070)
Plus: Depreciation and Amortization (Tax-Basis)	$1,624	$1,361	$1,494	$1,633	$1,756	$1,799	$1,552
Less: Capital Expenditures	($2,033)	($2,009)	($1,961)	($1,999)	($1,964)	($1,552)	($1,552)
Net Change in Working Capital	($19)	$46	$54	$57	$63	$69	$62
Free Cash Flows	$444	$541	$748	$889	$1,123	$1,710	$1,735

(1)	Excludes non-recurring expenses and public filing costs.
(2)	Federal tax rate and blended state tax rates (GA, AL).

Revised Plan Projections

	Projected Free Cash Flow
	2012	2013	2014	2015	2016	2017	2018
Net Sales	$10,103	$10,804	$11,667	$12,473	$13,256	$13,949	$14,514
Adjusted EBITDA (1)	$2,933	$3,076	$3,324	$3,558	$3,754	$3,879	$3,918
Less: Depreciation & Amortization (Tax-Basis)	($1,136)	($1,372)	($1,510)	($1,651)	($1,766)	($1,858)	($1,934)
Adj. EBIT (1)	$1,797	$1,704	$1,814	$1,907	$1,988	$2,020	$1,984
Less: Pro Forma Income Taxes (2)	($701)	($665)	($708)	($744)	($775)	($788)	($774)
Plus: Depreciation and Amortization (Tax-Basis)	$1,136	$1,372	$1,510	$1,651	$1,766	$1,858	$1,934
Less: Capital Expenditures	($2,081)	($2,034)	($1,995)	($2,005)	($1,947)	($2,049)	($1,632)
Net Change in Working Capital	($53)	$54	$59	$55	$56	$76	$58
Free Cash Flows	$98	$431	$680	$863	$1,088	$1,118	$1,570

(1)	Excludes non-recurring expenses and public filing costs.
(2)	Federal tax rate and blended state tax rates (GA, AL).

Market Approach. Duff & Phelps applied the market approach, which consists of the application of valuation multiples to certain financial and operating variables of the company, where the selected multiples are based on valuation metrics derived from an analysis of selected public companies trading as well as selected merger and acquisition transactions. In applying the market approach, Duff & Phelps used valuation multiples derived from the selected public company and selected transaction analyses to develop indications of enterprise value for NCP-Seven.

Selected Public Company Analysis. No company used in this analysis is identical to NCP-Seven and, accordingly, a public company analysis involves complex and subjective considerations and judgments concerning differences in financial and operating characteristics of businesses and other factors that affect trading prices and overall valuation of the various companies being compared.

The companies selected by Duff & Phelps consisted of five publicly traded companies that operate cable television systems and provide residential cable television services. The selected public companies are as follows:

•	Cablevision Systems

•	Comcast Corp.

•	Charter Communications

•	Knology

•	Time Warner Cable

Based on publicly reported financial data as well as published estimates of financial performance for each of the selected public companies, Duff & Phelps analyzed certain valuation metrics.

Multiples of enterprise value to last-12-month EBITDA for the selected public companies ranged from 5.7x to 7.5x, with a mean and median of 6.6x and 7.0x, respectively. Multiples of enterprise value to projected 2011 EBITDA for the selected public companies ranged from 5.7x to 6.8x, with a mean and median of 6.3x. Multiples of enterprise value to projected 2012 EBITDA for the selected public companies ranged from 5.4x to 6.6x, with a mean and median of 6.0x and 6.1x, respectively. Multiples of enterprise value to last-12-month EBITDA minus capital expenditures for the selected public companies ranged from 8.4x to 16.7x, with a mean and median of 10.4x and 11.7x, respectively. Multiples of enterprise value to projected 2011 EBITDA minus capital expenditures for the selected public companies ranged from 8.8x to 14.7x, with a mean and median of 9.8x and 11.2x, respectively.

Market Multiples

	EV as a Multiple of
Selected Public Company	Total Enterprise Value ($MM) (1)	LTM EBITDA	2011 EBITDA	2012 EBITDA	LTM EBITDA-Capex	2011 EBITDA-Capex
Cablevision Systems	$14,737	5.7x	6.3x	6.1x	8.4x	9.3x
Comcast Corp.	114,281	7.0x	6.3x	5.9x	10.4x	8.8x
Charter Communications	18,317	7.0x	6.8x	6.6x	13.3x	13.3x
Knology	1,258	7.5x	6.6x	6.1x	16.7x	14.7x
Time Warner Cable	40,867	5.8x	5.7x	5.4x	9.8x	9.8x
Highest		7.5x	6.8x	6.6x	16.7x	14.7x
Lowest		5.7x	5.7x	5.4x	8.4x	8.8x
Mean		6.6x	6.3x	6.0x	11.7x	11.2x
Median		7.0x	6.3x	6.1x	10.4x	9.8x
Implied Transaction Multiples for NCP-Seven
Original Plan	$17,300	6.1x	5.9x	5.7x	11.8x	10.2x
Revised Plan	17,300	6.1x	6.2x	5.9x	11.8x	10.3x

(1)	As of November 10, 2011.

LTM = Latest 12 Months

EV = Enterprise Value

Sources: Bloomberg, Capital IQ, Inc. and SEC filings.

Selected Transactions Analysis. No transaction used in this analysis is identical to the proposed transaction and, accordingly, a transactions analysis involves complex and subjective considerations and judgments concerning differences in financial and operating characteristics of businesses and other factors that affect transaction prices and overall valuation of the various transactions being compared. Duff & Phelps identified 41 relevant controlling interest cable system transactions announced since January 1, 2010 and for which adequate information was available to derive meaningful valuation multiples.

Multiples of transaction value to projected current year cash flow for the selected transactions ranged from 1.4x to 9.4x, with a mean and median of 6.3x and 6.5x, respectively.

M&A Transaction Multiples

Date	Seller (Target) Name	Acquirer Name	Transaction Value ($)	TV/Basic Sub ($)	TV/Proj EBITDA
			(in millions)
Sep 11	Vision Comm.	Eatel Video	$6.0	$1,500.00	6.7x
Aug 11	Broadstripe	Wide Open West	55.0	1,757.69	3.9x
Aug 11	Broadstripe	Wave Broadband	32.0	1,280.00	3.2x
Aug 11	Broadstripe	Anne Arundel Broadband	8.0	415.56	1.4x
Aug 11	Insight	Time Warner Cable	3,000.0	4,413.71	8.1x
Aug 11	US Cable Corporation	Baja Broadband	42.0	1,346.50	4.0x
Jul 11	Waycross Cable	James Cable Partners	22.5	2,500.00	6.8x
Jul 11	Argent Comm	Fibercast Cable Comm	1.1	750.00	5.7x
Jul 11	Comcast	Central Telecom	0.3	1,200.00	5.6x
Jun 11	US Cable	Charter	40.0	2,469.14	7.5x
Jun 11	Lakeview Cable	Cable One	0.1	700.00	5.6x
Jun 11	NewWave Comm	Time Warner Cable	260.0	3,714.29	8.5x
Jun 11	US Cable	Midcontinent Comms	81.6	3,000.00	7.8x
May 11	Cobridge Comm	Time Warner Cable	9.0	1,600.00	6.6x
Apr 11	Cobridge Comm	NTS	2.4	1,000.00	6.4x
Apr 11	Maricopa Broadband	Orbitel Comm	2.0	1,000.00	NA
Apr 11	Terril Cable Systems	Hanson Comm	0.1	650.00	5.1x
Mar 11	Windjammer Comm	Charter	32.5	2,500.00	6.2x
Feb 11	Cobridge Comm	Knology	30.0	2,500.00	5.1x
Feb 11	Avenue Broadband	NewWave Comm	87.0	4,598.55	9.0x
Nov 10	NPG Cable	Suddenlink	350.0	4,201.68	8.0x
Nov 10	Mediacom	Rocco B. Commisso	2,302.4	3,189.85	6.6x
Oct 10	Charter	CoBridge Comm	104.0	1,600.00	6.7x
Oct 10	Baja Broadband	Statview Broadband	2.4	950.00	5.6x
Oct 10	Suddenlink	Shentel	7.0	2,500.00	7.3x
Aug 10	Sunflower Broadband	Knology	165.0	5,670.10	7.5x
Aug 10	Windjammer Comm	Suddenlink	20.3	2,537.50	7.1x
Jun 10	Long View Comm	Citizens Cablevision	1.8	900.00	5.0x
Jun 10	Bresnan	Cablevision	1,365.0	4,509.10	8.2x
Jun 10	Charter	Time Warner Cable	1.5	1,700.00	5.3x
May 10	Galaxy Cable	Zito Media	10.0	769.23	4.0x
May 10	CIBL	Giant Communications	2.1	1,166.67	6.4x
May 10	Windjammer Comm	NewWave Comm	7.3	2,200.00	7.0x
May 10	Galaxy Cable	Cable South III	0.5	900.00	6.3x
Apr 10	Eyecom	General Communication	0.5	986.19	6.4x
Apr 10	JetBroadBand	Shenandoah Telecom	148.0	3,380.54	9.4x
Apr 10	Carlyle Group	Crestview/MidOcean	1,001.7	3,300.00	7.2x
Apr 10	Rocky Mountain Cable	USA Communications	0.8	399.70	6.5x
Mar 10	Midcontinent	ULM Telecom	2.6	2,200.00	7.0x
Mar 10	RCN	ABRY Partners	783.0	1,820.93	5.7x
Jan 10	Statview Broadband	WENR	2.1	1,100.00	6.4x

Highest			$3,000.0	$5,670.10	9.4x
Lowest			0.1	399.70	1.4x
Mean			243.6	2,070.17	6.3x
Median			10.0	1,700.00	6.5x
Implied Transaction Multiples for NCP-Seven
Original Plan			$17.3	$1,817.94	5.9x
Revised Plan			$17.3	$1,900.70	6.2x

TV = Transaction Value

NA = Not available

Sources: Cable TV Investor, SNL Kagan, December 30, 2010 and September 30, 2011 issues and RBC

Daniels

Application of Selected Multiples. Based on its assessment of NCP-Seven’s historical and projected size, growth and profitability relative to the selected public companies and to the target companies from the selected transactions, as well as an assessment of certain company specific risk factors, Duff & Phelps chose valuation multiples to apply to NCP-Seven’s latest-12-month EBITDA, projected 2011 EBITDA, projected 2012 EBITDA, last-12-month EBITDA minus capital expenditures and projected 2011 EBITDA minus capital expenditures.

Duff & Phelps conducted an extensive search of publicly-traded companies in the cable and satellite businesses. While there are no pure-play publicly-traded cable operators that share all relevant valuation characteristics with NCP-Seven, Duff & Phelps selected those companies deemed most comparable to NCP-Seven based on the following criteria: operation in the cable and / or satellite industry, need for meaningful ongoing capital expenditures, and having regulatory issues similar to NCP-Seven. This search resulted in the selection of the five publicly traded companies discussed above. While each of these comparable companies is larger than NCP-Seven and each has a different risk profile, Duff & Phelps has taken these factors into consideration in its analysis.

Company specific risk factors that Duff & Phelps attributed to NCP-Seven included the company’s smaller size, weaker EBITDA margin and higher capital expenditure needs relative to the majority of the selected public companies. The application of the selected multiples resulted in an implied enterprise value range of from $10.7-$15.5 million (based on the Original Plan) and $10.3-$15.5 million (based on the Revised Plan).

Duff & Phelps analyzed the selected public company multiples and applied a selected range of multiples to the relevant metrics for NCP-Seven to develop an enterprise valuation range using both the Original and Revised Plans.

Enterprise Valuation Ranges from the Original Plan Projections

	Selected Range of Multiples		Company Performance	Enterprise Value Range
Selected Public Company	Low	High		Low	High
LTM 9/30/11 EBITDA	4.5x	5.5x	$2,814	$12,662	$15,476
Projected 2011 EBITDA	4.0x	5.0x	$2,941	$11,766	$14,707
Projected 2012 EBITDA	3.5x	4.5x	$3,053	$10,684	$13,737
LTM 9/30/11 EBITDA less CapEx	8.0x	9.0x	$1,466	$11,729	$13,195
Projected 2011 EBITDA less CapEx	7.5x	8.5x	$1,701	$12,760	$14,461

Enterprise Value Indicated Range				$10,700	$15,500

Enterprise Valuation Ranges from the Revised Plan Projections

	Selected Range of Multiples		Company Performance	Enterprise Value Range
Selected Public Company	Low	High		Low	High
LTM 9/30/11 EBITDA	4.5x	5.5x	$2,814	$12,662	$15,476
Projected 2011 EBITDA	4.0x	5.0x	$2,802	$11,210	$14,012
Projected 2012 EBITDA	3.5x	4.5x	$2,933	$10,265	$13,198
LTM 9/30/11 EBITDA less CapEx	8.0x	9.0x	$1,466	$11,729	$13,195
Projected 2011 EBITDA less CapEx	7.5x	8.5x	$1,683	$12,623	$14,306

Enterprise Value Indicated Range				$10,300	$15,500

Fundamental Valuation Analysis Conclusions

As noted above, Duff & Phelps compared the enterprise value based on the purchase price with valuation indications under its fundamental analyses. The fundamental valuation analysis resulted in an implied enterprise value range of $9.7-$13.7 million, as summarized below. Duff & Phelps also observed that the transaction value amount of $17.3 million based on the purchase price of the Proposed Transactions falls above the midpoint of the concluded enterprise value range.

		Concluded Valuation Range		Proposed Transactions Consideration
Methodologies	Rep Level	Low	High
		($000s, Except per Home Passed / Basic Sub Data)
Original Plan
Discounted Cash Flow Analysis		$9,700	$13,000
Market Approach (1)		$10,700	$15,500

Revised Plan
Discounted Cash Flow Analysis		$7,900	$10,700
Market Approach (1)		$10,300	$15,500
Concluded Enterprise Value Range		$9,700	$13,700	$17,300

Implied Multiples based on Original Plan
LTM 9/30/11 EBITDA	$2,814	3.4x	4.9x	6.1x
Projected 2011 EBITDA	$2,941	3.3x	4.7x	5.9x
Projected 2012 EBITDA	$3,053	3.2x	4.5x	5.7x
LTM 9/30/11 EBITDA less CapEx	$1,466	6.6x	9.3x	11.8x
Projected 2011 EBITDA less CapEx	$1,701	5.7x	8.1x	10.2x
Value per Home Passed at 12/31/11	$27,540	$352	$497	$628
Value per Basic Sub at 12/31/11	$9,516	$1,019	$1,440	$1,818

(1)	Selected Public Company and M&A Transaction Analysis. See the Application of Selected Multiples section for a detailed build-up of the market multiples.

LTM = Latest 12 Months

EV = Enterprise Value

Sources: Capital IQ, Inc. and SEC filings.

Summary Analysis

Based on the foregoing analyses, Duff & Phelps concluded that, as of November 14, 2011, the consideration to be received by NCP-Seven in the Proposed Transactions was fair to NCP-Seven from a financial point of view.

Duff & Phelps’s opinion to the Board of Directors was one of many factors taken into consideration by the Board of Directors in its evaluation of the Proposed Transactions.

Compensation and Material Relationships

In connection with Duff & Phelps services as independent financial advisor, NCP-Seven agreed to pay Duff & Phelps a fee of $125,000, of which $62,500 was payable upon Duff & Phelps’ engagement and $62,500 of which was payable on the date Duff & Phelps rendered its opinion. NCP-Seven has also agreed to reimburse Duff & Phelps for certain its out-of-pocket expenses (including attorneys’ fees) and to indemnify Duff & Phelps and related parties against certain liabilities and other items, including liabilities under U.S. federal securities laws, relating to or arising out of its engagement. The amount payable to Duff & Phelps was not conditioned upon the outcome of its fairness opinion and was negotiated prior to Duff & Phelps’ evaluation of any of the assets of NCP-Seven. The managing general partner retained Duff & Phelps based upon Duff & Phelps’s experience and reputation in evaluating transactions and rendering fairness opinions for various companies in various industries, including companies operating in the telecommunications industry. The managing general partner also retained Duff & Phelps to serve as an independent financial advisor to the managing general partner in connection with certain other proposed transactions involving Northland Cable Properties Eight Limited Partnership and agreed to pay Duff & Phelps a fee of $50,000 in connection therewith. Other than the foregoing engagements, during the two years preceding the date of Duff & Phelps’ opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transactions for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. Duff & Phelps served as financial advisor to NCP-Seven and rendered a fairness opinion in the proposed sale of NCP-Seven’s assets to Green River Media and Communications, LLC in 2007 and was paid a customary fee for its services.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The selected data presented below for the nine-month period ended September 30, 2011, the six-month period ended June 30, 2011 and the three month period ended March 31, 2011, and as of September 30, 2011, June 30, 2011 and March 31, 2011, are derived from the unaudited consolidated financial statements of NCP-Seven. The unaudited consolidated financial statements as of September 30, 2011 and for the periods ended September 30, 2011 are included elsewhere in this proxy statement.

The selected data presented below under the captions “Summary of Operations” and “Balance Sheet Data” for, and as of the end of, each of the years in the five-year period ended December 31, 2010, are derived from the Consolidated Financial Statements of NCP-Seven, which financial statements have been audited by KPMG LLP, an independent registered public accounting firm. The consolidated financial statements as of December 31, 2010 and 2009, and for each of the years in the three-year period ended December 31, 2010, and the report thereon, are included elsewhere in this proxy statement.

	Nine Months Ended September 30, 2011	Six Months Ended June 30, 2011	Three Months Ended March 31, 2011	Year Ended December 31,
				2010	2009	2008	2007	2006
SUMMARY OF OPERATIONS:
Service revenues	$7,364,656	$4,982,672	$2,489,441	$9,565,551	$9,503,044	$8,961,332	$8,848,630	$8,576,460
Operating income (loss)	639,586	488,872	251,615	382,485	1,233,787	1,179,652	1,035,197	939,481
Income from continuing operations	768,742	617,572	381,504	371,200	1,171,960	934,687	535,084	578,371
Income (loss) from discontinued operations	—	—	—	—	—	—	59,928	—

Net income	$768,742	$617,572	$381,504	$371,200	$1,171,960	$934,687	$595,012	$578,371

Net income from continuing operations per limited partnership unit	$15	$12	$8	$7	$23	$19	$11	$12
Net income (loss) from discontinued operations per unit of limited partnership interest	—	—	—	—	—	—	1	—

Net income per limited partner unit	$15	$12	$8	$7	$23	$19	$12	$12

OTHER OPERATING DATA:
Ratio of earnings to fixed charges (1)	N/A	N/A	N/A	N/A	N/A	N/A	6.71	2.57

(1)	Ratio of earnings to fixed charges means the ratio of pretax income from continuing operations and fixed charges, where fixed charges consists of interest and amortization of loan costs. The calculation of the ratio was not applicable to NCP-Seven in periods ending after December 31, 2007 because NCP-Seven paid off the outstanding balance on its credit facility on April 29, 2008 and has since not incurred any debt.

	September 30, 2011	June 30, 2011	March 31, 2011	December 31,
				2010	2009	2008	2007	2006
BALANCE SHEET DATA:
Total assets	$17,381,184	$17,275,380	$17,081,584	$16,759,461	$17,313,965	$17,272,636	$16,974,003	$17,837,162
Term loan	—	—	—	—	—	—	663,299	2,096,676
Total liabilities	984,801	1,030,167	1,072,439	1,313,820	1,188,544	1,077,775	1,713,829	3,172,000
General partner’s deficit	(25,588)	(27,099)	(29,460)	(32,275)	(36,987)	(48,707)	(58,054)	(64,004)
Limited partners’ capital	16,396,383	16,245,213	16,038,605	15,660,916	16,162,408	16,243,568	15,318,228	14,729,166

THE SPECIAL MEETING

This proxy statement is being furnished in connection with the solicitation of proxies by the managing general partner of NCP-Seven. The proxies are for use at the special meeting of limited partners to be held on                    , at the offices of NCP-Seven at 101 Stewart Street, Suite 700, Seattle, Washington 98101, and at any adjournment or postponement of the meeting.

Limited partners are invited to attend the special meeting and are urged to submit a proxy even if they will be able to attend the special meeting. The approximate date of mailing this proxy statement and the accompanying proxy card is.

Purpose of the Special Meeting

The purpose of the meeting is to vote on a proposal to approve the proposed sale of one or more of NCP-Seven’s cable systems, up to and including substantially all of NCP Seven’s assets to the Purchasers, one of which is an affiliate of the managing general partner, as described further in this proxy statement.

Record Date; Limited Partners Entitled to Vote at the Special Meeting

Only persons who are limited partners of record of NCP-Seven at the close of business on                      will be entitled to vote at the special meeting or at any adjournment or postponement of the special meeting. As of the close of business on                     , the “record date”, there were                      units of limited partnership interest outstanding, held by limited partners of record. Limited partners will be entitled to one vote on each matter presented for approval at the special meeting for each unit of limited partnership interest held as of the close of business on the record date.

Quorum; Vote Required for Approval

Pursuant to the NCP-Seven partnership agreement, the presence in person or by proxy of holders of units of limited partnership interest representing a majority of the votes entitled to be cast at the special meeting constitutes a quorum for the transaction of business at the special meeting. Abstentions and broker non-votes are included in the calculation of the number of votes represented at a meeting for purposes of determining whether a quorum has been achieved. The approval of the proposal requires the affirmative vote of the holders of a majority of the outstanding units of limited partnership interest excluding those held by the managing general partner or its affiliates. A failure to submit a proxy card (or to vote in person at the special meeting) will have the same effect as a vote to “Disapprove” the proposal.

Use of Proxies at the Special Meeting

The managing general partner will ensure that all properly executed proxies received before the special meeting will be voted at the special meeting as instructed on the proxy. Abstentions and broker non-votes will have the effect of a vote against the proposal for which they have abstained. Properly executed proxy cards that do not contain voting instructions with regard to a proposal will be treated as a vote to “APPROVE” any such proposal. All questions as to the validity, form, eligibility, time of receipt, and acceptance of any proxies will be determined by the managing general partner in its sole discretion, which determination will be final and binding.

The managing general partner knows of no matters that will be presented for a vote at the special meeting other than the matter identified in this proxy statement and on the proxy card. If any other matters are properly presented, the persons designated as proxies on the enclosed proxy card intend to vote on the matters in accordance with the form of the proxy being solicited that is included as Exhibit A to this proxy statement. An actual execution-ready proxy card accompanies this proxy statement. By submitting a completed and executed proxy, a limited partner will be appointing each of John S. Whetzell and Richard I. Clark as attorney-in-fact to vote the limited partner’s units at the special meeting with respect to approval or disapproval, as specified on the proxy card. Messrs. Whetzell and Clark are granted the authority to appoint substitutes for purposes of voting proxies. Messrs. Whetzell and Clark serve as Chief Executive Officer and Executive Vice President, respectively, of the managing general partner. The managing general partner requests that limited partners complete, date and sign the accompanying proxy card and return it promptly in the enclosed postage-paid envelope, even if they are planning to attend the special meeting.

Revocation of Proxies

Once you submit a signed proxy, you may change your vote only by (1) delivering to the managing general partner before the special meeting either a signed notice of revocation or a signed proxy dated subsequent to the date of the proxy previously given, or (2) personally appearing at the special meeting and, prior to the commencement of the special meeting, delivering to the managing general partner notice in writing that the proxy already given is being revoked. Attendance at the special meeting, by itself, will not revoke a proxy.

Solicitation of Proxies

This proxy statement is being furnished to the limited partners of NCP-Seven by the managing general partner, whose principal executive offices are located at 101 Stewart Street, Suite 700, Seattle, Washington 98101 and whose telephone number is (206) 621-1351. The principal executive offices and telephone number of NCP-Seven are the same.

In addition to use of the mail, proxies may be solicited by telephone or personally by the managing general partner and any of its directors, officers, partners and employees. The managing general partner will not pay any additional compensation to any of these people for their services in this regard. The expenses of the solicitation will be borne by NCP-Seven.

SPECIFIC TERMS OF THE PROPOSED ASSET SALES

General Structure of the Proposed Transactions

The terms and conditions of the NCTI Agreement, Charter Communications Agreement and TruVista Agreement pursuant to which NCP-Seven would sell one or more of its cable systems, up to and including substantially all of its assets to the Purchasers are set forth as Exhibits B, C and D, respectively. With limited exceptions, the assets to be sold under the Asset Purchase Agreements include NCP-Seven’s personal property, real property, contracts, subscriber relationships, records relating to the Systems, franchises, accounts receivable, contracts and deposits with vendors, utilities, landlords and governmental agencies relating to the services provided by the Systems. The purchased assets expressly exclude, among other things, NCP-Seven’s cash, cash equivalents, insurance policies and other similar items, books and records required to be retained, tax refunds, programming agreements, certain retransmission consent agreements, trademark and other similar proprietary rights of NCP-Seven.

In consideration for the assets to be purchased, the Purchasers will pay NCP-Seven an aggregate purchase price of $17,300,000; $5,400,000 from NCTI, $3,000,000 from Charter Communications and $8,900,000 from TruVista, each subject to adjustment as described below in “— Potential Purchase Price Adjustments.” Upon execution of the Charter Communications Agreement and TruVista Agreement, each of Charter Communications and TruVista deposited $150,000 and $300,000, respectively, to secure their obligations to close the transaction, which amounts will be held in escrow and credited, together with interest, against the respective purchase price at closing. The deposits may be returned to Charter Communications or TruVista, as applicable, or forfeited to NCP-Seven under certain conditions. At closing, $1,622,000 of the aggregate purchase price will be held in escrow as a holdback fund with $432,000, $300,000 and $890,000 held back in connection with each of the NCTI Agreement, Charter Communications Agreement and TruVista Agreement, respectively. The escrow holdbacks are to be used to indemnify each of the Purchasers from certain claims, if any, that may arise within a period of 18 months, or 12 with respect to NCTI, post closing. Following the 18 or 12 month period, as applicable, any remaining amounts with respect to any of the escrow holdbacks, and any interest accumulated on the escrow funds, will be paid to NCP-Seven. See “— Indemnification” on page 47 for more details.

With respect to the Proposed Transactions, the value assigned to the purchased assets is based on the following assumptions:

•	NCP-Seven will transfer the assets free and clear of all liens (except for those encumbrances permitted to remain as detailed in the Asset Purchase Agreements);

•

the Purchasers will assume no debts and liabilities of NCP-Seven (other than obligations arising from the acquired assets after closing, from conduct by any of the Purchasers after closing, or those that are expressly assumed in the respective Asset Purchase Agreement);

•	the contracts being transferred to the Purchasers will only relate to the business or operations of the systems being purchased;

•	the Purchasers will not receive any of NCP-Seven’s cash or cash equivalents, bank deposits, refunds due from local, state or federal taxes, or certain other immaterial assets; and

•	the franchises held by NCP-Seven are not purchased assets and the Purchasers will each obtain franchises on their own behalf.

Potential Purchase Price Adjustments

The Purchasers will purchase NCP-Seven’s rights to receive payment for services rendered by NCP-Seven with respect to the particular Systems, which have been unpaid as of the closing date which will increase the amount of cash received by NCP-Seven. Additionally, the Purchasers will receive credit for the amount of customer prepayments received by NCP-Seven with respect to the particular Systems, which will reduce the amount of cash received by NCP-Seven. See “Dissolution and Liquidation Consequences of the Proposed Transactions-Projected Cash Available from Liquidation” beginning on page 55 for estimates of these amounts.

Indemnification

With respect to its proposed acquisitions of NCP-Seven’s cable systems, the Purchasers will have the right to seek indemnification from the respective escrow holdbacks for damages resulting from any breach of representations, warranties and covenants by NCP-Seven. Each escrow holdback will be held in escrow for 18 months, (12 months with respect to the NCTI Agreement), after closing, and the balance, less any payments due to each Purchaser and less any pending claims and including any interest accrued, will then be released to NCP-Seven.

NCTI

In the NCTI Agreement, NCP-Seven has specifically agreed to indemnify NCTI for the following, generally only once the related losses have exceeded $5,000:

•

any losses stemming from any breach or default in the performance by NCP-Seven of any covenant or agreement of NCP-Seven contained in the NCTI Agreement or any other document or instrument to be executed and delivered in connection with the transactions contemplated by the respective Asset Purchase Agreement, which we sometimes refer to as a “Transaction Document”;

•

any breach of any representation or warranty made by NCP-Seven in the respective Asset Purchase Agreement or any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of NCP-Seven pursuant to the respective Asset Purchase Agreement or any Transaction Document;

•

any liability (other than assumed liabilities) arising out of or relating to NCP-Seven’s ownership or operation of the respective purchased assets, business or systems prior to the closing (without regard to whether a claim is asserted before or after closing), generally only once such losses have exceeded $15,000, or $5,000 with respect to the NCTI Agreement;

•

any claim that the transactions contemplated by the respective Asset Purchase Agreement violate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law or any bulk transfer of any jurisdiction;

•	any rate refund ordered by a governmental entity for periods prior to the closing date;

•

the presence, generation, removal or transportation of a hazardous substance on or from any of the respective owned real property caused by NCP-Seven prior to the closing date, including the costs of removal and clean-up of such hazardous substance and other compliance with provisions of environmental laws (without regard to whether a claim is asserted before or after the closing); and

•	any failure of NCP-Seven to perform its obligations in respect of the respective excluded liabilities.

Except for claims related to the Specified Representations and Post Closing Covenants, third party claims and claims based on fraud, willful misconduct or intentional misrepresentation, claims of indemnification by NCTI are limited to the amounts held in the $432,000 escrow holdback provided for in the NCTI Agreement.

NCTI will indemnify NCP-Seven for the following:

•	any breach or default in the performance by NCTI of any covenant or agreement of NCTI contained in the NCTI Agreement or any Transaction Document to which it is a party;

•

any breach of any representation or warranty made by NCTI in the NCTI Agreement, in any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of NCTI pursuant to the NCTI Agreement or any Transaction Document; and

•	any failure of NCTI to perform its obligations in respect of the respective assumed liabilities.

Charter Communications

In the Charter Communications Agreement, NCP-Seven has specifically agreed to indemnify Charter Communications for:

•	any losses stemming from any breach or default in the performance by NCP-Seven of any covenant or agreement of NCP-Seven contained in the Charter Communications Agreement or any Transaction Document;

•

any breach of any representation or warranty made by NCP-Seven in the Charter Communications Agreement or any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of NCP-Seven pursuant to the Charter Communications Agreement or any Transaction Document, generally only once such losses have exceeded $15,000 with limited exceptions;

•

any liability (other than assumed liabilities) arising out of or relating to NCP-Seven’s ownership or operation of the respective purchased assets, business or systems prior to the closing (without regard to whether a claim is asserted before or after closing);

•

any claim that the transactions contemplated by the Charter Communications Agreement violate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar state or local law or any bulk transfer of any jurisdiction;

•	any rate refund ordered by a governmental entity for periods prior to the closing date;

•

the presence, generation, removal or transportation of a hazardous substance on or from any of the respective owned real property caused by NCP-Seven prior to the closing date, including the costs of removal and clean-up of such hazardous substance and other compliance with provisions of environmental laws (without regard to whether a claim is asserted before or after the closing); and

•	any failure of NCP-Seven to perform its obligations in respect of the respective excluded liabilities.

Except for certain claims related to breaches of the representations and warranties with respect to ERISA, taxes, environmental laws, hazardous substances, NCP-Seven’s title to the assets or corporate power and authority, claims for breaches of any representation or warranty by Charter Communications are limited to the amounts held in the $300,000 escrow holdback provided for in the Charter Communications Agreement.

Charter Communications will indemnify NCP-Seven for the following:

•

any breach or default in the performance by Charter Communications of any covenant or agreement of Charter Communications contained in the Charter Communications Agreement or any Transaction Document to which it is a party;

•

any breach of any representation or warranty made by Charter Communications in the Charter Communications Agreement, in any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of Charter Communications pursuant to the Charter Communications Agreement or any Transaction Document; and

•	any failure of Charter Communications to perform its obligations in respect of the respective assumed liabilities.

TruVista

In the TruVista Agreement, NCP-Seven has specifically agreed to indemnify TruVista for the following, generally only once the related losses have exceeded $10,000:

•

any losses stemming from the failure of any of the representations or warranties made by NCP-Seven in the TruVista Agreement or the other Transaction Documents to be true and correct in accordance with the TruVista Agreement;

•	the breach of any covenant or agreement on the part of NCP-Seven contained in the TruVista Agreement or the other Transaction Documents;

•	any losses stemming from any excluded asset or excluded liability; and

•	any losses stemming from NCP-Seven’s operation of the respective business prior to the closing date.

Except for certain claims related to breaches of the representations and warranties with respect to NCP-Seven’s corporate power and authority and its title to the respective assets, taxes, employee benefits, environmental matters, claims related to the breach of any post-closing covenants, third party claims, claims for NCP-Seven’s failure or refusal to close in violation of the TruVista Agreement and claims based on fraud, willful misconduct or intentional misrepresentation, claims of indemnification by TruVista are limited to the amounts held in the $890,000 escrow holdback provided for in the TruVista Agreement.

TruVista will indemnify NCP-Seven for the following:

•

any losses stemming from the failure of any of the representations or warranties made by TruVista in the TruVista Agreement or the other Transaction Documents to be true and correct in accordance with the TruVista Agreement;

•	the breach of any covenant or agreement on the part of TruVista contained in the TruVista Agreement or the other Transaction Documents;

•	any losses stemming from any assumed liability; and

•	any losses stemming from TruVista’s operation of the respective business after the closing date.

Purchasers’ Sources of Funds

As discussed under “General Structure of Proposed Sales” beginning on page 46, each of the three Purchasers in the proposed sales will pay its purchase price, minus an escrow holdback and deposit amount, as applicable, by wiring the amount each owes to NCP-Seven at closing. Each of Charter Communications and TruVista have represented that they will have available on the closing date sufficient unrestricted funds to enable it to consummate the transaction. None of the Purchasers will be relying on any financing for its respective purchase price to be delivered at closing, but instead will be using existing cash balances to pay the purchase price.

NCTI intends to borrow under its existing revolving credit facility to pay the purchase price to be delivered by it at closing. As of the date of this proxy statement, NCTI had made the following arrangements for financing its proposed purchase:

In December, 2010, NCTI and a syndicated group of lenders led by General Electric Capital Corporation as administrative agent, which we refer to collective as the “Senior Lenders,” entered into an $83,000,000 term loan and $15,000,000 revolving credit facility. At closing of the financing transaction the term loan was fully drawn and $5,800,000 of the revolving credit facility was drawn. As of the date of this proxy $9,200,000 under the revolving credit facility remains available to NCTI and will be the sole source of financing for the purchase price to be delivered to NCP-Seven at closing. This credit facility is secured by a first position lien on all of the existing and after acquired assets of NCTI. The revolving credit facility, and availability of undrawn amounts, is available until its maturity on June 30, 2016 and the term loan matures on December 30, 2016. Monies borrowed under the term loan and revolving credit facility accrue interest at a rate of LIBOR plus 600 with a LIBOR floor of 1.75%. NCTI plans to borrow the entire $5,400,000 purchase price for NCP-Seven’s Vidalia, Georgia operating system from this revolving credit facility and plans to repay these borrowings through future operations. NCTI’s ability to borrow the $5,400,000 amount from this credit facility is subject to certain conditions customarily found in similar credit agreements. Those conditions include the requirement that the Senior Lenders receive certain information with respect to the assets being acquired, deliver updated projections giving effect to the acquisition and demonstrate that before and after giving effect to the acquisition the borrower will not be in default under the terms of the credit agreement, grant Senior Lenders a first priority lien in the assets acquired, no additional indebtedness will be incurred other than borrowings under the credit agreement and that such acquisition is consensual and include assets that comprise a business similar to that already conducted by the borrower. NCTI has not pursued alternative financing for the NCTI Transaction and is looking solely to its existing revolving credit agreement to borrow the funds necessary for it to close the NCTI Transaction.

Timing of Closing; Conditions to Completion of the Proposed Transactions

The managing general partner anticipates that the Proposed Transactions will be consummated early in the second quarter of 2012. However, each of the Asset Purchase Agreements that are part of the Proposed Transactions is subject to the satisfaction of certain material closing conditions, including the following:

NCTI

•	the NCTI Transaction shall have been approved by holders of a majority of the outstanding units of limited partnership interest of NCP-Seven;

•	there shall not have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the NCTI Transaction;

•	NCP-Seven shall have obtained all required regulatory approvals (with limited exceptions);

•	there shall have been no event that would create a material adverse effect on the operations or financial condition of NCP-Seven’s systems (other than those that affect the industry as a whole);

•	encumbrances affecting or encumbering the assets shall have been terminated, released or waived, as appropriate;

Charter Communications

•	the Charter Communications Transaction shall have been approved by holders of a majority of the outstanding units of limited partnership interest of NCP-Seven;

•	there shall not have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the Charter Communications Transaction;

•	NCP-Seven shall have obtained all required regulatory approvals (with limited exceptions);

•	there shall have been no event that would create a material adverse effect on the operations or financial condition of NCP-Seven’s systems (other than those that affect the industry as a whole);

•	encumbrances affecting or encumbering the assets shall have been terminated, released or waived, as appropriate;

TruVista

•	the TruVista Transaction shall have been approved by holders of a majority of the outstanding units of limited partnership interest of NCP-Seven;

•	there shall not have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the TruVista Transaction;

•

NCP-Seven shall have received a fairness opinion issued by Duff & Phelps concluding that the purchase price for sale of NCP-Seven’s assets, in the aggregate, is fair from a financial point of view to the limited partners of NCP-Seven;

•	NCP-Seven shall have obtained all material consents (with limited exceptions); and

•	there shall have been no event that would create a material adverse effect on the operations or financial condition of NCP-Seven’s systems (other than those that affect the industry as a whole).

Attached to this proxy statement as Exhibit E is the full text of the written opinion of Duff & Phelps that as of November 14, 2011, and based upon and subject to the assumptions, limitations and qualifications set forth in its written opinion, the consideration to be received by NCP-Seven in the Proposed Transactions was fair from a financial point of view to NCP-Seven. As a result, the managing general partner believes it has satisfied the closing condition in each of the Asset Purchase Agreements regarding the receipt of a fairness opinion from Duff & Phelps with respect to the sale of NCP-Seven’s assets in the aggregate.

One or more of the Asset Purchase Agreements may not close if one or more of these conditions are not satisfied or waived, even if the Proposed Transactions are approved by limited partners holding a majority of NCP-Seven’s units of limited partnership interest.

Termination Rights

NCTI

The NCTI Agreement provides for its termination in the following circumstances:

•	automatically, at the close of business on April 30, 2012 if the closing shall not have occurred by the close of business on that day;

•	by mutual written consent of NCP-Seven and NCTI;

•

by NCP-Seven or NCTI if there shall have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated under the NCTI Agreement, or any pending or threatened legal proceeding seeking material damages that relate to or arise out of the NCTI Agreement or the consummation of the transactions contemplated by the NCTI Agreement that NCP-Seven or NCTI, as applicable, determines is reasonably likely to be successful on the merits;

•

by NCP-Seven or NCTI if there shall be in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting a party from consummation of the transactions contemplated under the NCTI Agreement;

•

by NCP-Seven or NCTI if the terminating party is not in material breach of its obligations under the NCTI Agreement and the other party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the NCTI Agreement such that the conditions set forth in specified sections of the NCTI Agreement would not be satisfied and such breach is incapable of being cured, or if capable of being cured, shall not have been cured to the terminating party’s reasonable satisfaction within the earlier of 10 days following receipt by the other party of written notice of such breach from the terminating party or April 30, 2012;

•	by NCP-Seven if and at such time as its financial advisor informs it that it is not able to issue the fairness opinion;

•	by NCTI if NCP-Seven has not obtained the fairness opinion on or before 65 days after October 21, 2011; and

•	by NCP-Seven if and at such time NCP-Seven’s limited partners have rejected the proposal to approve the consummation of the Proposed Transactions.

Charter Communications

The Charter Communications Agreement provides for its termination in the following circumstances:

•	automatically, at the end of business on March 31, 2012 if the closing shall not have occurred by the close of business on that day;

•	by mutual written consent of NCP-Seven and Charter Communications;

•

by NCP-Seven or Charter Communications if there shall have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated under the Charter Communications Agreement, or any pending or threatened legal proceeding seeking material damages that relate to or arise out of the Charter Communications Agreement or the consummation of the transactions contemplated by the Charter Communications Agreement;

•

by NCP-Seven or Charter Communications if there shall be in effect a final nonappealable order of a governmental entity of competent jurisdiction restraining, enjoining or otherwise prohibiting a party from consummation of the transactions contemplated under the Charter Communications Agreement;

•

by NCP-Seven or Charter Communications if the terminating party is not in material breach of its obligations under the Charter Communications Agreement and the other party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the Charter Communications Agreement such that the conditions set forth in specified sections of the Charter Communications Agreement would not be satisfied and such breach is incapable of being cured, or if capable of being cured, shall not have been cured to the terminating party’s reasonable satisfaction within the earlier of 10 days following receipt by the other party of written notice of such breach from the terminating party or April 30, 2012;

•

by NCP-Seven within 65 days of the date of the Charter Communications Agreement if, within that time period, NCP-Seven’s financial advisor notifies NCP-Seven, in writing, that it cannot conclude that the sale of NCP-Seven’s assets, in the aggregate, from a financial point of view, is fair to NCP-Seven’s limited partners; and

•	by NCP-Seven, if and at such time NCP-Seven’s limited partners have not approved the proposal to approve the consummation of the Proposed Transactions.

TruVista

The TruVista Agreement provides for its termination in the following circumstances:

•

automatically, at the close of business on April 30, 2012 if the closing shall not have occurred by the close of business on that day and, if so terminated, TruVista shall be entitled to the initial payment plus interest through the date of payment as its sole and exclusive remedy;

•	by mutual written consent of NCP-Seven and TruVista and, if so terminated, TruVista shall be entitled to the initial payment plus interest through the date of payment;

•

by NCP-Seven or TruVista if there shall have been instituted or threatened any legal proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated under the TruVista Agreement, or any pending or threatened legal proceeding seeking material damages that relate to or arise out of the TruVista Agreement or the consummation of the transactions contemplated by the TruVista Agreement that NCP-Seven or NCTI, as applicable, determines is reasonably likely to be successful on the merits and, if so terminated by NCP-Seven, TruVista shall be entitled to the initial payment plus interest through the date of payment and, if so terminated by TruVista, NCP-Seven shall be entitled to retain the initial payment;

•

by NCP-Seven or TruVista if there shall be in effect a final nonappealable order of a governmental body of competent jurisdiction restraining, enjoining or otherwise prohibiting a party from consummation of the transactions contemplated under the TruVista Agreement, and, if so terminated by NCP-Seven, TruVista shall be entitled to the initial payment plus interest through the date of payment and, if so terminated by TruVista, NCP-Seven shall be entitled to retain the initial payment;

•

by NCP-Seven or TruVista if the terminating party is not in material breach of its obligations under the TruVista Agreement and the other party shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the TruVista Agreement such that the conditions set forth in specified sections of the TruVista Agreement would not be satisfied and such breach is incapable of being cured, or if capable of being cured, shall not have been cured to the terminating party’s reasonable satisfaction within the earlier of 10 days following receipt by the other party of written notice of such breach from the terminating party or April 30, 2012 and, if so terminated by NCP-Seven, TruVista shall be entitled to the initial payment plus interest through the date of payment and, if so terminated by TruVista, NCP-Seven shall be entitled to retain the initial payment;

•

by NCP-Seven if and at such time as its financial advisor informs it that it is not able to issue the fairness opinion and, if so terminated by NCP-Seven, TruVista shall be entitled to the initial payment plus interest through the date of payment;

•

by TruVista if NCP-Seven has not obtained the fairness opinion on or before 65 days after October 11, 2011 and, if so terminated by TruVista, TruVista shall be entitled to the initial payment plus interest through the date of payment;

•

by NCP-Seven, if and at such time NCP-Seven’s limited partners have rejected the proposal to approve the consummation of the Proposed Transactions and, if so terminated by NCP-Seven, TruVista shall be entitled to the initial payment plus interest through the date of payment.

Distributions to General and Limited Partners

Under the NCP-Seven partnership agreement, cash and any unsold assets of NCP-Seven are to be distributed upon liquidation and winding up of the partnership in the following order of priority:

•

first, pursuant to Article 16(d)(i) of the NCP-Seven partnership agreement, to the payment of all liabilities or obligations of NCP-Seven, including any obligations owed to its managing general partner or any of its affiliates;

•

second, pursuant to Article 16(d)(ii) of the NCP-Seven partnership agreement, to the setting up of reasonable reserves for any contingent liabilities or obligations of NCP-Seven or of its managing general partner arising out of or in connection with the partnership, to be held in escrow through a liquidating trust;

•

third, pursuant to Article 16(d)(iii) of the NCP-Seven partnership agreement, to the partners of NCP-Seven pro rata in the amount of their positive capital account balances, after adjustment in accordance with the terms of the NCP-Seven Partnership Agreement; and

•

fourth, pursuant to Article 16(d)(iv) of the NCP-Seven partnership agreement, the balance, if any, to be allocated 75% to its limited partners, 5% to the administrative general partner and 20% to the managing general partner.

In the event that some, but not all, of the Proposed Transactions close, NCP-Seven expects to distribute the net proceeds from such Proposed Transactions to the limited partners. Pursuant to Article 15(c) of the NCP-Seven partnership agreement, cash available for distribution will be distributed in the following order of priority:

•

first 99% to the limited partners and 1% to the managing general partner until such time as the limited partners have received aggregate cash distributions in an amount equal to 100% of the aggregate capital contributions; and

•	thereafter, 75% to the limited partners, 5% to the administrative general partner and 20% to the managing general partner.

Limited partners will participate in the distributions that are to be made to them in proportion to the number of units of limited partnership interest they hold.

Application of Net Cash Proceeds

NCP-Seven will apply NCP-Seven’s available cash to discharge unpaid NCP-Seven liabilities. The managing general partner has estimated the amount of NCP-Seven’s total liabilities on a pro forma basis,

assuming that the sales had occurred as of September 30, 2011. See “Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Cash Available from Liquidation” beginning on page 55. While NCP-Seven’s actual liabilities will differ from those set forth in the pro forma statement, the managing general partner does not anticipate that NCP-Seven’s actual liabilities, either at closing or thereafter, will be materially greater than those set forth in the pro forma statement.

The net cash proceeds will be applied to cover NCP-Seven’s expenses, whether or not such expenses are greater or less than those set forth in the pro forma statement before cash distributions are made to the general partner or the limited partners. The balance of the net sale proceeds will then be distributed to the general partner or the limited partners in proportion to their rights under the NCP-Seven partnership agreement, as described above under “Distributions upon Liquidation of the Partnership.” The amounts of these distributions are estimated to be in the range of those amounts as set forth under “Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Cash Available from Liquidation” beginning on page 55.

The Managing General Partner’s Distribution

The aggregate estimated value of the managing general partner’s cash distributions, if the Proposed Transactions are consummated as described in this proxy statement, was calculated using pro forma financial data as of September 30, 2011 based on the assumption that the Proposed Transactions will close as contemplated. The value of the distribution to Northland Communications Corporation as managing general partner is estimated to be approximately $127,600. See “Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Aggregate Cash Available Following Closing the Proposed Transactions” beginning on page 56. Several variables could affect the actual value of the managing general partner’s interest in NCP-Seven, including purchase price adjustments at the closing of the Proposed Transactions, or a post closing claim made against any of the escrow holdbacks.

Timing of Distributions to the Managing General Partner and Limited Partners

As soon as is reasonably practicable after the closing of the Proposed Transactions, NCP-Seven intends to distribute to the managing general partner and the limited partners their respective shares of the net cash proceeds then available, after discharging all known NCP-Seven liabilities. NCP-Seven expects these cash distributions to be made in one lump sum within 60 days of the closing of the last of the Proposed Transactions.

Limited partners will receive a final distribution shortly after the expiration of the 18 month or 12 month escrow period, as applicable, to the extent that remaining holdback funds are distributed to NCP-Seven out of escrow.

See “Dissolution and Liquidation Consequences of the Proposed Transactions — Projected Cash Available from Liquidation” beginning on page 55 for estimates of the amounts distributable to the limited partners if the Proposed Transactions are closed. Considering this arrangement, limited partners should bear in mind that the pro forma statement includes projected expenses of $75,000 for unknown and contingent liabilities. The managing general partner considers this estimate to be reasonable, but such expenses and liabilities may exceed that amount.

DISSOLUTION AND LIQUIDATION CONSEQUENCES OF THE PROPOSED TRANSACTIONS

Dissolution Procedures

If each of the Proposed Transactions closes as contemplated, the managing general partner will commence dissolution of NCP-Seven during the first half of 2012. NCP-Seven will continue to file periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934 until it is dissolved. Upon its dissolution NCP-Seven will file a Certification and Notice of Termination on Form 15 with the Securities and Exchange Commission, and will thereafter no longer be subject to the Securities Exchange Act and will cease filing periodic reports with the Securities and Exchange Commission. NCP-Seven will have completed the dissolution process when it has transferred any remaining claims, all known NCP-Seven liabilities and disposed of all NCP-Seven assets, other than NCP-Seven’s rights to the amounts to which it may be entitled out of any of the escrow holdbacks, to a liquidating trust which will be funded to provide for estimated contingent liabilities and obligations of NCP-Seven. Following dissolution of the partnership, NCP-Seven will no longer provide its limited partners with annual, semiannual, or quarterly reports.

Projected Cash Available From Liquidation

The following tables set forth an estimate of the cash available for distribution to the limited partners if the Proposed Transactions are closed. The tables provide estimates based on an initial $500 and $1,000 investment in NCP-Seven. They project cash distributions to limited partners from the Proposed Transactions of $686 per $1,000 investment and rounded to $343 per $500 unit.

The estimates are computed on a pro forma basis and based upon a number of assumptions. The projected net cash available assumes that the Proposed Transactions will close on September 30, 2011, and reflects payments of NCP-Seven’s liabilities and certain accrued receipts and costs as of September 30, 2011. The current estimated total expenses in the Proposed Transactions are approximately $1,098,000 (including transaction and proxy costs, and NCP-Seven administrative expenses), but such estimate does not include administrative costs of dissolving and winding up NCP-Seven. Although these expenses will vary depending on the timing and structure of the sales transactions, the expenses incurred would likely be equal to or greater than those set forth in the following tables. Other expenses, such as NCP-Seven administrative costs and miscellaneous costs, represent expenses that would be incurred by NCP-Seven regardless of the parties to or structure of a sale of NCP-Seven’s assets.

Pursuant to the terms of each of the NCTI Agreement, Charter Communications Agreement and the TruVista Agreement, $432,000, $300,000 and $890,000, respectively, of the purchase price under each of such Asset Purchase Agreements will be held in a third party escrow account, against which NCTI, Charter Communications and TruVista, as applicable, may assert indemnification claims under its respective purchase agreement. At the end of the 18 months (or with respect to the NCTI Agreement, 12 months), any funds remaining in escrow (net of any pending indemnification claims) will be released to NCP-Seven. NCP-Seven will promptly thereafter distribute the net proceeds from escrow to its partners. The projections set forth in the following tables assume that the hold back escrows will be distributed in full. See “Specific Terms of the Proposed Asset Sales — General Structure of the Proposed Transactions” beginning on page 46 for more details.

The estimates set forth on the following tables are provided on a pro forma basis as of September 30, 2011, and are being provided for illustrative purposes only. The managing general partner currently anticipates closing each of the Proposed Transactions in the second quarter of 2012. Actual amounts will vary from the estimates included on the following tables. The amount of cash actually distributed to limited partners will also vary from these estimates. The amount of the variance will depend on a variety of factors, including, but not limited to, the actual dates of closing, the possibility that the Proposed Transactions may not close as anticipated, the results of operations of NCP-Seven prior to the close of the Proposed Transactions of its assets, and the incurrence of unexpected liabilities. The amount of the variance could be significant.

Although the figures are presented on a pro forma basis as if the Proposed Transactions occurred on September 30, 2011, the managing general partner does not anticipate that any events will occur between September 30, 2011 and the expected closing date of each of the Proposed Transactions that would materially affect the figures.

Projected Aggregate Cash Available Following the Closing of the Proposed Transactions

Assuming each of the Proposed Transactions closes as contemplated, projected cash available for distribution by NCP-Seven to its limited partners was estimated as of September 30, 2011 to equal the following:

Projections for Entirety of NCP-Seven:
Gross aggregate valuation for the Proposed Transactions	$17,300,000
Adjustments to gross aggregate valuation:
Accounts receivable purchased	237,188
Current liabilities assumed (1)	(243,072)
Adjusted gross aggregate valuation for the Proposed Transactions	17,294,116
Plus (less) partnership liabilities and other assets:
Other assets (2)	229,322
Cash on hand	1,551,046
Broker expenses	(346,000)
Transaction and proxy costs (3)	(457,000)
Dissolution and wind up costs (4)	(295,000)
Debt repayment to others (5)	(741,729)
Other costs; contingencies (6)	(75,000)
Projected net aggregate cash value for the proposed sale (7)(8)	17,159,755
Less projected value of distributions to the managing general partner (8)	127,551

Projected aggregate cash available for distribution to limited partners from the Proposed Transactions (8)	$17,032,204

(1)	Includes advance subscriber payments and deposits.
(2)	Includes NCP-Seven’s (i) prepaid expenses of $135,614 plus (ii) intercompany receivables of $93,708 from the managing general partner and affiliates, all of which amounts were determined as of September 30, 2011.
(3)	Estimated costs of this proxy solicitation and closing of the Proposed Transactions include legal fees and expenses of approximately $175,000, fees and costs associated with the issuance of a fairness opinion for the Proposed Transactions of approximately $130,000, printing costs of approximately $125,000, and Securities and Exchange Commission filing fees and other expenses of approximately $27,000. NCP-Seven will be responsible for all of these costs. No significant auditing or solicitation costs are expected to be incurred in connection with the Proposed Transactions.
(4)	General and administrative, auditing, accounting, legal, reporting and other costs have been estimated through the final distribution, which is assumed to occur 18 months from the closing date. It is estimated that approximately $170,000 of this amount will be payable to the managing general partner for its services in the dissolution and winding up of NCP-Seven. Services provided by the managing general partner will include ongoing accounting and legal services as well as administrative and investor relations services during the dissolution and winding up of NCP-Seven. The amount to be paid to the managing general partner represents an estimate of the actual cost incurred by the managing general partner to provide these services to NCP-Seven.
(5)	Includes $88,644 owed to managing general partner and affiliates.
(6)	This amount will be set aside to cover unknown and contingent liabilities that may exist after closing the Proposed Transactions and will be held in NCP-Seven’s liquidating trust.
(7)	“Projected net aggregate cash value” includes the partners’ distributive share of cash.

(8)	The difference between “projected net aggregate cash value” and “projected aggregate cash available for distribution to limited partners” represents the projected value of the projected cash to be distributed to the managing general partner. This amount was calculated using the applicable formula found in Article 16(d) of the NCP-Seven partnership agreement. That formula applies to the calculation of the share of distributable proceeds to be paid to the managing general partner and limited partners upon dissolution of NCP-Seven.

Estimated Distributions to Limited Partners as a Result of the Proposed Transactions and Subsequent Liquidation of NCP-Seven

Assuming the Proposed Transactions close as contemplated and the application of proceeds to pay outstanding debt obligations takes place, projected cash available for distribution by NCP-Seven per unit of limited partnership interest and per $1,000 investment is estimated to equal the following:

	Per $500 Unit of Limited Partnership Interest	Per $1,000 Investment
Limited partners’ capital account balance (1)	$90	$180
Allocation of gain to limited partners’ capital account balance pursuant to Article 16(c) of the NCP-Seven partnership agreement	254	508

Limited partners’ adjusted capital account balance pursuant to Article 16(c) of the NCP-Seven partnership agreement	344	688
Projected cash distributions to limited partners pursuant to Article 16(d)(iii) of the NCP-Seven partnership agreement	343	686
Nonresident tax paid on behalf of the limited partners (2)	(9)	(18)
Projected cash distributions to limited partners pursuant to Article 16(d)(iv) of the NCP-Seven partnership agreement (3)	—	—

Total projected cash distributions to limited partners (4)	$334	$668

(1)	Capital Account balance as of September 30, 2011 for limited partners. Accordingly, this capital account balance does not reflect any capital expenditure or cash flow that is subsequent to September 30, 2011.
(2)	NCP- Seven has operating assets in the state of Georgia. The state of Georgia imposes an income tax on the net income earned by nonresident partners from the property located in the state. NCP- Seven is required to compute and pay this tax on behalf of its limited partners. This tax will be paid on behalf of the limited partners out of the proceeds from the Proposed Transactions that could otherwise be distributed directly to the limited partners. See “Special Factors of the Proposed Transactions — Federal and State Income Tax Consequences of the Proposed Transactions — State Income Tax Considerations” beginning on page 21 for a more detailed discussion of this state tax.
(3)	Based on estimates of projected aggregate cash available for distribution to limited partners upon dissolution, NCP- Seven expects that limited partners will not receive distributions pursuant Article 16(d)(iv) of the NCP- Seven partnership agreement.
(4)	Assumes no claims will be made against any of the $432,000, $300,000 and $890,000 holdback escrows as set forth in the NCTI Agreement, Charter Communications Agreement and TruVista Agreement, respectively.

It is expected that the Proposed Transactions will be consummated in the first half of 2012. Therefore, funds available for NCP-Seven to distribute to its partners may differ from the projections presented in the above table.

INFORMATION ABOUT NCP-SEVEN

General

NCP-Seven is a Washington limited partnership consisting of one general partner and approximately 2,361 limited partners and 49,656 units of limited partnership interest outstanding as of September 30, 2011. There is currently no established trading market for the units of limited partnership interest. Northland Communications Corporation, a Washington corporation, is the managing general partner of NCP-Seven.

The Managing General Partner

Northland Communications Corporation was formed in March 1981 and is principally involved in the ownership and management of cable television systems. Northland Communications Corporation currently manages the operations and is the managing general partner for cable television systems owned by two limited partnerships. Northland Communications Corporation is also the parent company of NCPI Holdco, Inc., which is the parent company of Northland Cable Properties, Inc., which was formed in February 1995 and is principally involved in direct ownership of cable television systems, and is the majority member and manager of Northland Cable Ventures, LLC. Northland Communications Corporation is a subsidiary of Northland Telecommunications Corporation (“NTC”). Other subsidiaries, direct and indirect, of NTC include:

•	NORTHLAND NETWORKS, INC. — formed in 2010 and is the parent company of Northland Cable Television, Inc.

•	NORTHLAND CABLE TELEVISION, INC. — formed in October 1985 and principally involved in the direct ownership of cable television systems.

•

NORTHLAND CABLE SERVICES CORPORATION — formed in August 1993 and principally involved in the support of computer software used in billing and financial record keeping for, and Internet services offered by, Northland Communications Corporation -affiliated cable systems. Also provides technical support associated with the build out and upgrade of Northland Communications Corporation affiliated cable systems. Sole shareholder of Cable Ad-Concepts, Inc.

•

CABLE AD-CONCEPTS, INC. — formed in November 1993 and principally involved in the sale, development and production of video commercial advertisements that are cablecast on Northland Communications Corporation -affiliated cable systems.

Mr. Whetzell is the largest holder of NTC common stock. Additionally, Mr. Whetzell is the Chief Executive Officer and a director of both NTC and the managing general partner. Accordingly, Mr. Whetzell, in his capacity as Chief Executive Officer, exercises voting and investment control over the interest in NCP-Seven owned by the managing general partner. While Mr. Clark also owns common stock of NTC and is the Executive Vice President and a director of both NTC and the managing general partner, he does not exercise voting and investment control over the interest in NCP-Seven owned by the managing general partner. No other person owns shares of NTC common stock in an amount that would entitle such person to a controlling vote of NTC.

NCP-Seven’s Business

NCP-Seven was formed on April 17, 1987 and began operations on September 1, 1987. NCP-Seven serves the communities and surrounding areas of Vidalia, Sandersville, Toccoa and Royston, Georgia (collectively, the “Systems”). As of September 30, 2011, the total number of basic subscribers served by the Systems was 9,076, and NCP-Seven’s penetration rate (basic subscribers as a percentage of homes passed) was approximately 32%.

NCP-Seven has 17 non-exclusive franchises to operate the Systems. These franchises, which will expire at various dates through the year 2018, have been granted either by the state or a local authority in the areas in which the Systems operate. While the franchises have defined lives based on the franchising authority, renewals are routinely granted, and management expects them to continue to be granted. These franchise agreements are expected to be used by NCP-Seven for the foreseeable future and effects of obsolescence and other factors are minimal. In addition, the level of maintenance expenditures required to obtain the future cash flows expected from the franchises is not material in relation to the carrying value of the franchises. This expectation is supported by management’s experience with NCP-Seven’s franchising authorities and the franchising authorities of NCP-Seven’s affiliates. Franchise fees are paid to the local governmental authorities. These fees vary between 1% and 5% and are generally based on the respective gross revenues of the Systems in a particular community. The franchises may be terminated for failure to comply with their respective conditions.

NCP-Seven revenues are derived primarily from monthly payments received from cable television, high speed Internet and telephone subscribers. Subscribers are divided into six categories: basic subscribers, expanded basic subscribers, premium subscribers, digital subscribers, Internet subscribers and telephone subscribers. “Basic subscribers” are households that subscribe to the basic level of service, which generally provides access to the four major television networks (ABC, NBC, CBS and FOX), a few independent local stations, PBS (the Public Broadcasting System) and certain satellite programming services, such as ESPN, CNN or The Discovery Channel. “Expanded basic subscribers” are households that subscribe to an additional level of programming service, the content of which varies from system to system. “Premium subscribers” are households that subscribe to one or more “pay channels” in addition to the basic service. These pay channels include such services as Showtime, Home Box Office, Cinemax, The Movie Channel, Starz and Encore. “Digital subscribers” are those who subscribe to digitally delivered video and audio services. “Internet Subscribers” are those who subscribe to NCP-Seven’s high speed Internet service, which is offered via a cable modem. “Telephone Subscribers” are those who subscribe to NCP-Seven’s telephony service, known as Voice over Internet Protocol, or VoIP.

On February 15, 2010, Northland Communications Corporation, the managing general partner, declared a cash distribution on behalf of NCP-Seven with respect to all outstanding units of limited partnership interest in the amount of $17.50 per $500 unit of limited partnership interest to those entitled to receive a cash distribution under the NCP-Seven limited partnership agreement. The cash distribution in the amount of $868,980 was paid on March 11, 2010. NCP-Seven made cash distributions to the limited partners in amount of $1,241,400 during 2009.

The limited partners received in the aggregate in the form of cash distributions $5,218,934 on total initial contributions of $24,893,000, as of December 31, 2010. As of December 31, 2010, NCP-Seven had repurchased $65,000 in limited partnership units ($500 per unit). Future distributions depend upon results of operations, NCP-Seven’s working capital needs and the outcome of the potential sale of NCP-Seven’s assets.

NCP-Seven’s Operating Systems

NCP-Seven operates three groups of cable systems serving the communities of and areas surrounding Vidalia, Sandersville and Toccoa and Royston, Georgia. The following is a description of these operating groups.

Vidalia, GA: Located approximately 15 miles south of Interstate 16, the city of Vidalia is in Toombs County and lies midway between Savannah and Macon. With a population of approximately 11,200, Vidalia is home of the Vidalia Sweet Onion and provides services and support for the surrounding agricultural and light manufacturing industries. Nearby Lyons, with a population of approximately 4,500 is the county seat of Toombs County. Certain information regarding the Vidalia, GA system as of December 31, 2010, is as follows:

Basic Subscribers	3,478
Expanded Basic Subscribers	2,379
Premium Subscribers	743
Digital Subscribers	377
Internet Subscribers	781
Telephone Subscribers	359
Estimated Homes Passed	9,553

Sandersville, GA: Located midway between Augusta and Macon, Sandersville is the county seat of Washington County. Major employers with operations in the communities served by the Sandersville system include kaolin processors, transportation, both trucking and rail and a variety of light manufacturers. Certain information regarding the Sandersville, GA system as of December 31, 2010 is as follows:

Basic Subscribers	2,044
Expanded Basic Subscribers	1,591
Premium Subscribers	478
Digital Subscribers	110
Internet Subscribers	565
Telephone Subscribers	307
Estimated Homes Passed	4,599

Toccoa and Royston, GA: The City of Toccoa is located in northeastern Georgia adjacent to the South Carolina border at the headwaters of Lake Hartwell. It is 81 miles northeast of Atlanta and 65 miles southwest of Greenville, South Carolina. Toccoa serves as the county seat of Stephens County and its economy is driven by the textile industry as well as agricultural products such as poultry, pulpwood and livestock.

Split between Hart and Franklin counties, Royston is located in northeastern Georgia approximately 60 miles north of Athens. The economy of Royston is primarily driven by manufacturing industries. Certain information regarding the Toccoa and Royston, Georgia systems as of December 31, 2010, is as follows:

Basic Subscribers	4,332
Expanded Basic Subscribers	3,649
Premium Subscribers	479
Digital Subscribers	436
Internet Subscribers	1,266
Telephone Subscribers	935
Estimated Homes Passed	12,987

NCP-Seven’s Employees

NCP-Seven had 28 employees as of December 31, 2010. Management of these systems is handled through offices located in the towns of Vidalia, Sandersville and Toccoa, Georgia. Pursuant to the NCP-Seven partnership agreement, NCP-Seven reimburses the managing general partner for time spent by the managing general partner’s accounting staff on NCP-Seven accounting and bookkeeping matters.

NCP-Seven’s Customers

The business of NCP-Seven is not dependent on a single customer or a few customers, the loss of any one or more of which would have a material adverse effect on its business. No customer accounts for 10% or more of revenues. No material portion of NCP-Seven’s business is subject to renegotiation of profits or termination of contracts or subcontracts at the election of any governmental unit, except that franchise agreements may be terminated or modified by the franchising authorities. See “— Applicable Regulations and Legislation.”

NCP-Seven’s Seasonality

NCP-Seven’s cable television business is not considered seasonal.

NCP-Seven’s Competition

NCP-Seven’s cable television systems currently experience competition from several sources, including broadcast television, cable overbuilds, direct broadcast satellite services, private cable and multichannel multipoint distribution service systems, Multichannel Video Distribution and Data Service, or MVDDS, and most recently, telephone companies. NCP-Seven’s cable television systems are also in competition in various degrees with other communications and entertainment media, including motion pictures, DVDs, Internet data delivery, Internet video delivery and telecommunications companies. The following provides a summary description of these sources of competition.

Broadcast Television

Cable television systems have traditionally competed with broadcast television, which consists of television signals that the viewer is able to receive directly on his television without charge using an “off-air” antenna. The extent of this competition is dependent in part upon the quality and quantity of signals available by antenna reception as compared to the services provided by the local cable system. Accordingly, cable operators find it less difficult to obtain higher penetration rates in rural areas (where signals available off-air are limited) than in metropolitan areas where numerous, high quality off-air signals are often available without the aid of cable television systems. The recent licensing of digital spectrum by the FCC has provided incumbent broadcast licenses with the ability to deliver high definition television pictures and multiple digital-quality program streams, as well as advanced digital services such as subscription video.

Overbuilds

Cable television franchises are not exclusive. More than one cable television system may be built in the same area. This is known as an “overbuild.” Overbuilds have the potential to result in loss of revenues to the operator of the original cable television system. Generally, an overbuilder is required to obtain franchises from the state or local governmental authorities, although in some instances, the overbuilder could be the local government itself and no franchise is required. Recently, many states have passed legislation that limits the ability of local franchises to negotiate franchises with an overbuilder. In many states, franchises are now obtained from the state, not the local governmental authority. As a result, it is the general industry consensus that new franchises will be easier to obtain. An overbuilder would obtain programming contracts from entertainment programmers and, in most cases, would build a complete cable system such as headends, trunk lines and drops to individual subscribers’ homes throughout the franchise areas.

Companies with considerable resources have entered the business. These companies include public utilities to whose poles NCP-Seven’s cables are attached. Federal law allows telephone companies to provide a wide variety of services that are competitive with NCP-Seven’s services, including video and Internet services within and outside their telephone service areas. The nation’s leading telephone companies have entered the multichannel video programming distribution business on a nationwide basis. These companies have considerable resources and could be formidable competitors. NCP-Seven cannot predict at this time the extent of the competition that will emerge in areas served by NCP-Seven’s cable television systems. The entry of telephone companies, public and private utilities and local governments as direct competitors, however, is likely to continue over the next several years and could adversely affect the profitability and market value of NCP-Seven’s systems.

Direct Broadcast Satellite Service

High-powered direct-to-home satellites have made possible the wide-scale delivery of programming to individuals throughout the United States using small roof-top or wall-mounted antennas. The two leading DBS providers have experienced dramatic growth over the last several years. Companies offering direct broadcast satellite service use video compression technology to increase channel capacity of their systems and to provide packages of movies, satellite networks and other program services which are competitive to those of cable television systems. DBS companies historically faced significant legal and technological impediments to providing popular local broadcast programming to their customers. Federal legislation has reduced this competitive disadvantage, and has reduced the compulsory copyright fees paid by DBS companies and allowed them to continue offering distant network signals to rural customers. The availability of low or no cost DBS equipment, delivery of local signals in some markets and exclusivity with respect to certain sports programming has increased DBS’s market share over recent years. The impact of DBS services on NCP-Seven’s market share within its service areas cannot be precisely determined but is estimated to have taken away a significant number of subscribers. Satellite carriers are attempting to expand their service offerings to include, among other things, high-speed Internet services and are entering joint marketing arrangements with local telecommunications providers.

Satellite Master Antenna Television

Additional competition is provided by private cable television systems, known as satellite master antenna television (“SMATV”), serving multi-unit dwellings such as condominiums, apartment complexes, and private residential communities. These private cable systems may enter into exclusive agreements with apartment owners and homeowners associations, although some states have enacted laws to provide cable system access to these facilities. Operators of private cable, which do not cross public rights of way, are largely free from the federal, state and local regulatory requirements imposed on franchised cable television operators. In addition, some SMATV operators are developing and/or offering packages of telephony, data and video services to private residential and commercial developments.

Multichannel Multipoint Distribution Service Systems

Cable television systems also compete with wireless program distribution services such as multichannel, multipoint distribution service systems (“MMDSS”) commonly called wireless cable, which are licensed to serve specific areas. MMDSS uses low-power microwave frequencies to transmit television programming over-the-air to paying subscribers. This industry is less capital intensive than the cable television industry, and it is therefore more practical to construct systems using this technology in areas of lower subscriber penetration.

High Speed Internet Services

NCP-Seven’s cable systems are offering high-speed Internet services to subscribers. These systems compete with a number of other companies, many of whom have substantial resources, such as existing Internet service providers (“ISPs”) and telecommunications companies. The deployment of digital subscriber line (“DSL”) technology allows Internet access over telephone lines and transmission rates far in excess of conventional dial-up modems. Many local telephone companies are seeking to provide Internet services without regard to their present service boundaries. Further, the FCC has recently reduced the regulatory burden on local telephone companies by, for example, reducing their obligation to provide Internet on a wholesale basis to competitors.

A number of cable operators have reached agreements with unaffiliated ISPs to grant them access to their cable facilities for the purpose of providing competitive Internet services. NCP-Seven has not entered into any such “access” arrangement. However, Northland cannot provide any assurance that regulatory authorities will not impose “open access” or similar requirements on NCP-Seven as part of an industry-wide requirement. These requirements could adversely affect NCP-Seven’s results of operations.

Telephony Services

NCP-Seven’s cable systems are offering a type of telephony service, known as Voice over Internet Protocol, or VoIP. These systems compete with a number of other companies, many of whom have substantial resources, such as existing traditional telephony companies and large VoIP providers, such as Vonage. NCP-Seven will continue to face rigorous competition from established telephone companies, who have considerable resources and well-established enterprises in these business areas. It is also possible that electric utilities and others will increasingly offer products in competition with NCP-Seven’s cable systems.

Applicable Regulations and Legislation

Summary

The following summary addresses the key regulatory and legislative developments affecting the cable industry. Other applicable existing federal legislation and regulations, copyright licensing and, in many jurisdictions, state and local franchise requirements are currently the subject of a variety of judicial proceedings, legislative hearings and administrative and legislative proposals. Resulting development could change, in varying degrees, the manner in which NCP-Seven must operate. There can be no assurance that the final form of regulation will not have a material adverse impact on NCP-Seven’s operations.

Cable Rate Regulation and Program Tiering

The cable industry has operated under a federal rate regulation regime for more than a decade. The regulations currently restrict the prices that cable systems charge for the minimum level of video programming service, referred to as “basic service”, and associated equipment. All other cable offerings are now universally exempt from rate regulation. Although basic rate regulation operates pursuant to a federal formula, local governments, commonly referred to as local franchising authorities, are primarily responsible for administering this regulation. Many of NCP-Seven’s local franchising authorities have not certified to regulate basic cable rates, but they retain the right to do so (and obtain the power to order rate reductions and refunds), except in those specific communities facing “effective competition,” as defined under federal law.

There have been frequent calls to impose expanded rate regulation on the cable industry. Confronted with rapidly increasing cable programming costs, it is possible that Congress may adopt new constraints on the retail pricing or packaging of cable programming. For example, there has been considerable legislative and regulatory interest in requiring cable companies to offer programming on an a la carte basis or at least to offer a separately available child-friendly “Family Tier.” Programming services have historically been bundled into programming packages containing a variety of programming services. Any constraints on this practice could adversely affect NCP-Seven’s operations.

Federal rate regulations generally require cable operators to allow subscribers to purchase premium or pay-per-view services without the necessity of subscribing to any tier of service, other than the basic service tier. As the NCP-Seven attempts to respond to a changing marketplace with competitive pricing practices, such as targeted promotions and discounts, NCP-Seven may face additional legal restraints and challenges that impede NCP-Seven’s ability to compete.

Must Carry/Retransmission Consent

There are two alternative legal methods for carriage of local broadcast television stations on cable systems. Federal law currently includes “must carry” regulations, which require cable systems to carry certain local broadcast television stations that the cable operator may not select voluntarily. Alternatively, federal law includes “retransmission consent” regulations, by which popular commercial television stations can prohibit cable carriage unless the cable operator first negotiates for “retransmission consent,” which may be conditioned on significant payments or other concessions. Either option has a potentially adverse effect on NCP-Seven’s business.

In June of 2009, all full power broadcast stations in the United States ceased transmission of their analog signals and switched to a digital signal. As a result, in many instances, NCP-Seven must carry both the analog and digital signals of each television station (dual carriage), unless NCP-Seven transitions to a fully digital system. Additional government-mandated broadcast carriage obligations could disrupt existing programming commitments, interfere with NCP-Seven’s preferred use of limited channel capacity and limit its ability to offer services that would maximize customer appeal and revenue potential. In addition, Congress could legislate additional carriage obligations. The FCC may evaluate additional modifications to its digital broadcast signal carriage requirements in the future. Management cannot predict the ultimate outcome of this proceeding, or the impact any new carriage requirements may have on the operation of its cable systems.

Access Channels

Local franchise agreements, and more recently, state franchise legislation, often require cable operators to set aside certain channels for public, educational and governmental access programming. Federal law also requires cable systems to designate a portion of their channel capacity for commercial leased access by unaffiliated third parties. Increased activity in this area could further burden the channel capacity of NCP-Seven’s cable systems.

Programming

The Communications Act and the FCC’s “program access” rules generally prevent satellite video programmers affiliated with cable operators from favoring cable operators over competing multichannel video distributors, such as Direct Broadcast Satellite (DBS), and limit the ability of such programmers to offer exclusive programming arrangements to cable operators. Given the heightened competition and media consolidation that NCP-Seven faces, it is possible that NCP-Seven will find it increasingly difficult to gain access to popular programming at favorable terms. Such difficulty could adversely impact NCP-Seven’s business.

Ownership Restrictions

Federal regulation of the communications field traditionally included a host of ownership restrictions, which limited the size of certain media entities and restricted their ability to enter into competing enterprises. Through a series of legislative, regulatory, and judicial actions, most of these restrictions recently were eliminated or substantially relaxed. For example, historic restrictions on local exchange carriers offering cable service within their telephone service area, as well as those prohibiting broadcast stations from owning cable systems within their broadcast service area, no longer exist. Changes in this regulatory area, including some still subject to review, could alter the business landscape in which NCP-Seven operates, as formidable new competitors (including electric utilities, local exchange carriers, and broadcast/media companies) may increasingly choose to offer cable or cable related services.

Internet Service

Open Access. Over the past several years, proposals have been advanced at the FCC and Congress that would require a cable operator offering Internet service to provide non-discriminatory access to its network to competing Internet service providers. In a 2005 ruling, commonly referred to as Brand X, the Supreme Court upheld an FCC classification of cable-provided Internet service as an “information service” making it less likely that any non-discriminatory “open access” requirements (which are generally associated with common carrier regulation of “telecommunications services”) would be imposed on the cable industry by local, state or federal authorities.

Net Neutrality. In October 2009, the FCC published a detailed Notice of Proposed Rule Making (the “Notice”) and a draft of proposed regulation that, if adopted, would convert the existing non-binding FCC “principles” of Internet openness into enforceable regulations. On December 21, 2010, the FCC adopted net neutrality rules, which largely implement existing Internet traffic and management practices reflected in the FCC “principles” and impose new-non-discrimination and transparency rules. The FCC rules codify three basic principles for providers of broadband Internet access. The three principles (1) require transparent disclosure to consumers terms, performance, and network management practices; (2) prohibits blocking of lawful content, applications, or services, or the use of non-harmful devices; (3) bars unreasonable discrimination against the transmission of lawful traffic over broadband internet access service. These rules are directed to providers of last mile Internet access to all or substantially all Internet endpoints, not to peering or backbone arrangements. These principles apply not only for residential use but for services to small businesses, schools and libraries. Excluded from the set of regulated broadband access providers are coffee shops, bookstores, and airlines. Wireless broadband service is held to a lower bar which may give them a competitive advantage over NCP-Seven.

Federal Broadband Funding. The American Recovery and Reinvestment Act of 2009 (“Recovery Act”) provided $7.2 billion in the form of grants and loans to program applicants to, among other things, build broadband infrastructure. All funds were awarded by September 30, 2010. The impact of the funding is unknown at this time. However, the use of funds to compete with NCP-Seven could adversely effect NCP-Seven’s business.

National Broadband Plan. As required by The American Recovery and Reinvestment Act of 2009 (“Recovery Act”), in 2010, the FCC issued the “National Broadband Plan” (“Plan”). The Plan must seek to ensure that all people of the United States have access to broadband capability and establish benchmarks for meeting that goal. Plan highlights are as follows: 100 million households to have access to affordable 100-megabits-per-second service; anchor institutions in every American community to have access to at least 1 gigabit-per-second broadband service; make 500 megahertz of spectrum newly available for licensed and unlicensed use; move adoption rates to more than 90 percent and ensuring digital literacy of every child by the time he or she leaves high school; make Universal Service Fund support available for tomorrow’s digital infrastructure; promote competition across the broadband ecosystem by ensuring greater transparency, removing barriers to entry, and conducting market-based analysis with quality data on price, speed, and availability; and enhance safety through a nationwide, wireless, interoperable public safety network for first responders. Management cannot predict what, if any, requirements will be placed on our provision of broadband services or our operation of broadband facilities or what impact the Plan will ultimately have on our business.

As the Internet has matured, it has become the subject of increasing regulatory interest. Congress and federal regulators have adopted a wide range of measures directly or potentially affecting Internet use, including, for example, consumer privacy, copyright protections (which afford copyright owners certain rights against NCP-Seven that could adversely affect NCP-Seven’s relationship with a customer accused of violating copyright laws), defamation liability, taxation, obscenity, and unsolicited commercial e-mail. State and local governmental organizations have also adopted Internet-related regulations. These various governmental jurisdictions are also considering additional regulations in these and other areas, such as pricing, service and product quality, and intellectual property ownership. The adoption of new Internet regulations or the adaptation of existing laws to the Internet could adversely affect NCP-Seven’s business.

Phone Service

The 1996 Telecom Act, which amended the Communications Act, created a more favorable regulatory environment for NCP-Seven to provide telecommunications services. In particular, it limited the regulatory role of local franchising authorities. Many implementation details remain unresolved, and there are substantial regulatory changes being considered that could impact, in both positive and negative ways, NCP-Seven’s primary telecommunications competitors and NCP-Seven’s own entry into the field of phone service. The FCC and state regulatory authorities are considering, for example, whether common carrier regulation traditionally applied to incumbent local exchange carriers should be modified. The FCC has concluded that alternative voice technologies, like certain types of “voice over internet protocol” (“VoIP”), should be regulated only at the federal level, rather than by individual states. While the FCC’s decision appears to be a positive development for VoIP offerings, it is unclear whether and how the FCC will apply certain types of common carrier regulations, such as intercarrier compensation obligations to alternative voice technology. The FCC has already determined that providers of phone services using Internet Protocol technology must comply with some of the traditional phone service requirements, such as providing traditional 911 emergency service obligations (“E911”), making Universal Service Fund contributions obligations and it has extended requirements for accommodating law enforcement wiretaps to such providers. The FCC decision regarding 911 emergency services implementation caused NCP-Seven to slow its implementation of VoIP services to its various systems. Our entities that provide VoIP telephony services are not certificated as competitive local exchange carriers in any of the states in which they operate. Rather, we provide VoIP services that are not generally subject to regulation by state or local jurisdictions. Also, the FCC has preempted some state commission regulation of VoIP services, but has stated that its preemption does not extend to state consumer protection requirements. Some states continue to attempt to impose obligations on VoIP service providers, including state universal service fund payment obligations. It is unclear how these regulatory matters ultimately will be resolved and how they will further affect NCP-Seven’s expansion into phone service.

Pole Attachments

The Communications Act requires most utilities to provide cable systems with access to poles and conduits and simultaneously subjects the rates charged for this access to either federal or state regulation. The Act specifies that significantly higher rates apply if the cable plant is providing telecommunications service, as well as traditional cable service. The FCC has clarified that a cable operator’s favorable pole rates are not endangered by the provision of Internet access and that determination was upheld by the United States Supreme Court. It remains possible that the underlying pole attachment formula, or its application to Internet and telecommunications offerings, will be modified in a manner that substantially increases NCP-Seven’s pole attachment costs.

Cable Equipment

The FCC has undertaken several steps to promote competition in the delivery of cable equipment and compatibility with new digital technology. The FCC has expressly ruled that cable customers must be allowed to purchase set-top terminals from third parties and established a multi-year phase-in during which security functions (which would remain in the operator’s exclusive control) would be unbundled from the basic converter functions, which could then be provided by third party vendors. The first phase of implementation has already passed. A prohibition on cable operators leasing digital set-top terminals that integrate security and basic navigation functions went into effect as of July 1, 2007. More recently, the FCC has relaxed the ban on integrated security in set-top-boxes. The FCC has issued an industry-wide waiver permitting cable operator use of particular top boxes that met its definition of a “low-cost, limited capability” device. Further, the FCC has established an expedited process to encourage other equipment manufacturers to obtain industry-wide waivers.

The FCC has adopted rules implementing an agreement between major cable operators and manufacturers of consumer electronics on “plug and play” specifications for one-way digital televisions. The rules require cable operators to provide “CableCard” security modules and support to customer owned digital televisions and similar devices equipped with built-in set-top terminal functionality. Cable operators must support basic home recording rights and copy protection rules for digital programming content. Multiple FCC proceedings are pending regarding CableCard and digital access to television content, including proceedings regarding Internet TV, “TV Everywhere” applications, multimedia Gateway devices, whether to establish standardized protocols for data and video content delivery, and copyright protection of video and Internet content. The outcome of any of the pending matters could have a substantial impact on the operations of NCP-Seven. It is unclear how these proceedings will affect NCP-Seven’s offering of services and NCP-Seven’s relationship with its customers.

Copyright

Cable systems are subject to federal copyright licensing covering carriage of television and radio broadcast signals. The possible modification or elimination of this compulsory copyright license is the subject of continuing legislative and regulatory review and industry negotiation and could adversely affect NCP-Seven’s ability to obtain desired broadcast programming.

Copyright clearances for non-broadcast programming services are arranged through private negotiations. Cable operators also must obtain music rights for locally originated programming and advertising from the major music performing rights organizations. These licensing fees have been the source of litigation in the past, and NCP-Seven cannot predict with certainty whether license fee disputes may arise in the future.

Digital Millennium Copyright Act

Management regularly receives notices of claimed infringements by our Internet service users. The owners of copyrights and trademarks have been increasingly active to prevent use of the Internet to violate their rights. In many cases, their claims of infringement are based on the acts of customers of an Internet service provider. In some cases, copyright and trademark owners have sought to recover damages from the Internet service provider, as well as or instead of the customer. The law relating to the potential liability of Internet service providers in these circumstances is unsettled. In 1996, Congress adopted the Digital Millennium Copyright Act, which is intended to grant ISPs protection against certain claims of copyright infringement resulting from the actions of customers, provided that the ISP complies with certain requirements. Congress has not adopted similar protections for trademark infringement claims.

Franchise Matters

Cable systems generally are operated pursuant to nonexclusive franchises granted by a municipality or other state or local government entity in exchange for the right to cross public rights-of-way. Cable franchises generally are granted for fixed terms and in many cases include penalties for noncompliance including a right of termination for material violations.

The specific terms and conditions of cable franchises vary materially between jurisdictions. Each franchise generally contains provisions governing cable operations, franchise fees, system construction, maintenance, technical performance, and customer service standards. A number of states subject cable systems to the jurisdiction of centralized state government agencies, such as public utility commissions. Although local franchising authorities have considerable discretion in establishing franchise terms, there are certain federal protections. For example, federal law caps local franchise fees and includes renewal procedures designed to protect incumbent franchisees from arbitrary denials of renewal. Even if a franchise is renewed, however, the local franchising authority may seek to impose new and more onerous requirements as a condition of renewal. Similarly, if a local franchising authority’s consent is required for the purchase or sale of a cable system, the local franchising authority may attempt to impose more burdensome requirements as a condition for providing its consent.

Privacy and Data Security

The Cable Act imposes a number of restrictions on the manner in which cable operators can collect, disclose and retain data about individual system customers and requires cable operators to take such actions as necessary to prevent unauthorized access to such information. The statute also requires that the system operator periodically provide all customers with written information about its policies including the types of information collected; the use of such information; the nature, frequency and purpose of any disclosures; the period of retention; the times and places where a customer may have access to such information; the limitations placed on the cable operator by the Cable Act; and a customer’s enforcement rights. In the event that a cable operator is found to have violated the customer privacy provisions of the Cable Act, it could be required to pay damages, attorneys’ fees and other costs. Certain of these Cable Act requirements have been modified. These modifications impact the circumstances and the manner in which NCP-Seven discloses certain customer information and future federal legislation may further impact its obligations. Also, many states in which we operate have also enacted customer privacy statutes. These state provisions are in some cases more restrictive than those in federal law.

Other Communications Act Provisions and FCC Regulatory Matters

In addition to the Communications Act provisions and FCC regulations noted above, there are other statutory provisions and FCC regulations affecting NCP-Seven’s business. The Communications Act and the FCC regulate, for example, and among other things, (1) cable-specific privacy obligations; (2) equal employment opportunity obligations; (3) customer service standards; (4) technical service standards; (5) mandatory blackouts of certain network, syndicated and sports programming; (6) restrictions on political advertising; (7) restrictions on advertising in children’s programming; (8) restrictions on origination cablecasting; (9) restrictions on carriage of lottery programming; (10) sponsorship identification obligations; (11) closed captioning of video programming; (12) licensing of systems and facilities; (13) maintenance of public files; and (14) emergency alert systems. It is possible that Congress or the FCC will expand or modify its regulation of cable systems in the future, and the managing general partner cannot predict at this time how that might impact NCP-Seven’s business.

Legal Proceedings

On July 5, 2007, NCP-Seven executed a purchase and sale agreement (the “Agreement”) to sell the operating assets and franchise rights of its remaining cable systems serving the communities of Vidalia, Sandersville and Toccoa, Georgia to Green River Media and Communications, LLC (“Green River”), an unaffiliated third party. The transaction was expected to close by the end of March 2008. To secure their performance under the Agreement, Green River deposited $125,000 into escrow (the “Escrow Deposit”), which such amount intended to be credited to the purchase price at closing. Closing of this transaction would have resulted in the liquidation of NCP-Seven.

On March 31, 2008, NCP-Seven notified Green River of its termination of the Agreement. Green River disputed the right of NCP-Seven to terminate the Agreement. The parties reached a final settlement in the first quarter of 2011. As a result of the settlement, NCP-Seven will receive proceeds and accrued interest of $131,843 of the Escrow Deposit. The escrow proceeds were recorded in income during the first quarter of 2011.

NCP-Seven may be party to other ordinary and routine litigation proceedings that are incidental to NCP-Seven’s business. Management believes that the outcome of such legal proceedings will not, individually or in the aggregate, have a material adverse effect on NCP-Seven, its financial conditions and prospects.

NCP-Seven’s Management’s Discussion and Analysis of Financial Condition and Results of Operations

General

The managing general partner is not recommending the Proposed Transactions due to insufficient working capital or declining results of operations. NCP-Seven has generated sufficient operating income to service its debt and achieve certain levels of cash distributions to limited partners in prior years.

Results of Operations — Nine Months Ended September 30, 2011 and 2010

Total basic video subscribers decreased from 9,963 as of September 30, 2010 to 9,076 as of September 30, 2011. The loss in subscribers is a result of several factors including competition from Direct Broadcast Satellite (DBS) providers, availability of off-air signals in the Partnership’s markets and regional and local economic conditions. To address this customer trend, the Partnership is increasing its marketing and customer retention efforts and its emphasis on bundling its video, data and phone products.

Revenue totaled $7,364,656 for the nine months ended September 30, 2011, an increase of $147,993 from $7,216,663 for the nine months ended September 30, 2010. Revenue for the nine months ended September 30, 2011, was comprised of the following sources:

•	$4,803,570 (65%) from basic and expanded video services,

•	$1,257,689 (17%) from high speed Internet services

•	$567,410 (8%) from telephony services

•	$221,267 (3%) from premium video services

•	$115,343 (2%) from advertising

•	$144,628 (2%) from late fees

•	$254,749 (3%) from other sources.

Average monthly revenue per subscriber increased $8.53 or approximately 11% from $77.35 for the nine months ended September 30, 2010 to $85.88 for the nine months ended September 30, 2011. This increase is attributable to increased penetration of new products to existing customers, specifically high-speed Internet and telephony services and rate increases implemented throughout the Partnership’s systems during the first quarter of 2011, and the bundling of products to new customers. This increase in average monthly revenue per subscriber was offset by the aforementioned decrease in basic subscribers.

Operating expenses, excluding general and administrative, programming, depreciation expenses and gain on disposal of assets totaled $750,609 for the nine months ended September 30, 2011, representing an increase of approximately 8% from $696,174 for the nine months ended September 30, 2010. This increase is primarily attributable to increased pole, duct, and site expenses, vehicle operating expenses, and system utilities offset by a decrease in system maintenance expense and operating overhead expenses.

General and administrative expenses totaled $2,060,602 for the nine months ended September 30, 2011, representing an increase of approximately 4% from $1,977,310 for the nine months ended September 30, 2010. This increase is primarily attributable to increased administrative salaries, administrative services, net bad debt expense, marketing, telephone and management fee expense.

Programming expenses totaled $2,988,431 for the nine months ended September 30, 2011, an increase of approximately 6% from $2,831,102 for the nine months ended September 30, 2010. The increase is attributable to higher costs charged by various program suppliers and increased costs associated with the increased penetration of high-speed Internet and telephony services, offset by a decrease in basic subscribers from 9,963 as of September 30, 2010 to 9,076 as of September 30, 2011. Rate increases from program suppliers, as well as new fees due to the launch of additional channels and high-speed Internet services, will contribute to the trend of increased programming costs in the future.

Depreciation expense totaled $922,330 for the nine months ended September 30, 2011, and $924,455 for the nine months ended September 30, 2010. Certain assets becoming fully depreciated were offset by depreciation of recent purchase related to the upgrade of plant and equipment.

Loss on impairment of franchise agreement totaled $615,000 for the nine months ended September 30, 2010, and resulted from the write down of the carrying value of the franchise agreements associated with its Toccoa, GA system to its fair value.

Interest income and other, net totaled ($2,687) and ($12,161) for the nine months ended September 30, 2011 and 2010, respectively, and consists primarily of costs incurred in connection with the proposed sale of the Partnership assets.

The Partnership received escrow proceeds and accrued interest of $131,843 as a result of the termination of the purchase and sale agreement with Green River (see footnote 4). The escrow proceeds were recorded as other income during the first quarter of 2011.

Results of Operations — Three Months Ended September 30, 2011 and 2010

Total basic video subscribers decreased from 9,963 as of September 30, 2010 to 9,076 as of September 30, 2011. The loss in subscribers is a result of several factors including competition from Direct Broadcast Satellite (DBS) providers, availability of off-air signals in the Partnership’s markets and regional and local economic conditions. To address this customer trend, the Partnership is increasing its marketing and customer retention efforts and its emphasis on bundling its video, data and phone products.

Revenue totaled $2,381,984 for the three months ended September 30, 2011, an increase of $7,806 from $2,374,178 for the three months ended September 30, 2010. Revenue for the three months ended September 30, 2011, was comprised of the following sources:

•	$1,534,850 (64%) from basic and expanded video services,

•	$423,264 (18%) from high speed Internet services

•	$187,642 (8%) from telephony services

•	$69,752 (3%) from premium video services

•	$35,405 (2%) from advertising

•	$48,300 (2%) from late fees

•	$82,771 (3%) from other sources.

Average monthly revenue per subscriber increased $7.81 or approximately 10% from $78.53 for the three months ended September 30, 2010 to $86.34 for the three months ended September 30, 2011. This increase is attributable to increased penetration of new products to existing customers, specifically high-speed Internet and telephony services and rate increases implemented throughout the Partnership’s systems during the first quarter of 2011, and the bundling of products to new customers. This increase in average monthly revenue per subscriber was offset by the aforementioned decrease in basic subscribers.

Operating expenses, excluding general and administrative, programming, depreciation expenses and gain on disposal of assets totaled $265,867 for the three months ended September 30, 2011, representing an increase of approximately 14% from $233,056 for the three months ended September 30, 2010. This increase is primarily attributable to increased pole, duct, and site expenses, system utilities and vehicle operating expenses offset by a decrease in system maintenance expense.

General and administrative expenses totaled $699,554 for the three months ended September 30, 2011, representing an increase of approximately 4% from $675,644 for the three months ended September 30, 2010. This increase is primarily attributable to increased telephone expenses, copying and printing, and net bad debt expense.

Programming expenses totaled $957,723 for the three months ended September 30, 2011, an increase of approximately 2% from $942,912 for the three months ended September 30, 2010. The increase is attributable to higher costs charged by various program suppliers and increased costs associated with the increased penetration of high-speed Internet and telephony services, offset by a decrease in basic subscribers from 9,963 as of September 30, 2010 to 9,076 as of September 30, 2011. Rate increases from program suppliers, as well as new fees due to the launch of additional channels and high-speed Internet services, will contribute to the trend of increased programming costs in the future.

Depreciation expense totaled $302,861 and $316,850 for the three months ended September 30, 2011 and 2010, respectively. Certain assets becoming fully depreciated were offset by depreciation of recent purchases related to the upgrade of plant and equipment.

Interest income and other, net totaled $457 and ($1,063) for the three months ended September 30, 2011 and 2010, respectively, and consists primarily of costs incurred in connection with the proposed sale of the Partnership assets.

Results of Operations for Years Ended 2010 and 2009

Total basic subscribers decreased from 10,616 as of December 31, 2009, to 9,854, as of December 31, 2010. The loss in subscribers is a result of several factors including competition from Direct Broadcast Satellite (DBS)

providers, availability of off-air signals in the Partnership’s markets and regional and local economic conditions. In its efforts to address this customer trend, the Partnership is increasing its customer retention efforts and its emphasis on bundling its video and data and phone products.

Revenue from operations totaled $9,565,551 for the year ended December 31, 2010, increasing 1% from $9,503,044 for the year ended December 31, 2009. Revenues for the year ended December 31, 2010, were comprised of the following sources:

•	$6,467,502 (68%) from basic and expanded video services

•	$342,565 (3%) from premium video services

•	$32,897 (0%) from digital video services

•	$1,417,345 (15%) from high speed Internet services

•	$583,076 (6%) from telephone services

•	$261,888 (3%) from advertising

•	$186,567 (2%) from late fees

•	$273,711 (3%) from other sources

Average monthly revenue per subscriber increased $6.74, or approximately 9%, from $71.14 for the year ended December 31, 2009, to $77.88 for the year ended December 31, 2010. This increase is attributable to rate increases implemented throughout the Partnership’s systems during the first quarter of 2010 and increased penetration of new products, specifically, high-speed Internet and telephone services.

The following table displays historical average rate information for various services offered by the Partnership’s systems (amounts per subscriber per month):

	2010	2009	2008	2007	2006
Basic Rate	$50.00	$45.50	$43.50	$40.75	$38.25
Expanded Basic Rate	5.65	5.65	5.65	6.40	7.00
HBO Rate	14.75	16.00	13.25	12.50	11.50
Cinemax Rate	12.25	11.50	10.75	10.00	9.00
Showtime Rate	14.75	14.00	13.75	13.00	11.00
Encore Rate	4.00	4.00	3.50	3.50	3.25
Starz Rate	9.75	9.00	8.25	7.50	5.25
Digital Rate (Incremental)	7.25	7.00	7.00	7.00	9.00
Internet Rate	39.75	39.25	39.25	38.00	36.00
Phone Rate	35.00	33.00	30.00

Operating expenses, excluding general and administrative, programming expenses, depreciation expenses, loss on impairment of franchise agreement and loss on disposal of assets totaled $929,974 for the year ended December 31, 2010, representing an increase of approximately 3% from $906,103 for the year ended December 31, 2009. This increase is primarily attributable to increased operating salaries, system maintenance and vehicle operating expenses offset by a decrease in pole rental expense. Employee wages, which represent the largest component of operating expenses, are reviewed annually, and in most cases, increased based on cost of living adjustments and other factors. Therefore, assuming the number of operating and regional employees remains constant, management expects increases in operating expenses in the future.

General and administrative expenses totaled $2,647,937 for the year ended December 31, 2010, representing an increase of approximately 5% from $2,534,782 for the year ended December 31, 2009. The increase is primarily attributable to increases in administrative salaries and marketing expenses offset by decreases in administrative overhead and travel expense.

Programming expenses totaled $3,757,443 for the year ended December 31, 2010, an increase of 6% from $3,558,244 for the year ended December 31, 2009. The increase is attributable to higher costs charged by various video program suppliers, retransmission fees for carriage of certain local broadcast signals and costs associated with the increased penetration of high-speed Internet and telephone services, offset by decreased basic subscribers from 10,616 as of December 31, 2009, to 9,854 as of December 31, 2010. Rate increases from video program suppliers, and increases in the number of customers to the Partnership’s high-speed Internet and telephone services, will contribute to the trend of increased programming costs in the future.

Depreciation expense totaled $1,230,389 for the year ended December 31, 2010, representing an increase of approximately 2% from $1,210,034 for the year ended December 31, 2009. This is attributable to certain assets becoming fully depreciated, offset by depreciation of recent purchases related to the upgrade of plant and equipment.

Loss on impairment of franchise agreement totaled $615,000 for the 12 months ended December 31, 2010, and resulted from the write down of the carrying value of the franchise agreements associated with its Toccoa, GA system to its fair value.

Interest income and other expense, net totaled $11,285 and $61,827 for the years ended December 31, 2010, and December 31, 2009, respectively, and consists primarily of costs incurred in connection with the proposed sale of the Partnership’s assets.

In 2010, the Partnership generated income from operations of $371,200 compared to $1,171,960 in 2009. The Partnership has generated positive operating income in each of the last three years, and management anticipates that this trend will continue.

Results of Operations for Years Ended 2009 and 2008

Total basic subscribers decreased from 11,414 as of December 31, 2008, to 10,616, as of December 31, 2009. The loss in subscribers is a result of several factors including competition from Direct Broadcast Satellite (DBS) providers, availability of off-air signals in the Partnership’s markets and regional and local economic conditions. In its efforts to address this customer trend, the Partnership is increasing its customer retention efforts and its emphasis on bundling its video and data products.

Revenue from operations totaled $9,503,044 for the year ended December 31, 2009, increasing 6% from $8,961,332 for the year ended December 31, 2008. Revenues for the year ended December 31, 2009, were comprised of the following sources:

•	$6,839,761 (72%) from basic and expanded video services

•	$390,856 (4%) from premium video services

•	$42,743 (1%) from digital video services

•	$1,176,079 (12%) from high speed Internet services

•	$303,935 (3%) from telephone services

•	$316,278 (3%) from advertising

•	$176,765 (2%) from late fees

•	$256,627 (3%) from other sources

Average monthly revenue per subscriber increased $7.54, or approximately 12%, from $63.60 for the year ended December 31, 2008, to $71.14 for the year ended December 31, 2009. This increase is attributable to rate increases implemented throughout the Partnership’s systems during the first quarter of 2009 and increased penetration of new products, specifically, high-speed Internet and telephone services.

Operating expenses, excluding general and administrative and programming expenses, totaled $906,103 for the year ended December 31, 2009, representing a decrease of approximately 6% from $968,102 for the year ended December 31, 2008. This decrease is primarily attributable to a decrease in vehicle operating expenses and increase in the capitalization of certain costs as a result of increases in capital spending levels offset by increases in employee salary costs and pole, duct, and site rentals. Employee wages, which represent the largest component of operating expenses, are reviewed annually, and in most cases, increased based on cost of living adjustments and other factors. Therefore, assuming the number of operating and regional employees remains constant, management expects increases in operating expenses in the future.

General and administrative expenses totaled $2,534,782 for the year ended December 31, 2009, representing an increase of approximately 5% from $2,404,302 for the year ended December 31, 2008. The increase is primarily attributable to increases in billing service fees, bad debt expense, audit and management fees.

Programming expenses totaled $3,558,244 for the year ended December 31, 2009, an increase of 11% from $3,195,907 for the year ended December 31, 2008. The increase is attributable to higher costs charged by various video program suppliers, retransmission fees for carriage of certain local broadcast signals and costs associated with the increased penetration of high-speed Internet and telephone services, offset by decreased basic subscribers from 11,414 as of December 31, 2008, to 10,616 as of December 31, 2009. Rate increases from video program suppliers, and increases in the number of customers to the Partnership’s high-speed Internet and telephone services, will contribute to the trend of increased programming costs in the future.

Depreciation expense totaled $1,210,034 for the year ended December 31, 2009, remaining consistent with the year ended December 31, 2008. This is attributable to certain assets becoming fully depreciated, offset by depreciation of recent purchases related to the upgrade of plant and equipment.

Interest expense and amortization of loan fees decreased from $25,730 in 2008 to zero in 2009. The elimination of interest expense and amortization of loan fees is attributable to the Partnership paying off the outstanding balance on its credit facility on April 29, 2008.

Interest income and other expense, net totaled $61,827 and $180,995 for the years ended December 31, 2009, and December 31, 2008, respectively, and consists primarily of costs incurred in connection with the proposed sale of the Partnership’s assets.

In 2009, the Partnership generated income from operations of $1,171,960 compared to $934,687 in 2008. The Partnership has generated positive operating income in each of the last three years, and management anticipates that this trend will continue.

Liquidity and Capital Resources

The Partnership’s primary source of liquidity is cash flow provided by operations. The Partnership generates cash through the monthly billing of subscribers for cable and other services. Based on management’s analysis, the Partnership’s cash flow from operations and cash on hand will be sufficient to cover future operating costs, planned capital expenditures and working capital needs over the next 12-month period.

Net cash provided by operating activities totaled $1,443,664 for the nine months ended September 30, 2011. Adjustments to net income for the period to reconcile to net cash provided by operating activities consisted primarily of depreciation of $922,330 offset by escrow proceeds of $131,843 and changes in other operating assets and liabilities of $118,663.

Net cash used in investing activities totaled $775,404 for the nine months ended September 30, 2011 and consisted primarily of purchases of property and equipment of $914,747 offset by escrow proceeds of $131,843.

Obligations and Commitments

In addition to working capital needs for ongoing operations, the Partnership has capital requirements related to minimum operating lease payments. The following table summarizes the Partnership’s contractual obligations as of September 30, 2011:

	Payments Due By Period
	Total	Less than 1 Year	1 –3 Years	3 –5 Years	More than 5 Years
Minimum operating lease payments	$12,133	$11,200	$933	—	—

(a)	These contractual obligations do not include accounts payable and accrued liabilities, which are expected to be paid in 2011.
(b)	The Partnership also rents utility poles in its operations. Amounts due under these agreements are not included in the above minimum operating lease payments as pole rentals are based on pole usage and are cancelable on short notice. The Partnership does however anticipate that such rentals will recur. Pole rental expense was $176,835 in 2010.

Capital Expenditures

During the first nine months of 2011, the Partnership paid approximately $914,747 for capital expenditures. These expenditures include the continued construction of fiber and quality assurance projects to upgrade the plant providing increased high speed data capacity in all systems, customer premise equipment to provide all communications services, channel additions in the Sandersville, GA system to provide more high-definition choices, and a vehicle replacement.

Management has estimated that the Partnership will spend approximately $300,000 on capital expenditures during the remainder of 2011. Planned expenditures include the continuation of distribution plant upgrades to increase high speed data capacity in all systems and the continued deployment of customer premise equipment concentrating on both high-speed Internet and digital telephone services in certain areas of the Partnership’s systems. The signing of a definitive asset purchase agreement and timing of any eventual asset sale may affect the estimated levels of capital expenditures during the remainder of 2011.

Critical Accounting Policies

This discussion and analysis of our financial condition and results of operations is based on the Partnership’s financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates. The following critical accounting policies require a more significant amount of management judgment than other accounting policies the Partnership employs.

Revenue Recognition

Cable television service, internet and telephone revenue, including service and maintenance, is recognized in the month service is provided to customers. Advance payments on services to be rendered are recorded as subscriber prepayments and deferred. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public.

Property and Equipment

Property and equipment are recorded at cost. Costs of additions and substantial improvements, which include materials, labor, and other indirect costs associated with the construction of cable transmission and distribution facilities, are capitalized. Indirect costs include employee salaries and benefits, travel and other costs. These costs are estimated based on historical information and analysis. The Partnership performs evaluations of these estimates as warranted by events or changes in circumstances.

The Partnership capitalizes costs associated with initial customer installations. The costs of disconnecting service or reconnecting service to previously installed locations is expensed in the period incurred. Costs for repairs and maintenance are also charged to operating expense, while equipment replacements, including the replacement of drops, are capitalized.

Intangible Assets

The Partnership does not amortize intangible assets determined to have indefinite lives. The Partnership has determined that its franchises meet the definition of indefinite lived assets. The Partnership tests these assets for impairment on an annual basis during the fourth quarter using financial information as of September 30th, or on an interim basis if an event occurs or circumstances change that would indicate the assets might be impaired.

Management believes the Partnership’s franchises have indefinite lives because they are expected to be used by the Partnership for the foreseeable future as determined based on an analysis of all pertinent factors, including changes in legal, regulatory or contractual provisions and effects of obsolescence, demand and competition. In addition, the level of maintenance expenditures required to obtain the future cash flows expected from the franchises is not material in relation to the carrying value of the franchises. While the franchises have defined lives based on the franchising authority, renewals are routinely granted, and management expects them to continue to be granted. This expectation is supported by management’s experience with the Partnership’s franchising authorities and the franchising authorities of the Partnership’s affiliates.

Transactions with the Managing General Partner and Affiliates

Management Fees

The managing general partner receives a fee for managing NCP-Seven equal to 5% of the gross revenues of NCP-Seven, excluding revenues from the sale of cable television systems or franchises. Management fees charged to continuing operations by the managing general partner were $478,278, $475,152, and $448,067 for 2010, 2009, and 2008, respectively. Management fees are included as a component of general and administrative expenses in the accompanying statements of operations.

Reimbursements

The managing general partner provides or causes to be provided certain centralized services to NCP-Seven and other affiliated entities. The managing general partner is entitled to reimbursement from NCP-Seven for various expenses incurred by it or its affiliates on behalf of NCP-Seven allocable to its management of NCP-Seven, including travel expenses, pole and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters’ supplies and expenses, pay television expenses, equipment and vehicle charges, operating salaries and expenses, administrative salaries and expenses, postage, and office maintenance.

The amounts billed to NCP-Seven are based on costs incurred by the managing general partner in rendering the services. The costs of certain services are charged directly to NCP-Seven, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to NCP-Seven and affiliates based upon relative size and revenue. Management believes that the methods used to allocate costs to NCP-Seven are reasonable. Amounts charged to continuing operations for these services were $658,394, $621,440, and $637,125 for 2010, 2009, and 2008, respectively.

NCP-Seven has entered into operating management agreements with certain affiliates managed by the managing general partner. Under the terms of these agreements, NCP-Seven or an affiliate serves as the managing agent for certain cable television systems and is reimbursed for certain operating and administrative expenses. NCP-Seven received $56,365, $31,641, and $19,723 in 2010, 2009, and 2008, respectively

Northland Cable Service Corporation (NCSC), an affiliate of the managing general partner, was formed to provide billing system support to cable systems owned and managed by the managing general partner. In addition, NCSC provides technical support associated with the build out and upgrade of managing general partner affiliated cable systems as well as support for NCP-Seven’s high speed Internet and telephone services. In 2010, 2009, and 2008, NCP-Seven’s operations included $212,074, $206,243, and $138,370, respectively, for these services. Of this amount, $90,647, $118,958, and $90,920 were capitalized in 2010, 2009, and 2008, respectively, related to the build out and upgrade of cable systems. Cable Ad Concepts (CAC), a subsidiary of NCSC, manages the development of local advertising as well as billing for video commercial advertisements to be cablecast on managing general partner affiliated cable systems. CAC retains all the credit risks associated with the advertising activities and a net fixed percentage of the related revenues are remitted to NCP-Seven, which are recorded as net advertising revenues. NCP-Seven’s operations include $147,817, $150,386, and $139,757, in payments received under the terms of this agreement during 2010, 2009, and 2008, respectively.

Certain Business Relationships

John E. Iverson, a Director and Secretary of the managing general partner, is a member of the law firm of Ryan, Swanson & Cleveland, PLLC, which has rendered, and is expected to continue to render, legal services to the managing general partner and NCP-Seven.

Selected Quarterly Financial Data

The selected data presented below for the quarterly period ended September 30, 2011, June 30, 2011 and March 31, 2011, are derived from the unaudited Consolidated Financial Statements of NCP-Seven that are included elsewhere in this proxy statement.

	Three Months Ended
	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010	September 30, 2010	June 30, 2010	March 31, 2010
SUMMARY OF OPERATIONS:
Service revenues	$2,381,984	$2,493,230	$2,489,441	$2,348,888	$2,374,178	$2,438,958	$2,403,527
Operating income (loss)	150,713	237,256	251,615	211,113	(410,909)	285,867	296,414

Net income (loss)	$151,170	$236,068	$381,504	$211,987	$(411,972)	$284,942	$286,243

Net income (loss) per limited partner unit	$3	$5	$8	$4	$(8)	$6	$6

	Three Months Ended
	December 31, 2009	September 30, 2009	June 31, 2009	March 31, 2009
SUMMARY OF OPERATIONS:
Services revenues	$2,315,138	$2,375,112	$2,433,090	$2,379,704
Operating income (loss)	265,102	286,699	309,223	372,763

Net income (loss)	$251,893	$262,955	$289,160	$367,952

Net income (loss) per limited partner unit	$5	$5	$6	$8

The book value per limited partnership unit as of September 30, 2011 was $309.97.

Management and Beneficial Ownership of NCP-Seven

Management of NCP-Seven

NCP-Seven is a Washington limited partnership with no directors or officers.

The managing general partner of NCP-Seven is Northland Communications Corporation, a Washington corporation.

The principal business of Northland Communications Corporation historically has been locating cable television systems, negotiating for their acquisition, forming limited partnerships to own the systems, arranging for the sale of limited partnership interests to investors, managing limited partnerships, including NCP-Seven, and liquidating partnership assets upon dissolution. Northland Communications Corporation is a wholly owned subsidiary of Northland Telecommunications Corporation, a Washington corporation. The address and telephone number of the principal executive offices of each of Northland Communications Corporation and Northland Telecommunications Corporation is 101 Stewart Street, Suite 700, Seattle, Washington 98101, (206) 621-1351.

Beneficial Ownership

Security ownership of management in NCP-Seven as of September 30, 2011 is as follows:

Name and Address of Beneficial Owner	Percent of Title of Class	Amount and Nature of Beneficial Ownership
Northland Communications Corporation 101 Stewart Street Suite 700 Seattle, Washington 98101	Managing General Partner’s Interest (1)	See (1)

Richard I. Clark 101 Stewart Street Suite 700 Seattle, Washington 98101	Less than one percent of outstanding Limited Partner Interests	17 units

Richard J. Dyste 101 Stewart Street Suite 700 Seattle, Washington 98101	Less than one percent of outstanding Limited Partner Interests	16 units

(1)	Northland Communications Corporation has a 1% interest in the limited partnership, which increases to a 20% interest in the limited partnership at such time as the limited partners have received 100% of their aggregate cash contributions plus a preferred return. The natural person who exercises voting and/or investment control over these interests is John S. Whetzell. Mr. Whetzell does not own any securities issued by NCP-Seven.

FINANCIAL STATEMENTS

Included with this proxy statement, starting on the following page, are NCP-Seven’s unaudited financial statements for the nine and three months ended as of September 30, 2011 and 2010 and audited balance sheets as of December 31, 2010 and 2009, and the related statements of operations, changes in partners’ capital (deficit), and cash flows for each of the years in the three-year period ended as of December 31, 2010. Financial statements for prior years and periods have previously been distributed to the limited partners on an ongoing basis.

If a limited partner desires any additional information regarding financial statements, please contact the managing general partner of NCP-Seven, Northland Communications Corporation.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

CONDENSED BALANCE SHEETS — (UNAUDITED)

	September 30, 2011	December 31, 2010

ASSETS
Cash	$1,551,046	$882,786
Accounts receivable, net of allowance of $11,050	208,446	241,478
Due from affiliates	93,708	96,255
Prepaid expenses	135,614	70,077
Property and equipment, net of accumulated depreciation of $17,140,353 and $16,457,125, respectively	6,400,404	6,476,899
Franchise agreements, net of accumulated amortization of $9,995,974	8,991,966	8,991,966
Total assets	$17,381,184	$16,759,461

LIABILITIES AND PARTNERS’ CAPITAL
Accounts payable and accrued expenses	$653,085	$768,898
Due to Managing General Partner and affiliates	88,644	99,648
Deposits	24,385	23,970
Subscriber prepayments	218,687	239,304

Total liabilities	984,801	1,131,820

Partners’ capital (deficit):
General Partners:
Contributed capital, net	(25,367)	(25,367)
Accumulated deficit	(221)	(7,908)

	(25,588)	(33,275)

Limited Partners:
Contributed capital, net (49,656 units)	16,444,002	16,444,002
Accumulated deficit	(22,031)	(783,086)

	16,421,971	15,660,916

Total partners’ capital	16,396,383	15,627,641

Total liabilities and partners’ capital	$17,381,184	$16,759,461

The accompanying notes are an integral part of these statements.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

CONDENSED STATEMENTS OF OPERATIONS — (UNAUDITED)

	For the nine months ended September 30,
	2011	2010
Service revenues	$7,364,656	$7,216,663
Expenses:
Cable system operations / cost of revenue (including $97,810 and $121,026 to affiliates in 2011 and 2010, respectively), excluding depreciation shown below	750,609	696,174
General and administrative (including $790,598 and $731,400 to affiliates in 2011 and 2010, respectively)	2,060,602	1,977,310
Programming / cost of revenue (including $46,529 and $39,054 to affiliates in 2011 and 2010, respectively)	2,988,431	2,831,102
Depreciation / cost of revenue	922,330	924,455
Loss on impairment of franchise agreement	—	615,000
Loss on disposal of assets	3,098	1,248

	6,725,070	7,045,289

Income from operations	639,586	171,374
Other income (expense):
Other (expenses) net of interest income	(2,687)	(12,161)
Escrow proceeds	131,843	—

	129,156	(12,161)

Net income	$768,742	$159,213

Allocation of net income:
General Partners (1%)	$7,687	$1,592

Limited Partners (99%)	$761,055	$157,621

Net income per limited partnership unit (49,656 units):	15.33	3.17

The accompanying notes are an integral part of these statements.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

CONDENSED STATEMENTS OF OPERATIONS — (UNAUDITED)

	For the three months ended September 30,
	2011	2010
Service revenues	$2,381,984	$2,374,178
Expenses:
Cable system operations / cost of revenue (including $38,568 and $54,563 to affiliates in 2011 and 2010, respectively), excluding depreciation shown below	265,867	233,056
General and administrative (including $262,985 and $245,493 to affiliates in 2011 and 2010, respectively)	699,554	675,644
Programming / cost of revenue (including $15,375 and $13,771 to affiliates in 2011 and 2010, respectively)	957,723	942,912
Depreciation / cost of revenue	302,861	316,850
Loss on impairment of franchise agreement	—	615,000
Loss on disposal of assets	5,266	1,625

	2,231,271	2,785,087

Income (loss) from operations	150,713	(410,909)
Other income (expense):
Other (expenses) net of interest income	457	(1,063)

	457	(1,063)

Net income (loss)	$151,170	$(411,972)

Allocation of net income (loss):
General Partners (1%)	$1,512	$(4,120)

Limited Partners (99%)	$149,658	$(407,852)

Net loss per limited partnership unit (49,656 units):	3.01	(8.21)

The accompanying notes are an integral part of these statements.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

CONDENSED STATEMENTS OF CASH FLOWS — (UNAUDITED)

	For the nine months ended September 30,
	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$768,742	$159,213
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	922,330	924,455
Gain on sale of assets	3,098	1,248
Escrow proceeds	(131,843)	—
Loss on impairment of franchise agreement	—	615,000
(Increase) decrease in operating assets:
Accounts receivable	33,032	92,641
Due from affiliates	2,547	(1,013)
Prepaid expenses	(65,537)	(80,489)
Increase (decrease) in operating liabilities:
Accounts payable and accrued expenses	(57,499)	(109,475)
Due to Managing General Partner and affiliates	(11,004)	31,134
Deposits	415	1,017
Subscriber prepayments	(20,617)	(59,855)

Net cash provided by operating activities	1,443,664	1,573,876

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(914,747)	(1,392,612)
Proceeds from the sale of assets	7,500	2,500
Escrow proceeds	131,843	—

Net cash used in investing activities	(775,404)	(1,390,112)

CASH FLOWS FROM FINANCING ACTIVITIES:
Distribution to limited partners	—	(868,980)

Net cash used in financing activities	—	(868,980)

INCREASE (DECREASE) IN CASH	668,260	(685,216)
CASH, beginning of period	882,786	1,339,369

CASH, end of period	$1,551,046	$654,153

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

The accompanying notes are an integral part of these statements.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

(1)	Basis of Presentation

These unaudited financial statements are being filed in conformity with Rule 10-01 of Regulation S-X regarding interim financial statement disclosure and do not contain all of the necessary footnote disclosures required for a full presentation of the balance sheets, statements of operations and statements of cash flows in conformity with accounting principles generally accepted in the United States of America. However, in the opinion of management, these statements include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the Partnership’s financial position at September 30, 2011, its statements of operations for the three months and nine months ended September 30, 2011 and 2010, and its statements of cash flows for the nine months ended September 30, 2011 and 2010. Results of operations for these periods are not necessarily indicative of results to be expected for the full year. These financial statements and notes should be read in conjunction with the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2010.

(2)	Intangible Assets

The Partnership does not amortize intangible assets determined to have indefinite lives. The Partnership has determined that its franchises meet the definition of indefinite lived assets. The Partnership tests these assets for impairment on an annual basis during the fourth quarter using financial information as of September 30th, or on an interim basis if an event occurs or circumstances change that would indicate that the assets might be impaired.

(3)	Litigation

The Partnership is party to ordinary and routine litigation proceedings that are incidental to the Partnership’s business. Management believes that the outcome of all pending legal proceedings will not, individually or in the aggregate, have a material adverse effect on the Partnership and its financial statements.

(4)	Escrow Proceeds and Potential Sale of Systems

On July 5, 2007, Northland Cable Properties Seven Limited Partnership executed a purchase and sale agreement (the “Agreement”) to sell the operating assets and franchise rights of its remaining cable systems serving the communities of Vidalia, Sandersville and Toccoa, Georgia to Green River Media and Communications, LLC (“Green River”), an unaffiliated third party. The transaction was expected to close by the end of March 2008. To secure their performance under the Agreement, Green River deposited $125,000 into escrow (the “Escrow Deposit”), which was intended to be credited to the purchase price at closing. Closing of this transaction would have resulted in the liquidation of the Partnership.

On March 31, 2008, the Partnership notified Green River of its termination of the Agreement. Green River disputed the right of the Partnership to terminate the Agreement. The parties reached a final settlement in the first quarter of 2011. As a result of the settlement, the Partnership received proceeds and accrued interest of $131,843 from the Escrow Deposit. The escrow proceeds were recorded as other income during the first quarter of 2011.

During the first quarter of 2011 the Partnership, with the assistance of an investment banking firm, commenced the process of soliciting bids for the operating assets and franchise rights of its cable systems from potential interested parties. Initial expressions of interest, were received late in the second quarter and final offers were received at the end of June. In October the Partnership executed purchase and sale agreements to sell the operating assets and franchise rights of its remaining cable systems. The transactions are expected to close in March 2012, and are subject to customary closing conditions and the approval of a majority in interest of the Partnership’s limited partners. (See Item 6 below).

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (CONTINUED)

Fees for legal and accounting activities in connection with the aforementioned termination of the Green River Agreement amounted to $3,890 and $11,602 for the nine months ended September 30, 2011 and 2010, respectively, and have been expensed as incurred within interest income and other in the accompanying statements of operations.

(5)	Fair Value of Assets

We measure certain financial assets at fair value in three levels, based on the markets in which the assets are traded and the reliability of the inputs used to determine fair value. These levels are:

•	Level 1 – inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 – quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active.

•	Level 3 – significant inputs are unobservable for the asset or liability.

The following table summarizes the balances of assets measured at fair value on a recurring basis at September 30, 2011.

	Total	Level 1	Level 2	Level 3
Cash	$1,551,046	$1,551,046	$—	$—

The following table summarizes the balances of assets measured at fair value on a recurring basis at December 31, 2010.

	Total	Level 1	Level 2	Level 3
Cash	$882,786	$882,876	$—	$—

(6)	Subsequent Events

In October 2011, the Partnership entered into three purchase and sale agreements to sell all of its operating assets and franchise rights of its cable systems. The purchase and sale agreements are separate and independent obligations of the Partnerships. On October 12, 2011, the Partnership executed a purchase and sale agreement to sell the operating assets and franchise rights of its cable system in and around the community of Sandersville, Georgia to Charter Communications, LLC (“Charter”), an unaffiliated third party. The transaction is expected to close by the end of March 2012, and is subject to customary closing conditions and the approval of a majority in interest of the Partnership’s limited partners.

The terms of the agreement include a base purchase price of $3,000,000, subject to adjustments and prorations of revenues, expenses and liabilities at closing, and require that $300,000 of the gross proceeds be placed in escrow to secure compliance with representations and warranties, to be released to the Partnership 18 months from the closing of the transaction. Upon execution of the Agreement, Charter made an initial cash payment of $150,000 to the Partnership. At closing, the initial cash payment together with interest at the rate of 0.5% per annum shall be credited against the Purchase Price. The initial cash payment shall be used by the Partnership solely to pay expenses that the Partnership will incur to obtain the approval of the Partnership’s limited partners and a third party fairness opinion in preparation for closing. Net proceeds to be received upon closing will be used to make distributions to the limited partners. Limited partners will receive a final distribution approximately 18 months from the closing date when the escrow proceeds are released.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS — (CONTINUED)

On October 14, 2011, the Partnership executed a purchase and sale agreement to sell the operating assets and franchise rights of its cable systems in and around the community of Toccoa, Georgia to Truvista Communications of Georgia, LLC (“Truvista”), an unaffiliated third party. The transaction is expected to close by the end of March 2012, and is subject to customary closing conditions and the approval of a majority in interest of the Partnership’s limited partners.

The terms of the agreement include a base purchase price of $8,900,000, subject to adjustments and prorations of revenues, expenses and liabilities at closing, and require that $890,000 of the gross proceeds be placed in escrow to secure compliance with representations and warranties, to be released to the Partnership 18 months from the closing of the transaction. Upon execution of the agreement, Truvista made an initial cash payment of $300,000 to the Partnership. At closing, the initial cash payment together with interest at the rate of 0.5% per annum shall be credited against the Purchase Price. The initial cash payment shall be used by the Partnership solely to pay expenses that the Partnership will incur to obtain the approval of the Partnership’s limited partners and a third party fairness opinion in preparation for closing. Net proceeds to be received upon closing will be used to make distributions to the limited partners. Limited partners will receive a final distribution approximately 18 months from the closing date when the escrow proceeds are released.

On October 21, 2011, the Partnership executed a purchase and sale agreement to sell the operating assets and franchise rights of its cable system in and around the community of Vidalia, Georgia to Northland Cable Television, Inc., an affiliate of Northland Communications Corporation, the managing general partner of the Partnership. The transaction is expected to close by the end of March 2012, and is subject to customary closing conditions and the approval of a majority in interest of the Partnership’s limited partners.

The terms of the Agreement include a base purchase price of $5,400,000, subject to adjustments and prorations of revenues, expenses and liabilities at closing, and require that $432,000 of the gross proceeds be placed in escrow to secure compliance with representations and warranties, to be released to the Partnership 12 months from the closing of the transaction. Net proceeds to be received upon closing will be used to make distributions to the limited partners. Limited partners will receive a final distribution from the Vidalia sale approximately 12 months from the closing date when the escrow proceeds are released.

KPMG LLP Suite 900 801 Second Avenue Seattle, WA 98104

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Northland Cable Properties Seven Limited Partnership:

We have audited the accompanying balance sheets of Northland Cable Properties Seven Limited Partnership (a Washington limited partnership) as of December 31, 2010 and 2009, and the related statements of income, changes in partners’ capital (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010. These financial statements are the responsibility of the Partnership’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Northland Cable Properties Seven Limited Partnership as of December 31, 2010 and 2009, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2010, in conformity with U.S. generally accepted accounting principles.

/s/ KPMG

Seattle, Washington

February 28, 2011

KPMG LLP, is Delaware limited liability partnership,

the U.S. member firm of KPMG International Cooperative

(“KPMG International”), a Swiss entity.

NORTHLAND CABLE PROPERTIES

SEVEN LIMITED PARTNERSHIP

Balance Sheets

December 31, 2010 and 2009

	2010	2009
Assets
Cash	$882,786	1,339,369
Accounts receivable (net of allowance of $11,050 and $11,250)	241,478	333,366
Due from affiliates	96,255	53,628
Prepaid expenses	70,077	65,405

Investment in cable television properties:
Property and equipment	22,934,024	21,307,828
Less accumulated depreciation	(16,457,125)	(15,392,597)

	6,476,899	5,915,231

Franchise agreements (net of accumulated amortization of $9,995,974 in 2010 and 2009) (note 3(c))	8,991,966	9,606,966

Total investment in cable television properties	15,468,865	15,522,197

Total assets	$16,759,461	17,313,965

Liabilities and Partners’ Capital (Deficit)
Liabilities:
Accounts payable and accrued expenses	$768,898	837,047
Due to managing general partner and affiliates	99,648	79,141
Deposits	23,970	22,913
Subscriber prepayments	239,304	249,443

Total liabilities	1,131,820	1,188,544

Partners’ capital (deficit):
General Partners:
Contributed capital	(25,367)	(25,367)
Accumulated deficit	(7,908)	(11,620)

	(33,275)	(36,987)

Limited Partners:
Contributed capital, net (49,656 units)	16,444,002	17,312,982
Accumulated deficit	(783,086)	(1,150,574)

	15,660,916	16,162,408

Total liabilities and partners’ capital	$16,759,461	17,313,965

See accompanying notes to financial statements.

NORTHLAND CABLE PROPERTIES

SEVEN LIMITED PARTNERSHIP

Statements of Income

Years ended December 31, 2010, 2009, and 2008

	2010	2009	2008
Revenue	$9,565,551	9,503,044	8,961,332

Expenses:
Operating / cost of revenue (including $151,422, $133,054 and $125,659, net, paid to affiliates in 2010, 2009, and 2008, respectively), excluding depreciation and amortization expense recorded below	929,974	906,103	968,102
General and administrative (including $997,137, $980,068, and $968,206, net, paid to affiliates in 2010, 2009, and 2008, respectively)	2,647,937	2,534,782	2,404,302
Programming / cost of revenue (including $53,155, $39,114, and $12,470, net, paid to affiliates in 2010, 2009, and 2008, respectively)	3,757,443	3,558,244	3,195,907
Depreciation expense / cost of revenue	1,230,389	1,210,034	1,211,146
Loss on impairment of franchise agreement	615,000	—	—
Loss on disposal of assets	2,323	60,094	2,223

	9,183,066	8,269,257	7,781,680

Operating income	382,485	1,233,787	1,179,652

Other income (expense):
Interest expense and amortization of loan fees	—	—	(25,730)
Loss on extinguishment of debt (note 8)	—	—	(38,240)
Interest income and other expense, net	(11,285)	(61,827)	(180,995)

Net income	$371,200	1,171,960	934,687

Allocation of net income:
General Partners	$3,712	11,720	9,347
Limited Partners	367,488	1,160,240	925,340

Net income per limited partnership unit	7	23	19

See accompanying notes to financial statements.

NORTHLAND CABLE PROPERTIES

SEVEN LIMITED PARTNERSHIP

Statements of Changes in Partners’ Capital (Deficit)

Years ended December 31, 2010, 2009, and 2008

	General Partners	Limited Partners	Total
Balance, December 31, 2007	(58,054)	15,318,228	15,260,174
Net income	9,347	925,340	934,687

Balance, December 31, 2008	(48,707)	16,243,568	16,194,861
Net income	11,720	1,160,240	1,171,960
Distribution declared to Limited Partners	—	(1,241,400)	(1,241,400)

Balance, December 31, 2009	$(36,987)	16,162,408	16,125,421
Net income	3,712	367,488	371,200
Distribution declared to Limited Partners	—	(868,980)	(868,980)

Balance, December 31, 2010	$(33,275)	15,660,916	15,627,641

See accompanying notes to financial statements.

NORTHLAND CABLE PROPERTIES

SEVEN LIMITED PARTNERSHIP

Statements of Cash Flows

Years ended December 31, 2010, 2009, and 2008

	2010	2009	2008
Cash flows from operating activities:
Net income	$371,200	1,171,960	934,687
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	1,230,389	1,210,034	1,211,146
Loan fee amortization	—	—	9,560
Loss on disposal of assets	2,323	46,094	2,223
Loss on impairment of franchise agreement	615,000	—	—
Loss on extinguishment of debt	—	—	38,240
Changes in certain assets and liabilities:
Accounts receivable	91,888	(61,409)	(52,728)
Prepaid expenses	(4,672)	(3,504)	18,322
Accounts payable and accrued expenses	(39,365)	60,474	(86,674)
Due to/from General Partner and affiliates	(22,120)	(35,981)	120,594
Deposits	1,057	(1,682)	3,725
Subscriber prepayments	(10,139)	24,096	67,551

Net cash provided by operating activities	2,235,561	2,410,082	2,266,646

Cash flows from investing activities:
Purchase of property and equipment	(1,825,664)	(1,566,337)	(811,197)
Proceeds from sale of assets	2,500	3,000	13,379

Net cash used in investing activities	(1,823,164)	(1,563,337)	(797,818)

Cash flows from financing activities:
Principal payments on notes payable	—	—	(663,299)
Distribution to limited partners	(868,980)	(1,241,400)	—

Net cash used in financing activities	(868,980)	(1,241,400)	(663,299)

(Decrease) increase in cash	(456,583)	(394,655)	805,529
Cash, beginning of year	1,339,369	1,734,024	928,495

Cash, end of year	$882,786	1,339,369	1,734,024

Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$—	—	16,170
Capital expenditures in accounts payable at December 31, 2010, 2009 and 2008	$58,314	87,098	49,239

See accompanying notes to financial statements.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements

December 31, 2010, 2009 And 2008

(1)	Organization and Partners’ Interests

(a)	Formation and Business

Northland Cable Properties Seven Limited Partnership (the Partnership), a Washington limited partnership, was formed on April 17, 1987. The Partnership was formed to acquire, develop, and operate cable television systems. The Partnership began operations on September 1, 1987. The Partnership’s systems include a system serving four cities in or around Vidalia, Georgia; a system serving two cities in or around Sandersville, Georgia; and two systems serving several communities in and around Toccoa and Royston, Georgia. The Partnership has 17 nonexclusive franchises to operate the cable systems for periods, which will expire at various dates through 2014.

Northland Communications Corporation (the General Partner or Northland) manages the operations and is the General Partner of the Partnership under the terms of an Amended and Restated Agreement of Limited Partnership which will expire on December 31, 2013. An Amendment to extend the term of the Partnership from December 31, 2010 to December 31, 2013, was approved at a special meeting of the limited partners on November 19, 2009. Certain affiliates of the Partnership also own and operate other cable television systems. In addition, Northland manages cable television systems for another limited partnership for which it serves as General Partner.

The Partnership is subject to certain risks as a cable television, Internet and telephone operator. These include competition from alternative technologies (e.g., satellite), requirements to renew its franchise agreements and availability of capital.

(b)	Contributed Capital, Commissions, and Offering Costs

The capitalization of the Partnership is set forth in the accompanying statements of changes in partners’ capital (deficit). No limited partner is obligated to make any additional contribution.

Northland contributed $1,000 to acquire its 1% interest in the Partnership.

(2)	Basis of Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(3)	Summary of Significant Accounting Policies

(a)	Accounts Receivable

Accounts receivable consist primarily of amounts due from customers for cable television or advertising services provided by the Partnership, and are net of an allowance for doubtful accounts of $11,050 and $11,250 at December 31, 2010 and 2009, respectively. Receivables are stated at net realizable value and are written-off when the Partnership deems specific customer invoices to be uncollectible.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

(b)	Property and Equipment

Property and equipment are recorded at cost. Costs of additions and substantial improvements, which include materials, labor, and other indirect costs associated with the construction of cable transmission and distribution facilities, are capitalized. Indirect costs include employee salaries and benefits, travel, and other costs. These costs are estimated based on historical information and analysis. The Partnership performs evaluations of these estimates as warranted by events or changes in circumstances.

The Partnership capitalizes costs associated with initial customer installations. The costs of disconnecting service or reconnecting service to previously installed locations is expensed in the period incurred. Costs for repairs and maintenance are also charged to operating expense, while equipment replacements, including the replacement of drops, are capitalized.

At the time of retirements, sales or other dispositions of property, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains or losses are included in the statements of operations.

Depreciation of property and equipment is calculated using the straight-line method over the following estimated service lives:

Buildings	20 years
Distribution plant	10 years
Other equipment	5-20 years

The Partnership evaluates the depreciation periods of property and equipment to determine whether events or circumstances warrant revised estimates of useful lives.

In accordance with generally accepted accounting standards for long-lived assets, property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset group to estimated undiscounted future cash flows expected to be generated by the asset group. If the carrying amount of an asset group exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset group exceeds the fair value of the asset group. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated.

(c)	Intangible Assets

The Partnership does not amortize intangible assets determined to have indefinite lives. The Partnership has determined that its franchise agreements meet the definition of indefinite lived assets due to the history of obtaining franchise renewals, among other considerations. Accordingly, amortization of these assets ceased on December 31, 2001. The Partnership tests these intangibles for impairment annually as of September 30th, or on an interim basis if an event occurs or circumstances change that would indicate that the assets might be impaired.

The Partnership determined that there are no conditions such as obsolescence, regulatory changes, changes in demand, competition, or other factors that would change their indefinite life determination. The Partnership will continue to test these assets for impairment annually, or more frequently as warranted by events or changes in circumstances.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

As part of conducting this test as of September 30, 2010, the Partnership determined that the carrying value of the franchise agreements associated with its Toccoa, GA system exceeded such assets fair value. This is primarily the result of a decrease in estimated future cash flows expected to be generated by the system, which is due to, among other factors, the decline in the number of subscribers served by the system since it was acquired in December of 1997. As a result, the Partnership recognized an impairment loss of approximately $615,000 during 2010.

(d)	Loan Fees

Loan fees were being amortized using the straight-line method, which approximated the effective interest method, over periods of five to six years. The Partnership paid off the balance on its credit facility in April of 2008 at which time the unamortized loan fees of $38,240 were expensed. The unamortized loan fees are reported as a loss on extinguishment of debt in the Partnership’s statement of income.

(e)	Self Insurance

The Partnership began self-insuring for aerial and underground plant in 1996. Beginning in 1997, the Partnership began making quarterly contributions into an insurance fund maintained by an affiliate which covers all Northland entities and would defray a portion of any loss should the Partnership be faced with a significant uninsured loss. To the extent the Partnership’s losses exceed the fund’s balance, the Partnership would absorb any such loss. If the Partnership were to sustain a material uninsured loss, such reserves could be insufficient to fully fund such a loss. The cost of replacing such equipment and physical plant could have a material adverse effect on the Partnership, its financial condition and prospects.

Amounts paid to the affiliate, which maintains the fund for the Partnership and its affiliates, are expensed as incurred and are included in the statements of operations. To the extent a loss has been incurred related to risks that are self-insured, the Partnership records an expense for the amount of the loss, net of any amounts to be drawn from the fund. In 2010, 2009, and 2008, the Partnership was required to make contributions and was charged $31,379, $34,659, and $21,480, respectively, by the fund. As of December 31, 2010 and 2009 the fund (related to all Northland entities) had a balance of $687,954, $423,556, respectively. Amounts paid from the fund related to all Northland entities were $53,808, $34,841, and $630,000, in 2010, 2009, and 2008, respectively.

(f)	Revenue Recognition

Cable television and broadband service revenue, including service and maintenance, is recognized in the month service is provided to customers. Advance payments on services to be rendered are recorded as subscriber prepayments. Revenues resulting from the sale of local spot advertising are recognized when the related advertisements or commercials appear before the public. Local spot advertising revenues earned in operations were $261,888, $316,278, and $299,613 in 2010, 2009, and 2008, respectively.

(g)	Advertising Costs

The Partnership expenses advertising costs as they are incurred. Advertising costs attributable to operations were $75,683, $44,506, and $56,128 in 2010, 2009, and 2008, respectively.

(h)	Segment Information

The Partnership manages its business and makes operating decisions at the operating segment level. The Partnership follows general standards of operating segment aggregation, reporting business activities under a single reportable segment, telecommunications services. Additionally, all of its activities take place in the United States of America.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

(i)	Concentration of Credit Risk

The Partnership is subject to concentrations of credit risk from cash investments on deposit at various financial institutions that at times exceed insured limits by the Federal Deposit Insurance Corporation. This exposes the Partnership to potential risk of loss in the event the institution becomes insolvent.

(j)	Fair Value of Financial Instruments

We measure certain financial assets and financial liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the inputs used to determine fair value. These levels are:

•	Level 1 — inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.

•	Level 2 — quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active.

•	Level 3 — significant inputs are unobservable for the asset or liability.

The following table summarizes the balances of assets and liabilities measured at fair value on a recurring basis at December 31, 2010.

	Total	Level 1	Level 2	Level 3
Cash	$882,786	$882,786	$—	$—

The following table summarizes the balances of assets and liabilities measured at fair value on a recurring basis at December 31, 2009.

	Total	Level 1	Level 2	Level 3
Cash	$1,339,369	$1,339,369	$—	$—

(k)	Accounting Pronouncements Issued Not Yet Adopted

In September 2009, the FASB ratified Accounting Standards Update (ASU) 2009-13 (ASU 2009-13) (previously Emerging Issues Task Force (EITF) Issue No. 08-1, Revenue Arrangements with Multiple Deliverables (EITF 08-1)). ASU 2009-13 superseded EITF 00-21 and addresses criteria for separating the consideration in multiple-element arrangements. ASU 2009-13 will require companies to allocate the overall consideration to each deliverable by using a best estimate of the selling price of individual deliverables in the arrangement in the absence of vendor-specific objective evidence or other third-party evidence of the selling price. ASU 2009-13 will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010 and early adoption will be permitted. The Partnership has not adopted ASU 2009-13. Management is currently evaluating the potential impact, if any, of the adoption of ASU 2009-13 on the Partnership’s results of operations and financial condition.

In January 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-06, Improving Disclosures About Fair Value Measurements, which requires reporting entities to make new disclosures about recurring or nonrecurring fair-value measurements including significant transfers into and out of Level 1 and Level 2 fair-value measurements and information on purchases, sales, issuances, and settlements on a gross basis in the reconciliation of Level 3 fair-value measurements. ASU 2010-6 is effective for annual reporting periods beginning after December 15, 2009, except for Level 3 reconciliation disclosures which are effective for annual periods beginning after December 15, 2010. We do not expect the remaining adoption of ASU 2010-06 related to the reconciliation of Level 3 fair value measurements to have a material impact on our financial statements.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

(4)	Income Allocation

All items of income, loss, deduction, and credit are allocated 99% to the Limited Partners and 1% to the General Partners until the Limited Partners have received aggregate cash distributions in an amount equal to aggregate capital contributions as defined in the limited partnership agreement. Thereafter, the General Partners are allocated 25% and the Limited Partners are allocated 75% of partnership income and losses. Cash distributions from operations will be allocated in accordance with the net income and net loss percentages then in effect. Prior to the General Partners receiving cash distributions from operations for any year, the Limited Partners must receive cash distributions in an amount equal to the lesser of (i) 50% of the Limited Partners’ allocable share of net income for such year or (ii) the federal income tax payable on the Limited Partners’ allocable share of net income using the then highest marginal federal income tax rate applicable to such net income. Any distributions other than from cash flow, such as from the sale or refinancing of a system or upon dissolution of the Partnership, will be determined according to contractual stipulations in the Partnership Agreement.

The Limited Partners’ total initial contributions to capital were $9,568,500 ($500 per partnership unit), offset by offering costs, distributions to limited partners and limited partnership unit repurchases through the end of December 31, 2010. The limited partners have received in aggregate cash distributions of $5,218,934, as of December 31, 2010.

(5)	Transactions with General Partner and Affiliates

(a)	Management Fees

The General Partner receives a fee for managing the Partnership equal to 5% of the gross revenues of the Partnership, excluding revenues from the sale of cable television systems or franchises. Management fees charged to operations by the General Partner were $478,278, $475,152, and $448,067 for 2010, 2009, and 2008, respectively. Management fees are included as a component of general and administrative expenses in the accompanying statements of operations.

(b)	Reimbursements

The General Partner provides or causes to be provided certain centralized services to the Partnership and other affiliated entities. The General Partner is entitled to reimbursement from the Partnership for various expenses incurred by it or its affiliates on behalf of the Partnership allocable to its management of the Partnership, including travel expenses, pole and site rental, lease payments, legal expenses, billing expenses, insurance, governmental fees and licenses, headquarters’ supplies and expenses, pay television expenses, equipment and vehicle charges, operating salaries and expenses, administrative salaries and expenses, postage and office maintenance.

The amounts billed to the Partnership are based on costs incurred by the General Partner in rendering the services. The costs of certain services are charged directly to the Partnership, based upon the personnel time spent by the employees rendering the service. The cost of other services is allocated to the Partnership and affiliates based upon relative size and revenue. Management believes that the methods used to allocate costs to the Partnership are reasonable. Amounts charged to operations for these services were $658,394, $621,440, and $637,125 for 2010, 2009, and 2008, respectively.

The Partnership has entered into operating management agreements with certain affiliates managed by the General Partner. Under the terms of these agreements, the Partnership or an affiliate serves as the managing agent for certain cable television systems and is reimbursed for certain operating and administrative expenses. The Partnership’s operations received $56,365, $31,641, and $19,723 in 2010, 2009, and 2008, respectively.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

Northland Cable Service Corporation (NCSC), an affiliate of the General Partner, was formed to provide billing system support to cable systems owned or managed by the General Partner. In addition, NCSC provides technical support associated with the build out and upgrade of Northland affiliated cable systems as well as support for the Partnership’s high speed Internet and telephone services. In 2010, 2009, and 2008, the Partnership’s operations included $212,074, $206,243, and $138,370, respectively, for these services. Of this amount, $90,647, $118,958, and $90,920 were capitalized in 2010, 2009, and 2008, respectively, related to the build out and upgrade of cable systems. Cable Ad Concepts (CAC), a subsidiary of NCSC, manages the development of local advertising as well as billing for video commercial advertisements to be cablecast on Northland affiliated cable systems. CAC retains all the credit risks associated with the advertising activities and a net fixed percentage of the related revenues are remitted to the Partnership, which are recorded as net advertising revenues. The Partnership’s operations include $147,817, $150,386, and $139,757, in payments received under the terms of this agreement during 2010, 2009, and 2008, respectively.

(c)	Due from Affiliates

The receivable from the affiliates consists of the following:

	December 31
	2010	2009
Reimbursable operating costs, net	$28,359	3,054
Other amounts due from affiliates, net	67,896	50,574

	$96,255	53,628

(d)	Due to General Partner and Affiliates

The payable to the General Partner and affiliates consists of the following:

	December 31
	2010	2009
Management fees	$(2,556)	(4,101)
Reimbursable operating costs, net	67,319	50,867
Other amounts due to General Partner and affiliates, net	34,885	32,375

	$99,648	79,141

(6)	Property and Equipment

Property and equipment consists of the following:

	December 31
	2010	2009
Land and buildings	$587,659	587,659
Distribution plant	20,350,993	19,208,384
Other equipment	1,684,920	1,427,643
Leasehold improvements	26,161	26,161
Construction in progress	284,291	57,981

	22,934,024	21,307,828
Accumulated depreciation	(16,457,125)	(15,392,597)

Property and equipment, net of accumulated depreciation	$6,476,899	5,915,231

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

(7)	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses consists of the following:

	December 31
	2010	2009
Accounts payable	$137,069	170,587
Program license fees	342,371	312,954
Franchise fees	149,963	157,328
Pole rental	37,976	62,942
Payroll	43,608	42,743
Taxes	15,392	1,465
Copyright fees	19,050	18,050
Other	23,469	70,978

	$768,898	837,047

(8)	Note Payable

On April 29, 2008, the Partnership paid off the outstanding balance of $529,575 on its credit facility and expensed unamortized loan fees of $38,240. The unamortized loan fees are reported as a loss on extinguishment of debt in the Partnership’s statement of income.

(9)	Income Taxes

Income taxes have not been recorded in the accompanying financial statements because they are obligations of the partners. The federal and state income tax returns of the Partnership are prepared and filed by the General Partner.

The tax returns, the qualification of the Partnership as such for tax purposes, and the amount of distributable partnership income or loss are subject to examination by federal and state taxing authorities. If such examinations result in changes with respect to the Partnership’s qualification or in changes with respect to the income or loss, the tax liability of the partners would likely be changed accordingly.

There was no taxable income allocated to the Limited Partners in 2010, 2009 and 2008.

The Partnership agreement provides that tax losses may not be allocated to the Limited Partners if such loss allocation would create a deficit in the Limited Partners’ Capital Account. Such excess losses are reallocated to the General Partner (Reallocated Limited Partner Losses). In subsequent years, 100% of the Partnership’s taxable income is allocated to the General Partner until the General Partner has been allocated taxable income in amounts equal to the Reallocated Limited Partner Losses.

The Partnership follows FASB ASC 740 (previously FIN No. 48, Accounting for Uncertainty in Income Taxes), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements. This pronouncement prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a filer’s tax return. FASB ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods and disclosure requirements for uncertain tax positions. The adoption of the ASC did not have a significant impact on the Partnership. The Partnership had $0 in unrecognized tax benefits as of December 31, 2010 and 2009.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

Notes to Financial Statements — (Continued)

(10)	Commitments and Contingencies

(a)	Lease Arrangements

The Partnership leases certain office facilities and other sites under leases accounted for as operating leases. Rental expense attributable to operations, related to these leases was $26,872, $26,766 and $26,872 in 2010, 2009, and 2008, respectively. Minimum lease payments through the end of the lease terms are as follows:

2011	11,200
2012	9,333

$20,533

The Partnership also rents utility poles in its operations. Generally, pole rentals are based on pole usage and cancelable on short notice, but the Partnership anticipates that such rentals will recur. Rent expense incurred for pole rentals attributable to operations for the years ended December 31, 2010, 2009, and 2008 was $176,835, $207,735, and $154,843, respectively.

(11)	Potential Sale of Systems

On July 5, 2007, Northland Cable Properties Seven Limited Partnership (the “Partnership”) executed a purchase and sale agreement (the “Agreement”) to sell the operating assets and franchise rights of its remaining cable systems serving the communities of Vidalia, Sandersville and Toccoa, Georgia to Green River Media and Communications, LLC (“Green River”), an unaffiliated third party. The transaction was expected to close by the end of March 2008. To secure their performance under the Agreement, Green River deposited $125,000 into escrow (the “Escrow Deposit”), which such amount intended to be credited to the purchase price at closing. Closing of this transaction would have resulted in the liquidation of the Partnership.

On March 31, 2008, the Partnership notified Green River of its termination the Agreement. Green River disputed the right of the Partnership to terminate the Agreement. The parties reached a final settlement in the first quarter of 2011. As a result of the settlement, the Partnership will receive proceeds and accrued interest of $131,843 of the Escrow Deposit. The escrow proceeds will be recorded in income during the first quarter of 2011.

The Partnership will continue to operate its assets in a manner intended to maximize revenue and cash flow. The Partnership expects to place its operating assets that were the subject of the Agreement back on the market for sale during the first quarter of 2011, although no assurance can be given that such a transaction will be consummated.

Fees for legal and accounting activities in connection with the aforementioned purchase and sale transaction amounted to $12,495, $59,056, and $187,437 for 2010, 2009 and 2008, respectively, and have been expensed as incurred within interest income and other in the accompanying statement of operations.

Exhibit A

PRELIMINARY COPIES

PROXY CARD

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

The undersigned hereby acknowledges receipt of a proxy statement and an accompanying letter relating to the Special Meeting of limited partners of NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP (“NCP-Seven”), each dated                     , 2011 (“Proxy Materials”). The undersigned appoints John S. Whetzell and Richard I. Clark, or either of them, as proxies, each with full power to appoint his substitute. The undersigned represents that he or she holds of record as of                     , 2011 the number of units of limited partnership interest in NCP-Seven set forth below and authorizes the proxies to represent and to vote, as designated below, all of such interest at the special meeting of limited partners to be held on                     and in their discretion upon other matters that may properly come before the meeting or at any postponements or adjournments thereof. This proxy is being solicited by the managing general partner of NCP-Seven.

The undersigned directs the proxies to vote on the following proposal as follows:

Proposal

To authorize NCP-Seven and its managing general partner to sell one or more of NCP-Seven’s cable systems up to and including the sale of substantially all of NCP-Seven’s assets for cash in the aggregate amount of $17,300,000, subject to adjustment as provided in each of the respective asset purchase agreements, to the following purchasers: Northland Cable Television, Inc., an affiliate of the managing general partner of NCP-Seven, Charter Communications, LLC, a Delaware limited liability company and TruVista Communications of Georgia, LLC, a Georgia limited liability company, as described in the Proxy Materials and to take any and all steps necessary to complete such sale.

APPROVE ☐	DISAPPROVE ☐	ABSTAIN ☐

This proxy will be voted as directed by the undersigned. Limited partners may not vote for or against individual elements of the proposal, but must vote either for or against the proposal in its entirety.

If this proxy is executed and returned and no direction is indicated, this proxy will be voted to approve the above-referenced proposal.

When limited partner interests are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign in full corporate name by its president or other authorized officer, and a partnership should sign in full partnership name by its authorized representative.

Dated:                     , 201

Number of $500 Units of Limited Partnership Interest Held:

(Signature)

(Signature, if held jointly)

A-1

Exhibit B

ASSET PURCHASE AGREEMENT

between

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

and

NORTHLAND CABLE TELEVISION, INC.

Dated as of October 21, 2011

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of October 21, 2011 (the “Effective Date”), between Northland Cable Properties Seven Limited Partnership, a Washington limited partnership (“Seller”), and Northland Cable Television, Inc., a Washington corporation (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller owns and operates television cable System (as defined below) providing video, high-speed internet and telephony services serving the communities set forth in Schedule 1.0 hereto (each a “Community” and collectively, the “Communities”);

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein (the “Transaction”); and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Accounts Receivable” means the rights of Seller to receive payment for services rendered by Seller (including those billed to subscribers of the System and those for services and advertising time provided by Seller) which have been unpaid as of the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliate Services Agreement” means that certain Trademark License Agreement dated September 28, 2001 between Seller and Northland Telecommunications Corporation, that certain Sales Representation Agreement dated September 29, 2001 between Seller and Cable Ad-Concepts, Inc. and that certain Software License and Support Agreement dated September 28, 2001 between Seller and Northland Cable Services Corporation.

“Basic Services” means the lowest tier of cable television programming sold to subscribers as a package, including broadcast and satellite service programming for which a subscriber pays a fixed monthly fee to Seller, but not including Pay TV, and other than through the HSI Services.

“Business” means the cable television, telephone, HSI Service and other revenue-generating businesses that are conducted by Seller or any of its Affiliates (including through a third party) through the System, and operations relating to the System, except for the business and operations of an Affiliate under an Affiliate Service Agreement or Management Agreement.

2

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Cable Video Services” means the provision of cable television programming through the System, including Basic Services, Expanded Basic Services, a la carte tiers, premium services, digital services, HDTV, and DVR equipment rental, Pay TV, and any new product tiers, other than through the HSI Services and the Telephone Services.

“Closing Date” means the earlier of (i) April 30, 2012, and (ii) the soonest practical date after all of the conditions set forth in Article IX have been satisfied or waived; provided, however, in no event shall the Closing Date be after April 30, 2012.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the provisions of the Telecommunication Act of 1996 amending Title VI of the Communications Act of 1934, and as may be further amended, and the Rules and Regulations, policies and published decisions of the FCC thereunder, as in effect from time to time.

“Confidentiality Agreement” means the agreements of the Parties contained in Section 7.4 of this Agreement.

“Contract” means any written agreement, indenture, note, bond, mortgage, loan, instrument, lease, license (other than a Permit, a Franchises or a Programming Agreement), obligation, promise or undertaking that is legally binding on Seller, is to be assumed by Purchaser at Closing and which involves the payment of more than $10,000.

“Copyright Act” means the Copyright Act of 1976 and the rules and regulations thereunder, each as in effect as of the date of this Agreement and as amended from time to time.

“Employee” means all individuals as of the Effective Date, who are employed by Seller primarily in connection with the Business, together with individuals who are hired as employees in respect of the Business after the Effective Date but prior to the Closing.

“Encumbrance” means any lien, charge, claim, commitment, conditional sale or other title retention agreement, demand, easement, encroachment, lease, limitation, mortgage, pledge restriction, security interest, restriction on transfer, right of first refusal, title defect or other encumbrance of any kind or nature whatsoever.

“Environmental Law” means any applicable Law currently in effect relating to the protection of human health as it relates to environmental protection (but excluding worker safety), the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances and Control Act (15 U.S.C. § 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Federal Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Oil Pollution Act of 1990, (33 U.S.C. § 2701 et seq.), and the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), as each has been amended and the rules and regulations promulgated pursuant thereto.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

3

“ERISA Affiliate” means any Person that together with the Seller is or was at any time treated as a single employer under section 414 of the Code or section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner.

“Excluded Contracts” means the Management Agreement, the Affiliate Service Agreements and the Contracts listed on Schedule 1.1(i) hereto.

“Expanded Basic Services” means an optional tier of video services offered by the System to its customers other than Basic Services, a la carte tiers, premium services, digital services, HDTV, DVR, Pay TV, and any new product tiers, and other than through the HSI Services.

“FAA” means the Federal Aviation Administration, or its successor agency.

“FCC” means the Federal Communications Commission, or its successor agency.

“Former Employee” means all individuals who were employed by Seller in connection with the Business but who are no longer so employed on the Closing Date.

“Franchises” means all franchise agreements and similar governing agreements, instruments and resolutions and franchise-related Legal Requirements or acknowledgements of Governmental Entities, whether written or oral, that are necessary or required in order to operate the System and Business and to provide the services provided by Seller through the System.

“Furniture and Equipment” means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by Seller, including all artwork, desks, chairs, tables, computer hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies and all electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, drops, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber’s devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, signal processing, earth stations, transmission and distribution system), test equipment, vehicles, software and other tangible personal property owned or leased by Seller and used in the Business, including all inventory, spare parts and supplies.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authorizations” means, collectively, all Franchises, Licenses and other authorizations, approvals, agreements, Easements, leases, permits, qualifications, registrations, variances and similar rights for and with respect to the conduct of the Business, including the construction and operation of the System, issued by or otherwise obtained from Governmental Entities.

“Governmental Entity” means any federal, state, local or foreign government, court, administrative agency, board or commission, political subdivision, or other governmental authority or instrumentality.

“Hazardous Substances” means any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in any Environmental Law, as well as words of similar purport or meaning referred to in any other Legal Requirements, including radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where one Legal Requirement defines any of these terms more broadly than another, the broader definition will apply.

“HSI Services” means Internet access and other Internet data services offered by the System to Seller’s customers.

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“Intangibles” means all intangible assets, including customer lists, accounts receivables, claims (excluding any claims relating to Excluded Assets) and goodwill of the Business as a going concern, if any, owned, used or held by Seller and used exclusively in the Business, but excluding all trademarks, trade names, service marks, service names, logos, patents, copyrights, URLs, domain names and other intellectual property of Seller or any of its Affiliates.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Knowledge of Seller” means, with respect to Seller and a particular fact or other matter, that any of the persons set forth on Schedule 1.1(ii) or their direct reports has actual, constructive or imputed knowledge such that such person should reasonably be aware of such fact following a reasonable investigation under the circumstances.

“Law” means any foreign, federal, state or local law, statute, code, ordinance, rule, regulation, order or permit established and applicable under principles of common law, regulation, statute or treaty.

“Legal Proceeding” means any action, arbitration, suit, audit, hearing, investigation, litigation or proceeding (public or private) by or before, or otherwise involving a Governmental Entity or an arbitrator.

“Legal Requirement” means any Law, applied, issued, entered or otherwise adopted or enacted by any Governmental Entity, including judicial decisions applying or interpreting any such Legal Requirement.

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

“License” means any license, permit or other authorization or approval (other than a Franchise) issued by a Governmental Entity, including to the FCC, used in the operation of the Purchased Assets, the Business or the System.

“Management Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Seven Limited Partnership, dated September 30, 1987, by and between Northland Communications Corporation, FN Equities Joint Venture, Richard I. Clark, and remaining parties who now or hereafter from time to time are accepted by the Managing General Partner as Limited Partners of Northland Cable Properties Seven Limited Partnership, as amended and the Amended and Restated Management Agreement, dated January 3, 1990, between Northland Cable Properties Seven Limited Partnership and Northland Communications Corporation and the replacement Exhibit A, updated January 1, 1998.

“Material Adverse Effect” means any change or effect that is materially adverse to the Business, the operations, properties, condition (financial or otherwise) or results of the operations of the Business taken as a whole, or the ability of Seller to perform its obligations under this Agreement, or the validity, binding effect or enforceability of this Agreement, other than an effect resulting from (i) any change in the United States or foreign economies or securities or financial markets; (ii) any change that affects any industry in which Seller operates; (iii) any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the Effective Date; (iv) any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Seller; (v) any changes in GAAP; or (vi) any effect resulting from any changes resulting from or relating to the taking of any action contemplated by this Agreement.

“NCC” means Northland Communications Corporation, a Washington corporation.

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“Order” means any award, decision, resolution, subpoena, order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or arbitrator.

“Ordinary Course of Business” means with respect to any action taken by any Person, any action that is in the ordinary and usual course of normal day to day operations of such Person.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity other than Franchises.

“Permitted Encumbrances” means (i) all Encumbrances for Taxes or assessments, special or otherwise, either not due and payable or being contested in good faith and fully accrued or adequately reserved or otherwise provided for; (ii) all Encumbrances representing inchoate mechanics’, materialmen’s, carriers’, warehousemen’s, landlords’ and other statutory or similar liens arising in the Ordinary Course of Business and not yet due and payable; and (iii) with respect to Real Property, any current commitment, easement or claim of easement, encroachment, limitation, restriction or other exception to title or title defect (other than liens) that does not individually or in the aggregate materially impair the current use, value, or operation of individual piece of the Real Property to which it relates.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Pole Attachment Agreement” means a System Contract relating to the use of any public utility facilities, including pole line, joint pole and master contracts for pole attachment rights and the use of conduits.

“Programming Agreements” means all contracts regarding the carriage of satellite delivered television programming carried by the System.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Remedial Action” means all actions required under Environmental Laws to clean up, remove, treat or address any Hazardous Substances in the environment at levels exceeding those allowed by applicable Environmental Laws, including pre-remedial studies and investigations or post-remedial monitoring and care.

“Required Consents” means all authorizations, approvals and consents required under or in connection with any Legal Requirement or under any Purchased Assets, Licenses, Real Property or System Contracts for (i) Seller to transfer the Purchased Assets and the Business to Purchaser, (ii) Purchaser to conduct the Business in accordance with applicable Legal Requirements and to own, lease, use and operate the Purchased Assets and the Business at the places and in the manner in which the Business is conducted and the Business are operated as of the date of this Agreement and at all times prior to the Closing Date or (iii) Purchaser to assume and perform the System Contracts and Governmental Authorizations included in the Purchased Assets.

“Real Property” means the assets owned or leased by Seller and used in the Business consisting of realty, including appurtenances, improvements (including towers, headend storage buildings and earth stations) and fixtures located on such realty, and any other interests in real property, including fee interests, rights to minerals, oil, gas and other hydrocarbons, water rights, leasehold interests and easements, rights of access, licenses, rights of entry and wire crossing permits (but not including interests in real property granted in System Contracts in connection with services provided by Seller to the residents or occupants of such real property, including access and service System Contracts with the owners of multiple dwelling unit complexes), options, and rights of first refusal.

“Required Regulatory Approval” means any Required Consent of any Governmental Entity.

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“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by Seller or any Person as to which Seller has a contractual right to elect or appoint a majority of the members of such Person’s governing body.

“System” means the cable television, telephone and high-speed data reception and distribution System owned, operated or used by Seller in the conduct of the cable television, telephone and high-speed Internet businesses and all of the activities and operations ancillary to such businesses, including advertising services and other income generating businesses, conducted or carried on in the Franchises.

“System Contract” means any crossing agreement, easement, lease, license, multiple dwelling, bulk billing or commercial service agreement, pole line agreement, retransmission consent agreement, subscriber agreement, underground conduit agreement, interconnection, switching maintenance or installation support or other contract or agreement (other than a Governmental Authorization) held for use or used in connection with, or relating to the operation of, the System or all or a portion of the Business and to which Seller is a party or that is otherwise binding on Seller or the System and is in effect on the date of this Agreement or is entered into between the date of this Agreement and the Closing Date in compliance with this Agreement.

“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, escheat, unclaimed property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and including any liability for the payment of the foregoing obligations of another Person as a result of (a) being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group; (b) being or having been a party to any tax sharing agreement or any express or implied obligation to indemnify any Person; and (c) being or having been a transferee, successor, or otherwise assuming the obligations of another Person to pay the foregoing amounts.

“Taxing Authority” means the IRS and any other Governmental Entity responsible for the administration of any Tax.

“Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Telephone Services” means local and long distance telephone and related voice services offered by the Business.

“Transaction Documents” means this Agreement, and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement.

“WARN” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder.

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1.2 Terms Defined Elsewhere in this Agreement.

For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Agreement	Preamble
Asset Acquisition Statement	2.6
Assumed Liabilities	2.3
Base Purchase Price	3.2
Closing	4.1
Commitment Properties	7.15(a)
Community	Preamble
Consents	5.3
Consent Condition	7.3(b)
Easements	5.9(b)
Effective Date	Preamble
Exchange Act	7.10(b)
Employee Benefit Plans	5.11(b)
Employee Schedule	5.11(a)
Escrow Account	3.3(b)
Escrow Agent	3.3(b)
Escrow Funds	3.3(b)
Estimated Adjustments Amount	3.4(e)
Excluded Assets	2.2
Excluded Liabilities	2.4
Final Report	3.4(f)
Financial Statements	5.5
Indemnification Claim	10.4(b)
Indemnity Escrow Agreement	3.3(b)
Independent Accountants	3.3(f)
Leased Real Property	5.9(c)
Limited Partners’ Meeting	7.10(a)
Losses	10.2(a)
Non-Competition Period	7.13
Nonassignable Assets	2.5(b)
Owned Real Property	5.9(a)
Phase I Assessment	7.18
Phase II Assessment	7.18
Preliminary Report	3.4(e)
Proxy Statement	7.10(b)
Purchase Price	3.2
Purchase Price Adjustments	3.4(e)
Purchased Assets	2.1
Purchaser	Preamble
Purchaser Documents	6.2
Purchaser Indemnified Parties	10.2(a)
Purchaser Objection Notice	3.4(e)
Qualified Plans	5.11(c)
Real Property Leases	5.9(b)
Restricted Area	7.13
Restricted Party	7.13
Revised Statements	2.6

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Term	Section
Seller	Preamble
Seller Documents	5.2
Seller Indemnified Parties	10.3(a)
Title Commitments	7.15(a)
Title Company	7.15(a)
Title Defect	7.15(c)
Title Policies	7.15(b)
Total Consideration	3.2

1.3 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(iii) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on a Schedule shall be deemed to have been disclosed in all other relevant Schedules. Disclosure of any item on any Schedule shall not constitute an admission or indication that such item or matter is material or would have a Material Adverse Effect. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(iv) Commercially Reasonable Efforts. For purposes of this Agreement, the term “commercially reasonable efforts” will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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1.4 Exhibits

A	Indemnity Escrow Agreement
B	Reserved
C	Reserved
D	Reserved
E	Form of Bill of Sale
F	Form of Warranty Deed
G	Reserved
H	Form of Assignment and Assumption Agreement

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Assets.

On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser all of Seller’s property, privileges, rights and claim, tangible or intangible, real, personal or mixed, owned or leased, used or otherwise held by Seller or hereafter acquired prior to the Closing Date and used or held for use principally in the conduct of the Business, including the System Contracts, Easements, Furniture and Equipment, Governmental Authorizations, Intangibles, Real Property and all accounts receivable and prepaid expenses relating exclusively to the Assets or the operation of the System and the Records, but not including the Excluded Assets (all of such assets and properties being referred to herein as the “Purchased Assets”), free and clear of all liens, except for Permitted Encumbrances.

2.2 Excluded Assets.

Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser and the Purchased Assets shall exclude the Excluded Assets. Seller shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean the following assets:

(a) the Excluded Contracts;

(b) all cash, cash equivalents, bank deposits or similar cash items of Seller;

(c) any intellectual property rights of Seller;

(d) books and records that Seller is required by Law to retain or that Seller determines are necessary or advisable to retain; provided, however, that Purchaser shall have the right to make copies of any portions of such retained books and records that relate to the Business, the System or any of the Purchased Assets for a reasonable period after Closing but in no event exceeding 3 years after Closing;

(e) Seller’s partnership books and records and other books and records related to internal partnership matters and financial relationships with Seller’s lenders and affiliates;

(f) any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes, from any Governmental Entity, for any Franchise fees (in each case except to the extent such Taxes relate to the Purchased Assets in respect of the post-Closing Tax period or the portion of a period allocable to the post-Closing Tax period), together with any interest due thereon or penalty rebate arising therefrom;

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(g) all insurance policies or rights to proceeds thereof relating to the Business;

(h) all Tax Returns and financial statements of Seller, the System and the Business and all records (including working papers) related thereto;

(i) all prepaid charges, expenses or rent under the Real Property Leases, any personal property leases or any such other leases or in respect of the Owned Real Property that is attributable to any period beginning prior to and ending before the Closing;

(j) all Employee Benefit Plans;

(k) all Programming Agreements and retransmission consent agreements;

(l) advertising insertion equipment owned by third parties;

(m) all patents, copyrights, trademarks, trade names, service marks, service names, logos and similar proprietary rights owned by Seller or its Affiliates, whether or not used in the business of the System;

(n) all of Seller’s causes of action, claims, credits, demands or rights of set-off against third parties, to the extent related to any Excluded Asset;

(o) All rights to receive fees for services from any Affiliate of Seller other than fees for services, if any, rendered by Purchaser after Closing to an Affiliate of Seller;

(p) Any and all assets or rights of Seller unrelated to the Business;

(q) Any contracts, agreements or other arrangements between Seller and any Affiliate of Seller;

(r) all rights that accrue to Seller under this Agreement; and

(s) the assets listed on Schedule 2.2 hereto.

2.3 Assumption of Liabilities.

At the Closing, Seller shall sell, transfer, assign and convey to Purchaser, and Purchaser shall assume, effective as of the Closing, and shall timely perform, pay and discharge in accordance with their respective terms, the following Liabilities of Seller (collectively, the “Assumed Liabilities”):

(a) Liabilities of Seller to all customers and advertisers of the System for any advance payments or deposits for which Purchaser shall have received a credit pursuant to Section 3.4;

(b) Liabilities with respect to the Business, the Purchased Assets, the transferred employees arising after the Closing, to the extent such Liabilities arise from or are related to any event that occurs on or after the Closing Date;

(c) all Taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement that are required to be paid by Purchaser pursuant to Section 11.1(b) and (c);

(d) Liabilities for Taxes relating to the Business, the Purchased Assets, the transferred employees for all taxable periods (or portions thereof) beginning after the Closing Date;

(e) all accrued expenses and trade accounts payable to the extent arising out of the Business, the Purchased Assets, the transferred employees prior to the Closing that are outstanding as of 12:01 a.m. on the Closing Date and are taken into account in adjusting the Base Purchase Price pursuant to Section 3.4(d) (i), (ii) and (iii); and

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(f) Liabilities relating to amounts required to be paid by Purchaser hereunder.

2.4 Excluded Liabilities.

Purchaser is assuming only the Assumed Liabilities and shall not assume or be liable for any other Liabilities of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature, whether presently in existence or arising hereafter, known or unknown, contingent or otherwise, other than Assumed Liabilities. All such Liabilities not being assumed are referred to herein as the “Excluded Liabilities”).

2.5 Further Conveyances and Assumptions; Consent of Third Parties.

(a) From time to time following the Closing, Seller and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the rights, titles and interests intended to be conveyed to Purchaser under this Agreement and the Transaction Documents and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Transaction Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

(b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, Franchise, Programming Agreement, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Entity or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained.

(c) With respect to System Contracts and Permits, Seller shall use its commercially reasonable efforts to cooperate with Purchaser at its request for up to 180 days following the Closing Date in endeavoring to obtain such consents not obtained prior to Closing; provided, however, that other than as set forth in Section 7.3 such efforts shall not require Seller or any of its Affiliates to incur any expenses or Liabilities or provide any financial accommodation or to remain secondarily or contingently liable for any Assumed Liability to obtain any such consent. Purchaser and Seller shall use their respective commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution, approval or amendment required to novate all Liabilities under any and all Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Purchaser shall be solely responsible for such Liabilities; provided, however, that the allocation between Seller and Purchaser of payments of consideration, fees and costs payable to any third party (or its agents) from whom any such consent, substitution, approval or amendment is requested shall be governed by Section 7.3.

2.6 Reserved

ARTICLE III

CONSIDERATION

3.1 Reserved.

3.2 Consideration.

The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to Five Million Four Hundred Thousand Dollars ($5,400,000) (the “Base Purchase Price”), subject to adjustment as provided in Section 3.4 (as adjusted, the “Purchase Price”), and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”).

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3.3 Payment of Purchase Price.

On the Closing Date, Purchaser shall pay the Purchase Price to Seller as follows:

(a) Reserved

(b) Four Hundred and Thirty Two Thousand Dollars ($432,000) in cash (the “Escrow Funds”) shall be deposited into an escrow account (the “Escrow Account”), which shall be established pursuant to an escrow agreement, which escrow agreement (the “Indemnity Escrow Agreement”) shall be (i) entered into on the Closing Date among Seller, Purchaser and U.S. Bank National Association, a national banking association (the “Escrow Agent”) and (ii) substantially in the form of Exhibit A. On the last day of the twelfth (12) month after Closing, the Escrow Funds, together with interest thereon, then remaining in the escrow account less any payments due to Purchaser or pending claims made by Purchaser pursuant to Article X together with interest attributable thereto, shall be delivered to Seller; and

(c) an amount equal to the Base Purchase Price minus the Escrow Funds minus interest accrued thereon plus or minus (as the case may be) the Purchase Price Adjustments proposed in the Preliminary Report, or if such amount is disputed, the Estimated Adjustments Amount, by wire transfer in immediately available funds.

3.4 Adjustments and Prorations.

(a) The Base Purchase Price shall be adjusted such that all revenues, expenses and other Liabilities arising from the System up until 12:01 a.m. on the Closing Date, including subscriber and advertising revenues, franchise fees, pole and other rental charges payable with respect to cable television service, utility charges, real and personal property taxes and assessments levied against the Purchased Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Purchased Assets hereunder which are covered by Section 11.1(b)), and similar prepaid and deferred items, shall be prorated between Purchaser and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs and Liabilities and entitled to all revenues allocable to the conduct of the Business for the period prior to the Closing Date, and Purchaser shall be responsible for all expenses, costs and obligations and entitled to all revenues allocable to the conduct of the Business on the Closing Date and for the period thereafter, all of which shall be determined in accordance with GAAP.

(b) At Closing, the Base Purchase Price shall be increased by an amount equal to (a) 100% of the face amount of all customer Accounts Receivable that are outstanding on the Closing Date and have been outstanding for 30 or less from the first day of the period to which any outstanding bill relates, (b) 95% of the face amount of all customer Accounts Receivable that are outstanding on the Closing Date and have been outstanding more than 30 days but less than 60 days from the first day of the period to which any outstanding bill relates, (c) 0% for all customer Accounts Receivable that are outstanding on the Closing Date and have been outstanding more than 60 days from the first day of the period to which any outstanding bill relates, and (d) 100% of the face amount of all Accounts Receivable related to advertising services and time provided by Seller prior to Closing.

(c) At Closing, the Base Purchase Price shall be increased by an amount equal to 100% of the face amount of all payments and sums deposited or advanced by Seller to a landlord, utility, Governmental Entity or any other party as a security deposit or in exchange for initiation of a service and which will inure to the benefit of Purchaser.

(d) At Closing, the Base Purchase Price shall be reduced by an amount equal to (i) any customer advance payments (i.e., customer payments received by Seller prior to the Closing but relating to service to be provided by Purchaser after the Closing) and deposits (including any interest owing thereon), (ii) except as set forth in Section 3.4(c), above, any other advance payments (e.g., advertising payments received by Seller prior to the Closing but relating to service to be provided by Purchaser after the Closing) and (iii) all accrued expenses

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and trade accounts payable to the extent arising out of the operations of the Business prior to the Closing that are outstanding as of 12:01 a.m. on the Closing Date, provided that such Liabilities are assumed by Purchaser.

(e) At least five (5) Business Days prior to the Closing Date, Seller will deliver to Purchaser a report with respect to the System (the “Preliminary Report”), showing in detail the preliminary estimate of the adjustments referred to in Section 3.4(a)-(e) (the “Purchase Price Adjustments”), calculated in accordance with such Section as of the Closing Date (or as of any other date(s) agreed to by the parties), together with any documents substantiating the determination of the Purchase Price Adjustments proposed in the Preliminary Report. The Preliminary Report will include a Schedule setting forth advance payments and deposits made to or by Seller, as well as Accounts Receivable information relating to the System (showing sums due and their respective aging as of the Closing Date). The estimated Purchase Price Adjustments shown in the Preliminary Report will be reflected as adjustments to the Base Purchase Price payable at the Closing pursuant to Section 3.4. In the event Purchaser objects to the Seller’s calculation of any Purchase Price Adjustment as set forth in the Preliminary Report, Purchaser shall deliver to the Seller at least two (2) Business Days prior to the Closing a written statement in reasonable detail describing any discrepancies believed to exist (“Purchaser Objection Notice”). Purchaser and Seller shall use their commercially reasonable efforts to resolve any of Purchaser’s objections to the Preliminary Report as described in Purchaser’s Objection Notice, and Seller shall make such revisions to the Preliminary Report as mutually agreed between Seller and Purchaser, and, if any changes are made, shall deliver a copy of such revised Preliminary Report to Purchaser no later than one (1) Business Day prior to the Closing. With respect to any of Purchaser’s objections that are not resolved before the Closing Date, the parties shall proceed as follows: (i) if the aggregate amount of Purchaser’s unresolved objections is $100,000 or less, the Closing shall proceed with Seller’s estimate of such disputed amounts, and (ii) if the aggregate of Purchaser’s unresolved objections are greater than $100,000, then the mid-point between the aggregate of Purchaser’s unresolved objections and Seller’s estimate of such disputed amounts shall be used for purposes of proceeding to Closing. The amount used pursuant to subclause (i) or (ii) of this Section 3.4(e) shall be referred to as the “Estimated Adjustments Amount.”

(f) Within sixty (60) days after the Closing Date, Purchaser shall deliver to Seller a report with respect to the System (the “Final Report”), showing in detail its determination of the Purchase Price Adjustments, together with any documents substantiating its calculation of the adjustments proposed in the Final Report. If Seller shall conclude that the Final Report does not accurately reflect the adjustments and prorations to be made to the Purchase Price in accordance with this Section 3.4, Seller shall, within thirty (30) days after its receipt of the Final Report, provide to Purchaser a written statement in reasonable detail describing any discrepancies believed to exist. Purchaser and Seller shall use good faith efforts to jointly resolve the discrepancies within fifteen (15) days of Purchaser’s receipt of Seller’s written statement of discrepancies, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or judicial review. If Purchaser and Seller cannot resolve the discrepancies to their mutual satisfaction within such 15-day period, Purchaser and Seller shall, within the following ten (10) days, shall jointly designate a nationally recognized independent accounting firm which is mutually agreeable to, and independent of each of, the parties (the “Independent Accountants”) to review the Final Report together with Seller’s discrepancy statement and any other relevant documents. The Independent Accountants shall report their conclusions as to adjustments pursuant to this Section 3.4 which shall be conclusive on all parties to this Agreement and not subject to dispute or judicial review absent clerical errors or fraud. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Purchaser or Seller is determined to owe an amount to the other, the appropriate party shall pay such amount thereof to the other, within three (3) Business Days after receipt of such determination. The cost of retaining the Independent Accountants shall be split equally between Purchaser and Seller.

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ARTICLE IV

CLOSING AND TERMINATION

4.1 Closing Date.

If this Agreement is not earlier terminated in accordance with Section 4.2, the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place at the offices of Seller at 101 Stewart Street, Suite 700, Seattle Washington, 98101, or will be conducted by mail, electronic mail, and /or telecopies or at such other place as the parties may designate in writing, at 10:00 a.m. (Pacific Standard Time) on the Closing Date.

4.2 Termination of Agreement.

This Agreement shall terminate and/or may be terminated prior to the Closing as follows:

(a) Automatically, at the close of business on April 30, 2012 if the Closing shall not have occurred by the close of business on that day.

(b) By mutual written consent of Seller and Purchaser.

(c) By Seller if there shall have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit Seller’s consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages from Seller that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby that Seller shall determine is reasonably likely to be successful on the merits; or by Purchaser if there shall have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit Purchaser’s consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages from Purchaser that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby that Purchaser shall determine is reasonably likely to be successful on the merits.

(d) By Seller if there shall be in effect a final nonappealable Order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting Seller from consummation of the transactions contemplated hereby; or by Purchaser if there shall be in effect a final nonappealable Order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting Purchaser from consummation of the transactions contemplated hereby.

(e) By Purchaser if Purchaser is not in material breach of its obligations under this Agreement and Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Sections 9.1(a) or 9.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured to Purchaser’s reasonable satisfaction within the earlier of 10 days following receipt by Seller of written notice of such breach from Purchaser or April 30, 2012.

(f) By Seller if Seller is not in material breach of its obligations under the Agreement and Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Sections 9.2(a) or 9.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured to Seller’s reasonable satisfaction within the earlier of 10 days following receipt by Purchaser of written notice of such breach from Seller or April 30, 2012.

(g) By Seller if and at such time as Seller’s financial advisor informs Seller that it is not able to issue the Fairness Opinion.

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(h) By Seller if Seller has not obtained the Fairness Opinion (as defined in Section 7.18(d), on or before 65 days after the Effective Date.

(i) By Seller if and at such time Seller’s limited partners have rejected the Transaction.

(j) By Purchaser, at any time prior to Sixty (60) days after the Effective Date if Purchaser has not obtained a commitment of financing reasonably acceptable to Purchaser in Purchaser’s sole and absolute discretion.

4.3 Procedure Upon Termination.

In the event of termination by Purchaser or Seller, or both, pursuant to Section 4.2 hereof, and except as to termination under to Section 4.2(a), written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or Seller.

4.4 Effect of Termination.

(a) In the event that this Agreement terminates or is validly terminated in accordance with Sections 4.2 and 4.3, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination; provided, that the obligations of the parties in this Section 4.4 and Section 7.4 will survive any such termination and; provided, further, that the obligations of the parties set forth in Articles X and XI (other than Sections 11.1 and 11.10) hereof shall survive any such termination and shall be enforceable hereunder.

(b) Nothing in this Section 4.4 shall relieve Purchaser or Seller of any liability for a breach of any of its covenants or agreements or a breach of any of its representations and warranties contained in this Agreement that occurred prior to the date of termination. The damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the transactions contemplated hereby.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that:

5.1 Organization and Good Standing.

Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted. Seller is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect. The jurisdictions in which Seller is qualified or authorized to do business are listed on Schedule 5.1.

5.2 Authorization of Agreement.

Subject to obtaining the approval of a majority in interest of the limited partners, (a) Seller has all requisite partnership power and authority to execute and deliver this Agreement and Seller has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and

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thereunder and to consummate the transactions contemplated hereby and thereby; (b) this Agreement and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and, (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms except as (i) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5.3 Conflicts; Consents of Third Parties.

Subject to obtaining the approval of a majority in interest of the limited partners of Seller, except as set forth on Schedule 5.3 (the “Consents”), none of the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation or acceleration of any obligation under, or result in the imposition of any lien other than a Permitted Encumbrance under, any provision of (a) the certificate of limited partnership and limited partnership agreement, as amended, of Seller; (b) violate any Legal Requirement in any material respect, (c) require any consent, waiver, approval or authorization of, or any filing with or notice to, any Governmental Entity or other Person, or (d) conflict in any material respect with or constitute a material violation or material breach of or a material default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), permit or result in the termination, suspension or material modification of, result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) under, any System Contract, Franchise or License or any other instrument that is a Purchased Asset or evidences an Assumed Liability or any instrument or agreement by which any of the Purchased Assets are bound or affected, except to the extent listed on Schedule 5.3.

5.4 No Other Consent.

Subject to Section 5.3, no other consent, waiver, approval, or authorization of any Person or Governmental Entity is required on the part of Seller in connection with the execution and delivery of this Agreement, the performance by Seller of its obligations hereunder, or the consummation of the transactions contemplated hereby, the absence of which would have a Material Adverse Effect.

5.5 Reserved.

5.6 Title to Purchased Assets.

(a) Seller is in possession of and has exclusive, good and marketable title to or a valid leasehold interest in (or other rights of a lessee or licensee to use and hold for use) the Purchased Assets (other than Real Property, which is separately addressed in Section 5.9), free and clear of all Encumbrances other than those Encumbrances disclosed on Schedule 5.6(a), all of which Seller will cause to be released prior to Closing and the Permitted Encumbrances.

(b) The Purchased Assets include inventory of a sufficient quantity to enable Purchaser to conduct the Business, as it is conducted by Seller as of the date of this Agreement and as of the Closing Date, for at least a 30-day period following the Closing Date.

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(c) Except as indicated on Schedule 5.6(a) and Schedule 5.6(c), all the Equipment is owned by Seller free and clear of all Encumbrances (other than Permitted Encumbrances), is in good operating condition and repair, except for ordinary wear and tear and routine repairs, and is suitable for the operation of the System, as they are operated as of the date of this Agreement and as of the Closing Date.

5.7 Reserved.

5.8 Taxes.

(a) All Tax Returns required to be filed by Seller for any pre-Closing Tax period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d) All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.

(e) Seller is not party to any claim, action, demand, inquiry, audit, notice of violation, proceeding, citation, subpoena, or investigation of any nature (whether civil, criminal, administrative or otherwise) by any taxing authority. There are no such pending or , to the Knowledge of Seller, threatened claims, actions, demands, inquiries, audits, notices, proceedings, citations, subpoenas or investigations by any taxing authority.

(f) There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to the Knowledge of Seller, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(g) Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(h) None of the Purchased Assets is property that Seller is required to treat as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

(i) None of the Purchased Assets is tax-exempt use property within the meaning of Section 168(h) of the Code.

(j) This Section 5.8 represents the sole and exclusive representation and warranty of Seller regarding Tax matters.

5.9 Real Property.

(a) Schedule 5.9(a) lists all Real Property owned by Seller (the “Owned Real Property”). Except as set forth on Schedule 5.9(a):

(i) Seller has good, marketable, and indefeasible fee simple title to all of the Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances;

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(ii) There are no leases or other use or occupancy agreements granting to any Person a right to occupy or otherwise use any part of the Owned Real Property;

(iii) There are no outstanding options, rights of first offer, rights of first refusal or other agreements granting to any Person a right to purchase the Owned Real Property or any part thereof or interest therein;

(iv) There are no arrangements or commitments of any kind pursuant to which the Owned Real Property (or any part thereof or interest therein) will become subject to any Encumbrances other than Permitted Encumbrances;

(v) There are no Persons other than Seller in possession of any Owned Real Property or any part of any Owned Real Property;

(vi) Seller has received no notice in writing or by publication of any appropriation, condemnation or like proceeding or of any violation of any applicable zoning-related Legal Requirement relating to or affecting any of the Owned Real Property, and to the Knowledge of Seller, there is no such violations.

(b) Schedule 5.9(b) lists (i) all Purchased Assets consisting of real property leases pursuant to which any real property is leased by Seller (the “Real Property Leases”) and (ii) all Purchased Assets consisting of other interests in real property that are not Owned Real Property, and that have been memorialized in writing, including easements, Licenses, rights to access, rights-of-way and other real property interests that are used in the operation of the System (collectively, the “Easements”). Each Real Property Lease and Easement is legal, valid, binding and enforceable against Seller and, to Seller’s Knowledge, against each other party thereto in accordance with its terms. Except as set forth on Schedule 5.9(b), Seller has not received any notice of any violation or breach of, or any default under, any Real Property Lease or Easement and there are presently no uncured breaches or defaults under any Real Property Lease or Easement. To Seller’s Knowledge, no event has occurred that, with notice or passage of time or both, would constitute a violation or breach of, or default under, any Real Property Lease or Easement by Seller or any other party thereto.

(c) To Seller’s Knowledge, each parcel of Owned Real Property and real property covered by a Real Property Lease (“Leased Real Property”), including any improvements constructed thereon and the current use thereof, conform in all material respects to all applicable Legal Requirements and any restrictive covenants or other Encumbrances affecting all or any part of such Real Property. There are no material physical, structural, or mechanical defects on, and all of the fixtures and improvements, including leasehold improvements, to the Owned Real Property and Leased Real Property, and the Owned Real Property and Leased Real Property are in good condition and repair, except for ordinary wear and tear and routine repairs, are operating, and are sufficient to enable the Owned Real Property and Leased Real Property to be used in all material respects in the manner in which it is currently being used and operated by Seller. Each parcel of Owned Real Property and to the Knowledge of Seller, each parcel of Leased Real Property has access, ingress and egress, or a valid, perpetual easement to a public right-of-way providing access, ingress and egress adequate for their current use.

5.10 System Contracts.

(a) Schedule 5.10 sets forth a complete list of all the System Contracts (other than Real Property Leases, Easements and railroad crossings) and a written summary of each oral System Contract that is not terminable on 30 days prior notice).

(b) The Pole Attachment Agreements disclosed on Schedule 5.10 represent all contracts, permits, privileges and other authorizations necessary to permit Seller to maintain, operate and use utility poles and conduits as are currently used in the System or are necessary for the operation of the System and the Purchased Assets in accordance with the Franchises and applicable Legal Requirements.

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(c) All services and products sold, leased, provided or delivered by Seller to customers of the Business prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and to the Knowledge of Seller there is no basis for any liability or other damages in connection with such services and products. Seller has no liability and to the Knowledge of Seller, there is no basis for any liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Business prior to the Closing Date.

5.11 Reserved.

5.12 Reserved.

5.13 Reserved.

5.14 Governmental Authorizations.

(a) Schedule 5.14(a) is a list of the Governmental Authorizations held by Seller.

5.15 Retransmission Consent, Must-Carry and Tower Registration.

(a) Set forth in Schedule 5.15 is a list of the broadcast television stations carried by the System that have elected “must-carry” or retransmission consent status pursuant to the Cable Act.

(b) Schedule 5.15 provides the FCC required 854R registration number, if any, with respect to each antenna structure owned by Seller relating to the System.

5.16 System Information.

(a) Schedule 5.16(a) sets forth a true and accurate statement of the following information with respect to the System, as of the date or dates set forth therein:

(i) the approximate number of aerial miles of plant included in the System and the approximate number of underground miles of plant included in the System, listed by headend;

(ii) the approximate number of homes passed by the System;

(iii) the approximate miles of plant operating at the applicable megahertz capacity; and

(iv) the approximate number of subscribers to basic, expanded basic, premium and digital cable service, HDTV, DVR, telephone and HSI service, respectively, in each case showing for residential and commercial customers, served by the System by subscriber type.

5.17 Compliance with Laws.

The ownership, leasing and use of the Purchased Assets as they are currently owned, leased and used, and the operation of the System as currently operated, do not violate or infringe in any material respect any Legal Requirements currently in effect (except as to Environmental Laws, as to which Section 5.20 only applies.) Seller has not taken or omitted to take any action, and, to the Knowledge of Seller, no event has occurred or circumstance exists, that is reasonably likely to (with or without the passage of time or the giving of notice) result in a violation of, conflict with, or failure on the part of Seller to conduct the operations of the System in compliance with any applicable Law where such failure would have a Material Adverse Effect.

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5.18 Bonds, Insurance and Letters of Credit.

Each insurance policy, material performance bond, letter of credit, and similar guarantee maintained or required to be maintained in connection with the System is set forth on Schedule 5.18.

5.19 Accounts Receivable. All Accounts Receivable included in the Purchased Assets are bona fide and are attributable to transactions in the ordinary course. To Seller’s Knowledge, there are no contests, claims, defenses or rights of setoff against the Accounts Receivable relating to the amount or validity of such Accounts Receivable that that would have, in the aggregate, a Material Adverse Effect.

5.20 Environmental Matters.

(a) Seller has, at all times, occupied, used and operated the Real Property in compliance with all Environmental Laws.

(b) Seller has not received any written notice of any alleged violation of any Environmental Law with respect to the Real Property and has not been ordered by any Governmental Entity to undertake any cleanup of any of the Real Property.

(c) There is no civil, criminal or administrative claim, demand, hearing, investigation, notice, suit, proceeding or other action with respect to the Real Property pending or, to Seller’s Knowledge, threatened against Seller relating to any Environmental Laws.

(d) There are no facts, circumstances, conditions or occurrences regarding Seller that could reasonably be expected to form the basis of a claim of violation or liability against Seller under any Environmental Law or result in any violation by Seller of any Environmental Law with respect to the Real Property.

(e) Except as set forth in Schedule 5.20, there are no underground or above ground storage tanks, active, inactive or abandoned on the Owned Real Property and, to Seller’s Knowledge, have not been on the Owned Real Property in the past, and none of the Owned Real Property has been used at any time as a dry cleaning facility, gasoline service station or a facility for storing, pumping, dispensing or producing gasoline or any other petroleum products (other than such storage, pumping and dispensing of fuels and lubricants as is incidental to operation of the System) or Hazardous Substances.

(f) All chemicals, chemical compounds and mixtures that are included among the assets of Seller are integral to and used for the conduct of its business, have not been and are not intended to be discarded or abandoned, and are not waste or waste materials.

(g) Seller has made available to Purchaser true, complete and correct copies of all analyses, audits, correspondence, investigations, reviews, reports and studies on environmental matters relating to the Real Property that are in the possession or control of Seller.

5.21 Intellectual Property.

To Seller’s Knowledge, Seller owns all right, title and interest in and to, or has a valid and enforceable license or other right to use, all the intellectual property used by it in connection with the Business, which constitutes all intellectual property rights necessary for it to operate the System as currently operated, and no Person is challenging or, to Seller’s Knowledge, infringing or otherwise violating any intellectual property owned by Seller. Except as set forth on Schedule 5.21, Seller has not received any notice of any claim that any intellectual property used by Seller in the operation of the Business infringes on any intellectual property rights of any other Person.

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5.22 Reserved.

5.23 Insurance.

Seller is covered by fire and casualty, general liability, professional liability, workers compensation, theft and automobile insurance in scope and amount customary and reasonable for the business in which it is engaged.

5.24 Reserved.

5.25 Reserved.

5.26 Disclosure.

None of the documents or information provided to Purchaser by Seller or any agent or employee of Seller in the course of Purchaser’s due diligence investigation and the negotiation of this Agreement (including the Schedules) and the Transaction Documents, including the Financial Statements, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or such documents or information not misleading in light of the circumstances in which it was made. The information set forth in the Schedules is accurate and complete in all material respects.

5.27 Reserved.

5.28 No Other Representations or Warranties; Schedules.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO) OR IN ANY OTHER TRANSACTION DOCUMENT, NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER, ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V HEREOF (AS MODIFIED BY THE SCHEDULES HERETO) OR IN ANY OTHER TRANSACTION DOCUMENT, SELLER (I) EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (II) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY (OTHER THAN WITH RESPECT TO CLAIMS OF FRAUD, WILLFUL MISCONDUCT AND INTENTIONAL MISREPRESENTATION) FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR ANY OF ITS AFFILIATES). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS.

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ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

6.1 Organization and Good Standing.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business.

6.2 Authorization of Agreement.

(a) Purchaser has full corporate power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary corporate action on behalf of Purchaser; (c) This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

6.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Purchaser with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of formation (or other organizational and governing documents) of Purchaser, (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound, (iii) any Order of any Governmental Entity applicable to Purchaser or by which any of the properties or assets of Purchaser are bound or (iv) any applicable Law.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Entity is required on the part of Purchaser in connection with the execution and delivery of this Agreement, the compliance by Purchaser with any of the provisions hereof, the consummation of the transactions contemplated hereby, or for Purchaser to conduct the Business, except for compliance with the applicable requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976 such other consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not have a Material Adverse Effect upon Purchaser’s ability to consummate the transactions contemplated by this Agreement.

6.4 Litigation.

There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party before any Governmental Entity, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations

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under this Agreement or to consummate the transactions hereby. Purchaser is not subject to any Order of any Governmental Entity except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.5 Reserved.

ARTICLE VII

COVENANTS

7.1 Reserved.

7.2 Conduct of the Business Pending the Closing.

Between the Effective Date and the Closing, except (i) as required by applicable Law or Contract in effect as of the Effective Date, (ii) as otherwise expressly provided for in this Agreement or (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall operate the Business in the Ordinary Course of Business. Except as otherwise required by any Legal Requirement or any Governmental Entity or as permitted by this Agreement, until the Closing, Seller will not, without the prior written consent of Purchaser:

(a) make any sale, assignment, transfer, conveyance, abandonment or other disposition of any of the Purchased Assets, except for dispositions of inventory or worn-out or obsolete equipment for fair or reasonable value in the Ordinary Course of Business;

(b) subject any of the Purchased Assets, or any part thereof, to any Encumbrance except Permitted Encumbrances; or,

(c) commit to do any of the foregoing.

7.3 Consents.

(a) Seller will employ commercially reasonable efforts to promptly request and obtain each Required Consent, and Purchaser will cooperate with Seller in all commercially reasonable respects to obtain each Required Consent. Seller and Purchaser shall each pay fifty percent (50%) of any commercially reasonable consideration, fees and costs payable to any third party (or its agents) from whom consent or approval is requested. Notwithstanding anything to the contrary contained in this Section 7.3, Seller’s obligations hereunder with respect to pursuing a Required Consent shall be fully satisfied with respect to (i) the transfer of pole attachment or conduit contracts, if Purchaser has executed a new contract with the respective pole company or if such pole company has indicated in writing that it is willing to execute a new contract at or prior to the Closing with Purchaser on terms substantially the same as the current terms thereof; and (ii) the transfer of railroad crossing permits or contracts, if Purchaser has executed a new permit or contract with the respective railroad company or if such railroad company has indicated in writing that it is willing to execute a new permit or contract at or prior to the Closing with Purchaser on terms substantially the same as the current terms thereof.

7.4 Reserved.

7.5 Reserved.

7.6 Reserved

7.7 Reserved.

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7.8 Bonds, Letters of Credit, Etc.

Purchaser shall execute and deliver all reasonably necessary documents, to insure that on or before Closing, Purchaser has delivered each such bonds, letters of credit, indemnity agreements and similar instruments currently maintained and in effect as set forth in Schedule 5.18 in such amounts and in favor of such entities requiring the same in connection with the Purchased Assets, including all Permits, Franchises and Contracts.

7.9 Reserved.

7.10 Limited Partners Approval.

(a) Promptly after receipt of the Fairness Opinion concluding that the sale of Seller’s assets, in the aggregate, is fair from a financial point of view to Seller’s limited partners, and after completing SEC review of the Proxy Statement, NCC shall call, give notice of, convene and hold a meeting of Seller’s limited partners (the “Limited Partners’ Meeting”) for the purpose of approving this Agreement and the sale of the System, Business and Purchased Assets to Purchaser pursuant to the terms of the Seller’s limited partnership agreement and applicable limited partnership law. Subject to the Fairness Opinion concluding that the sale of Seller’s assets, in the aggregate, is fair from a financial point of view to Seller’s limited partners, Seller shall solicit from Seller’s limited partners proxies in favor of the approval of this Agreement and the sale of the System, Business and Purchased Assets.

(b) In connection with the Sellers’ Limited Partners’ Meeting, Seller shall prepare and file with the SEC a proxy statement, letter to shareholders, notice of meeting and form of proxy accompanying the Proxy Statement that will be provided to Seller’s limited partners in connection with the solicitation of proxies for use at the Sellers’ Limited Partners’ Meeting, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Proxy Statement”). Subject to all applicable Laws, Seller shall use its commercially reasonable best efforts to cause the Proxy Statement to be cleared by the SEC and disseminated to the Seller’s limited partners as promptly as practicable following the filing thereof with the SEC.

7.11 Reserved.

7.12 Reserved.

7.13 Reserved.

7.14 Reserved.

7.15 Title Insurance Policies.

(a) Seller will provide to Purchaser, at Seller’s expense, within 120 days after the date of this Agreement, commitments to issue title insurance policies on the 1992 ALTA owner’s form (or its local equivalent in any state in which ALTA policies are not available) (“Title Commitments”) by an agent writing for Chicago Title or another nationally recognized title insurance company (the “Title Company”) and legible photocopies of all recorded items described as exceptions therein, committing to insure fee simple title in the Purchaser to each parcel of Owned Real Property and tenant’s leasehold interest in each parcel of Leased Real Property containing a headend or tower (collectively, the “Commitment Properties”), subject only to Permitted Encumbrances. In addition, Purchaser may obtain, at Purchaser’s sole cost and expense, a current survey of all Commitment Properties prepared by a duly licensed surveyor reasonably acceptable to Purchaser.

(b) Promptly following Closing, Seller shall cause the Title Company, at Seller’s sole cost and expense, to issue policies of title insurance (“Title Policies”) with respect to each of the Commitment Properties with

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policy limits equal to the appraised value of the property; provided, however, that Purchaser shall be solely responsible for obtaining and paying for the cost of any such appraisal and, in the event Purchaser elects not to do so, the policy limits shall be equal to the fair market value of the property. The cost to obtain such Title Commitments and Title Policies with respect to the Commitment Properties will be paid by Seller; provided, however, that the Purchaser will pay the premiums and charges other than with respect to the Commitment Properties and for any additional endorsements it requests with respect to any Title Policy other than the endorsements to delete or insure over any Title Defects.

(c) If the Purchaser notifies Seller within 90 days after the date of this Agreement of (i) any Encumbrance (other than a Permitted Encumbrance), (ii) other matter that prevents access to any Owned Real Property or Leased Real Property, or (iii) any other matter that, individually or in the aggregate could have a material adverse effect on the use or value of such Owned Real Property or Leased Real Property (each a “Title Defect”), Seller will exercise commercially reasonable efforts to (A) remove such Title Defect, or (B) subject to Purchaser’s approval, cause the Title Company to commit to insure over each such Title Defect prior to the Closing. If such Title Defect cannot be removed prior to Closing or the Title Company does not commit to insure over such Title Defect prior to Closing and if the Purchaser elects to waive such Title Defect and proceed towards consummation of the transaction in accordance with this Agreement, Purchaser and Seller will enter into a written agreement at Closing containing the commitment of Seller to use commercially reasonable efforts to remedy the Title Defect following Closing on terms satisfactory to Purchaser in its reasonable discretion. At the Closing, each Party will deliver such reasonable affidavits and other customary closing documents as are required by the Title Company in order to issue Title Policies or to delete or insure over any Title Defects, provided that such affidavits do not expand or limit the special or limited warranties of Seller contemplated in the applicable deed described in Section 7.15(b).

7.16 Additional Information.

Seller will from time to time prior to the Closing promptly supplement or amend the Schedules relating to ARTICLE V with respect to any matter (i) that existed as of the date of this Agreement and should have been set forth or described in such Schedules or Such disclosure by Seller pursuant to this Section 7.16 will be deemed to amend or supplement such Schedules or to have qualified the representations and warranties contained in this Agreement

7.17 Capital Leases; Evidence of Terminations.

Prior to the Closing, Seller will pay the remaining balances on any capital or vehicle lease under which it leases any of the Purchased Assets and will deliver such Purchased Assets to Purchaser at Closing free and clear of any Encumbrances (other than Permitted Encumbrances). Seller will provide to Purchaser at the Closing evidence reasonably satisfactory to Purchaser that all Encumbrances (other than Permitted Encumbrances) affecting or encumbering the Purchased Assets have been terminated.

7.18 Environmental Assessments. Seller acknowledges and agrees that Purchaser may commission, at Purchaser’s sole cost and expense, a Phase I environmental site assessment of the Real Property (a “Phase I Assessment”). If Purchaser, in its sole discretion, determines based on the Phase I Assessment or any other information known to Purchaser (including information disclosed in connection with the negotiation of this Agreement or described in the Schedules hereto) further assessment (including collection and analysis of environmental media) or other additional testing or analysis of the Real Property (a “Phase II Assessment”) is advisable, Purchaser may conduct or caused to be conducted such testing and analysis at Purchaser’s sole cost and expense. Seller will comply with any reasonable request for information made by Purchaser or its agents in connection with any such investigation, but in no event will Seller be required to disclose any materials constituting attorney-client privileged communications. Upon request by Purchaser, Seller will afford Purchaser and its agents or representatives access to the Real Property at reasonable times and in a reasonable manner in connection with any such investigation (subject, in the case of Leased Real Property to the consent rights of the

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landlord); provided that Purchaser shall not unreasonably interfere with Seller’s use and operation of the Real Property. Should Purchaser commission such an investigation, such investigation will have no effect upon the representations and warranties made by Seller to Purchaser under this Agreement, except that if any Phase I Assessment or Phase II Assessment documents an environmental condition that would reasonably be construed to be a breach of Seller’s representations or warranties herein and such breach is capable of being cured, Seller will be deemed not to have breached such representation or warranty if Seller cures such breach, at no cost to Purchaser, in accordance with the provisions of this Agreement.

7.19 Fairness Opinion. Seller shall engage its financial advisor to deliver, within 65 days of the date of this Agreement, an opinion that the purchase price for sale of Seller’s assets in the aggregate, including the sale of Seller systems not included in this Agreement, is fair, in the aggregate, from a financial point of view, to Seller’s limited partners (the “Fairness Opinion”). Seller shall cooperate with and provide all information reasonably requested by its financial advisor in order to obtain the opinion.

ARTICLE VIII

RESERVED

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions Precedent to Obligations of Purchaser.

The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) each of the representations and warranties contained in Article V that are not qualified by reference to materiality, Material Adverse Effect or similar language shall have been true and correct in all material respects as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all material respects as of such date) as though such representations and warranties had been made on and as of such date, and each of the representations and warranties contained in Article V that are qualified by reference to materiality, Material Adverse Effect or similar language shall have been true and correct in all respects when made on the Effective Date and shall be true and correct in all respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all respects as of such date) as though such representations and warranties had been made on and as of such date;

(b) Seller shall have performed and complied in all material respects with all covenants and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date;

(c) there shall not have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby or result or could result in a Material Adverse Effect;

(d) all Required Regulatory Approvals will have been obtained and be in effect as of the Closing Date, will be final and nonappealable, and will be in form and substance reasonably acceptable to Purchaser;

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(e) Purchaser shall have evidence reasonably satisfactory to Purchaser that all Encumbrances (other than Permitted Encumbrances) affecting or encumbering the Assets have been terminated, released or waived, as appropriate;

(f) between the Effective Date and the Closing Date, there will not have occurred any event, condition or circumstance that, individually or in the aggregate, has had a Material Adverse Effect that has not been cured by Seller or waived by Purchaser in accordance with this Agreement;

(g) Seller shall have performed all such reasonably necessary actions and completed to Purchaser’s reasonable satisfaction all corrective actions required of Seller that are expressly required to be performed or completed by Seller in the Schedules as a condition of Closing;

(h) Seller shall have delivered or caused to be delivered each of the following documents, agreements, instruments and other deliverables:

(i) a duly executed Bill of Sale, in the form attached hereto as Exhibit E;

(ii) duly executed warranty deeds for the Owned Real Property in the form attached hereto as Exhibit F;

(iii) a duly executed Assignment and Assumption Agreement in the form of Exhibit H hereto;

(iv) a duly executed assignment and assumption of leases agreements for the Real Property Leases in forms reasonably acceptable to Purchaser;

(v) motor vehicle titles, separate bills of sale for specific Purchased Assets as required by any applicable Legal Requirement, and all other documents as are reasonably necessary to transfer title to the Purchased Assets to Purchaser;

(vi) a duly executed Non-foreign Affidavit as required by the Foreign Investors in Real Property Tax Act;

(vii) a duly executed Indemnity Escrow Agreement in the form of Exhibit A hereto;

(vii) certificate of existence of Seller issued by the Office of the Secretary of State of the State of Washington;

(viii) one or more certificates, dated as of the Closing Date, executed by the Secretary of the managing general partner of Seller, without personal liability: (A) certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Seller’s managing general partner, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; (B) certifying that the resolutions, as attached to such certificate, were duly adopted by a majority in interest of Seller’s limited partners, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; (C) certifying as to the incumbency of the person signing this Agreement and any other documents on behalf of the managing general partner of Seller; (D) the Certificate of Formation of Seller (copies of which shall be attached to the Certificate), certified by the Secretary of State of its state of formation; and (E) the Partnership Agreement of Seller (copies of which shall be attached to the Certificate); and,

(ix) a tax clearance certificate from each jurisdiction in which Seller operates the Business.

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9.2 Conditions Precedent to Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a) Each of the representations and warranties contained in Article VI that are not qualified by reference to materiality or similar language shall have been true and correct in all material respects when made on the Effective Date and shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all material respects as of such date) as though such representations and warranties had been made on and as of such date, and each of the representations and warranties contained in Article VI that are qualified by reference to materiality or similar language shall have been true and correct in all respects when made on the Effective Date and shall be true and correct in all respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all respects as of such date) as though such representations and warranties had been made on and as of such date;

(b) Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c) there shall not have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby;

(d) a majority in interest of the limited partners of Seller shall have consented to the transactions contemplated by this Agreement in accordance with the terms of Seller’s partnership agreement and applicable securities laws;

(e) Seller shall have received the Fairness Opinion; and

(f) Purchaser shall have delivered, or caused to be delivered, to Seller the following documents, agreements, instruments and other deliverables:

(i) the Purchase Price in accordance with Article III

(ii) a duly executed Indemnity Escrow Agreement in the form attached hereto as Exhibit A hereto

(ii) a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit H hereto;

(iii) certificate of existence of Purchaser issued by the office of the Secretary of State of the State of Delaware; and,

(iv) certificate of the Secretary of Purchaser, dated the Closing Date and certifying: (A) that attached thereto are true and complete copies of all resolutions authorizing the execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and (B) to the incumbency and specimen signature of each officer of Purchaser executing this Agreement and/or the Transaction Documents and a certification by another officer of Purchaser as to the incumbency and signature of the Secretary of Purchaser.

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9.3 Frustration of Closing Conditions.

Neither Seller nor Purchaser may refuse to close on the grounds that a condition to such party’s obligation to close under Section 9.1 or 9.2, respectively, has not been satisfied unless the failure to satisfy such condition was caused by such other party’s material breach of this Agreement.

ARTICLE X

INDEMNIFICATION

10.1 Survival of Representations, Warranties and Covenants.

(a) Any party must give prompt notice to the other party of any claim for indemnification under this Article X in writing setting forth the specific claim and the basis therefore in reasonable detail. Any claims for breach of any representation, warranty, covenant or agreement contained herein may be made only to the extent permitted by this Article X and, as to representations and warranties, shall be limited to those representations and warranties made under Article V as to Seller and under Article VI as to Purchaser. Claims for breach of a representation or warranty may be asserted prior to the expiration of the applicable statute of limitations with respect to a claim for indemnification relating to any Specified Representations (as defined below) and shall be asserted prior to the twelfth (12) month anniversary of the Closing Date with respect to a claim for indemnification relating to any other representations and warranties (the “Representation and Warranty Survival Period”). As used herein, the term “Specified Representations” means the representations contained in Section 5.2 (Authority), Section 5.6 (Title), Section 5.8 (Taxes), and Section 5.20 (Environmental Matters). Any claim for breach of any representation or warranty herein, other than claims of fraud, willful misconduct or intentional misrepresentation, not made by Purchaser within the Representation and Warranty Survival Period will be irrevocably and unconditionally released and waived. Any claim for breach of any representation or warranty herein, other than claims of fraud, willful misconduct or intentional misrepresentation, not made by Seller within a period of twelve (12) months after the Closing date, will be irrevocably and unconditionally released and waived.

(b) All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless such non-compliance is waived in writing by the party entitled to such performance. No claim for a breach of a covenant or other agreement set forth in this Agreement that by its nature is required to be performed by or prior to Closing (the “Pre-Closing Covenants”) may be made or brought by any party hereto after Closing. No claim for a breach of a covenant or other agreement set forth in this Agreement that by its nature is required to be performed after Closing (the “Post-Closing Covenants”) may be made or brought by any party hereto more than one year after such performance is completed or was due but not performed (in each case a “Post-Closing Covenant Survival Period”).

10.2 Indemnification by Seller.

(a) Subject to Section 10.5 hereof, Seller hereby agrees to indemnify and hold Purchaser and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses (individually, a “Loss” and, collectively, “Losses”):

(i) Any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement or any Transaction Document to which it is a party;

(ii) Any breach of any representation or warranty made by Seller in this Agreement, in any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of Seller pursuant this Agreement or any Transaction Document;

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(iii) Any liability (other than an Assumed Liability) arising out of or relating to Seller’s ownership or operation of the Purchased Assets, Business or System prior to the Closing (without regard to whether a claim is asserted before or after the Closing);

(iv) Any claim that the transactions contemplated by this Agreement violate WARN or any similar state or local law or any bulk transfer of any jurisdiction;

(v) Any rate refund ordered by a Governmental Entity for periods prior to the Closing Date;

(vi) The presence, generation, removal or transportation of a Hazardous Substance on or from any of the Owned Real Property caused by Seller prior to the Closing Date, including the costs of removal and clean-up of such Hazardous Substance and other compliance with provisions of Environmental Laws (without regard to whether a claim is asserted before or after the Closing); and

(vii) Any failure of Seller to perform its obligations in respect of the Excluded Liabilities.

10.3 Indemnification by Purchaser.

(a) Subject to Section 10.5, Purchaser hereby agrees to indemnify and hold Seller and its directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses:

(i) Any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained in this Agreement or any Transaction Document to which it is a party;

(ii) Any breach of any representation or warranty made by Purchaser in this Agreement, in any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of Purchaser pursuant this Agreement or any Transaction Document; or

(iv) Any failure of Purchaser to perform its obligations in respect of the Assumed Liabilities.

10.4 Indemnification Procedures.

(a) A claim for indemnification for any matter not involving a third-party claim may be asserted by prompt notice to the party from whom indemnification is sought.

(b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which payment may be sought under Sections 10.2 or 10.3 hereof (regardless of the limitations set forth in Section 10.5) (an “Indemnification Claim”), the indemnified party shall promptly cause prompt written notice of the assertion of any Indemnification Claim of which it has knowledge and that is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, provide defense, negotiation, settlement or other actions shall not cost or prejudice the indemnified party. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within 30 days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with

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any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any claim in which any relief other than the payment of money damages is sought against any indemnified party or, in the case of any claim relating to an indemnified party’s liability for any Tax, if the effect of such settlement or compromise would be to increase the indemnified party’s liability for the payment of any Tax unless the indemnified party consents in writing to such settlement or compromise. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

(c) After any final decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

10.5 Certain Limitations on Indemnification.

(a) Except as set forth in Section 10.5(b) and (c), notwithstanding the provisions of this Article X, neither Seller nor Purchaser shall have any indemnification obligations for Losses under Sections 10.2 or 10.3, (i) for any individual item, or group of items arising out of or related to the same event or circumstances or series of related events or circumstances, where the Loss relating thereto is less than Five Thousand and no/100 Dollars ($5,000.00), at which point the indemnifying party shall become liable for the entire amount of the Loss, and not just the amount in excess of Five Thousand and no/100 Dollars ($5,000.00) (the “Sub-Basket”) and (ii) unless the aggregate amount of all Losses (following the application of clause (i)) exceeds Ten Thousand Dollars ($10,000.00) (the “Basket”), and then only to the extent of such amounts in excess of the Basket.

(b) Subject to Section 10.5(c), in no event shall the aggregate indemnification to be paid by Seller under Section 10.2(a) or Purchaser under Section 10.3(a) exceed the Escrow Funds (the “Cap”).

(c) Notwithstanding anything in this Article X, the Cap, Basket and Sub-Basket limitations set forth in Sections 10.5(a) and 10.5(b) shall not apply to claims for indemnification in respect of Losses related to or arising out of the (i) Specified Representations, (ii) Post Closing Covenants (iii) third party claims or (iv) any claims for indemnification in respect of Losses related to or arising out of fraud, willful misconduct or intentional misrepresentation.

10.6 Calculation of Losses.

(a) The amount of any Losses for which indemnification is provided under this Article X shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies or otherwise with respect to such Losses (net of any expenses, other than Tax, incurred in connection with such recovery). Purchaser shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement.

(b) No party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of

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value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (other than consequential, incidental, indirect, special or punitive damages (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof) owing to a third party) to the extent such loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity is determined to be consequential, incidental, indirect, special or punitive damages; provided, however, that such limitations with respect to lost profits or diminution of value shall not limit Seller’s right to recover contract damages in connection with Purchaser’s failure or refusal to close in violation of this Agreement.

(c) The amount of any Loss for which indemnification is provided under this Article X shall not be reduced to take into account any tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss.

10.7 Tax Treatment of Indemnity Payments.

Seller and Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes unless otherwise required by Law.

10.8 Exclusive Remedy.

Except with respect to claims based on fraud, willful misconduct or intentional misrepresentation, or claims arising related to the Specified Representations, or claims for injunctive or other equitable relief from and after the Closing, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement or the other Transaction Documents, shall be indemnification in accordance with this Article X. In furtherance of the foregoing, each of the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Seller or Purchaser, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise).

ARTICLE XI

MISCELLANEOUS

11.1 Tax Matters.

(a) Each of Purchaser and Seller will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and, upon the other Party’s request, the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller will (i) retain all books and records with respect to Tax matters pertinent to the Purchased Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, (ii) abide by all record retention agreements entered into with any taxing authority, and (iii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, allow the other Party to take possession of such books and records. Purchaser and Seller, upon request, will use their commercially reasonable efforts to obtain (or cause their respective Affiliates to obtain) any certificate or other document from any authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with

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respect to the transactions contemplated hereby). Seller will further obtain, prior to Closing, a tax clearance certificate from each jurisdiction in which Seller operates the Business.

(b) Payment of Sales, Use or Similar Taxes. Purchaser and Seller shall each be responsible for (and shall indemnify and hold harmless each other and their directors, officers, employees, Affiliates, agents, successors and permitted assigns against) 50% of any sales taxes applicable to the Purchased Assets and for all other applicable sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, UCC 3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Seller or its Affiliates).

(c) Proration. All real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning on or before, and ending after, the Closing Date, shall be prorated between Purchaser and Seller as of the close of business on the Closing Date on a daily basis and, for all purposes of this Agreement, such Taxes shall be allocated between the pre-closing tax period and post-closing tax period accordingly. Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing under such daily proration methodology during any period up to and including the day prior to the Closing Date. Purchaser shall be responsible for all such taxes and fees with respect to the Purchased Assets accruing under such daily proration methodology during any period beginning on or after the Closing Date. With respect to taxes described in this Section 11.1(c), Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for taxes, which are subject to proration under this Section 11.1(c) and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

11.2 Expenses.

Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, Purchaser and Seller shall each be responsible for 50% of any filing fees lawfully payable to or at the request of any Governmental Entity in connection with this Agreement, the Seller Documents, the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby.

11.3 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4 Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto), the Transaction Documents and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a

34

waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.5 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the laws of another jurisdiction.

11.6 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand, (ii) when sent by facsimile (with written confirmation of transmission), (iii) one business day following the day sent by overnight courier or (iv) three days after mailing by certified mail, in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to:

c/o Northland Communications Corporation

101 Stewart Street, Suite 700

Seattle Washington, 98101

Facsimile: (206) 748-5061

Attention: Gary S. Jones, President

If to Purchaser, to

Northland Cable Television, Inc.

101 Stewart Street, Suite 700

Seattle Washington, 98101

Facsimile: (206) 748-5061

Attention: Gary S. Jones, President

11.7 Severability.

If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.8 Binding Effect; Assignment.

This Agreement will be binding upon Seller and Purchaser and their respective successors and assigns. No right, benefit or obligation under this Agreement may be assigned by either Party without the prior written consent of the other Party, except that Purchaser will have the right, without the consent of Seller and without being released from any of its obligations hereunder, (i) to transfer, pledge or assign this Agreement as security for any financing or (ii) transfer or assign this Agreement, in whole or in part, to any Affiliate of Purchaser. In the event of an assignment by Purchaser to an Affiliate, such assignee will execute and deliver to Seller an agreement containing the assumption by such assignee of the performance and observance of each covenant and condition of this Agreement to be performed or observed by Purchaser.

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11.9 Non-Recourse.

No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller or its Affiliates shall have any liability for any obligations or liabilities of Seller under this Agreement or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

11.10 Specific Performance.

In the event of failure or threatened failure by a party hereto to comply with the terms of this Agreement, any other party shall be entitled to an injunction restraining such failure or threatened failure and to enforcement of this Agreement by a decree of specific performance requiring compliance with this Agreement.

11.11 Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.12 No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any person other than the Purchaser and the Seller and their respective successors and permitted assigns.

11.13 Attorneys’ Fees.

If either Seller or Purchaser initiates any legal action or lawsuit against the other involving this Agreement, the prevailing party in such action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in such proceeding.

11.14 Covenant Not To Sue and Nonrecourse to Partners.

(a) Purchaser agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the transactions contemplated herein or therein and any other Transaction Document and any rule of law or equity to the contrary, to the fullest extent permitted by law, Seller’s obligations and liabilities under all Transaction Documents and in connection with the transactions contemplated therein shall be nonrecourse to all general and limited partners of Seller. As used herein, the term “nonrecourse” means that the obligations and liabilities are limited in recourse to the assets of Seller (for those purposes, any capital contribution obligations of the general and limited partners of Seller or any negative capital account balances of such partners shall not be deemed to be assets of Seller) and are not guaranteed directly or indirectly by, or the primary obligations of, any general or limited partner of Seller, and neither Seller nor any general or limited partner or any incorporator, stockholder, officer, director, partner, employee or agent of Seller or of any general or limited partner of any successor partnership or trust, either directly or indirectly, shall be personally liable in any respect for any obligation or liability of Seller under any Transaction Document or any transaction contemplated therein.

(b) Purchaser hereby covenants for itself, its successors and assigns that it, its successors and assigns will not make, bring, claim, commence, prosecute, maintain, cause or permit any action to be brought, commenced, prosecuted, maintained, either at law or equity, in any court of the United States or any state thereof against any general or limited partner of Seller or any incorporator, stockholder, officer, director, partner,

36

employee or agent of Seller or of any general or limited partner of Seller for (a) the payment of any amount or the performance of any obligation under any Transaction Document or (b) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), equity (including, without limitation, for indemnification and contribution) and contract (including, without limitation, monetary damages for the breach of representation or warranty or performance of any of the covenants or obligations contained in any Transaction Document or with the transactions contemplated herein or therein).

[signature page follows]

37

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

NORTHLAND CABLE PROPERTIES
SEVEN LIMITED PARTNERSHIP
By: Northland Communications Corporation
Its: Managing General Partner

By:	/S/ RICHARD I. CLARK
Name: Richard I Clark
Title: Executive Vice President

NORTHLAND CABLE TELEVISION, INC.

By:	/S/ GARY S. JONES
Name: Gary S. Jones
Title: President

ASSET PURCHASE AGREEMENT

Schedules and exhibits to Exhibit B have been omitted because they do not include information which is material to an investment decision. Northland Cable Properties Seven Limited Partnership will supplementally furnish copies of such omitted schedules and exhibits to the Commission upon request.

A-1

Exhibit C

EXECUTION VERSION

ASSET PURCHASE AGREEMENT

between

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

and

CHARTER COMMUNICATIONS, LLC

Dated as of October 12, 2011

i

(CONTINUED)

(CONTINUED)

(CONTINUED)

Exhibits

A Indemnity Escrow Agreement	A-1
B Form of Letter Requesting Required Consents for Real Property	B-1
C Form of Letter Requesting All Other Required Consents	C-1
D [Reserved]	D-1
E Form of Bill of Sale	E-1
F Form of Warranty Deed	F-1
G Form of Legal Opinions	G-1
H Form of Assignment and Assumption Agreement	H-1

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of October 12, 2011 (the “Effective Date”), between Northland Cable Properties Seven Limited Partnership, a Washington limited partnership (“Seller”), and Charter Communications, LLC, a Delaware limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller owns and operates television cable Systems (as defined below) providing video, high-speed internet and telephony services serving the communities set forth in Schedule 1.0 hereto (each a “Community” and collectively, the “Communities”);

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein (the “Transaction”); and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Accounts Receivable” means the rights of Seller to receive payment for services rendered by Seller (including those billed to subscribers of the Systems and those for services and advertising time provided by Seller) which have been unpaid as of the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliate Services Agreement” means that certain Trademark License Agreement dated September 28, 2001 between Seller and Northland Telecommunications Corporation, that certain Sales Representation Agreement dated September 29, 2001 between Seller and Cable Ad-Concepts, Inc. and that certain Software License and Support Agreement dated September 28, 2001 between Seller and Northland Cable Services Corporation.

“Basic Services” means the lowest tier of cable television programming sold to subscribers as a package, including broadcast and satellite service programming for which a subscriber pays a fixed monthly fee to Seller, but not including Pay TV, and other than through the HSI Services.

“Business” means the cable television, telephone, HSI Service and other revenue-generating businesses that are conducted by Seller or any of its Affiliates (including through a third party) through the Systems, and operations relating to the Systems, except for the business and operations of an Affiliate under an Affiliate Service Agreement or Management Agreement.

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“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Cable Act” means Title VI of the Communications Act of 1934, as amended, 47 U.S.C. § 151, et seq., and all other provisions of the Cable Communications Policy Act of 1984, Pub. L. No. 98-549, and the Cable Television Consumer Protection and Competition Act of 1992, Pub L. No. 102-385, and the Telecommunications Act of 1996, Pub. L. No. 104-104, as such statutes may be amended from time to time, and the rules and regulations thereunder as in effect from time to time.

“Cable Video Services” means the provision of cable television programming through the Systems, including Basic Services, Expanded Basic Services, a la carte tiers, premium services, digital services, HDTV, and DVR equipment rental, Pay TV, and any new product tiers, other than through the HSI Services and the Telephone Services.

“Closing Date” means the earlier of (i) April 30, 2012, and (ii) the soonest practical date after all of the conditions set forth in Article IX have been satisfied or waived; provided, however, in no event shall the Closing Date be after April 30, 2012.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Completion Act of 1992 and the provisions of the Telecommunication Act of 1996 amending Title VI of the Communications Act of 1934, and as may be further amended, and the Rules and Regulations, policies and published decisions of the FCC thereunder, as in effect from time to time.

“Confidentiality Agreement” means the agreements of the Parties contained in Section 7.4 of this Agreement.

“Contract” means any written agreement, indenture, note, bond, mortgage, loan, instrument, lease, license (other than a Permit, a Franchises or a Programming Agreement), obligation, promise or undertaking that is legally binding on Seller, is to be assumed by Purchaser at Closing and which involves the payment of more than $10,000.

“Copyright Act” means the Copyright Act of 1976 and the rules and regulations thereunder, each as in effect as of the date of this Agreement and as amended from time to time.

“Employee” means all individuals as of the Effective Date, who are employed by Seller primarily in connection with the Business, together with individuals who are hired as employees in respect of the Business after the Effective Date but prior to the Closing.

“Encumbrance” means any lien, charge, claim, commitment, conditional sale or other title retention agreement, demand, easement, encroachment, lease, limitation, mortgage, pledge restriction, security interest, restriction on transfer, right of first refusal, title defect or other encumbrance of any kind or nature whatsoever.

“Environmental Law” means any applicable Law currently in effect relating to the protection of human health as it relates to environmental protection (but excluding worker safety), the environment or natural resources, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.) the Toxic Substances and Control Act (15 U.S.C. §

3

2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), the Feeral Water Pollution Control Act (33 U.S.C. § 1251 et seq.), the Oil Pollution Act of 1990, (33 U.S.C. § 2701 et seq.), and the Safe Drinking Water Act (42 U.S.C. §§ 300f et seq.), as each has been amended and the rules and regulations promulgated pursuant thereto.

“ERISA” means the Employment Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that together with the Seller is or was at any time treated as a single employer under section 414 of the Code or section 4001 of ERISA and any general partnership of which the Seller is or has been a general partner.

“Excluded Contracts” means the Management Agreement, the Affiliate Service Agreements and the Contracts listed on Schedule 1.1(i) hereto.

“Expanded Basic Services” means an optional tier of video services offered by the System to its customers other than Basic Services, a la carte tiers, premium services, digital services, HDTV, DVR, Pay TV, and any new product tiers, and other than through the HSI Services.

“FAA” means the Federal Aviation Administration, or its successor agency.

“FCC” means the Federal Communications Commission, or its successor agency.

“Former Employee” means all individuals who were employed by Seller in connection with the Business but who are no longer so employed on the Closing Date.

“Franchises” means all franchise agreements and similar governing agreements, instruments and resolutions and franchise-related Legal Requirements or acknowledgements of Governmental Entities, whether written or oral, that are necessary or required in order to operate the Systems and Business and to provide the services provided by Seller through the Systems.

“Furniture and Equipment” means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by Seller, including all artwork, desks, chairs, tables, computer hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authorizations” means, collectively, all Franchises, Licenses and other authorizations, approvals, agreements, Easements, leases, permits, qualifications, registrations, variances and similar rights for and with respect to the conduct of the Business, including the construction and operation of the Systems, issued by or otherwise obtained from Governmental Entities.

“Governmental Entity” means any federal, state, local or foreign government, court, administrative agency, board or commission, political subdivision, or other governmental authority or instrumentality.

“Hazardous Substances” means any regulated substance, toxic substance, hazardous substance, hazardous waste, pollution, pollutant or contaminant, as defined or referred to in any Environmental Law, as well as words of similar purport or meaning referred to in any other Legal Requirements, including radon, asbestos, polychlorinated biphenyls, urea formaldehyde and petroleum products and petroleum based derivatives. Where one Legal Requirement defines any of these terms more broadly than another, the broader definition will apply.

“HSI Services” means Internet access and other Internet data services offered by the Systems to Seller’s customers.

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“Intangibles” means all intangible assets, including customer lists, accounts receivables, claims (excluding any claims relating to Excluded Assets) and goodwill of the Business as a going concern, if any, owned, used or held by Seller and used exclusively in the Business, but excluding all trademarks, trade names, service marks, service names, logos, patents, copyrights, URLs, domain names and other intellectual property of Seller or any of its Affiliates.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Knowledge of Seller” means, with respect to Seller and a particular fact or other matter, that any of the persons set forth on Schedule 1.1(ii) or their direct reports has actual, constructive or imputed knowledge such that such person should reasonably be aware of such fact following a reasonable investigation under the circumstances.

“Law” means any foreign, federal, state or local law, statute, code, ordinance, rule, regulation, order or permit established and applicable under principles of common law, regulation, statute or treaty.

“Legal Proceeding” means any action, arbitration, suit, audit, hearing, investigation, litigation or proceeding (public or private) by or before, or otherwise involving a Governmental Entity or an arbitrator.

“Legal Requirement” means any Law, applied, issued, entered or otherwise adopted or enacted by any Governmental Entity, including judicial decisions applying or interpreting any such Legal Requirement.

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

“License” means any license, permit or other authorization or approval (other than a Franchise) issued by a Governmental Entity, including to the FCC, used in the operation of the Purchased Assets, the Business or the Systems.

“Management Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Seven Limited Partnership, dated September 30, 1987, by and between Northland Communications Corporation, FN Equities Joint Venture, Richard I. Clark, and remaining parties who now or hereafter from time to time are accepted by the Managing General Partner as Limited Partners of Northland Cable Properties Seven Limited Partnership, as amended and the Amended and Restated Management Agreement, dated January 3, 1990, between Northland Cable Properties Seven Limited Partnership and Northland Communications Corporation and the replacement Exhibit A, updated January 1, 1998.

“Material Adverse Effect” means any change or effect that is materially adverse to the Business, the operations, properties, condition (financial or otherwise) or results of the operations of the Business taken as a whole, or the ability of Seller to perform its obligations under this Agreement, or the validity, binding effect or enforceability of this Agreement, other than an effect resulting from (i) any change in the United States or foreign economies or securities or financial markets; (ii) any change that affects any industry in which Seller operates; (iii) any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the Effective Date; (iv) any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Seller; (v) any changes in GAAP; or (vi) any effect resulting from any changes resulting from or relating to the taking of any action contemplated by this Agreement.

“NCC” means Northland Communications Corporation, a Washington corporation.

5

“Order” means any award, decision, resolution, subpoena, order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Entity or arbitrator.

“Ordinary Course of Business” means with respect to any action taken by any Person, any action that is in the ordinary and usual course of normal day to day operations of such Person.

“Permits” means any approvals, authorizations, consents, licenses, permits or certificates of a Governmental Entity other than Franchises.

“Permitted Encumbrances” means (i) all Encumbrances for Taxes or assessments, special or otherwise, either not due and payable or being contested in good faith and fully accrued or adequately reserved or otherwise provided for; (ii) all Encumbrances representing inchoate mechanics’, materialmen’s, carriers’, warehousemen’s, landlords’ and other statutory or similar liens arising in the Ordinary Course of Business and not yet due and payable; and (iii) with respect to Real Property, any current commitment, easement or claim of easement, encroachment, limitation, restriction or other exception to title or title defect (other than liens) that does not individually or in the aggregate materially impair the current use, value, or operation of individual piece of the Real Property to which it relates.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Entity or other entity.

“Pole Attachment Agreement” means a System Contract relating to the use of any public utility facilities, including pole line, joint pole and master contracts for pole attachment rights and the use of conduits.

“Programming Agreements” means all contracts regarding the carriage of satellite delivered television programming carried by the System.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Remedial Action” means all actions required under Environmental Laws to clean up, remove, treat or address any Hazardous Substances in the environment at levels exceeding those allowed by applicable Environmental Laws, including pre-remedial studies and investigations or post-remedial monitoring and care.

“Required Consents” means all authorizations, approvals and consents required under or in connection with any Legal Requirement or under any Purchased Assets, Licenses, Real Property or System Contracts for (i) Seller to transfer the Purchased Assets and the Business to Purchaser, (ii) Purchaser to conduct the Business in accordance with applicable Legal Requirements and to own, lease, use and operate the Purchased Assets and the Business at the places and in the manner in which the Business is conducted and the Business are operated as of the date of this Agreement and at all times prior to the Closing Date or (iii) Purchaser to assume and perform the System Contracts and Governmental Authorizations included in the Purchased Assets, except for Franchises listed on Schedule 5.14(a).

“Real Property” means the assets owned or leased by Seller and used in the Business consisting of realty, including appurtenances, improvements (including towers, headend storage buildings and earth stations) and fixtures located on such realty, and any other interests in real property, including fee interests, rights to minerals, oil, gas and other hydrocarbons, water rights, leasehold interests and easements, rights of access, licenses, rights of entry and wire crossing permits (but not including interests in real property granted in System Contracts in connection with services provided by Seller to the residents or occupants of such real property, including access and service System Contracts with the owners of multiple dwelling unit complexes), options, and rights of first refusal.

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“Required Regulatory Approval” means any Required Consent of any Governmental Entity.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by Seller or any Person as to which Seller has a contractual right to elect or appoint a majority of the members of such Person’s governing body.

“Systems” means the cable television, telephone and high-speed data reception and distribution systems owned, operated or used by Seller in the conduct of the cable television, telephone and high-speed Internet businesses and all of the activities and operations ancillary to such businesses, including advertising services and other income generating businesses, conducted or carried on in the Franchises.

“System Contract” means any crossing agreement, easement, lease, license, multiple dwelling, bulk billing or commercial service agreement, pole line agreement, retransmission consent agreement, subscriber agreement, underground conduit agreement, interconnection, switching maintenance or installation support or other contract or agreement (other than a Governmental Authorization) held for use or used in connection with, or relating to the operation of, the Systems or all or a portion of the Business and to which Seller is a party or that is otherwise binding on Seller or the Systems and is in effect on the date of this Agreement or is entered into between the date of this Agreement and the Closing Date in compliance with this Agreement.

“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, escheat, unclaimed property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and including any liability for the payment of the foregoing obligations of another Person as a result of (a) being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group; (b) being or having been a party to any tax sharing agreement or any express or implied obligation to indemnify any Person; and (c) being or having been a transferee, successor, or otherwise assuming the obligations of another Person to pay the foregoing amounts.

“Taxing Authority” means the IRS and any other Governmental Entity responsible for the administration of any Tax.

“Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Telephone Services” means local and long distance telephone and related voice services offered by the Business.

“Transaction Documents” means this Agreement, and all other documents and instruments to be executed and delivered in connection with the transactions contemplated by this Agreement.

“WARN” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder.

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1.2 Terms Defined Elsewhere in this Agreement.

For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Agreement	Preamble
Asset Acquisition Statement	2.6
Assumed Liabilities	2.3
Base Purchase Price	3.2
Closing	4.1
Commitment Properties	7.15(a)
Community	Preamble
Consents	5.3
Consent Condition	7.3(b)
Easements	5.9(b)
Effective Date	Preamble
Exchange Act	7.10(b)
Employee Benefit Plans	5.11(b)
Employee Schedule	5.11(a)
Escrow Account	3.3(b)
Escrow Agent	3.3(b)
Escrow Funds	3.3(b)
Estimated Adjustments Amount	3.4(e)
Excluded Assets	2.2
Excluded Liabilities	2.4
Final Report	3.4(f)
Financial Statements	5.5
Indemnification Claim	10.4(b)
Indemnity Escrow Agreement	3.3(b)
Independent Accountants	3.3(f)
Initial Payment	3.1
Leased Real Property	5.9(c)
Limited Partners’ Meeting	7.10(a)
Losses	10.2(a)
Non-Competition Period	7.13
Nonassignable Assets	2.5(b)
Owned Real Property	5.9(a)
Phase I Assessment	7.18
Phase II Assessment	7.18
Preliminary Report	3.4(e)
Proxy Statement	7.10(b)
Purchase Price	3.2
Purchase Price Adjustments	3.4(e)
Purchased Assets	2.1
Purchaser	Preamble
Purchaser Documents	6.2
Purchaser Indemnified Parties	10.2(a)
Purchaser Objection Notice	3.4(e)
Qualified Plans	5.11(c)
Real Property Leases	5.9(b)
Restricted Area	7.13
Restricted Party	7.13
Revised Statements	2.6

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Term	Section
Seller	Preamble
Seller Documents	5.2
Seller Indemnified Parties	10.3(a)
Seller Marks	7.6
Title Commitments	7.15(a)
Title Company	7.15(a)
Title Defect	7.15(c)
Title Policies	7.15(b)
Total Consideration	3.2
Transferred Employees	8.1(a)
Transition Services Agreement	7.7

1.3 Other Definitional and Interpretive Matters.

(a) Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(iii) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any matter or item disclosed on a Schedule shall be deemed to have been disclosed in all other relevant Schedules where it should be reasonably apparent that such disclosure relates to such other Schedules, and in no instance shall any Schedule be deemed to have been disclosed in any other Schedule which has “None,” “N/A” or words of similar import as disclosure. Disclosure of any item on any Schedule shall not constitute an admission or indication that such item or matter is material or would have a Material Adverse Effect. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv) Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(v) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

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ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Assets.

On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser all of Seller’s property, privileges, rights and claim, tangible or intangible, real, personal or mixed, owned or leased, used or otherwise held by Seller or hereafter acquired prior to the Closing Date and used or held for use principally in the conduct of the Business, including the System Contracts, Easements, Furniture and Equipment, Governmental Authorizations, Intangibles, Real Property and all accounts receivable and prepaid expenses relating exclusively to the Assets or the operation of the Systems and the Records, but not including the Excluded Assets (all of such assets and properties being referred to herein as the “Purchased Assets”), free and clear of all liens, except for Permitted Encumbrances.

2.2 Excluded Assets.

Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser and the Purchased Assets shall exclude the Excluded Assets. Seller shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean the following assets:

(a) the Excluded Contracts;

(b) all cash, cash equivalents, bank deposits or similar cash items of Seller;

(c) any intellectual property rights of Seller;

(d) any personnel files pertaining to any Employee or Former Employee;

(e) books and records that Seller is required by Law to retain or that Seller determines are necessary or advisable to retain; provided, however, that Purchaser shall have the right to make copies of any portions of such retained books and records that relate to the Business, the System or any of the Purchased Assets for a reasonable period after Closing but in no event exceeding 3 years after Closing;

(f) Seller’s partnership books and records and other books and records related to internal partnership matters and financial relationships with Seller’s lenders and affiliates;

(g) any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes, from any Governmental Entity, for any Franchise fees (in each case except to the extent such Taxes relate to the Purchased Assets in respect of the post-Closing Tax period or the portion of a period allocable to the post-Closing Tax period), together with any interest due thereon or penalty rebate arising therefrom;

(h) all insurance policies or rights to proceeds thereof relating to the Business;

(i) all Tax Returns and financial statements of Seller, the System and the Business and all records (including working papers) related thereto;

(j) all prepaid charges, expenses or rent under the Real Property Leases, any personal property leases or any such other leases or in respect of the Owned Real Property that is attributable to any period beginning prior to and ending before the Closing;

(k) all Employee Benefit Plans;

(l) all Programming Agreements and retransmission consent agreements;

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(m) advertising insertion equipment owned by third parties and advertising sales agency or representation System Contracts providing any third party the right to sell available advertising time for the Systems;

(n) all patents, copyrights, trademarks, trade names, service marks, service names, logos and similar proprietary rights owned by Seller or its Affiliates, whether or not used in the business of the Systems;

(o) all of Seller’s causes of action, claims, credits, demands or rights of set-off against third parties, to the extent related to any Excluded Asset;

(p) All rights to receive fees for services from any Affiliate of Seller other than fees for services, if any, rendered by Purchaser after Closing to an Affiliate of Seller;

(q) Any and all assets or rights of Seller unrelated to the Business;

(r) All computers, equipment, software, licenses and agreements related to Seller’s billing and subscriber management systems;

(s) Any contracts, agreements or other arrangements between Seller and any Affiliate of Seller;

(t) all rights that accrue to Seller under this Agreement; and

(u) the assets listed on Schedule 2.2 hereto.

2.3 Assumption of Liabilities.

At the Closing, Seller shall sell, transfer, assign and convey to Purchaser, and Purchaser shall assume, effective as of the Closing, and shall timely perform, pay and discharge in accordance with their respective terms, the following Liabilities of Seller (collectively, the “Assumed Liabilities”):

(a) Liabilities of Seller to all customers and advertisers of the Systems for any advance payments or deposits for which Purchaser shall have received a credit pursuant to Section 3.4;

(b) Liabilities with respect to the Business, the Purchased Assets, the Transferred Employees arising after the Closing, to the extent such Liabilities arise from or are related to any event that occurs on or after the Closing Date;

(c) all Taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement that are required to be paid by Purchaser pursuant to Section 11.1(b) and (c);

(d) Liabilities for Taxes relating to the Business, the Purchased Assets, the Transferred Employees for all taxable periods (or portions thereof) beginning after the Closing Date;

(e) all accrued expenses and trade accounts payable to the extent arising out of the Business, the Purchased Assets, the Transferred Employees prior to the Closing that are outstanding as of 12:01 a.m. on the Closing Date and are taken into account in adjusting the Base Purchase Price pursuant to Section 3.4(d) (i), (ii) and (iii); and

(f) Liabilities relating to amounts required to be paid by Purchaser hereunder.

2.4 Excluded Liabilities.

Purchaser is assuming only the Assumed Liabilities and shall not assume or be liable for any other Liabilities of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature,

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whether presently in existence or arising hereafter, known or unknown, contingent or otherwise, other than Assumed Liabilities. All such Liabilities not being assumed are referred to herein as the “Excluded Liabilities”).

2.5 Further Conveyances and Assumptions; Consent of Third Parties.

(a) From time to time following the Closing, Seller and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquittances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the rights, titles and interests intended to be conveyed to Purchaser under this Agreement and the Transaction Documents and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Transaction Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

(b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Permit, Franchise, Programming Agreement, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Entity or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained.

(c) With respect to material System Contracts and Permits, Seller shall use its commercially reasonable efforts to cooperate with Purchaser at its request for up to 180 days following the Closing Date in endeavoring to obtain such consents not obtained prior to Closing; provided, however, that other than as set forth in Section 7.3 such efforts shall not require Seller or any of its Affiliates to incur any expenses or Liabilities or provide any financial accommodation or to remain secondarily or contingently liable for any Assumed Liability to obtain any such consent. Purchaser and Seller shall use their respective commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution, approval or amendment required to novate all Liabilities under any and all Contracts or other Liabilities that constitute Assumed Liabilities or to obtain in writing the unconditional release of Seller and its Affiliates so that, in any such case, Purchaser shall be solely responsible for such Liabilities; provided, however, that the allocation between Seller and Purchaser of payments of consideration, fees and costs payable to any third party (or its agents) from whom any such consent, substitution, approval or amendment is requested shall be governed by Section 7.3.

2.6 Purchase Price Allocation for Federal Income Tax Purposes.

Seller and Purchaser shall allocate the Total Consideration as adjusted by any amounts required to be taken into account for U.S. federal income tax purposes as specified in Schedule 2.6 and, in accordance with such allocation, Seller shall prepare and deliver to Purchaser copies of Form 8594 and any required exhibits thereto (the “Asset Acquisition Statement”). Purchaser shall prepare and deliver to Seller from time to time revised copies of the Asset Acquisition Statement (the “Revised Statements”) so as to report any matters on the Asset Acquisition Statement that need updating (including purchase price adjustments, if any) consistent with the agreed upon allocation. The Total Consideration for the Purchased Assets shall be allocated in accordance with the Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by Purchaser to Seller, and all income Tax Returns and reports filed by Purchaser and Seller shall be prepared consistently with such allocation. Neither Purchaser nor Seller shall, nor shall they permit their respective Affiliates to, take any position inconsistent with the Asset Acquisition Statement or the then-applicable Revised Statement.

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ARTICLE III

CONSIDERATION

3.1 Initial Payment.

Upon the execution of this Agreement, Purchaser shall make a cash payment in immediately available funds in an amount equal to One Hundred and Fifty thousand Dollars ($150,000) (the “Initial Payment”) to Seller. At Closing, the Initial Payment together with interest at the rate of .5 % per annum on such Initial Payment shall be credited against the Purchase Price. The Initial Payment shall be used by Seller solely to pay expenses that Seller will incur to obtain Seller’s limited partners’ approval and a third party fairness opinion in preparation for Closing.

3.2 Consideration.

The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to Three Million Dollars ($3,000,000) (the “Base Purchase Price”), subject to adjustment as provided in Section 3.4 (as adjusted, the “Purchase Price”), and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”).

3.3 Payment of Purchase Price.

On the Closing Date, Purchaser shall pay the Purchase Price to Seller as follows:

(a) Credit to the Purchaser of the Initial Payment and interest accrued thereon;

(b) Three Hundred Thousand Dollars ($300,000) in cash (the “Escrow Funds”) shall be deposited into an escrow account (the “Escrow Account”), which shall be established pursuant to an escrow agreement, which escrow agreement (the “Indemnity Escrow Agreement”) shall be (i) entered into on the Closing Date among Seller, Purchaser and U.S. Bank National Association, a national banking association (the “Escrow Agent”) and (ii) substantially in the form of Exhibit A. On the last day of the eighteenth (18) month after Closing, the Escrow Funds, together with interest thereon, then remaining in the escrow account less any payments due to Purchaser or pending claims made by Purchaser pursuant to Section 10 together with interest attributable thereto, shall be delivered to Seller; and

(c) an amount equal to the Base Purchase Price minus the Escrow Funds minus the Initial Payment and interest accrued thereon plus or minus (as the case may be) the Purchase Price Adjustments proposed in the Preliminary Report, or if such amount is disputed, the Estimated Adjustments Amount, by wire transfer in immediately available funds.

3.4 Adjustments and Prorations.

(a) The Base Purchase Price shall be adjusted such that all revenues, expenses and other Liabilities arising from the Systems up until 12:01 a.m. on the Closing Date, including subscriber and advertising revenues, franchise fees, pole and other rental charges payable with respect to cable television service, utility charges, real and personal property taxes and assessments levied against the Purchased Assets, property and equipment rentals, applicable copyright or other fees, sales and service charges, taxes (except for taxes arising from the transfer of the Purchased Assets hereunder which are covered by Section 11.1(b)), and similar prepaid and deferred items, shall be prorated between Purchaser and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs and Liabilities and entitled to all revenues allocable to the conduct of the Business for the period prior to the Closing Date, and Purchaser shall be responsible for all expenses, costs and obligations and entitled to all revenues allocable to the conduct of the Business on the Closing Date and for the period thereafter, all of which shall be determined in accordance with GAAP.

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(b) At Closing, the Base Purchase Price shall be increased by an amount equal to (a) 100% of the face amount of all customer Accounts Receivable that are outstanding on the Closing Date and have been outstanding for 30 or less from the first day of the period to which any outstanding bill relates, (b) 95% of the face amount of all customer Accounts Receivable that are outstanding on the Closing Date and have been outstanding more than 30 days but less than 60 days from the first day of the period to which any outstanding bill relates, (c) 0% for all customer Accounts Receivable that are outstanding on the Closing Date and have been outstanding more than 60 days from the first day of the period to which any outstanding bill relates, and (d) 100% of the face amount of all Accounts Receivable related to advertising services and time provided by Seller prior to Closing.

(c) At Closing, the Base Purchase Price shall be increased by an amount equal to 100% of the face amount of all payments and sums deposited or advanced by Seller to a landlord, utility, Governmental Body or any other party as a security deposit or in exchange for initiation of a service and which will inure to the benefit of Purchaser.

(d) At Closing, the Base Purchase Price shall be reduced by an amount equal to (i) any customer advance payments (i.e., customer payments received by Seller prior to the Closing but relating to service to be provided by Purchaser after the Closing) and deposits (including any interest owing thereon), (ii) except as set forth in Section 3.4(c), above, any other advance payments (e.g., advertising payments received by Seller prior to the Closing but relating to service to be provided by Purchaser after the Closing) and (iii) all accrued expenses and trade accounts payable to the extent arising out of the operations of the Business prior to the Closing that are outstanding as of 12:01 a.m. on the Closing Date, provided that such Liabilities are assumed by Purchaser.

(e) At least five (5) Business Days prior to the Closing Date, Seller will deliver to Purchaser a report with respect to the Systems (the “Preliminary Report”), showing in detail the preliminary estimate of the adjustments referred to in Section 3.4(a)-(e) (the “Purchase Price Adjustments”), calculated in accordance with such Section as of the Closing Date (or as of any other date(s) agreed to by the parties), together with any documents substantiating the determination of the Purchase Price Adjustments proposed in the Preliminary Report. The Preliminary Report will include a Schedule setting forth advance payments and deposits made to or by Seller, as well as Accounts Receivable information relating to the Systems (showing sums due and their respective aging as of the Closing Date). The estimated Purchase Price Adjustments shown in the Preliminary Report will be reflected as adjustments to the Base Purchase Price payable at the Closing pursuant to Section 3.4. In the event Purchaser objects to the Seller’s calculation of any Purchase Price Adjustment as set forth in the Preliminary Report, Purchaser shall deliver to the Seller at least two (2) Business Days prior to the Closing a written statement in reasonable detail describing any discrepancies believed to exist (“Purchaser Objection Notice”). Purchaser and Seller shall use their commercially reasonable efforts to resolve any of Purchaser’s objections to the Preliminary Report as described in Purchaser’s Objection Notice, and Seller shall make such revisions to the Preliminary Report as mutually agreed between Seller and Purchaser, and, if any changes are made, shall deliver a copy of such revised Preliminary Report to Purchaser no later than one (1) Business Day prior to the Closing. With respect to any of Purchaser’s objections that are not resolved before the Closing Date, the parties shall proceed as follows: (i) if the aggregate amount of Purchaser’s unresolved objections is $100,000 or less, the Closing shall proceed with Seller’s estimate of such disputed amounts, and (ii) if the aggregate of Purchaser’s unresolved objections are greater than $100,000, then the mid-point between the aggregate of Purchaser’s unresolved objections and Seller’s estimate of such disputed amounts shall be used for purposes of proceeding to Closing. The amount used pursuant to subclause (i) or (ii) of this Section 3.4(e) shall be referred to as the “Estimated Adjustments Amount.”

(f) Within sixty (60) days after the Closing Date, Purchaser shall deliver to Seller a report with respect to the Systems (the “Final Report”), showing in detail its determination of the Purchase Price Adjustments, together with any documents substantiating its calculation of the adjustments proposed in the Final Report. If Seller shall conclude that the Final Report does not accurately reflect the adjustments and prorations to be made to the Purchase Price in accordance with this Section 3.4, Seller shall, within thirty (30) days after its receipt of the Final Report, provide to Purchaser a written statement in reasonable detail describing any discrepancies

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believed to exist. Purchaser and Seller shall use good faith efforts to jointly resolve the discrepancies within fifteen (15) days of Purchaser’s receipt of Seller’s written statement of discrepancies, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or judicial review. If Purchaser and Seller cannot resolve the discrepancies to their mutual satisfaction within such 15-day period, Purchaser and Seller shall, within the following ten (10) days, shall jointly designate a nationally recognized independent accounting firm which is mutually agreeable to, and independent of each of, the parties (the “Independent Accountants”) to review the Final Report together with Seller’s discrepancy statement and any other relevant documents. The Independent Accountants shall report their conclusions as to adjustments pursuant to this Section 3.4 which shall be conclusive on all parties to this Agreement and not subject to dispute or judicial review absent clerical errors or fraud. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Purchaser or Seller is determined to owe an amount to the other, the appropriate party shall pay such amount thereof to the other, within three (3) Business Days after receipt of such determination. The cost of retaining the Independent Accountants shall be split equally between Purchaser and Seller.

ARTICLE IV

CLOSING AND TERMINATION

4.1 Closing Date.

If this Agreement is not earlier terminated in accordance with Section 4.2, the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place at the offices of Seller at 101 Stewart Street, Suite 700, Seattle Washington, 98101, or will be conducted by mail, electronic mail, and /or telecopies or at such other place as the parties may designate in writing, at 10:00 a.m. (Pacific Standard Time) on the Closing Date.

4.2 Termination of Agreement.

This Agreement shall terminate and/or may be terminated prior to the Closing as follows:

(a) Automatically, at the end of business on the Closing Date if the Closing shall not have occurred by the close of business on that day;

(b) by mutual written consent of Seller and Purchaser;

(c) by Seller or Purchaser if there shall have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby;

(d) by Seller or Purchaser if there shall be in effect a final nonappealable Order of a Governmental Entity of competent jurisdiction restraining, enjoining or otherwise prohibiting a party from consummation of the transactions contemplated hereby;

(e) by Purchaser if Purchaser is not in material breach of its obligations under this Agreement and Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Sections 9.1(a) or 9.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured to Purchaser’s reasonable satisfaction within the earlier of ten (10) days following receipt by Seller of written notice of such breach from the Purchaser or April 30, 2012;

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(f) by Seller if Seller is not in material breach of its obligations under the Agreement and Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Sections 9.2(a) or 9.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured to Seller’s reasonable satisfaction within the earlier of ten (10) days following receipt by Purchaser of written notice of such breach from Seller or April 30, 2012;

(g) by Seller within 65 days of the date of this Agreement if, within that time period, Seller’s financial advisor notifies Seller, in writing, that it cannot conclude that the sale of Seller assets, in the aggregate, from a financial point of view, is fair to the Seller’s limited partners;

(h) by Seller, if and at such time the Seller’s limited partners have not approved the Transaction.

4.3 Procedure Upon Termination.

In the event of termination by Purchaser or Seller, or both, pursuant to Section 4.2 hereof, and except as to termination under to Section 4.2(a), written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or Seller.

4.4 Effect of Termination.

(a) In the event that this Agreement terminates or is validly terminated in accordance with Sections 4.2 and 4.3, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination; provided, that the obligations of the parties in this Section 4.4 and Section 7.4 will survive any such termination and; provided, further, that the obligations of the parties set forth in Articles X and XI (other than Sections 11.1 and 11.10) hereof shall survive any such termination and shall be enforceable hereunder.

(b) Nothing in this Section 4.4 shall relieve Purchaser or Seller of any liability for a breach of any of its covenants or agreements or a breach of any of its representations and warranties contained in this Agreement that occurred prior to the date of termination. The damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the transactions contemplated hereby. If the Agreement is terminated pursuant to Section 4.2(e), Seller shall repay the entire Initial Payment to Purchaser, in addition to and not in limitation of any other remedies Purchaser may have. If the Agreement is terminated for any reason other than Section 4.2(e), at the time of termination any portion of the Initial Payment not yet spent on expenses related to Seller’s limited partners’ approval and third party fairness opinion in preparation for Closing shall be repaid to Purchaser, in addition to and not in limitation of any other remedies Purchaser may have.

(c) Except as provided in Section 8.1(a), during the period from the Effective Date through the date that is one (1) year following the termination of this Agreement pursuant to Section 4.2 hereof, (i) Purchaser shall not directly or indirectly, through any subsidiary, officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of Seller, NCC or any of their Subsidiaries or Affiliates as of the Effective Date, and (ii) neither NCC nor Seller shall directly or indirectly, through any Subsidiary or Affiliate (including any subsidiary of NCC), officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of Purchaser or any Affiliate of Purchaser as of the Effective Date. The foregoing restrictions shall not apply to individuals that (A) are not employed by a party at the time of the solicitation, employment or retention, (B) respond to general public advertisements of a job opening or (C) are recruited through an employment agency not targeted at such Person’s employees. Furthermore, after termination, Purchaser shall not oppose or seek to prevent or frustrate any transaction or agreement that Seller may propose or enter into relating to the sale of all or any portion of the Business.

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ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that:

5.1 Organization and Good Standing.

Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted. Seller is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect. The jurisdictions in which Seller is qualified or authorized to do business are listed on Schedule 5.1. Seller does not have any Subsidiaries and does not, directly or indirectly, own or have the right or obligation to acquire any equity interests in any other Person.

5.2 Authorization of Agreement.

Subject to obtaining the approval of a majority in interest of the limited partners, (a) Seller has all requisite partnership power and authority to execute and deliver this Agreement and Seller has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby; (b) this Agreement and each of the Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and, (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5.3 Conflicts; Consents of Third Parties.

Subject to obtaining the approval of a majority in interest of the limited partners of Seller, Purchaser’s obtaining on its own behalf each of the Franchises listed on Schedule 5.14(a), and except as set forth on Schedule 5.3 (the “Consents”), none of the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation or acceleration of any obligation under, or result in the imposition of any lien other than a Permitted Encumbrance under, any provision of (a) the certificate of limited partnership and limited partnership agreement, as amended, of Seller; (b) violate any Legal Requirement in any material respect, (c) require any consent, waiver, approval or authorization of, or any filing with or notice to, any Governmental Entity or other Person, or (d) conflict in any material respect with or constitute a material violation or material breach of or a material default under (without regard to requirements of notice, lapse of time or elections of other Persons or any combination thereof), permit or result in the termination, suspension or material modification of, result in the acceleration of (or give any Person the right to accelerate) the performance of Seller under, or result in the creation or imposition of any Encumbrance (other than a Permitted Encumbrance) under, any System Contract, Franchise or License or any other instrument that is a

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Purchased Asset or evidences an Assumed Liability or any instrument or agreement by which any of the Purchased Assets are bound or affected, except to the extent listed on Schedule 5.3.

5.4 No Other Consent.

Subject to Section 5.3, no other consent, waiver, approval, or authorization of any Person or Governmental Entity is required on the part of Seller in connection with the execution and delivery of this Agreement, the performance by Seller of its obligations hereunder, or the consummation of the transactions contemplated hereby, the absence of which would have a Material Adverse Effect.

5.5 Financial Statements.

Seller has delivered to Purchaser copies of the unaudited statements of income for the System(s) for monthly periods ending on each of the first 8 months of 2011 (such unaudited statements and those statements of income delivered pursuant to Section 7.16(c)(ii), are referred to herein as the “Financial Statements”). Each of the Financial Statements has been prepared in accordance with GAAP consistently applied (except for normal year-end adjustments that are not individually or in the aggregate material and the lack of footnotes thereto) and from the books and records of Seller. Each of the Financial Statements presents fairly in all material respects the results of operations for the periods indicated therein.

5.6 Title to Purchased Assets.

(a) Seller is in possession of and has exclusive, good and marketable title to or a valid leasehold interest in (or other rights of a lessee or licensee to use and hold for use) the Purchased Assets (other than Real Property, which is separately addressed in Section 5.9), free and clear of all Encumbrances (other than those Encumbrances disclosed on Schedule 5.6(a), all of which Seller will cause to be released prior to Closing and the Permitted Encumbrances).

(b) Except for the Excluded Assets, the Purchased Assets constitute all the assets necessary to permit Purchaser to (i) conduct the Business and operate the Systems substantially as they are being conducted and operated on the date of this Agreement and (ii) perform all the Assumed Liabilities. The Purchased Assets include inventory of a sufficient quantity to enable Purchaser to conduct the Business, as it is conducted by Seller as of the date of this Agreement and as of the Closing Date, for at least a 30-day period following the Closing Date.

(c) All the Equipment is listed on Schedule 5.6(c). Except as otherwise indicated on Schedule 5.6(a) and Schedule 5.6(c), all the Equipment is owned by Seller free and clear of all Encumbrances (other than Permitted Encumbrances), is in good operating condition and repair, except for ordinary wear and tear and routine repairs, and is suitable for the operation of the Systems, as they are operated as of the date of this Agreement and as of the Closing Date.

5.7 Absence of Certain Developments.

Except as expressly contemplated by this Agreement, since the date of the Financial Statements, Seller has conducted its business in the Ordinary Course of Business including, without limitation:

(a) no event or events have occurred, and no circumstance has occurred, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect;

(b) Seller has not sold, transferred or otherwise disposed of any material Purchased Assets, except for dispositions in the Ordinary Course of Business, and has not suffered any theft, damage, removal, destruction or casualty loss of any material Purchased Assets not covered by insurance;

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(c) Seller has not changed in any material respect any of its accounting methods, principles or practices;

(d) Seller has operated the Systems only in the usual, regular and ordinary course and in material compliance with all applicable Legal Requirements;

(e) Seller has not entered into any settlement of pending or threatened litigation other than any settlement that is not reasonably likely to have a Material Adverse Effect;

(f) Seller has not adopted, amended or entered into any employment, consulting, retention, change-in-control, collective bargaining, bonus or other cash incentive compensation, deferred compensation, stock option or other equity incentive compensation, health or other welfare benefit, pension, profit sharing, retirement, severance, vacation or other employment or compensation plan, policy, agreement, arrangement or trust for the benefit of any director, officer, employee, agent, consultant or Affiliate of Seller; and

(g) Seller has not mortgaged, pledged or otherwise subjected to any Encumbrance any of the Purchased Assets, whether tangible or intangible, except for Permitted Encumbrances.

5.8 Taxes. Except as set forth in Schedule 5.8:

(a) All Tax Returns required to be filed by Seller for any pre-Closing Tax period have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete and correct in all material respects. All Taxes due and owing by Seller (whether or not shown on any Tax Return) have been, or will be, timely paid.

(b) Seller has withheld and paid each Tax required to have been withheld and paid in connection with amounts paid or owing to any Employee, independent contractor, creditor, customer, member or other party, and complied with all information reporting and backup withholding provisions of applicable Law.

(c) No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Seller.

(d) All deficiencies asserted, or assessments made, against Seller as a result of any examinations by any taxing authority have been fully paid.

(e) Seller is not party to any claim, action, demand, inquiry, audit, notice of violation, proceeding, citation, subpoena, or investigation of any nature (whether civil, criminal, administrative or otherwise) by any taxing authority. There are no such pending or , to the Knowledge of Seller, threatened claims, actions, demands, inquiries, audits, notices, proceedings, citations, subpoenas or investigations by any taxing authority.

(f) There are no Encumbrances for Taxes upon any of the Purchased Assets nor, to the Knowledge of Seller, is any taxing authority in the process of imposing any Encumbrances for Taxes on any of the Purchased Assets (other than for current Taxes not yet due and payable).

(g) Seller is not, and has not been, a party to, or a promoter of, a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulations Section 1.6011 4(b).

(h) None of the Purchased Assets is property that Seller is required to treat as being owned by any other Person pursuant to the so-called “safe harbor lease” provisions of former Section 168(f)(8) of the Internal Revenue Code of 1954, as amended.

(i) None of the Purchased Assets is tax-exempt use property within the meaning of Section 168(h) of the Code.

(j) This Section 5.8 represents the sole and exclusive representation and warranty of Seller regarding Tax matters.

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5.9 Real Property.

(a) Schedule 5.9(a) lists all Real Property owned by Seller (the “Owned Real Property”). Seller has delivered to Purchaser as to all Owned Real Property true, correct and complete copies of all vesting deeds, title policies, title commitments, title exception documents, surveys and environmental reports in Seller’s possession or control and all leases or licenses encumbering the Owned Real Property or encumbering a fixture on Owned Real Property, and all amendments, renewals, assignments of lessee’s or lessor’s interest, memoranda of leases and notes and correspondence to or from the lessee or lessor or licensee or licensor. Except as set forth on Schedule 5.9(a):

(i) Seller has good, marketable, and indefeasible fee simple title to all of the Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances;

(ii) There are no leases or other use or occupancy agreements granting to any Person a right to occupy or otherwise use any part of the Owned Real Property;

(iii) There are no outstanding options, rights of first offer, rights of first refusal or other agreements granting to any Person a right to purchase the Owned Real Property or any part thereof or interest therein;

(iv) There are no arrangements or commitments of any kind pursuant to which the Owned Real Property (or any part thereof or interest therein) will become subject to any Encumbrances other than Permitted Encumbrances;

(v) There are no Persons other than Seller in possession of any Owned Real Property or any part of any Owned Real Property;

(vi) Seller has received no notice in writing or by publication of any appropriation, condemnation or like proceeding or of any violation of any applicable zoning- related Legal Requirement relating to or affecting any of the Owned Real Property, and to the Knowledge of Seller, there is no such violations.

(b) Schedule 5.9(b) lists (i) all Purchased Assets consisting of real property leases pursuant to which any real property is leased by Seller (the “Real Property Leases”) and (ii) all Purchased Assets consisting of other interests in real property that are not Owned Real Property, and that have been memorialized in writing, including easements, Licenses, rights to access, rights-of-way and other real property interests that are used in the operation of the System (collectively, the “Easements”). Seller has delivered to Purchaser true, correct and complete copies of all Real Property Leases and Easements and true, correct and complete copies of subleases, licenses licensing an interest in Real Property or a fixture on Real Property, amendments, renewals, assignments of lessee’s or lessor’s interest, memoranda of leases and notes and correspondence to or from the lessee or lessor or licensee or licensor. Each Real Property Lease and Easement is legal, valid, binding and enforceable against Seller and, to Seller’s Knowledge, against each other party thereto in accordance with its terms. Except as set forth on Schedule 5.9(b), Seller has not received any notice of any violation or breach of, or any default under, any Real Property Lease or Easement and there are presently no uncured breaches or defaults under any Real Property Lease or Easement. To Seller’s Knowledge, no event has occurred that, with notice or passage of time or both, would constitute a violation or breach of, or default under, any Real Property Lease or Easement by Seller or any other party thereto.

(c) To Seller’s Knowledge, each parcel of Owned Real Property and real property covered by a Real Property Lease (“Leased Real Property”), including any improvements constructed thereon and the current use thereof, conform in all material respects to all applicable Legal Requirements and any restrictive covenants or other Encumbrances affecting all or any part of such Real Property. There are no material physical, structural, or mechanical defects on, and all of the fixtures and improvements, including leasehold improvements, to the Owned Real Property and Leased Real Property, and the Owned Real Property and Leased Real Property are in

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good condition and repair, except for ordinary wear and tear and routine repairs, are operating, and are sufficient to enable the Owned Real Property and Leased Real Property to be used in all material respects in the manner in which it is currently being used and operated by Seller. Each parcel of Owned Real Property and to the Knowledge of Seller, each parcel of Leased Real Property has access, ingress and egress, or a valid, perpetual easement to a public right-of-way providing access, ingress and egress adequate for their current use.

5.10 System Contracts.

(a) Schedule 5.10 sets forth a complete list of all the System Contracts (other than Real Property Leases, Easements and railroad crossings that are listed in Schedule 5.9(b)) and a written summary that is accurate and complete in all material respects of each oral System Contract that is not terminable on 30 days prior notice). Except as set forth in Schedule 5.10, Seller has performed or is performing, in all material respects, all obligations required to be performed by it pursuant to the terms of the System Contracts that are included in the Purchased Assets. Seller is not in default under any System Contract that is included in the Purchased Assets and, to Seller’s Knowledge, no other party is in default thereunder. Each System Contract that is included in the Purchased Assets is legally valid and binding and enforceable against Seller and, to Seller’s Knowledge, against each other party thereto. True, correct and complete copies of all the System Contracts have been made available to Purchaser.

(b) The Pole Attachment Agreements disclosed on Schedule 5.10 represent all contracts, permits, privileges and other authorizations necessary to permit Seller to maintain, operate and use utility poles and conduits as are currently used in the Systems or are necessary for the operation of the Systems and the Purchased Assets in accordance with the Franchises and applicable Legal Requirements. Except as set forth on Schedule 5.10, there are no pending or unresolved or, to the Knowledge of the Seller, threatened audits against Seller under any Pole Attachment Agreement or with respect to any utility attachment or conduit usage relating to the Systems. For the avoidance of doubt, for purposes of the representations and warranties set forth in this Section 5.10, all of Seller’s liabilities and obligations under any Pole Attachment Agreement for unpaid attachments, safety violations, and other failures to comply in with such Pole Attachment Agreement will be aggregated in determining whether a material breach of such Pole Attachment Agreement has occurred, regardless of whether any individual violation is a material breach of such Pole Attachment Agreement.

(c) All services and products sold, leased, provided or delivered by Seller to customers of the Business prior to the Closing Date conform in all material respects to applicable contractual commitments, express and implied warranties, product and service specifications and quality standards, and to the Knowledge of Seller there is no basis for any liability or other damages in connection with such services and products. Seller has no liability and to the Knowledge of Seller, there is no basis for any liability arising out of any injury to a Person or property as a result of the ownership, possession, provision or use of any service or product sold, leased, provided or delivered by the Business prior to the Closing Date.

5.11 Employees and Employee Benefits.

(a) Seller has provided to Purchaser a schedule dated as of a recent date (the “Employee Schedule”), setting forth a complete and accurate list of all Employees by work location, showing the original hire date, the current position and rate of compensation, the compensation rate type (hourly or salary) and the scheduled hours per week of each Employee.

(b) Schedule 5.11(b) lists: (i) each “employee benefit plan”, as defined in Section 3(3) of ERISA, (ii) each employment or individual consulting agreement, and (iii) each other plan, policy, agreement, arrangement, obligation or practice to provide, as compensation for services rendered, workers’ compensation, bonus or other incentive compensation, equity or equity-based compensation, stock purchase, severance, executive compensation, deferred compensation, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs, tuition reimbursement programs, any plans subject to the requirements of section 125 of the Code, which in each case under clauses (i), (ii) or (iii) is

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maintained or sponsored by Seller or to which Seller contributes or for which the Seller otherwise has Liability, either directly or as a result of an ERISA Affiliate, to one or more present employees of Seller (collectively, the “Employee Benefit Plans”).

(c) Each of Seller’s Employee Plans that is intended to be qualified under Section 401(a) of the Code (“Qualified Plans”) (i) is the subject of an unrevoked favorable determination letter from the IRS, (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS announcements in which to request, and make any amendments necessary to obtain any letter from the IRS, or (iii) is a prototype or volume submitter plan entitled, under applicable guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan.

(d) Each of Seller’s Employee Plans has been administered and funded without material exception in compliance with its own terms and, where applicable, with ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws. None of Seller or any trade or business which is considered a single employer with Seller under Section 4001(b)(1) of ERISA has incurred or could reasonably be expected to incur material liability under Title IV of ERISA or the minimum funding requirements under Section 302 of ERISA, which such liability will not be satisfied on or prior to Closing. Seller does not contribute to and is not required to contribute to any Multiemployer Plan, as defined under ERISA with respect to any employees of the Systems.

(e) All contributions and premiums and obligations of Seller required by Law or by the terms of any Employee Benefit Plan or any agreement relating thereto have in all material respects been timely made, satisfied or accrued by Seller, and all amounts withheld from any Transferred Employee’s paychecks have in all material respects been properly contributed to the applicable Employee Benefit Plan or otherwise properly applied.

(f) Each of the Employee Benefit Plans is and has been in all material respects (A) maintained in accordance with its terms and all provisions of applicable Law, (B) to the Knowledge of Seller, not been the subject of any breach of any fiduciary duty with respect to which Seller or any Employee Benefit Plan may be liable or otherwise damaged in any respect, (C) not subject to any pending or, to the Knowledge of Seller, threatened, claim of a breach, and (D) to the Knowledge of Seller, not been the subjected to any “prohibited transaction” (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA) , in each case, with where Seller or any Employee Benefit Plan would be liable or otherwise damaged so as to have a Material Adverse Effect.

5.12 Labor.

(a) Seller is not a party to any labor or collective bargaining agreement.

(b) During the past three years there have been no strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of Seller, threatened against or involving Seller.

(c) Seller is and has been, in full compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, any such Laws respecting minimum wage and overtime payments, employment discrimination, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice, in each case so as to have a Material Adverse Effect.

5.13 Litigation.

Except as set forth in Schedule 5.13, and except for any investigations and rule-making proceedings affecting the cable industry generally, (a) there are no actions, claims, inquiries, investigations, suits or proceedings pending before any Governmental Entity, arbitrator or mediator or, to Seller’s Knowledge, any written threat of such against Seller that, if adversely determined, would give rise to a material liability to

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Purchaser or materially adversely affect Purchaser’s right to own or operate the Systems or conduct the Business following the Closing; and (b) there exists no judgment requiring Seller to take any action of any kind with respect to the Purchased Assets or the operation of the Business or to which Seller, the Systems, the Business or the Purchased Assets are specifically subject or by which they are specifically bound or otherwise affected.

5.14 Governmental Authorizations.

(a) Schedule 5.14(a) is a list of the Governmental Authorizations held by Seller. True, complete and correct copies of all the Governmental Authorizations listed on Schedule 5.14(a) have been made available to Purchaser. The Governmental Authorizations are currently in full force and effect, are not in default and are valid under all applicable Legal Requirements according to their terms. Seller has not received written notice of any legal action, governmental proceeding or investigation that is pending against it, and to the Knowledge of Seller, no such action, proceeding or investigation is threatened, to terminate, suspend or modify any Governmental Authorization, and Seller is in material compliance with the terms and conditions of all the Governmental Authorizations and with other applicable requirements of all Governmental Entities (including the FCC and the Register of Copyrights) relating to the Governmental Authorizations, including all requirements for notification, filing, reporting, posting and maintenance of logs and records.

(b) The Franchises and Licenses included in the Governmental Authorizations listed on Schedule 5.14(a) represent all the Franchises and Licenses necessary to operate and provide Cable Video Services, Telephone Services, and HSI Services in the Communities. Schedule 5.14(b) includes those areas in which Seller validly operates without a written Franchise or Governmental Authorization. The expiration date of each Franchise covered under a Franchise agreement is accurately set forth and described on Schedule 5.14(b). No Governmental Entity has exercised any purchase option or right of first refusal under any Franchise, and to Seller’s Knowledge, no Governmental Entity has the intent to do so.

5.15 Retransmission Consent and Must-Carry; Rate Regulation; Copyright Compliance.

(a) Set forth in Schedule 5.15 is a list of the broadcast television stations carried by the System that have elected “must-carry” or retransmission consent status pursuant to the Cable Act. Except as set forth on Schedule 5.15, to the Knowledge of Seller, each broadcast television station carried by the System is carried pursuant to a retransmission consent agreement, “must-carry” election or other programming agreement.

(b) Other than with respect to those must-carry stations identified on Schedule 5.15, no written notices or demands have been received from the FCC or from any broadcast television station or from any other Person or Governmental Entity (i) challenging the right of any System to carry any television broadcast station or deliver the same or (ii) claiming that the System failed to carry a television broadcast station required to be carried pursuant to the Communications Act or has failed to carry a television broadcast station on a channel designated by such station consistent with the requirements of the Communications Act.

(c) The System is in compliance in all material respects with the provisions of the Cable Act as such Legal Requirements relate to the rates and other fees charged to subscribers of the System. Seller has established rates charged to subscribers that are allowable under the Cable Act and any authoritative interpretation thereof, to the extent such rates are subject to regulation by any Governmental Entity, including any local franchising authority and the FCC. Seller has made available, to Purchaser true, complete and correct copies of all FCC rate forms and will on not less than 10 days prior notice provide such other information not previously provided and reasonably requested by Purchaser relating to rate regulation generally or specific rates charged to subscribers with respect to the System. Neither Seller nor any Affiliate of Seller has entered into or is subject to any so-called social contract or proposed resolution with the FCC with respect to rates charged for cable television services in any System that would be applicable to such System following Closing and none is currently negotiating or anticipating entering into or being subject to the same. Except as set forth in Schedule 5.15, (i) there are no outstanding or unresolved proceedings or investigations (other than those affecting the cable industry generally) dealing with or otherwise affecting the rates that any System can charge (whether for programming, equipment,

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installation, service or otherwise), (ii) no System is subject to any currently effective order issued by a Governmental Entity that reduced the rates that it may charge (whether for programming, equipment, installation, service or otherwise (including late fees)), and (iii) no local franchising authority has been certified by the FCC as a rate regulating authority with respect to any System.

(d) Seller has complied in all material respects, and the System is in compliance in all material respects with the specifications set forth in Part 76, Subpart K of the rules and regulations of the FCC, Section 111 of the Copyright Act and the rules and regulations of the U.S. Copyright Office, the Register of Copyrights and the Copyright Royalty Tribunal and the Cable Act.

(e) Except as provided in Schedule 5.15, Seller has complied in all material respects with the must carry, retransmission consent, and commercial leased access provisions of the Cable Act.

(f) Except as provided in Schedule 5.15, neither Seller nor any of its Affiliates or contractors has received any notice from any Governmental Entity regarding the Business with respect to an intention to enforce customer service standards pursuant to the Cable Act and Seller has not agreed with any Governmental Entity to establish customer service standards that exceed the standards in the Cable Act. Except as set forth on Schedule 5.14, Seller has not made any election with respect to any cost of service proceeding conducted in accordance with Part 76.922 of Title 47 of the Code of Federal Regulations or any similar proceeding with respect to any System.

(g) Schedule 5.15 provides the FCC required 854R registration number, if any, with respect to each antenna structure owned by Seller relating to the Systems. True, complete and correct copies of all FCC Forms 854R have been, or will be within ten Business Days after the date of this Agreement, made available by Seller to Purchaser.

(h) Seller has filed with the U.S. Copyright Office all statements of account and other documents and instruments and has paid all royalties, supplemental royalties, fees and other sums to the U.S. Copyright Office under the Copyright Act with respect to the System as are required to obtain, hold and maintain the compulsory copyright license for cable television systems prescribed in Section 111 of the Copyright Act. Seller has not been notified or otherwise advised of any inquiry, claim, action or demand pending before the U.S. Copyright Office or any other Person that questions the copyright filings or payments made by Seller with respect to the Systems. Seller has made all requisite filings and payments with the Register of Copyrights and is otherwise in compliance with all applicable rules and regulations of the U.S. Copyright Office. Seller has made available to Purchaser true, complete and correct copies of all current reports and filings for the last six semi-annual reporting periods made or filed pursuant to copyright rules and regulations with respect to the System.

5.16 System Information.

(a) Schedule 5.16(a) sets forth a true and accurate statement of the following information with respect to the System, as of the date or dates set forth therein:

(i) the approximate number of aerial miles of plant included in the System and the approximate number of underground miles of plant included in the System, listed by headend;

(ii) the approximate number of homes passed by the System;

(iii) the approximate miles of plant operating at the applicable megahertz capacity;

(iv) the approximate number of subscribers to basic, expanded basic, premium and digital cable service, HDTV, DVR, telephone and HSI service, respectively, in each case showing for residential and commercial customers, served by the System by subscriber type;

(v) installation supplies and other personal property consumed, sold or used in the Business valued at $500 per item or greater and inventories of set-top-boxes and modems.

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(b) Schedule 5.16(b) sets forth a materially true and accurate description of the following information relating to the System as of the date of this Agreement:

(i) a rate card describing the services available from the System, and the rates charged by Seller therefor, including all rates, tariffs, and other charges for cable television, telephone, high-speed data and other services provided by the System; and

(ii) a channel line up that includes the stations and signals carried by the System and the channel position of each such signal and station. The System is capable of providing all channels, stations and signals reflected as being carried on the System on Schedule 5.16(b).

(c) Seller has made available to Purchaser materially true and accurate information setting forth the node size, fiber counts and return paths for the System.

5.17 Compliance with Laws.

The ownership, leasing and use of the Purchased Assets as they are currently owned, leased and used, and the operation of the System as currently operated, do not violate or infringe in any material respect any Legal Requirements currently in effect (except as to Environmental Laws, as to which Section 5.20 only applies.) Seller has not taken or omitted to take any action, and, to the Knowledge of Seller, no event has occurred or circumstance exists, that is reasonably likely to (with or without the passage of time or the giving of notice) result in a violation of, conflict with, or failure on the part of Seller to conduct the operations of the System in compliance with any applicable Law where such failure would have a Material Adverse Effect.

5.18 Bonds, Insurance and Letters of Credit.

Each insurance policy, material performance bond, letter of credit, deposits and similar guarantee maintained or required to be maintained in connection with the System is set forth on Schedule 5.18.

5.19 Accounts Receivable.

All Accounts Receivable included in the Purchased Assets are bona fide and are attributable to transactions in the ordinary course. A complete and accurate list of the Accounts Receivable as of the Effective Date, showing the aging thereof, is set forth on Schedule 5.19. Seller shall update the Accounts Receivable list 5 Business Days prior to Closing. To Seller’s Knowledge, there are no contests, claims, defenses or rights of setoff against the Accounts Receivable relating to the amount or validity of such Accounts Receivable that that would have, in the aggregate, a Material Adverse Effect.

5.20 Environmental Matters.

(a) Seller has, at all times, occupied, used and operated the Real Property in compliance with all Environmental Laws.

(b) Seller has not received any written notice of any alleged violation of any Environmental Law with respect to the Real Property and has not been ordered by any Governmental Entity to undertake any cleanup of any of the Real Property.

(c) There is no civil, criminal or administrative claim, demand, hearing, investigation, notice, suit, proceeding or other action with respect to the Real Property pending or, to Seller’s Knowledge, threatened against Seller relating to any Environmental Laws.

(d) There are no facts, circumstances, conditions or occurrences regarding Seller that could reasonably be expected to form the basis of a claim of violation or liability against Seller under any Environmental Law or result in any violation by Seller of any Environmental Law with respect to the Real Property.

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(e) There are no underground or above ground storage tanks, active, inactive or abandoned on the Owned Real Property and, to Seller’s Knowledge, have not been on the Owned Real Property in the past, and none of the Owned Real Property has been used at any time as a dry cleaning facility, gasoline service station or a facility for storing, pumping, dispensing or producing gasoline or any other petroleum products (other than such storage, pumping and dispensing of fuels and lubricants as is incidental to operation of the System) or Hazardous Substances.

(f) All chemicals, chemical compounds and mixtures that are included among the assets of Seller are integral to and used for the conduct of its business, have not been and are not intended to be discarded or abandoned, and are not waste or waste materials.

(g) Seller has made available to Purchaser true, complete and correct copies of all analyses, audits, correspondence, investigations, reviews, reports and studies on environmental matters relating to the Real Property that are in the possession or control of Seller.

5.21 Intellectual Property.

To Seller’s Knowledge, Seller owns all right, title and interest in and to, or has a valid and enforceable license or other right to use, all the intellectual property used by it in connection with the Business, which constitutes all intellectual property rights necessary for it to operate the Systems as currently operated, and no Person is challenging or, to Seller’s Knowledge, infringing or otherwise violating any intellectual property owned by Seller. Except as set forth on Schedule 5.21, Seller has not received any notice of any claim that any intellectual property used by Seller in the operation of the Business infringes on any intellectual property rights of any other Person.

5.22 Transactions with Affiliates.

Schedule 5.22 lists all contracts and agreements between Seller and any of Seller’s Affiliates. Except as set forth on Schedule 5.22, none of Seller’s Affiliates provides any assets, services or facilities to Seller that are material to the Business and operations of the Systems.

5.23 Insurance.

Seller is covered by fire and casualty, general liability, professional liability, workers compensation, theft and automobile insurance in scope and amount customary and reasonable for the business in which it is engaged.

5.24 [Reserved].

5.25 Financial Advisors.

Except as set forth on Schedule 5.25, the fees of which will be paid by Seller, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the transactions contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment in respect thereof.

5.26 Disclosure.

None of the documents or information provided to Purchaser by Seller or any agent or employee of Seller in the course of Purchaser’s due diligence investigation and the negotiation of this Agreement (including the Schedules) and the Transaction Documents, including the Financial Statements, contains any untrue statement of any material fact or omits to state a material fact necessary in order to make the statements contained in this Agreement or such documents or information not misleading in light of the circumstances in which it was made. The information set forth in the Schedules is accurate and complete in all material respects.

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5.27 Overbuilds.

Except as set forth on Schedule 5.27, (i) no Person, other than Seller, Purchaser, or their respective Affiliates, is providing cable television service within the Communities, (ii) no Person, other than Seller, Purchaser, or their respective Affiliates, has publicly announced an intention to provide cable television service within the Communities, and (iii) to the Knowledge of Seller no Person, other than Seller, Purchaser, or their respective Affiliates, has applied for a franchise to provide cable television service within the Communities.

5.28 No Other Representations or Warranties; Schedules.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO) OR IN ANY OTHER TRANSACTION DOCUMENT, NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER, ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V HEREOF (AS MODIFIED BY THE SCHEDULES HERETO) OR IN ANY OTHER TRANSACTION DOCUMENT, SELLER (I) EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (II) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY (OTHER THAN WITH RESPECT TO CLAIMS OF FRAUD, WILLFUL MISCONDUCT AND INTENTIONAL MISREPRESENTATION) FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR ANY OF ITS AFFILIATES). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

6.1 Organization and Good Standing.

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business.

6.2 Authorization of Agreement.

(a) Purchaser has full limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the transactions contemplated hereby and thereby (the

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“Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary limited liability company action on behalf of Purchaser; (c) This Agreement has been, and each Purchaser Document will be at or prior to the Closing, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

6.3 Conflicts; Consents of Third Parties.

(a) None of the execution and delivery by Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Purchaser with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the certificate of formation (or other organizational and governing documents) of Purchaser, (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound, (iii) any Order of any Governmental Entity applicable to Purchaser or by which any of the properties or assets of Purchaser are bound or (iv) any applicable Law.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Entity is required on the part of Purchaser in connection with the execution and delivery of this Agreement, the compliance by Purchaser with any of the provisions hereof, the consummation of the transactions contemplated hereby, or for Purchaser to conduct the Business, except for compliance with the applicable requirements of the Hart-Scott Rodino Antitrust Improvements Act of 1976 such other consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not have a Material Adverse Effect upon Purchaser’s ability to consummate the transactions contemplated by this Agreement.

6.4 Litigation.

There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party before any Governmental Entity, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions hereby. Purchaser is not subject to any Order of any Governmental Entity except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.

6.5 Financial Advisors.

No Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the transactions contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

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ARTICLE VII

COVENANTS

7.1 Access to Information.

(a) Seller agrees that, prior to the Closing, Purchaser shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the Systems and such examination of the books and records of the Business, the Purchased Assets and the Assumed Liabilities as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be at Purchaser’s sole cost and expense, and conducted during regular business hours upon reasonable advance notice and shall be subject to restrictions under applicable Law. Seller shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Seller to cooperate with Purchaser and Purchaser’s representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with Seller and its representatives and shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require Seller to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which Seller is bound. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of Seller, which consent may not be unreasonable conditioned, withheld or delayed, (i) Purchaser shall not contact any suppliers to, or customers of, Seller and (ii) Purchaser shall not communicate with any System employee except for such management personnel designated by Seller as a contact for Purchaser.

(b) For a period of five years after the Closing, Purchaser will give Seller reasonable access during Purchaser’s regular business hours upon reasonable advance notice and under reasonable circumstances and shall be subject to restrictions under applicable Law to books and records transferred to Purchaser to the extent necessary for the preparation of financial statements, regulatory filings or Tax returns of Seller or its Affiliates in respect of periods ending on or prior to Closing, or in connection with any Legal Proceedings; provided however, that this Section 7.1(b) shall not apply in connection with any matter or dispute between the parties hereto or their Affiliates, including any claim for indemnification pursuant to Article X hereof. Seller shall be entitled, at its sole cost and expense, to make copies of the books and records to which they are entitled to access pursuant to this Section 7.1(b).

7.2 Conduct of the Business Pending the Closing.

Between the Effective Date and the Closing, except (i) as required by applicable Law or Contract in effect as of the Effective Date, (ii) as otherwise expressly provided for in this Agreement or (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall operate the Business in the Ordinary Course of Business. Seller will use its commercially reasonable efforts to (i) preserve the Business, including preserving existing relationships with franchising authorities, suppliers, customers and others having business dealings with Seller relating to the Systems, maintaining the Purchased Assets in good operating condition and repair, , and maintaining service quality; (ii) keep available the services of the Employees and pay all compensation and employment taxes in accordance with applicable Legal Requirements; (iii) file with the appropriate Governmental Entities all reports required to be filed under the Governmental Authorizations and applicable Legal Requirements; (iv) implement planned rate increases; (v) continue to carry insurance with respect to the Business in such amounts and with respect to such risks as has been historically carried; and (vi) comply in all material respects with all applicable Legal Requirements with respect to the Systems or the Business. Seller will not take actions or engage in transactions outside the Ordinary Course of Business without first consulting with Purchaser. Without limiting the foregoing, except as otherwise required by any Legal Requirement or any Governmental Entity or as permitted by this Agreement, until the Closing, Seller will not, without the prior written consent of Purchaser:

(a) make any sale, assignment, transfer, conveyance, abandonment or other disposition of any of the Purchased Assets, except for dispositions of inventory or worn-out or obsolete equipment for fair or reasonable value in the Ordinary Course of Business;

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(b) subject any of the Purchased Assets, or any part thereof, to any Encumbrance except Permitted Encumbrances;

(c) (i) enter into any material contract or agreement or series of related contracts or agreements that in the aggregate would be material (other than contracts or agreements that are terminable on no more than 30 days prior notice), (ii) make any commitment, whether directly or indirectly by way of guarantee or otherwise, for an expenditure relating to any System that is not in the Ordinary Course of Business, or (iii) renew, extend, amend, modify, suspend performance under, or terminate any System Contract or Governmental Authorization;

(d) fail to use commercially reasonable efforts to maintain the Purchased Assets in good condition and repair, reasonable wear and tear excepted, including failing to perform all reasonable maintenance when scheduled or otherwise appropriate, or fail to maintain inventory for the System at levels appropriate to Seller’s operation of the Business;

(e) fail to maintain its Records in the usual, regular and Ordinary Course of Business or materially change (with respect to the Business, as a whole, or the components of the Business, individually) its accounting practices or policies or its application thereof, except as required by GAAP, accounting or financial reporting rules and regulations, provided that, in the event of any such required change, Seller will promptly notify Purchaser thereof in writing;

(f) increase Employee compensation and benefits, except as may be required by applicable Legal Requirements and normal increases in the Ordinary Course of Business that, in the aggregate, do not result in a material increase in benefits or compensation expense to Seller with respect to the Employees (other than those that Seller will retain upon the Closing);

(g) offer any promotional rates not listed on Schedule 7.2(g);

(h) fail to disconnect and discontinue service to subscribers whose accounts are delinquent;

(i) reduce the rates charged for Cable Video Services, Telephone Services, or HSI Services or add, delete, retier or repackage any analog or digital programming services;

(j) except in the Ordinary Course of Business consistent with past practices, sell, transfer or lease any of the Purchased Assets to, pay, loan or advance any amount to, or enter into any agreement or arrangement relating to the Business with, any of its Affiliates; or

(k) commit to do any of the foregoing.

7.3 Consents.

(a) Purchaser shall use its commercially reasonable efforts to obtain Franchises in accordance with O.C.G.A 36.76.01-11 in its own name for all Communities served by the System and listed on Schedule 5.14(a) sufficient to cover the Purchaser’s operations of the Business and the System from and after Closing.

(b) Except as to Franchises listed on Schedule 5.14(a), Seller will employ commercially reasonable efforts to promptly request and obtain each Required Consent, and Purchaser will cooperate with Seller in all commercially reasonable respects to obtain each Required Consent. Seller will promptly notify Purchaser if, in connection with obtaining any Required Consent, a Governmental Entity or other Person seeks to impose any condition on or change to any Governmental Authorization or System Contract (any such condition or change being referred to as a “Consent Condition”). Without Purchaser’s prior written consent, which may be withheld in Purchaser’s sole discretion, Seller will not agree to any Consent Conditions other than monetary Consent Conditions that Seller will satisfy prior to the Closing and non-monetary Consent Conditions that are not material to the applicable System Contract. Purchaser shall (and shall cause its Affiliates to) cooperate with Seller, to

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obtain the Required Consents. Seller and Purchaser shall each pay fifty percent (50%) of any commercially reasonable consideration, fees and costs payable to any third party (or its agents) from whom consent or approval is requested. Notwithstanding anything to the contrary contained in this Section 7.3, Seller’s obligations hereunder with respect to pursuing a Required Consent shall be fully satisfied with respect to (i) the transfer of pole attachment or conduit contracts, if Purchaser has executed a new contract with the respective pole company or if such pole company has indicated in writing that it is willing to execute a new contract at or prior to the Closing with Purchaser on terms substantially the same as the current terms thereof; and (ii) the transfer of railroad crossing permits or contracts, if Purchaser has executed a new permit or contract with the respective railroad company or if such railroad company has indicated in writing that it is willing to execute a new permit or contract at or prior to the Closing with Purchaser on terms substantially the same as the current terms thereof.

(c) Seller will request all Required Consents for Real Property Leases by letter substantially in the form of Exhibit B. Seller will request all other Required Consents by letter substantially in the form of Exhibit C.

(d) Periodically prior to Closing, the parties shall provide each other with updates regarding the then current status of each of the Required Consents and what action has been taken with respect to obtaining such Required Consents.

(e) If, notwithstanding the exercise of their commercially reasonable efforts and compliance with this Section 7.3, Seller is unable to obtain one or more of the Required Consents or Required Regulatory Approvals: (i) unless otherwise agreed by the Parties, at the Closing, Seller will transfer the affected Purchased Asset to Purchaser notwithstanding the absence of any such Required Consent or Required Regulatory Approval and (ii) Seller will continue to exercise its commercially reasonable efforts to obtaining each such Required Consent and Required Regulatory Approval for a period of 12 months following the Closing; provided, that, compliance by Seller with the provisions of this Section 7.3(e) shall not be deemed to result in the breach of any representations or warranties of Seller herein.

7.4 Confidentiality Agreement.

Each party shall keep secret and hold in confidence for a period of three years following the Effective Date, any and all information relating to the other party that is proprietary to such other party, other than the following: (a) information that has become generally available to the public other than as a result of a disclosure by such party; (b) information that becomes available to such party or an agent of such party on a non-confidential basis from a third party having no obligation of confidentiality to a party to this Agreement; (c) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded; and (d) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Consents. In connection with disclosure of confidential information under (c) and (d) above, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material. Upon Closing, Purchaser may disclose information pertaining to the Purchased Assets, the Systems or the Business, and such disclosure right shall in no way be limited or governed by any other portion of this Section 7.4. Purchaser hereby acknowledges Seller has a public disclosure and filing obligations including but not limited to the solicitation of the approval of a majority in interest of Seller’s limited partners to the consummation of the transactions contemplated hereby and authorizes Seller to disclose certain information regarding the Purchaser as may be reasonably necessary.

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7.5 Publicity.

Neither Seller nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed; provided that (a) either party may, without the other party’s prior written consent, disclose information to its financing sources and professional advisors, including accountants, attorneys, investors, financial advisors, bankers and other experts, (b) Seller may, without Purchaser’s prior written consent, make public statements with respect to this Agreement and the transactions contemplated hereby to its general and limited partners, (c) either party may make public statements or disclosures as may be required by applicable laws, including SEC requirements, and (d) Seller may make such filings with the Securities and Exchange Commission as Seller deems necessary to solicit approval of the transaction contemplated by this Agreement from Seller’s limited partners.

7.6 Use of Name.

For a period six months after the Closing Date, Purchaser will have the non-exclusive right to use and operate the Systems using all of the trademarks, trade names, service marks, service names, logos and similar proprietary rights, which are or have been used by Seller with respect to the Business or the Systems (collectively, the “Seller Marks”). Following the expiration of such six-month period, Purchaser will discontinue using and will dispose of all items of stationery, business cards and literature bearing the Seller Marks; provided that, notwithstanding the foregoing, Purchaser will not be required to remove or discontinue using any Seller Marks affixed to converters or other items in or to be used in customer premises or as are otherwise used in a fashion making such removal or discontinuation commercially impracticable for Purchaser.

7.7 Transition Services. Seller will cause its managing general partner to provide to Purchaser in connection with the Systems, transition services for a period of up to 180 days following Closing and will use its commercially reasonable efforts to cause necessary third parties to cooperate in the provision of, certain transition services following the Closing, which may include the conversion of existing call centers, billing systems, telephony services, HSI services, support services, including access to and the right to use its billing system, billing call center, Internet addresses, software, Internet back bone connection, e-mail servers and related fixed assets, and other services reasonable requested by Purchaser, pursuant to a transition services agreement to be negotiated in good faith by the Parties within 60 days after the date of this Agreement (the “Transition Services Agreement”). The Transition Services Agreement will contain among other provisions the condition that Seller or Seller’s Affiliates provide the transition services to Purchaser at the Seller’s actual out of pocket cost and, with respect to transition services provided by Seller’s Affiliates, at rated charged by such Affiliate in the Ordinary Course of Business.

7.8 Bonds, Letters of Credit, Etc.

Purchaser shall execute and deliver all reasonably necessary documents, to insure that on or before Closing, Purchaser has delivered each such bonds, letters of credit, indemnity agreements and similar instruments currently maintained and in effect as set forth in Schedule 5.18 in such amounts and in favor of such entities requiring the same in connection with the Purchased Assets, including all Permits, Franchises and Contracts.

7.9 Cooperation with Respect to Third Party Services.

(a) Except to the extent doing so will cause Seller to incur, or place Seller at risk of incurring, a material liability, Seller will cooperate with Purchaser in its efforts to comply with the requirements of Purchaser’s programming contracts and channel line-up requirements with respect to Purchaser’s acquisition of the System.

(b) Unless otherwise restricted or prohibited by any Governmental Entity or applicable Legal Requirement or will cause Seller to incur, or place Seller at risk of incurring, a material liability, Seller will, if

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requested by Purchaser, delete prior to the Closing any distant broadcast signals that Purchaser determines will result in unacceptable liability on the part of Purchaser for copyright payments with respect to continued carriage of such signals after the Closing.

7.10 Limited Partners Approval.

(a) Promptly after receipt of the Fairness Opinion pursuant to Section 7.19 of this Agreement concluding that the sale of Seller’s assets, in the aggregate, is fair from a financial point of view to Seller’s limited partners, and after completing SEC review of the Proxy Statement, , NCC shall call, give notice of, convene and hold a meeting of Seller’s limited partners (the “Limited Partners’ Meeting”) for the purpose of approving this Agreement and the sale of the Systems, Business and Purchased Assets to Purchaser pursuant to the terms of the Seller’s limited partnership agreement and applicable limited partnership law. Subject to the Fairness Opinion concluding that the sale of Seller’s assets, in the aggregate, is fair from a financial point of view to Seller’s limited partners, Seller shall solicit from Seller’s limited partners proxies in favor of the approval of this Agreement and the sale of the Systems, Business and Purchased Assets. Seller shall ensure that all proxies solicited pursuant to the foregoing are solicited in compliance with all applicable Laws.

(b) In connection with the Sellers’ Limited Partners’ Meeting, Seller shall prepare and file with the SEC a proxy statement, letter to shareholders, notice of meeting and form of proxy accompanying the Proxy Statement that will be provided to Seller’s limited partners in connection with the solicitation of proxies for use at the Sellers’ Limited Partners’ Meeting, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Proxy Statement”). Subject to all applicable Laws, Seller shall use its commercially reasonable best efforts to cause the Proxy Statement to be cleared by the SEC and disseminated to the Seller’s limited partners as promptly as practicable following the filing thereof with the SEC. The Seller shall provide Purchaser and its counsel reasonable opportunity to review and comment on any information used by the Seller in the Proxy Statement regarding the Purchaser that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a-1 through 14a-17 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 promulgated under the Exchange Act, in each case prior to the filing thereof with the SEC or the dissemination thereof to Seller’s limited partners. Seller shall advise Purchaser, promptly after it receives notice thereof, of any request by the SEC or its staff for an amendment or revisions to the Proxy Statement, or comments thereon and responses thereto, or requests by the SEC or its staff for additional information in connection therewith. If at any time prior to the Sellers’ Limited Partners’ Meeting, any information relating to Purchaser, or any of its respective directors, officers or Affiliates, should be discovered by Seller or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party or parties hereto, as the case may be, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to the Sellers’ Limited Partners’ Meeting. Seller shall cause the Proxy Statement to comply as to form and substance in all material respects with the applicable requirements of the Exchange Act, as amended, and the applicable exchange.

(c) Subject to the Fairness Opinion concluding that the sale of Seller’s assets, in the aggregate, is fair from a financial point of view to Seller’s limited partners, the Seller shall include in the Proxy Statement the recommendation, unanimously approved by the Board of Directors of NCC, that the limited partners approve this Agreement and the sale of the Systems, Business and Purchased Assets to Purchaser.

7.11 Endorsement of Checks, Etc.

Seller hereby authorizes Purchaser following the Closing to endorse for deposit only its name on and collect for Purchaser’s account any checks received in payment of any accounts included in the Purchased Assets, and

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any refunds of deposits, prepaid expenses and similar amounts included in the Purchased Assets. If any amounts due to the Purchaser are received by Seller, Seller will promptly turn the same over to Purchaser.

7.12 No Solicitation.

Seller (and its directors, officers, employees, representatives and agents) will not directly or indirectly, (a) offer the Purchased Assets, the Systems or the Business for sale, (ii) solicit, encourage or entertain offers for such Purchased Assets, Systems or Business, (iii) initiate negotiations or discussions for the sale of such Purchased Assets, Systems or Business or (iv) make information about such Purchased Assets, Systems or Business available to any third party in connection with the possible sale of such Purchased Assets, Systems or Business prior to the Closing Date or the date this Agreement is terminated in accordance with its terms.

7.13 Non-Competition.

During the period beginning on the Closing Date and ending on the second anniversary thereof (the “Non-Competition Period”), neither Seller, NCC, nor any Affiliate of NCC (each, a “Restricted Party”) shall, within the service area served by the communication facilities existing as of the Closing Date (the “Restricted Area”), directly or indirectly, in any capacity, render services, engage or have a financial interest in, any business that shall be competitive with any such System, nor shall any Restricted Party assist any person or entity that shall be engaged in any such business activities within the Restricted Area, including making available any information or funding to any such person or entity. If any Governmental Entity determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or geographic area, such Governmental Entity is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each Restricted Party acknowledges, however, that this Section 7.13 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the Systems.

7.14 Non-Solicit.

During the three (3) year period following the Effective Date, (i) Purchaser shall not directly or indirectly, through any Affiliate, officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of NCC or any Affiliate of NCC (other than Seller) as of the Effective Date, and (ii) neither Seller nor NCC shall directly or indirectly, through any Subsidiary, officer, director, agent of Seller or NCC or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of Purchaser or any Affiliate of Purchaser as of the Effective Date. The foregoing restrictions shall not apply to individuals that (a) are not employed by a party at the time of the solicitation, employment or retention, (b) respond to general public advertisements of a job opening or (c) are recruited through an employment agency not targeted at such Person’s employees.

7.15 Title Insurance Policies.

(a) Seller will provide to Purchaser, at Seller’s expense, within 120 days after the date of this Agreement, commitments to issue title insurance policies on the 1992 ALTA owner’s form (or its local equivalent in any state in which ALTA policies are not available) (“Title Commitments”) by an agent writing for Chicago Title or another nationally recognized title insurance company (the “Title Company”) and legible photocopies of all recorded items described as exceptions therein, committing to insure fee simple title in the Purchaser to each parcel of Owned Real Property and tenant’s leasehold interest in each parcel of Leased Real Property containing a headend or tower (collectively, the “Commitment Properties”), subject only to Permitted Encumbrances. In addition, Purchaser may obtain, at Purchaser’s sole cost and expense, a current survey of all Commitment Properties prepared by a duly licensed surveyor reasonably acceptable to Purchaser.

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(b) Promptly following Closing, Seller shall cause the Title Company, at Seller’s sole cost and expense, to issue policies of title insurance (“Title Policies”) with respect to each of the Commitment Properties with policy limits equal to the appraised value of the property; provided, however, that Purchaser shall be solely responsible for obtaining and paying for the cost of any such appraisal and, in the event Purchaser elects not to do so, the policy limits shall be equal to the fair market value of the property. The cost to obtain such Title Commitments and Title Policies with respect to the Commitment Properties will be paid by Seller; provided, however, that the Purchaser will pay the premiums and charges other than with respect to the Commitment Properties and for any additional endorsements it requests with respect to any Title Policy other than the endorsements to delete or insure over any Title Defects.

(c) If the Purchaser notifies Seller within 90 days after the date of this Agreement of (i) any Encumbrance (other than a Permitted Encumbrance), (ii) other matter that prevents access to any Owned Real Property or Leased Real Property, or (iii) any other matter that, individually or in the aggregate could have a material adverse effect on the use or value of such Owned Real Property or Leased Real Property (each a “Title Defect”), Seller will exercise commercially reasonable efforts to (A) remove such Title Defect, or (B) subject to Purchaser’s approval, cause the Title Company to commit to insure over each such Title Defect prior to the Closing. If such Title Defect cannot be removed prior to Closing or the Title Company does not commit to insure over such Title Defect prior to Closing and if the Purchaser elects to waive such Title Defect and proceed towards consummation of the transaction in accordance with this Agreement, Purchaser and Seller will enter into a written agreement at Closing containing the commitment of Seller to use commercially reasonable efforts to remedy the Title Defect following Closing on terms satisfactory to Purchaser in its reasonable discretion. At the Closing, each Party will deliver such reasonable affidavits and other customary closing documents as are required by the Title Company in order to issue Title Policies or to delete or insure over any Title Defects, provided that such affidavits do not expand or limit the special or limited warranties of Seller contemplated in the applicable deed described in Section 7.15(b).

7.16 Notification to Purchaser of Changes; Additional Information.

(a) Seller will give Purchaser prompt written notice of any event, condition or fact that would cause any of its representations or warranties in this Agreement were untrue when made, or would be untrue if made at any time after the date of this Agreement.

(b) Seller will from time to time prior to the Closing promptly supplement or amend the Schedules relating to ARTICLE V with respect to any matter (i) that existed as of the date of this Agreement and should have been set forth or described in such Schedules or (ii) arising after the date of this Agreement that, if existing as of the date of this Agreement, would have been required to be set forth or described in such Schedules in order to make any representation or warranty set forth in ARTICLE V true and correct as of such date. No disclosure by Seller pursuant to this Section 7.16(b), however, will be deemed to amend or supplement such Schedules or to have qualified the representations and warranties contained in this Agreement, unless Purchaser expressly consents to such supplement in writing or such supplement is the result of an event expressly authorized under the terms of this Agreement. If the effect of any such updates to Schedules is to disclose any one or more additional properties, privileges, rights, interests or claims as Assets that existed as of the Effective Date, then Purchaser, by notice to Seller, will have the right (to be exercised by written notice to Seller) to cause any one or more of such items to be designated as and deemed to constitute Excluded Assets for all purposes under this Agreement.

(c) By the 15th of each calendar month, and also not less than five days prior to the Closing Date, Seller will deliver to Purchaser a report containing:

(i) a true and accurate statement of the information required to be set forth on Schedule 5.16(a) with respect to clauses (ii), (iv) and (vi) of Section 5.16(a), but as of the first day of such calendar month or a date no greater than ten days prior the Closing Date, as the case may be, with all information calculated and presented consistently with the information on Schedule 5.16(a); and

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(ii) copies of monthly Financial Statements.

7.17 Capital Leases; Evidence of Terminations.

Prior to the Closing, Seller will pay the remaining balances on any capital or vehicle lease under which it leases any of the Purchased Assets and will deliver such Purchased Assets to Purchaser at Closing free and clear of any Encumbrances (other than Permitted Encumbrances). Seller will provide to Purchaser at the Closing evidence reasonably satisfactory to Purchaser that all Encumbrances (other than Permitted Encumbrances) affecting or encumbering the Purchased Assets have been terminated.

7.18 Environmental Assessments. Seller acknowledges and agrees that Purchaser may commission, at Purchaser’s sole cost and expense, a Phase I environmental site assessment of the Real Property (a “Phase I Assessment”). If Purchaser, in its sole discretion, determines based on the Phase I Assessment or any other information known to Purchaser (including information disclosed in connection with the negotiation of this Agreement or described in the Schedules hereto) further assessment (including collection and analysis of environmental media) or other additional testing or analysis of the Real Property (a “Phase II Assessment”) is advisable, Purchaser may conduct or caused to be conducted such testing and analysis at Purchaser’s sole cost and expense. Seller will comply with any reasonable request for information made by Purchaser or its agents in connection with any such investigation, but in no event will Seller be required under this Section 7.18 to disclose any materials constituting attorney-client privileged communications. Upon request by Purchaser, Seller will afford Purchaser and its agents or representatives access to the Real Property at reasonable times and in a reasonable manner in connection with any such investigation (subject, in the case of Leased Real Property to the consent rights of the landlord); provided that Purchaser shall not unreasonably interfere with Seller’s use and operation of the Real Property. Should Purchaser commission such an investigation, such investigation will have no effect upon the representations and warranties made by Seller to Purchaser under this Agreement, except that if any Phase I Assessment or Phase II Assessment documents an environmental condition that would reasonably be construed to be a breach of Seller’s representations or warranties herein and such breach is capable of being cured, Seller will be deemed not to have breached such representation or warranty if Seller cures such breach, at no cost to Purchaser, in accordance with the provisions of this Agreement.

7.19 Fairness Opinion. Seller shall engage its financial advisor to deliver, within 65 days of the date of this Agreement, an opinion on whether the purchase price for sale of Seller’s assets in the aggregate, including the sale of Seller systems not included in this Agreement, is fair, in the aggregate, from a financial point of view, to Seller’s limited partners. Seller shall cooperate with and provide all information reasonably requested by its financial advisor in order to obtain the opinion.

ARTICLE VIII

EMPLOYEES AND EMPLOYEE BENEFITS

8.1 Employment.

(a) Within 30 Days following the execution and delivery of this Agreement, Seller will provide Purchaser an updated Employee Schedule and notify Purchaser which of the Employees, if any, listed on the Employee Schedule that Seller intends to retain as its employees. Purchaser may make offers of employment to any or all Employees disclosed on the Employee Schedule, other than those Employees that Seller indicates it intends to retain. Prior to Closing, without Seller’s consent which shall not be unreasonably withheld or delayed, Purchaser shall not communicate directly with any Employee regarding whether Purchaser intends to employ such Employee. All offers of employment by Purchaser will provide for the same salary and work location with respect to each Employee as described on such list and will not be subject to any preconditions other than Purchaser’s usual and customary hiring procedures that are in conformance with all applicable Legal

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Requirements. Employees hired by Purchaser are referred to herein as “Transferred Employees.” Except as otherwise provided in this Section 8.1, Seller will retain liability for all obligations and liabilities of the Employees who Purchaser does not hire at the Closing Date.

(b) Subject to applicable Legal Requirements, Purchaser will assume accruals prior to the applicable hire date for (i) unused vacation to the lesser of 80 hours or the full amount of vacation leave accrued by such Employee but unused as of the Closing Date under the vacation policy of Seller applicable to such Employee, and (ii) unused sick leave to the lesser of (i) 40 hours or (ii) the full amount of sick leave accrued by such Employee but unused as of the Closing Date under the sick leave policy of Seller applicable to such Employee. Purchaser will not assume any paid time off, short-term disability salary continuation payment obligations, or long-term disability payment obligations for any Employee who is receiving long-term disability payments from Seller at the time of the Closing. The Employees hired by Purchaser will receive credit for all periods of employment with Seller or its Affiliates prior to the Closing Date for purposes of eligibility and vesting (but not for benefit accrual, except for accrual of vacation benefits). Notwithstanding any of the foregoing, to the extent that pre-Closing accruals for unused vacation cannot be assumed by Purchaser under applicable Legal Requirements or under Purchaser’s vacation policy, Purchaser will have no obligation to assume such accruals and Seller will pay the Transferred Employees for such accruals at the Closing.

(c) Seller will make the Transferred Employees available to Purchaser prior to the Closing for a reasonable amount of training on Purchaser’s systems, at a mutually agreed upon time and a location reasonably designated by Purchaser. Training shall occur no soon than 90 days prior to the anticipated Closing date, and all expenses and costs related to such training shall be at Purchaser’s sole cost and expense.

(d) Seller will have full responsibility and liability for offering and providing “continuation coverage” to any “covered employee” who is an Employee, and to any “qualified beneficiary” of such Employee, and who is in each case covered by a “group health plan” sponsored or contributed to by Seller to the extent that such continuation coverage is required to be provided by Seller under Section 4980B of the Code and regulations promulgated thereunder as a result of a “qualifying event” experienced by such covered employee or qualified beneficiary with respect to or in connection with the transactions contemplated by this Agreement. “Continuation coverage,” “covered employee,” “qualified beneficiary,” “qualifying event” and “group health plan” all will have the meanings given such terms under the Section 4980B of the Code and Section 601 et seq. of ERISA.

(e) Seller will be responsible for the maintenance and distribution of benefits accrued up to the Closing Date under Seller’s Employee Benefit Plans and Employee Programs, including any 401(k) plan maintained by the Seller, pursuant to the provisions of such plans and programs and any applicable Legal Requirement. Purchaser will not assume any obligation or liability for any such accrued benefits or any fiduciary or administrative responsibility to account for or dispose of any such accrued benefits under any Employee Benefit Plan or Employee Program.

(f) For the purposes of federal employment taxes with respect to those Transferred Employees who are employed by Purchaser within the same calendar year as the Closing, Purchaser shall treat the transaction contemplated by this Agreement, as a transaction described in Treas. Reg. Sections 31.3121(a)(1)-1(b)(2) and 31.3306(b)(1)-1(b)(2). Purchaser and Seller agree to comply with the alternate employment tax reporting procedures described in Section 5 of Internal Revenue Service Revenue Procedure 2004-53.

(g) Seller has delivered to Purchaser descriptions of Seller’s vacation and sick leave policies. No later than five days following the Closing Date, Seller will provide to Purchaser a list of the accrued vacation as of the Closing Date for each Transferred Employee.

(h) All claims and obligations under, pursuant to or in connection with any welfare, medical, insurance, disability or other Employee Benefit Plan of Seller or arising under any legal requirement affecting Employees of Seller incurred through and including the Closing Date or resulting from or arising from events or occurrences

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occurring or commencing through and including the Closing Date will remain the responsibility of Seller. Purchaser will not have nor assume any obligation or liability under or in connection with any such Employee Benefit Plan maintained by the Seller.

(i) Nothing in this Section or elsewhere in this Agreement will be deemed to make any Employee, or any other employee of Seller or any Affiliate of Seller, a third party beneficiary of this Agreement.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions Precedent to Obligations of Purchaser.

The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) each of the representations and warranties contained in Article V that are not qualified by reference to materiality, Material Adverse Effect or similar language shall have been true and correct in all material respects as of the Effective Date and shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all material respects as of such date) as though such representations and warranties had been made on and as of such date, and each of the representations and warranties contained in Article V that are qualified by reference to materiality, Material Adverse Effect or similar language shall have been true and correct in all respects when made on the Effective Date and shall be true and correct in all respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all respects as of such date) as though such representations and warranties had been made on and as of such date;

(b) Seller shall have performed and complied in all material respects with all covenants and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date;

(c) there shall not have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby or result or could result in a Material Adverse Effect;

(d) all Required Regulatory Approvals will have been obtained and be in effect as of the Closing Date, will be final and nonappealable, and will be in form and substance reasonably acceptable to Purchaser; provided however, with respect to a Franchise, Purchaser shall have obtained such authorizations as are necessary under O.C.G.A 36.76.01-11 to own and operate the Business. Purchaser will have received copies of all such Required Regulatory Approvals;

(e) with respect to any retransmission consent agreements for broadcast signals carried on the Systems that are included as part of the Excluded Assets, Purchaser shall have obtained all required retransmission consents for continued carriage of such broadcast signals on terms and conditions reasonably satisfactory to Purchaser;

(f) Purchaser shall have evidence reasonably satisfactory to Purchaser that all Encumbrances (other than Permitted Encumbrances) affecting or encumbering the Assets have been terminated, released or waived, as appropriate;

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(g) between the Effective Date and the Closing Date, there will not have occurred any event, condition or circumstance that, individually or in the aggregate, has had a Material Adverse Effect that has not been cured by Seller or waived by Purchaser in accordance with this Agreement;

(h) Seller shall have delivered or caused to be delivered each of the following documents, agreements, instruments and other deliverables:

(i) a duly executed Bill of Sale, in the form attached hereto as Exhibit E;

(ii) duly executed warranty deeds for the Owned Real Property in the form attached hereto as Exhibit F;

(iii) a duly executed Assignment and Assumption Agreement in the form of Exhibit H hereto;

(iv) the Transition Services Agreement, duly executed by Seller;

(v) a duly executed assignment and assumption of leases agreements for the Real Property Leases in forms reasonably acceptable to Purchaser;

(vi) motor vehicle titles, separate bills of sale for specific Purchased Assets as required by any applicable Legal Requirement, and all other documents as are reasonably necessary to transfer title to the Purchased Assets to Purchaser;

(vii) a duly executed Non-foreign Affidavit as required by the Foreign Investors in Real Property Tax Act;

(vii) a duly executed Indemnity Escrow Agreement in the form of Exhibit A hereto;

(viii) certificate, dated as of the Closing Date, executed by the President of the managing general partner of Seller, certifying to his knowledge, without personal liability, that the conditions set forth in Sections 9.1(a) and 9.1(b) are satisfied;

(ix) certificate of existence of Seller issued by the Office of the Secretary of State of the State of Washington;

(x) one or more certificates, dated as of the Closing Date, executed by the Secretary of the managing general partner of Seller, without personal liability: (A) certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Seller’s managing general partner, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; (B) certifying that the resolutions, as attached to such certificate, were duly adopted by a majority in interest of Seller’s limited partners, authorizing and approving the execution of this Agreement on behalf of Seller and the consummation of the transactions contemplated hereby and that such resolutions remain in full force and effect; (C) certifying as to the incumbency of the person signing this Agreement and any other documents on behalf of the managing general partner of Seller; (D) the Certificate of Formation of Seller (copies of which shall be attached to the Certificate), certified by the Secretary of State of its state of formation; and (E) the Partnership Agreement of Seller (copies of which shall be attached to the Certificate);

(xi) opinions of Seller’s counsel dated as of the Closing Date, substantially in the forms attached hereto as Exhibit G-1 and Exhibit G-2; and

(xii) a tax clearance certificate from each jurisdiction in which Seller operates the Business.

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9.2 Conditions Precedent to Obligations of Seller.

The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a) Each of the representations and warranties contained in Article VI that are not qualified by reference to materiality or similar language shall have been true and correct in all material respects when made on the Effective Date and shall be true and correct in all material respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all material respects as of such date) as though such representations and warranties had been made on and as of such date, and each of the representations and warranties contained in Article VI that are qualified by reference to materiality or similar language shall have been true and correct in all respects when made on the Effective Date and shall be true and correct in all respects on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct in all respects as of such date) as though such representations and warranties had been made on and as of such date;

(b) Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c) there shall not have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby;

(d) a majority in interest of the limited partners of Seller shall have consented to the transactions contemplated by this Agreement in accordance with the terms of Seller’s partnership agreement and applicable securities laws;

(e) [Reserved]; and

(f) Purchaser shall have delivered, or caused to be delivered, to Seller the following documents, agreements, instruments and other deliverables:

(i) the Purchase Price in accordance with Article III

(ii) a duly executed Indemnity Escrow Agreement in the form attached hereto as Exhibit A hereto

(ii) a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit H hereto;

(iii) certificate of existence of Purchaser issued by the office of the Secretary of State of the State of Delaware;

(iv) certificate signed by an authorized officer of Purchaser, dated the Closing Date, regarding compliance with Sections 9.2(a) and (b); and

(v) certificate of the Secretary of Purchaser, dated the Closing Date and certifying: (A) that attached thereto are true and complete copies of all resolutions authorizing the execution, delivery and performance of this Agreement, including the consummation of the transactions contemplated hereby, and that all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated by this Agreement, and (B) to the incumbency and specimen signature of each officer of Purchaser executing this Agreement and/or the Transaction Documents and a certification by another officer of Purchaser as to the incumbency and signature of the Secretary of Purchaser.

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9.3 Frustration of Closing Conditions.

Neither Seller nor Purchaser may refuse to close on the grounds that a condition to such party’s obligation to close under Section 9.1 or 9.2, respectively, has not been satisfied unless the failure to satisfy such condition was caused by such other party’s material breach of this Agreement.

ARTICLE X

INDEMNIFICATION

10.1 Survival of Representations, Warranties and Covenants.

(a) A claim for indemnification pursuant to Section 10.2 must be made in writing to Seller on or before the date that is 18 months following the Closing Date, other than with respect to claims based on a breach of the representations and warranties relating to ERISA, Taxes, Environmental Laws, or Hazardous Substances, which must be made in writing to Seller prior to the expiration of the applicable statute of limitations relating to the matters covered by such representations and warranties. A claim for indemnification pursuant to Section 10.3 must be made in writing to Purchaser on or before the date that is 18 months following the Closing Date. Notwithstanding the foregoing or any other provision to the contrary contained herein, with respect to claims based on the following, such claim made in writing prior to the expiration of the applicable statute of limitations relating to the matters covered by such representations and warranties : (a) based on a breach of the representations and warranties regarding Seller’s title to the Assets or either Party’s corporate power and authority or (b) for indemnification brought pursuant to Sections 10.2(a)(i), 10.2(a)(iii), 10.2(a)(iv), 10.2(a)(v), 10.2(a)(vi), 10.2(a)(vii), 10.3(a)(i) or 10.3(a)(iii).

10.2 Indemnification by Seller.

(a) Subject to Section 10.5 hereof, Seller hereby agrees to indemnify and hold Purchaser and its directors, officers, employees, Affiliates, stockholders, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses (individually, a “Loss” and, collectively, “Losses”):

(i) Any breach or default in the performance by Seller of any covenant or agreement of Seller contained in this Agreement or any Transaction Document to which it is a party;

(ii) Any breach of any representation or warranty made by Seller in this Agreement, in any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of Seller pursuant this Agreement or any Transaction Document;

(iii) Any liability (other than an Assumed Liability) arising out of or relating to Seller’s ownership or operation of the Purchased Assets, Business or Systems prior to the Closing (without regard to whether a claim is asserted before or after the Closing);

(iv) Any claim that the transactions contemplated by this Agreement violate WARN or any similar state or local law or any bulk transfer of any jurisdiction;

(v) Any rate refund ordered by a Governmental Entity for periods prior to the Closing Date;

(vi) The presence, generation, removal or transportation of a Hazardous Substance on or from any of the Owned Real Property caused by Seller prior to the Closing Date, including the costs of removal and clean-up of such Hazardous Substance and other compliance with provisions of Environmental Laws (without regard to whether a claim is asserted before or after the Closing); and

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(vii) Any failure of Seller to perform its obligations in respect of the Excluded Liabilities.

10.3 Indemnification by Purchaser.

(a) Subject to Section 10.5, Purchaser hereby agrees to indemnify and hold Seller and its directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses:

(i) Any breach or default in the performance by Purchaser of any covenant or agreement of Purchaser contained in this Agreement or any Transaction Document to which it is a party;

(ii) Any breach of any representation or warranty made by Purchaser in this Agreement, in any Transaction Document to which it is a party or in any schedule, exhibit, certificate or other instrument delivered by or on behalf of Purchaser pursuant this Agreement or any Transaction Document; or

(iv) Any failure of Purchaser to perform its obligations in respect of the Assumed Liabilities.

10.4 Indemnification Procedures.

(a) A claim for indemnification for any matter not involving a third-party claim may be asserted by prompt notice to the party from whom indemnification is sought.

(b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which payment may be sought under Sections 10.2 or 10.3 hereof (regardless of the limitations set forth in Section 10.5) (an “Indemnification Claim”), the indemnified party shall promptly cause prompt written notice of the assertion of any Indemnification Claim of which it has knowledge and that is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, provide defense, negotiation, settlement or other actions shall not cost or prejudice the indemnified party. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within 30 days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any claim in which any relief other than the payment of money damages is sought against any indemnified party or, in the case of any claim relating to an indemnified party’s liability for any Tax, if the effect of such settlement or compromise would be to increase the indemnified party’s liability for the payment of any Tax unless the indemnified party consents in writing to such settlement or compromise. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

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(c) After any final decision, judgment or award shall have been rendered by a Governmental Entity of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

10.5 Certain Limitations on Indemnification.

(a) No indemnification claim may be asserted by either Party pursuant to Sections 10.2(a)(ii) or 10.3(a)(ii) until such Party has suffered Losses in excess of an aggregate deductible equal to $15,000 (after which, such Party will be entitled to indemnification from and against all such Losses, including the first $15,000), provided that such deductible amount will not apply to breaches of the representations and warranties relating to ERISA, Taxes, Environmental Laws, Hazardous Substances, Seller’s title to the Assets or either Party’s corporate power and authority. Each Party’s obligation to indemnify the other pursuant to Sections 10.2(a)(ii) or 10.3(a)(ii) will be limited to, and capped at an amount equal to the Escrow Funds (after which, such Party will have no obligation to indemnify from and against any further such Losses), provided that such aggregate limitation will not apply to breaches of the representations and warranties relating to ERISA, Taxes, Environmental Laws, Hazardous Substances, Seller’s title to the Assets or either Party’s corporate power and authority.

10.6 Calculation of Losses.

(a) The amount of any Losses for which indemnification is provided under this Article X shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies or otherwise with respect to such Losses (net of any expenses, other than Tax, incurred in connection with such recovery). Purchaser shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement.

(b) No party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (other than consequential, incidental, indirect, special or punitive damages (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof) owing to a third party) to the extent such loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity is determined to be consequential, incidental, indirect, special or punitive damages; provided, however, that such limitations with respect to lost profits or diminution of value shall not limit Seller’s right to recover contract damages in connection with Purchaser’s failure or refusal to close in violation of this Agreement.

(c) The amount of any Loss for which indemnification is provided under this Article X shall not be reduced to take into account any tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss.

10.7 Tax Treatment of Indemnity Payments.

Seller and Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes unless otherwise required by Law.

10.8 Exclusive Remedy.

Except with respect to (i) claims based on fraud, or (ii) claims for injunctive or other equitable relief in connection with Sections 7.13 (non-competition) and 7.14 (non-solicit), from and after the Closing, the sole and

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exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement or the other Transaction Documents, shall be indemnification in accordance with this Article X. In furtherance of the foregoing, each of the parties hereby waive, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Seller or Purchaser, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise).

ARTICLE XI

MISCELLANEOUS

11.1 Tax Matters.

(a) Each of Purchaser and Seller will cooperate fully, as and to the extent reasonably requested by the other Party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation will include the retention and, upon the other Party’s request, the provision of records and information that are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Purchaser and Seller will (i) retain all books and records with respect to Tax matters pertinent to the Purchased Assets relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Purchaser or Seller, any extensions thereof) of the respective taxable periods, (ii) abide by all record retention agreements entered into with any taxing authority, and (iii) give the other Party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other Party so requests, allow the other Party to take possession of such books and records. Purchaser and Seller, upon request, will use their commercially reasonable efforts to obtain (or cause their respective Affiliates to obtain) any certificate or other document from any authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby). Seller will further obtain, prior to Closing, a tax clearance certificate from each jurisdiction in which Seller operates the Business.

(b) Payment of Sales, Use or Similar Taxes. Purchaser and Seller shall each be responsible for (and shall indemnify and hold harmless each other and their directors, officers, employees, Affiliates, agents, successors and permitted assigns against) 50% of any sales taxes applicable to the Purchased Assets and for all other applicable sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including real property transfer gains taxes, UCC 3 filing fees, FAA, ICC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Seller or its Affiliates).

(c) Proration. All real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning on or before, and ending after, the Closing Date, shall be prorated between Purchaser and Seller as of the close of business on the Closing Date on a daily basis and, for all purposes of this Agreement, such Taxes shall be allocated between the pre-closing tax period and post-closing tax period accordingly. Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing under such daily proration methodology during any period up to and including the day prior to the Closing Date. Purchaser shall be responsible for all such taxes and fees with respect to the Purchased Assets accruing under such daily proration methodology during any period beginning on or after the Closing Date. With respect to taxes described in this Section 11.1(c), Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due after

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the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for taxes, which are subject to proration under this Section 11.1(c) and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

11.2 Expenses.

Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, Purchaser and Seller shall each be responsible for 50% of any filing fees lawfully payable to or at the request of any Governmental Entity in connection with this Agreement, the Seller Documents, the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby.

11.3 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4 Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto), the Transaction Documents and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.5 Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Washington applicable to contracts made and performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the laws of another jurisdiction.

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11.6 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand, (ii) when sent by facsimile (with written confirmation of transmission), (iii) one business day following the day sent by overnight courier or (iv) three days after mailing by certified mail, in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to:

c/o Northland Communications Corporation

101 Stewart Street, Suite 700

Seattle Washington, 98101

Facsimile: (206) 748-5061

Attention: Gary S. Jones, President

With a copy to

Same Address

Attention: Paul Milan, General Counsel

If to Purchaser, to

Charter Communications, LLC

12405 Powerscourt Drive

Saint Louis, Missouri 63131

Facsimile No.: (314) 965-6492

Attention: Jillian Heneghan, Corporate Finance

With a copy to:

Charter Communications, LLC

12405 Powerscourt Drive

Saint Louis, Missouri 63131

Facsimile No.: (314) 965-6640

Attention: Constance C. Kovach, Legal Department

11.7 Severability.

If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.8 Binding Effect; Assignment.

This Agreement will be binding upon Seller and Purchaser and their respective successors and assigns. No right, benefit or obligation under this Agreement may be assigned by either Party without the prior written consent of the other Party, except that Purchaser will have the right, without the consent of Seller and without being released from any of its obligations hereunder, (i) to transfer, pledge or assign this Agreement as security for any financing or (ii) transfer or assign this Agreement, in whole or in part, to any Affiliate of Purchaser. In the event of an assignment by Purchaser to an Affiliate, such assignee will execute and deliver to Seller an

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agreement containing the assumption by such assignee of the performance and observance of each covenant and condition of this Agreement to be performed or observed by Purchaser.

11.9 Non-Recourse.

No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller or its Affiliates shall have any liability for any obligations or liabilities of Seller under this Agreement or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

11.10 Specific Performance.

In the event of failure or threatened failure by a party hereto to comply with the terms of this Agreement, any other party shall be entitled to an injunction restraining such failure or threatened failure and to enforcement of this Agreement by a decree of specific performance requiring compliance with this Agreement.

11.11 Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.12 No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any person other than the Purchaser and the Seller and their respective successors and permitted assigns.

11.13 Attorneys’ Fees.

If either Seller or Purchaser initiates any legal action or lawsuit against the other involving this Agreement, the prevailing party in such action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in such proceeding.

11.14 Covenant Not To Sue and Nonrecourse to Partners.

(a) Purchaser agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the transactions contemplated herein or therein and any other Transaction Document and any rule of law or equity to the contrary, to the fullest extent permitted by law, Seller’s obligations and liabilities under all Transaction Documents and in connection with the transactions contemplated therein shall be nonrecourse to all general and limited partners of Seller. As used herein, the term “nonrecourse” means that the obligations and liabilities are limited in recourse to the assets of Seller (for those purposes, any capital contribution obligations of the general and limited partners of Seller or any negative capital account balances of such partners shall not be deemed to be assets of Seller) and are not guaranteed directly or indirectly by, or the primary obligations of, any general or limited partner of Seller, and neither Seller nor any general or limited partner or any incorporator, stockholder, officer, director, partner, employee or agent of Seller or of any general or limited partner of any successor partnership or trust, either directly or indirectly, shall be personally liable in any respect for any obligation or liability of Seller under any Transaction Document or any transaction contemplated therein.

(b) Purchaser hereby covenants for itself, its successors and assigns that it, its successors and assigns will not make, bring, claim, commence, prosecute, maintain, cause or permit any action to be brought, commenced, prosecuted, maintained, either at law or equity, in any court of the United States or any state thereof

47

against any general or limited partner of Seller or any incorporator, stockholder, officer, director, partner, employee or agent of Seller or of any general or limited partner of Seller for (a) the payment of any amount or the performance of any obligation under any Transaction Document or (b) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), equity (including, without limitation, for indemnification and contribution) and contract (including, without limitation, monetary damages for the breach of representation or warranty or performance of any of the covenants or obligations contained in any Transaction Document or with the transactions contemplated herein or therein).

[signature page follows]

48

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP By: Northland Communications Corporation Its: Managing General Partner

By:	/S/ GARY S. JONES
Name: Gary S. Jones
Title: President

CHARTER COMMUNICATIONS, LLC By: Charter Communications, Inc., its manager

By:	/S/ MATT DERDEYN
Name: Matt Derdeyn
Title: Vice President

ASSET PURCHASE AGREEMENT

Schedules and exhibits to Exhibit C have been omitted because they do not include information which is material to an investment decision. Northland Cable Properties Seven Limited Partnership will supplementally furnish copies of such omitted schedules and exhibits to the Commission upon request.

A-1

Exhibit D

ASSET PURCHASE AGREEMENT

between

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP

and

TRUVISTA COMMUNICATIONS OF GEORGIA, LLC

Dated as of October 14, 2011

I

(CONTINUED)

II

(CONTINUED)

III

(CONTINUED)

Exhibits

A Indemnity Escrow Agreement	A-1
B Northland Trademark Usage Guidelines	B-1
C Bill of Sale	C-1
D Assignment and Assumption Agreement	D-1
E Guaranty	E-1
F Form of Warranty Deed	F-1
G Form of Legal Opinions	G-1
H Form of Transition Services Agreement	H-1

IV

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (the “Agreement”), dated as of October 11, 2011, (the “Effective Date”) between Northland Cable Properties Seven Limited Partnership, a Washington limited partnership (“Seller”), and TruVista Communications of Georgia, LLC, a Georgia limited liability company (“Purchaser”).

W I T N E S S E T H:

WHEREAS, Seller owns and operates cable systems providing video, high-speed internet and telephony services serving the communities set forth in Schedule 1 hereto (collectively, the “System”);

WHEREAS, Seller desires to sell, transfer and assign to Purchaser, and Purchaser desires to acquire and assume from Seller, all of the Purchased Assets and Assumed Liabilities, all as more specifically provided herein (the “Transaction”); and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Certain Definitions.

For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“Accounts Receivable” means the rights of Seller to receive payment for services rendered by Seller to customers or any advertiser for which Seller has rendered advertising services through or on behalf of the Business (including those billed to subscribers of the System and those for services and advertising time provided by Seller) which are unpaid as of 12:01 a.m. on the Closing Date.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by contract or otherwise.

“Affiliate Services Agreements” means that certain Trademark License Agreement dated September 28, 2001 between Seller and Northland Telecommunications Corporation, that certain Sales Representation Agreement dated September 29, 2001 between Seller and Cable Ad-Concepts, Inc. and that certain Software License and Support Agreement dated September 28, 2001 between Seller and Northland Cable Services Corporation.

“Basic Subscriber” means a subscriber to the basic cable television service that (i) is a private residential cable television customer account of the System (regardless of whether such account is in a single family home or in an individually billed unit in an apartment complex or other multi-unit building), plus each active dwelling unit in a multi-unit dwelling that pays a bulk rate to the System for cable programming services (in which case the number of Basic Subscribers shall be obtained by dividing the aggregate monthly revenue derived by the System from bulk basic subscribers for basic service or expanded basic service for the last full month prior to the date of calculation, by the System’s monthly standard rate per subscriber for that level of basic service or expanded basic service, as applicable, in the System in effect for that month), (ii) has paid at least one full monthly payment for such services in accordance with the Systems’ regular monthly billing cycle and (iii) has not been obtained as a subscriber by offers, promotions or discounts given outside the Ordinary Course of Business; provided that the definition of Basic Subscriber shall not include any (A) account that is more than 60 days delinquent at the time of Closing for any amount in excess of $5.00 and (B) account that is pending disconnection for any reason. In no event will any credit, rebate or similar form of price concession given in the Ordinary Course of Business be taken into account when determining whether or not an account qualifies as a Basic Subscriber.

“Business” means the ownership and/or operation of the System and all revenue generating businesses conducted by Seller through the System on the Effective Date.

“Business Day” means any day of the year on which national banking institutions in New York are open to the public for conducting business and are not required or authorized to close.

“Closing Date” means the earlier of (i) April 30, 2012, or (ii) the soonest practical date after all of the conditions set forth in Article IX have been satisfied or waived; provided, however, in no event shall the Closing Date be after April 30, 2012.

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Communications Act” means the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984, the Cable Television Consumer Protection and Competition Act of 1992 and the provisions of the Telecommunication Act of 1996 amending Title VI of the Communications Act of 1934, and as may be further amended, and the Rules and Regulations, policies and published decisions of the FCC thereunder, as in effect from time to time.

“Confidentiality Agreement” means the agreements of the parties contained in Section 7.5 of this Agreement.

“Contract” means any agreement, indenture, note, bond, mortgage, loan, instrument, lease, license (other than a Permit, a Franchise, a Programming Agreement, a Real Property Lease), obligation, promise or undertaking that is legally binding on Seller that relates to the operation of the System, other than the Excluded Contracts.

“Digital Subscriber” means a subscriber to the digital cable television service that (i) is a private residential cable television customer account of the System (regardless of whether such account is in a single-family home or in an individually billed unit in an apartment complex or other multi-unit building), plus each active dwelling unit in a multi-unit dwelling that pays a bulk rate to the System for cable programming services (in which case the number of Digital Subscribers shall be obtained by dividing the aggregate monthly revenue derived by the System from bulk digital subscribers for basic service or expanded basic service for the last full month prior to the date of calculation, by the System’s monthly standard rate per subscriber for that level of digital service or expanded basic service, as applicable, in the System in effect for that month), (ii) has paid at least one full monthly payment for such services in accordance with the Systems’ regular monthly billing cycle and (iii) has not been obtained as a subscriber by offers, promotions or discounts given outside the Ordinary Course of Business; provided that the definition of Digital Subscriber shall not include any (A) account that is more than 60 days delinquent at the time of Closing for any amount in excess of $5.00 and (B) account that is pending disconnection for any reason. In no event will any credit, rebate or similar form of price concession given in the Ordinary Course of Business be taken into account when determining whether or not an account qualifies as a Digital Subscriber.

“Digital Telephone Subscriber” means any subscriber that (i) is a private residential or commercial digital telephone customer account (regardless of whether such account is in a single family home or in an individually billed unit in an apartment complex or other multi-unit building, or a multi-unit complex billed on a bulk basis) or commercial digital telephone customer account of the System, (ii) has paid at least one full monthly payment for such service in accordance with the System’s regular monthly billing cycle and (iii) has not been obtained as a subscriber by offers, promotions or discounts given outside the Ordinary Course of Business; provided that the definition of Digital Telephone Subscriber shall not include any (A) account that is more than 60 days delinquent at the time of Closing for any amount in excess of $5.00; and (B) any account that is pending disconnection for any reason. In no event will any credit, rebate or similar form of price concession given in the Ordinary Course of Business be taken into account when determining whether or not an account qualifies as a Digital Telephone Subscriber.

“Employee” means all individuals as of the Effective Date, who are employed by Seller in connection with the Business, together with individuals who are hired as employees in respect of the Business after the Effective Date but prior to the Closing Date.

“Environment” means soil, land surface and subsurface strata, surface waters (including navigable and non-navigable inland and ocean waters), groundwaters, drinking water supply, stream sediments, ambient air (indoor air), plant and animal life, and any other environmental medium or natural resource.

“Environmental Law” means any applicable Law currently in effect relating to the protection of human health as it relates to environmental protection (but excluding worker safety), the environment or natural resources, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. App. § 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. § 136 et seq.), as each has been amended and the regulations promulgated pursuant thereto.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person that together with Seller is or was at any time treated as a single employer under section 414 of the Code or section 4001 of ERISA and any general partnership of which Seller is or has been a general partner.

“Excluded Contracts” means the Management Agreement, the Affiliate Services Agreements, and the Contracts listed on Schedule 1.1 hereto.

“FAA” means the Federal Aviation Administration, or its successor agency.

“FCC” means the Federal Communications Commission, or its successor agency.

“Former Employee” means all individuals who were employed by Seller in connection with the Business but who are no longer so employed on the Closing Date.

“Franchises” means those franchises listed on Schedule 5.14 hereto.

“Furniture and Equipment” means all furniture, fixtures, furnishings, equipment, vehicles, leasehold improvements, and other tangible personal property owned or used by Seller, including all ad insertion equipment, artwork, desks, chairs, tables, computer hardware, copiers, telephone lines and numbers, telecopy machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies; and all electronic devices, trunk and distribution coaxial and optical fiber cable, amplifiers, drops, power supplies, conduit, vaults and pedestals, grounding and pole hardware, subscriber’s devices (including converters, encoders, transformers behind television sets and fittings), headend hardware (including origination, signal processing, earth stations, transmission and distribution system), test equipment, vehicles, software and other tangible personal property owned or leased by Seller and used in the Business, including all inventory, spare parts and supplies.

“GAAP” means generally accepted accounting principles in the United States.

“Governmental Authorizations” means, collectively, all Franchises and other authorizations, agreements and Permits for and with respect to the construction and operation of the System obtained from any Governmental Body, including, but not limited to, the Franchises and Permits listed on Schedule 5.14 hereto.

“Governmental Body” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, or any court, tribunal or arbitrator (public or private).

“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use of Hazardous Material and any other act, business, operation, or activity that increases the danger, or poses a risk of harm, to the Environment.

“Hazardous Material” means any substance, material or waste which is regulated under any provision of Environmental Law, including but not limited to “hazardous waste,” “hazardous substance,” “hazardous material,” “restricted hazardous waste,” “industrial waste,” “contaminant,” “pollutant,” “toxic waste” or “toxic substance,” including petroleum and its by-products, and asbestos.

“Intangibles” means all assets constituting intangible assets, including subscriber lists, accounts receivable, credits, prepaid expenses, and similar items (excluding such credits, expenses and items relating to Excluded Assets), claims and rights under guaranties, warranties and indemnities (excluding such claims and rights relating to Excluded Assets), and goodwill, if any, owned, used or held by Seller for use in the Business.

“Internet or High Speed Data Subscribers” means any subscriber that (i) is a private residential Internet or high speed data customer account (regardless of whether such account is in a single family home or in an individually billed unit in an apartment complex or other multi-unit building, or a multi-unit complex billed on a bulk basis) or commercial Internet or high speed data customer account of the System, (ii) has paid at least one full monthly payment for such service in accordance with the System’s regular monthly billing cycle, and (iii) has not been obtained as a subscriber by offers, promotions or discounts given outside the Ordinary Course of Business; provided that the definition of Internet or High Speed Data Subscriber shall not include any (A) account that is more than 60 days delinquent at the time of Closing for any amount in excess of $5.00; and (B) account that is pending disconnection for any reason. In no event will any credit, rebate or similar form of price concession given in the Ordinary Course of Business be taken into account when determining whether or not an account qualifies as an Internet or High Speed Data Subscriber.

“IRS” means the United States Internal Revenue Service and, to the extent relevant, the United States Department of Treasury.

“Knowledge,” if in reference to Seller, means the actual knowledge of those Persons identified on Schedule 1.1(a) hereto. If in reference to Purchaser, “Knowledge” means the actual knowledge of those Persons identified on Schedule 1.1(b).

“Law” means any foreign, federal, state or local law, statute, code, ordinance, rule, regulation, Order or permit established and applicable under principles of common law, regulation, statute or treaty.

“Legal Proceeding” means any action, arbitration, suit, audit, hearing, investigation, litigation or proceeding (public or private) by or before, or otherwise involving a Governmental Body or an arbitrator.

“Liability” means any debt, liability or obligation (whether direct or indirect, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, or due or to become due), and including all costs and expenses relating thereto.

“Lien” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal, or similar restriction, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

“Management Agreement” means that certain Amended and Restated Agreement of Limited Partnership of Northland Cable Properties Seven Limited Partnership, dated September 30, 1987, by and between Northland Communications Corporation, FN Equities Joint Venture, Richard I. Clark, and remaining parties who now or hereafter from time to time are accepted by the Managing General Partner as Limited Partners of Northland Cable Properties Seven Limited Partnership, as amended.

“Material Adverse Effect” means any change, development, event or occurrence having or expected to have a material adverse effect on the Business, the Purchased Assets, the System, or the results of operations or condition of the Business (financial or otherwise), other than an effect resulting from (i) any change in the United States or foreign economies or securities or financial markets; (ii) any change that affects the cable television industry generally; (iii) any change arising in connection with hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the Effective Date; (iv) any action taken by Purchaser or its Affiliates with respect to the transactions contemplated hereby or with respect to Seller; (v) any changes in applicable Laws or accounting rules; or (vi) any changes resulting from or relating to the taking of any action contemplated by this Agreement.

“NCC” means Northland Communications Corporation, a Washington corporation.

“Non-Terminable Programming Agreements” means Programming Agreements that are not terminable by Seller upon sale of the System without risk of continued liability for periods from and after Closing and listed on Schedule 5.10.

“Order” means any award, decision, resolution, subpoena, order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body or arbitrator.

“Ordinary Course of Business” means with respect to any action taken by any Person, any action that is in the ordinary and usual course of normal day to day operations of such Person.

“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the articles of organization and limited liability company agreement, operating agreement, or like agreement of a limited liability company; (iii) the partnership agreement and any statement of partnership of a general partnership; (iv) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (v) any charter or agreement or similar document adopted or filed in connection with the creation, formation, or organization of a Person; (vi) any agreement with respect to the governance of a Person; and (vii) any amendment to or restatement of any of the foregoing.

“Permits” means any license, permit or other authorization (other than a Franchise) issued by a Governmental Body, including the FCC, and used in the operation of the System (including TV translator station licenses and microwave licenses, Cable Television Relay Services (“CARS”) and Television Receive Only (“TVRO”) earth station registrations.

“Permitted Exceptions” means (i) Liens for Taxes and other governmental charges and assessments (except assessments for public improvements levied, pending, or deferred against Owned Property) that are not yet due and payable; (ii) Liens of carriers, warehousemen, mechanics, and materialmen and other like Liens arising in the Ordinary Course of Business (provided that lien statements have not been filed or such Liens otherwise perfected); (iii) statutory Liens in favor of lessors arising in connection with any property leased by Seller and used in the Business; (iv) leased interests in property leased to others and disclosed herein; (v) zoning, building or similar restrictions, easements, rights of way, reservations of rights, conditions or other restrictions relating to or affecting the Real Property, that do not materially interfere with the use of such Real Property in the operation of the System as presently conducted; (vi) as to Real Property, all matters disclosed in Schedule 5.9; and (vii) any other Liens that are related to liabilities and obligations that are to be discharged in full at Closing or that will be removed prior to or at Closing.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“Price Per RGU” means the Base Purchase Price divided by 6,911, specifically, One Thousand Two Hundred Eighty Seven and 80/100ths Dollars ($1,287.80).

“Programming Agreements” means all contracts regarding the carriage of satellite delivered television programming carried by the System.

“Real Property” means all of the fee and leasehold estates and other interests, title, and rights of Seller in, the following: land, buildings and other improvements thereon, easements, licenses, rights to access, rights-of-way and other real property interests that are used or owned or held by Seller and used or held for use in the Business or operations of the System, plus such additions thereto and less such deletions therefrom arising between the Effective Date and the Closing Date in accordance with this Agreement.

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Remedial Action” means all actions required under Environmental Laws to clean up, remove, treat or address any Hazardous Material in the environment at levels exceeding those allowed by applicable Environmental Laws, including pre-remedial studies and investigations or post-remedial monitoring and care.

“Revenue-Generating Unit” or “RGU” means any subscriber that is either a Basic Subscriber, a Digital Subscriber, a Digital Telephone Subscriber, or an Internet or High Speed Data Subscriber so that the sum of Basic Subscribers, Digital Subscribers, Digital Telephone Subscribers, and Internet or High Speed Data Subscribers would equal all of the Revenue Generating Units or RGUs.

“SEC” means the United States Securities and Exchange Commission.

“Subsidiary” means any Person of which a majority of the outstanding share capital, voting securities or other voting equity interests are owned, directly or indirectly, by Seller or any Person as to which Seller has a contractual right to elect or appoint a majority of the members of such Person’s governing body.

“Tax” or “Taxes” means (i) any and all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property, escheat, unclaimed property, and estimated taxes, customs duties, fees, assessments and charges of any kind whatsoever; and (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Taxing Authority in connection with any item described in clause (i), and including any liability for the payment of the foregoing obligations of another Person as a result of

(a) being or having been a member of an affiliated, consolidated, combined, unitary or aggregate group, (b) being or having been a party to any tax sharing agreement or any express or implied obligation to indemnify any Person or (c) being or having been a transferee, successor, or otherwise assuming the obligations of another Person to pay the foregoing amounts.

“Taxing Authority” means the IRS and any other Governmental Body responsible for the administration of any Tax.

“Tax Return” means any return, report or statement required to be filed with respect to any Tax (including any attachments thereto, and any amendment thereof), including any information return, claim for refund, amended return or declaration of estimated Tax.

“Transaction Documents” means this Agreement, and the documents and agreements listed in Section 9.1(g), and 9.2(f).

“WARN” shall mean the Worker Adjustment and Retraining Notification Act of 1988, as amended, and the regulations promulgated thereunder.

1.2 Terms Defined Elsewhere in this Agreement.

For purposes of this Agreement, the following terms have meanings set forth in the sections indicated:

Term	Section
Agreement	Preamble
Assumed Liabilities	2.3
Audited Financial Statements	5.5
Base Purchase Price	3.2
Basket	10.5(a)
Cap	10.5(b)
Clayton Bid	9.1
Closing	4.1
Consents	5.3
Copyright Act	5.15(c)
Customer Lists	5.22
Designated Employees	8.1
Easements	5.9(d)
Effective Date	Preamble
Employee Benefit Plan(s)	5.11(a)
Environmental Permits	5.19(a)
Escrow Account	3.3(b)
Escrow Agent	3.3(b)
Escrow Funds	3.3(b)
Estimated Adjustments Amount	3.4(f)
Exchange Act	7.18(c)
Excluded Assets	2.2
Excluded Liabilities	2.3
Fairness Opinion	7.18(d)
Final Asset Acquisition Statement Final Report	2.7 3.4(g)
Financial Statements	5.5
Guarantor	6.8
Guaranty	6.8

Term	Section
Indemnification Claim	10.4(b)
Indemnity Escrow Agreement	3.3(b)
Independent Accountants	3.4(g)
Initial Payment	3.1
Leased Real Property(ies)	5.9(b)
Limited Partners’ Meeting	7.18(b)
Loss(es)	10.2(a)
Major Customers	5.23
Material Consents	9.1(e)
Non-Competition Period	7.15
Nonassignable Assets	2.5(b)
Northland Marks	7.8
Owned Property(ies)	5.9(a)
Phase I Reports	7.1(c)
Phase II Assessments	7.1(c)
Post-Closing Covenant Survival Period	10.1(b)
Post-Closing Covenants	10.1(b)
Pre-Closing Covenants	10.1(b)
Preliminary Report	3.4(f)
Proposed Asset Acquisition Statement	2.7
Proxy Statement	7.18(c)
Purchase Price	3.2
Purchase Price Adjustments	3.4(f)
Purchased Assets	2.1
Purchaser	Preamble
Purchaser Documents	6.2
Purchaser Indemnified Parties	10.2(a)
Purchaser Plans	8.2(b)
Purchaser Objection Notice	3.4(f)
Qualified Plans	5.11(b)
Real Property Lease(s)	5.9(b)
Refund Amount	4.2(a)
Representation and Warranty Survival Period	10.1(a)
Retransmission Consent Agreements	7.2(c)
Restricted Area	7.15
Restricted Party	7.15
Revised Statement	2.7
Seller	Preamble
Seller Documents	5.2
Seller Indemnified Parties	10.3(a)
Seller Property(ies)	5.9(b)
Specified Representations	10.1(a)
Sub-Basket	10.5(a)
System	Recitals
System Contracts	5.10(a)
System Reports	5.5
Title Defect	7.17
Total Consideration	3.2

Term	Section
Transaction	Recitals
Transferred Employees	8.1
Transition Services	7.9(a)
Transition Services Agreement	7.9(a)
Usage Period	7.8

1.3 Other Definitional and Interpretive Matters.

(a) General. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i) the singular includes the plural and vice versa;

(ii) reference to any Person includes such Person’s successors and assigns, if applicable, but only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity;

(iii) reference to a gender includes the other gender;

(iv) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with its terms;

(v) reference to any Law means that Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such Law;

(vi) reference to any section or other provision of any Law means that provision of such Law as from time to time in effect, including any amendment, modification, codification, replacement, or reenactment of such section or other provision;

(vii) “hereunder,” “hereof,” “hereto,” and words of similar import refer to this Agreement as a whole and not to any particular Section or other provision of this Agreement;

(viii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term;

(ix) “or” is used in the inclusive sense of “and/or”;

(x) “any” means “any and all”;

(xi) [reserved];

(xii) a reference to a document, instrument, or agreement also refers to all addenda, exhibits, or schedules thereto;

(xiii) a reference to a “copy” or “copies” of any document, instrument, or agreement means a copy or copies that are complete and correct replications of the original;

(xiv) a reference to a list, or any like compilation (whether in the Schedules or elsewhere), means that the item referred to is complete and correct;

(b) Calculation of Time Period. When calculating the period of time before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day;

(c) Dollars. Any reference in this Agreement to $ shall mean U.S. dollars;

(d) Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. Any matter or item disclosed on a Schedule shall be deemed to have been disclosed on all other relevant Schedules. Disclosure of any item on any Schedule shall not constitute an admission or indication that such item or matter is material or would have a Material Adverse Effect. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law or Order shall be construed as an admission or indication that breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(e) Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(f) Commercially Reasonable Efforts. For purposes of this Agreement, the term “commercially reasonable efforts” will not be deemed to require a party to undertake extraordinary measures, including the initiation or prosecution of legal proceedings or the payment of amounts in excess of normal and usual filing fees and processing fees, if any.

(g) GAAP. Unless otherwise specified in this Agreement, all accounting terms used in this Agreement will be interpreted, and all accounting determinations under this Agreement will be made, in accordance with GAAP.

(h) Joint Participation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

PURCHASE AND SALE OF ASSETS; ASSUMPTION OF LIABILITIES

2.1 Purchase and Sale of Assets.

On the terms and subject to the conditions set forth in this Agreement, at the Closing Purchaser shall purchase, acquire and accept from Seller, and Seller shall sell, transfer, assign, convey and deliver to Purchaser all of Seller’s right, title and interest in, to and under all properties, privileges, rights, interests and claims, real and personal, tangible and intangible, of every type and description that are owned or leased by Seller or hereafter acquired by Seller prior to the Closing and principally used in the Business, including the assets listed below (all of such assets and properties being referred to herein as the “Purchased Assets”), (free and clear of all Liens, except for Permitted Exceptions), but excluding any Excluded Assets and any assets disposed of prior to the Closing in the Ordinary Course of Business and not in violation of this Agreement. The Purchased Assets shall include the following of Seller:

(a) all Contracts and all rights thereunder other than the Excluded Contracts;

(b) all Accounts Receivable;

(c) the Non-Terminable Programming Agreements;

(d) all deposits (including customer deposits in exchange for initiation of a service related to the System and security deposits for rent, electricity, telephone or otherwise) and prepaid charges and expenses, including any prepaid rent of Seller related to any Purchased Assets other than prepaid charges, expenses and rent under the Real Property Leases, personal property leases or in respect of the Owned Property that is attributable to any period beginning prior to and ending before the Closing Date;

(e) deposits relating to the Business that are held by third parties for the account of Seller or for security for Seller’s performance of its obligations;

(f) all rights of Seller to each Owned Property and under each Real Property Lease, together with all improvements, fixtures and other appurtenances thereto and rights in respect thereof;

(g) all Easements used by Seller in the operation of the System;

(h) copies of all books and records relating to the operations of the System, including customer records and all records required to be kept by all Laws or Governmental Authorizations, excluding items described in Section 2.2(e);

(i) the Furniture and Equipment;

(j) the Governmental Authorizations listed on Schedule 2.1(j);

(k) all rights of Seller under or pursuant to all warranties, representations and guarantees made by suppliers, manufacturers and contractors to the extent relating to products sold, or services provided, to Seller or to the extent affecting any Purchased Assets;

(l) the Employee records described in Section 5.24;

(m) software licenses for applications used solely in the System, except for items listed in Section 2.2(q);

(n) the IP Blocks listed on Schedule 2.1(n);

(o) all claims, rights and causes of action of Seller against any third party, whether matured or unmatured, direct or indirect, known or unknown, absolute or contingent to the extent not relating to an Excluded Asset; and

(p) the Intangibles.

2.2 Excluded Assets.

Nothing herein contained shall be deemed to sell, transfer, assign or convey the Excluded Assets to Purchaser and the Purchased Assets shall exclude the Excluded Assets. Seller shall retain all right, title and interest to, in and under the Excluded Assets. “Excluded Assets” shall mean the following assets:

(a) the Excluded Contracts;

(b) all cash, cash equivalents, bank deposits or similar cash items of Seller;

(c) any intellectual property rights of Seller;

(d) any personnel files pertaining to any Employee or Former Employee other than the Employee records described in Section 5.24;

(e) all Governmental Authorizations other than those listed on Schedule 2.1(j) and the books and records that Seller is required by Law or Governmental Authorization to retain; provided, however, that Purchaser shall have the right to make copies of any portions of such retained books and records that relate to the Business, the System or any of the Purchased Assets for a reasonable period after the Closing Date but in no event exceeding three years after the Closing Date;

(f) Seller’s partnership books and records as to internal partnership matters and other books and records related to internal partnership matters and financial relationships with Seller’s lenders and affiliates;

(g) any claim, right or interest of Seller in or to any refund, rebate, abatement or other recovery for Taxes, from any Governmental Authority, for any Franchise fees (in each case except to the extent such Taxes relate to the Purchased Assets in respect of the Post-Closing Tax Period or the portion of a period allocable to the Post-Closing Tax Period), together with any interest due thereon or penalty rebate arising therefrom;

(h) all insurance policies or rights to proceeds thereof relating to the Business;

(i) all Tax Returns and financial statements of Seller, the System and the Business and all records (including working papers) related thereto, provided that such material shall be available to Purchaser as described in Section 11.1(a);

(j) all prepaid charges, expenses or rent under the Real Property Leases, personal property leases or any other leases or in respect of the Owned Property that is attributable to any period beginning prior to and ending before the Closing Date;

(k) all Employee Benefit Plans;

(l) all Programming Agreements that are terminable by Seller upon sale of the System without risk of continued liability to Seller for periods from and after the Closing Date;

(m) all patents, copyrights, trademarks, trade names, service marks, service names, logos and similar proprietary rights owned by Seller or its Affiliates, whether or not used in the Business of the System;

(n) all of Seller’s causes of action, claims, credits, demands or rights of set-off against third parties, to the extent related to any Excluded Asset;

(o) all rights to receive fees for services from any Affiliate of Seller other than fees for services, if any, rendered by Purchaser after Closing to an Affiliate of Seller;

(p) any and all assets or rights of Seller related solely to the business and operations of systems of Seller other than the System;

(q) all computers, equipment, software, licenses and agreements related solely to Seller’s billing and subscriber management systems;

(r) any contracts, agreements or other arrangements between Seller and any Affiliate of Seller except System Contracts;

(s) all rights that accrue to Seller under this Agreement; and

(t) the assets listed on Schedule 2.2 hereto.

2.3 Assumption of Liabilities.

(a) Subject to the terms, provisions and conditions contained in this Agreement, on and after the Closing Date, Purchaser will assume, pay, discharge, and perform all obligations and liabilities; (i) for subscriber deposits, but only to the extent that the Base Purchase Price is reduced therefor; (ii) arising under the Contracts and relating to the period from and after the Closing Date; (iii) vacation obligations with respect to Transferred Employees but only to the extent that the Base Purchase Price is reduced therefor and only to the extent allowed by applicable law; and (iv) arising out of Purchaser’s ownership of the Purchased Assets or operation of the System from and after the Closing Date (collectively, the “Assumed Liabilities”). All obligations and liabilities arising out of or relating to the Purchased Assets or the operation of the System prior to the Closing other than the Assumed Liabilities and all Liabilities required to be paid by Seller under this Agreement, including by way of example under Article X will remain and be the obligations and liabilities solely of Seller (the “Excluded Liabilities,” which are described more fully in Section 2.4 hereto).

(b) The Assumed Liabilities shall additionally include:

(i) Liabilities of Seller to all customers and advertisers of the Systems for any advance payments or deposits for which Purchaser shall have received a credit pursuant to Section 3.4, but only to the extent of such payment or deposit;

(ii) Liabilities with respect to the Business, the Purchased Assets, or the Transferred Employees arising after the Closing, to the extent such Liabilities arise from or are related to any event that occurs on or after the Closing Date in the operation of the Business by the actions of Purchaser;

(iii) all Taxes applicable to the transfer of the Purchased Assets pursuant to this Agreement that are required to be paid by Purchaser pursuant to Section 11.1(b);

(iv) Liabilities for Taxes relating to the Business, the Purchased Assets, or the Transferred Employees for all Taxable Periods (or portions thereof) beginning after the Closing Date;

(v) all accrued expenses, trade accounts payable and other accrued current liabilities of Seller (including subject to Section 2.3(a)(iii) above accrued and unused vacation time of Transferred Employees) to the extent arising out of the Business, the Purchased Assets or the Transferred Employees prior to the Closing that are outstanding as of 12:01 a.m. on the Closing Date and are taken into account in adjusting the Base Purchase Price pursuant to Section 3.4(d); and,

(vi) Liabilities required to be paid by Purchaser under this Agreement, including by way of example under Article X.

2.4 Excluded Liabilities.

Purchaser is assuming only the Assumed Liabilities and shall not assume or be liable for the Excluded Liabilities, which are any other Liabilities of Seller (or any predecessor owner of all or part of its business and assets) of whatever nature, whether presently in existence or arising hereafter, known or unknown, contingent or otherwise, other than the Assumed Liabilities.

2.5 Further Conveyances and Assumptions; Consent of Third Parties.

(a) From time to time following the Closing, Seller and Purchaser shall execute, acknowledge and deliver all such further conveyances, notices, assumptions, releases and acquitances and such other instruments, and shall take such further actions, as may be reasonably necessary or appropriate to assure fully to Purchaser and its successors or assigns, all of the rights, titles and interests intended to be conveyed to Purchaser under this Agreement and the Transaction Documents and to assure fully to Seller and its Affiliates and their successors and assigns, the assumption of the liabilities and obligations intended to be assumed by Purchaser under this Agreement and the Transaction Documents, and to otherwise make effective the transactions contemplated hereby and thereby.

(b) Nothing in this Agreement nor the consummation of the transactions contemplated hereby shall be construed as an attempt or agreement to assign any Purchased Asset, including any Contract, Government Authorization, Programming Agreement, certificate, approval, authorization or other right, which by its terms or by Law is nonassignable without the consent of a third party or a Governmental Body or is cancelable by a third party in the event of an assignment (“Nonassignable Assets”) unless and until such consent shall have been obtained and Purchaser shall not assume or have any liability with respect to any Nonassignable Asset.

(c) With respect to System Contracts and Governmental Authorizations, Seller shall use its commercially reasonable efforts to cooperate with Purchaser at its request for up to 180 days following the Closing Date in endeavoring to obtain such consents not obtained prior to Closing; provided, however, that other than as set forth in Section 7.3 such efforts shall not require Seller or any of its Affiliates to incur any expenses or Liabilities or provide any financial accommodation or to remain secondarily or contingently liable for any Assumed Liability to obtain any such consent, and Purchaser shall not be required as a condition of such consent to agree to or consent to any modification or amendment to such System Contract or Permit other than the amendment or modification to reflect consent to such assignment. Purchaser and Seller shall use their respective commercially reasonable efforts to obtain, or cause to be obtained, any consent, substitution, approval or amendment required to assign such System Contracts or other Liabilities that constitute Assumed Liabilities and Permits to Purchaser; provided, however, that the allocation between Seller and Purchaser of payments of consideration, fees and costs payable to any third party (or its agents) from whom any such consent, substitution, approval or amendment is requested shall be governed by Section 7.3.

2.6 Bulk Sales Laws.

Purchaser hereby waives compliance with the requirements and provisions of any “bulk-transfer” Laws of any jurisdiction that may otherwise be applicable with respect to the sale of any or all of the Purchased Assets to Purchaser.

2.7 Purchase Price Allocation for Federal Income Tax Purposes.

As set forth herein, Seller and Purchaser shall allocate the Total Consideration (as adjusted by any amounts required to be taken into account for U.S. federal income tax purposes) among the Purchased Assets as specified in Schedule 2.7. In accordance with such allocation, Seller shall prepare and deliver to Purchaser copies of Form 8594 and any required exhibits thereto (the “Proposed Asset Acquisition Statement”). The Proposed Asset Acquisition Statement will be prepared in accordance with the rules under Section 1060 of the Code. Purchaser and Seller will mutually agree upon the allocations set forth in the Proposed Asset Acquisition Statement prior to the Closing Date. Neither Purchaser nor Seller shall unreasonably withhold its approval and consent with respect to the Proposed Asset Acquisition Statement. Purchaser and Seller agree that the Proposed Asset Acquisition Statement may be amended from time to time (the “Revised Statement”), as appropriate to reflect any post-Closing adjustments to the Purchase Price pursuant to this Agreement. Purchaser shall prepare and deliver to Seller any Revised Statement. The Total Consideration for the Purchased Assets shall be allocated in accordance with the Proposed Asset Acquisition Statement or, if applicable, the last Revised Statements, provided by

Purchaser to Seller (the “Final Asset Acquisition Statement”), and all income Tax Returns and reports filed by Purchaser and Seller shall be prepared consistently with such allocation. Neither Purchaser nor Seller shall, nor shall they permit their respective Affiliates to, take any position inconsistent with the Final Asset Acquisition Statement or the then-applicable Revised Statement.

ARTICLE III

CONSIDERATION

3.1 Initial Payment.

Upon the execution of this Agreement, Purchaser shall make a cash payment in immediately available funds in an amount equal to Three Hundred Thousand and no/100 Dollars ($300,000.00) (the “Initial Payment”) to Seller. At Closing, the Initial Payment together with interest at the rate of 0.5% per annum on such Initial Payment shall be credited against the Purchase Price.

3.2 Consideration.

The aggregate consideration for the Purchased Assets shall be (a) an amount in cash equal to Eight Million Nine Hundred Thousand and no/100 Dollars ($8,900,000.00) (the “Base Purchase Price”), subject to adjustment as provided in Section 3.4 (as adjusted, the “Purchase Price”), and (b) the assumption of the Assumed Liabilities (together with the Purchase Price, the “Total Consideration”).

3.3 Payment of Purchase Price.

On the Closing Date, Purchaser shall pay the Purchase Price as follows:

(a) Credit to Purchaser of the Initial Payment plus interest thereon;

(b) Eight Hundred Ninety Thousand and no/100 Dollars ($890,000.00) in cash (the “Escrow Funds”) shall be deposited into an escrow account (the “Escrow Account”), which shall be established pursuant to an escrow agreement, which escrow agreement (the “Indemnity Escrow Agreement”) shall be (i) entered into on the Closing Date among Seller, Purchaser and U.S. Bank, National Association (the “Escrow Agent”) and (ii) substantially in the form of Exhibit A. (The Escrow Funds shall be available to satisfy the indemnification obligations of Seller under Article X. On the last day of the eighteenth (18th) month after Closing, the Escrow Funds, together with interest thereon, then remaining in the escrow account less any payments due to Purchaser or pending claims made by Purchaser pursuant to Article X together with interest attributable thereto, shall be delivered to Seller.); and

(c) an amount equal to the Base Purchase Price minus the Escrow Funds minus the Initial Payment plus interest thereon plus or minus (as the case may be) the Purchase Price Adjustments proposed in the Preliminary Report, or if such amount is disputed, the Estimated Adjustments Amount, shall be paid to Seller by wire transfer in immediately available funds to an account designated by Seller.

3.4 Adjustments and Prorations.

(a) The Base Purchase Price shall be adjusted such that all revenues, expenses and other Liabilities arising from the System up until 12:01 a.m. on the Closing Date, including subscriber and advertising revenues, franchise fees, pole and other rental charges payable with respect to cable television service, utility charges, real and personal property taxes and assessments levied against the Purchased Assets, salesperson advances, property and equipment rentals, applicable copyright or other fees, sales and service charges, Taxes (except for Taxes arising from the transfer of the Purchased Assets hereunder which are covered by Section 11.1(b)), and similar prepaid and deferred items, shall be prorated between Purchaser and Seller in accordance with the principle that Seller shall be responsible for all expenses, costs and Liabilities and entitled to all revenues allocable to the conduct of the Business for the period prior to the Closing Date, and Purchaser shall be responsible for all expenses, costs and obligations and entitled to all revenues allocable to the conduct of the Business on the Closing Date and for the period thereafter, all of which shall be determined in accordance with GAAP.

(b) At Closing, the Base Purchase Price shall be increased by an amount equal to (i)(A) 100% of the face amount of all Accounts Receivable other than those related to advertising services that are outstanding on the Closing Date and have been outstanding for 30 days or less from the first day of the period to which any outstanding bill relates, (B) 90% of the face amount of all Accounts Receivable other than those related to advertising services that are outstanding on the Closing Date and have been outstanding more than 30 days but less than 60 days from the first day of the period to which any outstanding bill relates, and (C) 0% for all Accounts Receivable other than those related to advertising services that are outstanding on the Closing Date and have been outstanding more than 60 days from the first day of the period to which any outstanding bill relates, (ii) (A) 90% of the face amount of all Accounts Receivable related to advertising services provided by Seller prior to the Closing Date that are outstanding on the Closing Date and have been outstanding for 90 days or less from the first day of the period to which any outstanding bill relates and (B) 0% for all Accounts Receivable related to such advertising services that are outstanding on the Closing Date and have been outstanding more than 90 days from the first day of the period to which any outstanding bill relates.

(c) At Closing, the Base Purchase Price shall be increased by an amount equal to 100% of the face amount of all payments and sums deposited or advanced by Seller to a landlord, utility, Governmental Body or any other party as a security deposit or in exchange for initiation of a service and which will inure to the benefit of Purchaser.

(d) At Closing, the Base Purchase Price shall be reduced by an amount equal to (i) any customer advance payments (i.e., customer payments received by Seller prior to the Closing Date but relating to service to be provided by Purchaser after the Closing Date) and deposits (including any interest owing thereon), (ii) except as set forth in Section 3.4(c), above, any other advance payments (e.g., advertising payments received by Seller prior to the Closing Date but relating to service to be provided by Purchaser after the Closing Date) and (iii) all accrued expenses, trade accounts payable and other accrued current Liabilities of Seller to the extent arising out of the operations of the Business prior to the Closing Date that are outstanding as of 12:01 a.m. on the Closing Date, provided that such Liabilities are assumed by Purchaser.

(e) At Closing, the Purchase Price will be decreased or increased, based on the difference between 6,911 and the number of RGUs on the Closing Date, in the manner set forth in subsections (i) and (ii) hereto. All calculations made with respect to the number of RGUs will be calculated on a consistent basis.

(i) If the Closing Date RGUs are less than 6,565 (that being less than 95 percent of 6,911), the Purchase Price shall be reduced by an amount equal to the Price Per RGU multiplied by the difference between (A) 6,565, and (B) the Closing Date RGUs.

(ii) If the Closing Date RGUs are greater than 7,257 (that being greater than 105 percent of 6,911), the Purchase Price shall be increased by an amount equal to the Price Per RGU multiplied by the difference between (A) 7,257, and (B) the Closing Date RGUs.

(f) At least five Business Days prior to the Closing Date, Seller will deliver to Purchaser a report with respect to the System (the “Preliminary Report”), showing in detail the preliminary estimate of the adjustments referred to in this Section 3.4 (the “Purchase Price Adjustments”), calculated in accordance with such Section as of the Closing Date (or as of any other date(s) agreed to by the parties), together with any documents substantiating the determination of the Purchase Price Adjustments proposed in the Preliminary Report. The Preliminary Report will include a Schedule setting forth advance payments and deposits made to or by Seller, as well as Accounts Receivable information relating to the System (showing sums due and their respective aging as of the Closing Date). The estimated Purchase Price Adjustments shown in the Preliminary Report will be reflected as adjustments to the Base Purchase Price payable at the Closing pursuant to this Section 3.4. In the event Purchaser objects to Seller’s calculation of any Purchase Price Adjustment as set forth in the Preliminary Report, Purchaser shall deliver to Seller at least two Business Days prior to the Closing a written statement in reasonable detail describing any discrepancies believed to exist (“Purchaser Objection Notice”). Purchaser and Seller shall use their commercially reasonable efforts to resolve any of Purchaser’s objections to the Preliminary Report as described in Purchaser’s Objection Notice, and Seller shall make such revisions to the Preliminary Report as mutually agreed between Seller and Purchaser, and, if any changes are made, shall deliver a copy of such revised Preliminary Report to Purchaser no later than one Business Day prior to the Closing. With respect to any of Purchaser’s objections that are not resolved before the Closing Date, the parties shall proceed as follows: (i) if the aggregate amount of Purchaser’s unresolved objections is $100,000 or less, the Closing shall proceed with Seller’s estimate of such disputed amounts, and (ii) if the aggregate of Purchaser’s unresolved objections are greater than $100,000, then the mid-point between the aggregate of Purchaser’s unresolved objections and Seller’s estimate of such disputed amounts shall be used for purposes of proceeding to Closing. The amount used pursuant to subclause (i) or (ii) of this Section 3.4(f) shall be referred to as the “Estimated Adjustments Amount.”

(g) Within 60 days after the Closing Date, Purchaser shall deliver to Seller a report with respect to the System (the “Final Report”), showing in detail its determination of the Purchase Price Adjustments, together with any documents substantiating its calculation of the adjustments proposed in the Final Report. If Seller shall conclude that the Final Report does not accurately reflect the adjustments and prorations to be made to the Purchase Price in accordance with this Section 3.4, Seller shall, within 30 days after its receipt of the Final Report, provide to Purchaser a written statement in reasonable detail describing any discrepancies believed to exist. Purchaser and Seller shall use good faith efforts to jointly resolve the discrepancies within 15 days of Purchaser’s receipt of Seller’s written statement of discrepancies, which resolution, if achieved, shall be binding upon all parties to this Agreement and not subject to dispute or judicial review. If Purchaser and Seller cannot resolve the discrepancies to their mutual satisfaction within such 15-day period, Purchaser and Seller, within the following 10 days, shall jointly designate a nationally recognized independent accounting firm which is mutually agreeable to, and independent of each of, the parties (the “Independent Accountants”) to review the Final Report together with Seller’s discrepancy statement and any other relevant documents. The Independent Accountants shall report their conclusions as to adjustments pursuant to this Section 3.4 which shall be conclusive on all parties to this Agreement and not subject to dispute or judicial review absent clerical errors or fraud. If, after adjustment as appropriate with respect to the amount of the aforesaid adjustments paid or credited at the Closing, Purchaser or Seller is determined to owe an amount to the other, the owing party shall pay the amount owed to the other party, within three Business Days after receipt of such determination. The cost of retaining the Independent Accountants shall be split equally between Purchaser and Seller.

ARTICLE IV

CLOSING AND TERMINATION

4.1 Closing Date.

If this Agreement is not earlier terminated in accordance with Section 4.2, the consummation of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities provided for in Article II hereof (the “Closing”) shall take place at the offices of Seller at 101 Stewart Street, Suite 700, Seattle, Washington 98101, or will be conducted by mail, electronic mail, and /or telecopies or at such other place as the parties may designate in writing, at 10:00 a.m. (Pacific Time) on the Closing Date.

4.2 Termination of Agreement.

This Agreement shall terminate and/or may be terminated prior to the Closing as follows:

(a) Automatically, at the close of business on April 30, 2012 if the Closing shall not have occurred by the close of business on that day. In the event of termination under this Section 4.2(a), Purchaser shall be entitled to the Initial Payment plus interest thereon through the date of payment (the “Refund Amount”) as its sole and exclusive remedy.

(b) By mutual written consent of Seller and Purchaser. In the event of termination under this Section 4.2(b), Purchaser shall be entitled to the Refund Amount.

(c) By Seller if there shall have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit Seller’s consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages from Seller that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby that Seller shall determine is reasonably likely to be successful on the merits; or by Purchaser if there shall have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit Purchaser’s consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages from Purchaser that relate to or arise out of this Agreement or the consummation of the transactions contemplated hereby that Purchaser shall determine is reasonably likely to be successful on the merits. In the event the Agreement is validly terminated by Seller under this Section 4.2(c), Purchaser shall be entitled to the Refund Amount. In the event the Agreement is validly terminated by Purchaser under this Section 4.2(c), Seller shall be entitled to retain the Initial Payment.

(d) By Seller if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting Seller from consummation of the transactions contemplated hereby; or by Purchaser if there shall be in effect a final nonappealable Order of a Governmental Body of competent jurisdiction restraining, enjoining or otherwise prohibiting Purchaser from consummation of the transactions contemplated hereby. In the event the Agreement is validly terminated by Seller under this Section 4.2(d), Purchaser shall be entitled to the Refund Amount. In the event the Agreement is validly terminated by Purchaser under this Section 4.2(d), Seller shall be entitled to retain the Initial Payment.

(e) By Purchaser if Purchaser is not in material breach of its obligations under this Agreement and Seller shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Sections 9.1(a) or 9.1(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured to Purchaser’s reasonable satisfaction within the earlier of 10 days following receipt by Seller of written notice of such breach from Purchaser or April 30, 2012. In the event the Agreement is validly terminated by Purchaser under this Section 4.2(e), Purchaser shall be entitled to the Refund Amount.

(f) By Seller if Seller is not in material breach of its obligations under the Agreement and Purchaser shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement such that the conditions set forth in Sections 9.2(a) or 9.2(b) would not be satisfied and such breach is incapable of being cured or, if capable of being cured, shall not have been cured to Seller’s reasonable satisfaction within the earlier of 10 days following receipt by Purchaser of written notice of such breach from Seller or April 30, 2012. In the event the Agreement is validly terminated by Seller under this Section 4.2(f), Seller shall be entitled to retain the Initial Payment.

(g) By Seller if and at such time as Seller’s financial advisor informs Seller that it is not able to issue the Fairness Opinion. In the event the Agreement is validly terminated by Seller under this Section 4.2(g), Purchaser shall be entitled to the Refund Amount.

(h) By Purchaser if Seller has not obtained the Fairness Opinion (as defined in Section 7.18(d), on or before 65 days after the Effective Date. In the event this Agreement is validly terminated by Purchaser under this Section 4.2(h), Purchaser shall be entitled to the Refund Amount.

(i) By Seller if and at such time Seller’s limited partners have rejected the Transaction. In the event the Agreement is validly terminated by Seller under this Section 4.2(h), Purchaser shall be entitled to the Refund Amount.

(j) In the event Purchaser shall become entitled to the Refund Amount pursuant to any of the foregoing subparagraphs of this Section 4.2, Seller shall promptly, and in any event within three Business days following the applicable termination of this Agreement, pay to Purchaser the Refund Amount.

4.3 Procedure Upon Termination.

In the event of termination by Purchaser or Seller, or both, pursuant to Section 4.2 hereof, and except as to termination under to Section 4.2(a), written notice thereof shall forthwith be given to the other party or parties, and this Agreement shall terminate, and the purchase of the Purchased Assets hereunder shall be abandoned, without further action by Purchaser or Seller.

4.4 Effect of Termination.

(a) In the event that this Agreement terminates or is validly terminated in accordance with Sections 4.2 and 4.3, then each of the parties shall be relieved of their duties and obligations arising under this Agreement after the date of such termination; provided, that the obligations of the parties in this Section 4.4 and Section 7.5 will survive any such termination and; provided, further, that the obligations of the parties set forth in Articles X and XI (other than Section 11.1) hereof shall survive any such termination and shall be enforceable hereunder.

(b) Nothing in this Section 4.4 shall relieve Purchaser or Seller of any liability for a breach of any of its covenants or agreements or a breach of any of its representations and warranties contained in this Agreement that occurred prior to the date of termination. The damages recoverable by the non-breaching party shall include all attorneys’ fees reasonably incurred by such party in connection with the Transactions contemplated hereby.

(c) Except as provided in Section 8.1, during the period from the Effective Date through the date that is one year following the termination of this Agreement pursuant to Section 4.2, (i) Purchaser shall not directly or indirectly, through any subsidiary, officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of Seller, NCC or any of their Subsidiaries or Affiliates as of the Effective Date, and (ii) neither NCC nor Seller shall directly or indirectly, through any Subsidiary or Affiliate (including any subsidiary of NCC), officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of Purchaser or any Affiliate of Purchaser as of the Effective Date. The foregoing restrictions shall not apply to individuals that (A) are not employed by a party at the time of the solicitation, employment or retention, (B) respond to general public advertisements of a job opening or (C) are recruited through an employment agency not targeted at such Person’s employees.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Purchaser that:

5.1 Organization and Good Standing.

Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Washington and has all requisite limited partnership power and authority to own, lease and operate its properties and to carry on its business as now conducted. Seller is duly qualified or authorized to do business and is in good standing under the laws of each jurisdiction in which it owns or leases real property and each other jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not have a Material Adverse Effect. Seller does not have any Subsidiaries and does not, directly or indirectly, own or have the right or obligation to acquire any equity interests in any other Person.

5.2 Authorization of Agreement.

Subject to obtaining the approval of a majority in interest of its limited partners, (a) Seller has all requisite partnership power and authority to execute and deliver this Agreement and Seller has all requisite power, authority and legal capacity to execute and deliver each other agreement, document, or instrument or certificate contemplated by this Agreement or to be executed by Seller in connection with the consummation of the Transactions contemplated by this Agreement (the “Seller Documents”), to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby; and (b) this Agreement is, and each of the other Seller Documents will be at or prior to the Closing, duly and validly executed and delivered by Seller and, (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each of the Seller Documents when so executed and delivered will constitute, legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms except (i) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

5.3 Conflicts; Consents of Third Parties.

Subject to obtaining the approval of a majority in interest of the limited partners of Seller, Purchaser’s obtaining on its own behalf a franchise to operate the System, and except as set forth on Schedule 5.3 (the “Consents”), none of the execution and delivery by Seller of this Agreement, the consummation of the transactions contemplated hereby, or compliance by Seller with any of the provisions hereof or thereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation or acceleration of any obligation under, or result in the imposition of any Lien other than a Permitted Exception under, any provision of (i) the certificate of limited partnership and limited partnership agreement, as amended, of Seller; (ii) any Contract to which Seller is a party or by which any of the properties or assets of Seller are bound (except for any such Contract relating to indebtedness that will be paid at Closing); (iii) any Order of any Governmental Body applicable to Seller or by which any of the properties or assets of Seller are bound; or (iv) any applicable Law.

5.4 No Other Consent.

Except as set forth in Section 5.3, no other consent, waiver, approval, or authorization of any Person or Governmental Body is required on the part of Seller in connection with the execution and delivery of this Agreement or the Transaction Documents, the performance by Seller of its obligations hereunder or thereunder, or the consummation of the Transactions contemplated hereby or thereby.

5.5 Financial Statements and System Reports.

(a) Seller has delivered to Purchaser audited financial statements of Seller for the twelve months ended December 31, 2010 and December 31, 2009 (the “Audited Financial Statements”). The Audited Financial Statements have been prepared in accordance with GAAP consistently applied. Seller has delivered true and correct copies of unaudited, internal statements of income for the Business for the twelve months ended December 31, 2010 and December 31, 2009 (such unaudited statements are referred to herein as the “Financial Statements”). Each of the Financial Statements has been prepared in accordance with GAAP consistently applied (except for normal year-end adjustments that are not individually or in the aggregate material and the lack of footnotes thereto) and in accordance with the books and records of Seller. Each of the Financial

Statements presents fairly in all material respects the results of operations of the Business for the periods indicated therein, and Seller has made available to Purchaser the relevant workpapers, consolidations and other financial information that relate to the inclusion of the information contained in such Financial Statements and in the Audited Financial Statements.

(b) Seller has delivered true and correct unaudited, internal, monthly reports showing revenues, subscribers and RGUs for the System as of the end of each month from June 1, 2010 through August 31, 2011 (collectively, the “System Reports”). The System Reports have been prepared in a manner consistent with the reporting of revenues and other information in the Audited Financial Statements and present fairly, in all material respects, the revenue, subscribers and RGUs from the System for the periods indicated.

5.6 Title to Purchased Assets.

Seller owns and has or will have as of Closing good and valid title to each of the Purchased Assets, (other than the Real Property as to which Section 5.9 shall be the exclusive representation and warranty) free and clear of all Liens other than Permitted Exceptions.

5.7 Absence of Certain Developments.

Except as expressly contemplated by this Agreement, since the date of the Audited Financial Statements, Seller has conducted its business in the Ordinary Course of Business and there has not occurred any change, event or condition that has had a Material Adverse Effect.

5.8 Taxes.

(a) All Tax Returns required to be filed by Seller (taking into account any extension of time to file granted or to be obtained on behalf of Seller) have been filed and all such Tax Returns are true and correct in all material respects; (ii) all Taxes required to be paid by or with respect to Seller have been paid or are being contested in good faith; (iii) Seller has not executed any waiver that would have the effect of extending any applicable statute of limitations in respect of any Tax liabilities; and (iv) there is no tax examination or audit currently in progress, or, to Seller’s Knowledge, threatened, by any Taxing Authority against Seller.

(b) Seller is not a “foreign person” within the meaning of Section 1445 of the Code.

(c) Filed Returns and Tax Payments.

Seller has withheld or collected and paid to the proper Taxing Authority or other Governmental Body all Taxes required to be withheld, collected, or paid by it.

(d) Audited or Closed Tax Years.

(i) No Tax Return of Seller is under audit by a Taxing Authority or other Governmental Body, and no notice of such an audit has been received by Seller. To the Knowledge of Seller, there are no threatened Legal Proceedings for or relating to Taxes, and there are no matters under discussion with a Taxing Authority or other Governmental Body with respect to Taxes of Seller. To the Knowledge of Seller, there is no proposed Tax assessment against Seller.

(ii) No Legal Proceedings are pending before a Taxing Authority or other Governmental Body with respect to the Taxes of Seller.

(iii) Seller has not given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of Seller or for which Seller could be liable.

(iv) No Liens for Taxes exist with respect to any assets of the Business, except statutory liens for Taxes not yet due and payable.

(e) Miscellaneous.

(i) There is no tax sharing agreement, tax allocation agreement, tax indemnity obligation, or similar agreement, arrangement, understanding, or practice, oral or written, with respect to Taxes that will require any payment by Seller.

(ii) Seller has not received, been the subject of, or requested a written ruling of a Governmental Body relating to Taxes related to the Purchased Assets, the Business or the System. Seller has not entered into a Contract with a Governmental Body relating to Taxes that would have a continuing effect after the Closing Date that would affect the Purchased Assets.

(f) This Section 5.8 represents the sole and exclusive representation and warranty of Seller regarding Tax matters.

5.9 Real Property.

(a) Schedule 5.9(a) sets forth a list of all Real Property owned in fee by Seller and used in the operation of the Business (individually, an “Owned Property” and collectively, the “Owned Properties”). Except as described in Schedule 5.9(a), Seller has or will have as of Closing, good, marketable, undivided fee simple title to all the Owned Properties, free and clear of all Liens of any nature whatsoever except Permitted Exceptions.

(b) Schedule 5.9(b) sets forth a list of all Real Property leased by Seller and used in the operation of the Business other than the Easements listed in Schedule 5.9(d) (individually, a “Leased Real Property” and collectively, the “Leased Real Properties” and, together with the Owned Properties, being referred to herein individually as a “Seller Property” and collectively as the “Seller Properties” and the related leases each, a “Real Property Lease” and collectively, the “Real Property Leases”). Seller has a valid leasehold interest in all Seller Properties that are subject to the Real Property Leases. Seller’s leasehold interest is free and clear of all Liens of any nature except (i) Liens set forth on Schedule 5.9(b) and (ii) Permitted Exceptions. Seller: (i) has not received any written notice declaring Seller to be in default of any of the Real Property Leases, (ii) has not been informed in writing that the lessor under any of the Real Property Leases has taken action or threatened to terminate any of the Real Property Leases before the expiration date specified in any of the Real Property Leases, and (iii) the Real Property Leases are in full force and effect and, to the Knowledge of Seller, no Real Property Lease is in default or following any applicable notice and cure period will be in default.

(c) Each parcel of Owned Property and to the Knowledge of Seller, each parcel of Leased Real Property abuts on, and has direct vehicular access to, a public road or has access to a public road via an easement benefiting such property, subject in each case only to Permitted Exceptions. No third party has a right to acquire any interest in any Owned Property or in Seller’s interests in any Leased Real Property. With respect to each parcel of Owned Property: (A) Seller has not leased or otherwise granted to any person or entity the right to use or occupy such Owned Property or any portion thereof except as set forth on Schedule 5.9(a); and (B) there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Property or any portion thereof or interest therein. Seller has the right to occupy and/or cross over any and all Real Property where any portions of the Purchased Assets are located, except where the absence of such right will not have a Material Adverse Effect and no person has asserted, or to Seller’s Knowledge threatened to assert, that Seller is violating the rights of a third party in connection with such rights.

(d) Schedule 5.9(d) sets forth a list of all private easements granted to Seller and used by Seller to access private property in the System (“Easements”). Seller is in material compliance with the terms of each of such Easements.

(e) To the extent in the possession or control of Seller, Seller has made available to Purchaser or given Purchaser access to true, correct and complete copies of (i) title reports, title abstracts, title insurance policies and commitments, (ii) surveys pertaining to the Seller Properties, (iii) leases, memoranda of lease and other documents reasonably related to property subject to the Real Property Leases, including each Real Property Lease; and (iv) all written Easements listed in Schedule 5.9.

(f) To Seller’s Knowledge, each Seller Property is in compliance in all material respects with all restrictive covenants, zoning and other similar requirements.

5.10 Contracts.

(a) Schedule 5.10(a) sets forth a complete and accurate list of all Contracts that are to be assumed by Purchaser pursuant to Section 2.3 (collectively the “System Contracts”). The System Contracts described in Schedule 5.10 and the Excluded Contracts constitute all the Contracts used in connection with the Business and that are material to the operation of the System, substantially as it is being conducted as of the Effective Date by Seller.

(b) Seller is not in default in any material respect under any System Contract. To the Knowledge of Seller, no third party is in default under any System Contract. Each System Contract is in full force and effect and is valid and enforceable in accordance with its terms as to Seller and, to the Knowledge of Seller, as to each other party thereto. To the Knowledge of Seller, no event has occurred or circumstance exists that (with or without notice or lapse of time) is reasonably likely to result in a material violation or breach of or give any other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify, any System Contract.

(c) Seller has delivered to Purchaser originals or copies of all System Contracts. To the extent Seller is a party to any unwritten System Contract, Seller has disclosed all material terms of such System Contract to Purchaser in Schedule 5.10.

5.11 Employee Benefits.

(a) Schedule 5.11(a) lists: (i) each “employee benefit plan”, as defined in Section 3(3) of ERISA, (ii) each employment or individual consulting agreement, and (iii) each other plan, policy, agreement, arrangement, obligation or practice to provide, as compensation for services rendered, workers’ compensation, bonus or other incentive compensation, equity or equity-based compensation, stock purchase, severance, executive compensation, deferred compensation, sick leave, vacation pay, salary continuation, disability, hospitalization, medical insurance, life insurance, scholarship programs, tuition reimbursement programs and any plans subject to the requirements of section 125 of the Code, which in each case under clauses (i), (ii) or (iii) is maintained or sponsored by Seller or to which Seller contributes or for which Seller otherwise has Liability, either directly or as a result of an ERISA Affiliate, to one or more present employees of Seller (each, an “Employee Benefit Plan” and collectively, the “Employee Benefit Plans”).

(b) Each of the Employee Benefit Plans that is intended to be qualified under Section 401(a) of the Code (“Qualified Plans”) (i) is the subject of an unrevoked favorable determination letter from the IRS, (ii) has remaining a period of time under the Code or applicable Treasury regulations or IRS announcements in which to request, and make any amendments necessary to obtain such a letter from the IRS, or (iii) is a prototype or volume submitter plan entitled, under applicable guidance, to rely on the favorable opinion or advisory letter issued by the IRS to the sponsor of such prototype or volume submitter plan.

(c) Each of the Employee Benefit Plans has been administered and funded without material exception in compliance with its own terms and, where applicable, with ERISA, the Code, the Age Discrimination in Employment Act and any other applicable federal or state laws. None of Seller or any trade or business which is considered a single employer with Seller under Section 4001(b)(1) of ERISA has incurred or could reasonably be expected to incur material liability under Title IV of ERISA or the minimum funding requirements under Section 302 of ERISA, which such liability will not be satisfied on or prior to the Closing Date. Seller does not contribute to and is not required to contribute to any Multiemployer Plan, as defined under ERISA with respect to any current or former employees of the System.

(d) All contributions and premiums and obligations of Seller required by Law or by the terms of any Employee Benefit Plan or any agreement relating thereto have in all material respects been timely made, satisfied or accrued by Seller, and all amounts withheld from any Transferred Employee’s paychecks have in all material respects been properly contributed to the applicable Employee Benefit Plan or otherwise properly applied.

(e) Each of the Employee Benefit Plans is and has been in all material respects maintained in accordance with its terms and all provisions of applicable Law, and none of such Employee Benefit Plans, (A) to the Knowledge of Seller, has been the subject of any breach of any fiduciary duty with respect to which Seller or any Employee Benefit Plan may be liable or otherwise damaged in any respect, (B) is subject to any pending or, to the Knowledge of Seller, threatened, claim of a breach, or (C) to the Knowledge of Seller, has been subjected to any “prohibited transaction” (within the meaning of either Section 4975(c) of the Code or Section 406 of ERISA), in each case, where Seller or any Employee Benefit Plan would be liable or otherwise damaged so as to have a Material Adverse Effect.

5.12 Labor.

(a) Seller is not a party to any labor or collective bargaining agreement.

(b) There are no strikes, work stoppages, work slowdowns or lockouts pending or, to the Knowledge of Seller, threatened against or involving Seller.

(c) Seller is and has been, in compliance with all Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, including, but not limited to, any such Laws respecting minimum wage and overtime payments, employment discrimination, workers’ compensation, family and medical leave, the Immigration Reform and Control Act, and occupational safety and health requirements, and has not and is not engaged in any unfair labor practice which would have a Material Adverse Effect.

5.13 Litigation.

Except for any investigations and rule-making proceedings affecting the cable industry generally, there are no Legal Proceedings pending or, to the Knowledge of Seller, threatened against Seller, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect. Seller is not subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a Material Adverse Effect.

5.14 Franchises; Permits.

(a) Schedule 5.14 sets forth each Franchise and each Permit held by Seller and used in connection with the operations of the System. True and complete copies of all Franchises and Permits (together with any and all amendments thereto) have been delivered to Purchaser.

(b) Each Franchise and each Permit is valid and in full force and effect, and there is no event or condition which has occurred or exists, which constitutes or which, with or without notice or the passage of time, could reasonably be expected to constitute a material default or material breach under any such Franchise, or could reasonably be expected to cause the acceleration of any material obligation of Seller or give rise to any right of termination or cancellation thereof by the applicable Governmental Body.

5.15 System.

(a) Schedule 5.15(a) lists for the System as of the Effective Date (unless a different date is specified on Schedule 5.15(a)): (i) the approximate number of miles of energized cable plant (aerial and underground and the approximate number of dwellings passed) in the System; (ii) the bandwidth capacity of the System specified in MHz expressed as approximate miles of plant at such bandwidth capacity; and (iii) the number of activated channels in the System.

(b) Schedule 5.15(b) lists as of the Effective Date (unless a different date is specified on Schedule 5.15(b): (i) the standard rates and fees charged for each service including all promotional, discount and other special rates currently in effect or being offered, (ii) the approximate number of Basic Subscribers, Digital Subscribers, Internet or High Speed Data Subscribers, and Digital Telephone Subscribers, (iii) all stations and signals carried by the System and the channel position of each such signal and station, and (iv) all third parties receiving free service and the basis therefore.

(c) The System is in compliance in all material respects for the account periods beginning January 1, 2011 to the present with respect to all notices, Statements of Account and payments of copyright fees required by Section 111 of the Copyright Act of 1976, as amended (the “Copyright Act”). The copyright fees shown to be due on all Statements of Account (as amended by any corrective supplements) have been calculated in material compliance with Section 111 of the Copyright Act and the corresponding regulations and policies of the United States Copyright Office. In the year prior to the Effective Date, Seller has not received any notices from the United States Copyright Office contesting any copyright filing or payment, or the failure to make any copyright filing or payment, or threatening to bring suit for copyright infringement with respect to any Statements of Account.

(d) Schedule 5.15(d) sets forth the communities that are authorized to regulate basic service and equipment rates under the FCC’s cable television rate regulations.

(e) No claim has been made or, to the Knowledge of Seller, threatened under Section 623 of the Communications Act, 47 U.S.C. §543, and the corresponding regulations of the FCC or any Governmental Authority, for any rollback or refund of rates for “basic” service, or any rollback or refund of rates for any non-basic service, with respect to the System.

(f) All reports and filings required by the Communications Act and the FCC’s regulations (including, without limitation, FCC Form 320, FCC Form 396C and annual FCC regulatory fees) have been filed for the System for the past six years. All notices required by Law to be sent out by Seller in respect of the System within the past six years have been sent except where the failure to do so would not have a Material Adverse Effect.

(g) Except as set forth in Schedule 5.15(g), as of the Effective Date, the operation of the System and of any FCC-licensed or registered facility used in conjunction with the operation of the System is in compliance in all material respects with the provisions of the Communications Act, and the FCC’s rules and regulations (including, but not limited to, those requirements applicable to emergency alert systems, construction and operation antenna structures, submission of FCC regulatory fees, equal employment opportunity, requests for syndicated exclusivity, network nonduplication or sports blackout protection and commercial leased access channel use). Seller is permitted under all applicable FCC rules, regulations and orders to distribute the transmissions of video programming or other information that Seller makes available to customers of the System presently being carried to the customers of and by the System and to utilize all carrier frequencies generated by the operations of the System, and are licensed to operate all the facilities required by law to be licensed, including, without limitation, any business radio and any cable television relay service system, being operated as part of the System.

(h) All of the existing towers of the System are being operated in material compliance with the applicable rules and regulations of the FCC and the FAA. Required FCC and FAA notifications and approvals have been obtained for each such tower where required. All towers used in connection with the operations of the System are listed on Schedule 5.15(h).

(i) Schedule 5.15(i) lists, each broadcast station carried on the System under FCC rules and indicates whether such station has elected mandatory carriage or retransmission consent. As to each such station which requested retransmission consent or demanded mandatory carriage, Seller has complied in all material respects with all of its obligations under any applicable retransmission agreement and under the FCC’s regulations. Use of FCC restricted frequencies by the System complies in all material respects with all applicable FCC technical requirements (including without limitation CLI leakage and proof-of-performance testing).

5.16 Compliance with Laws.

Except as set forth on Schedule 5.16, Seller has been and currently is in compliance in all material respects with all Laws and Orders to which Seller or its assets are subject (except as to Environmental Laws, as to which Section 5.19 only applies.) Seller has not taken or omitted to take any action, and, to the Knowledge of Seller, no event has occurred or circumstance exists, that is reasonably likely to (with or without the passage of time or the giving of notice or both) result in a violation of, conflict with, or failure on the part of Seller to conduct the operations of the System in compliance with any applicable Law where such failure would have a Material Adverse Effect.

5.17 Bonds, Insurance and Letters of Credit.

Each insurance policy, performance bond, letter of credit, deposit and similar guarantee maintained or required to be maintained in connection with the System is set forth on Schedule 5.17.

5.18 Accounts Receivable.

All Accounts Receivable included in the Purchased Assets are bona fide and are attributable to transactions in the Ordinary Course of Business. A complete and accurate list of the Accounts Receivable as of the Effective Date, showing the aging thereof, has been provided to Purchaser. The total amount thereof is set forth on Schedule 5.18. Seller shall update the Accounts Receivable list five Business Days prior to Closing. To Seller’s Knowledge, there are no contests, claims, defenses or rights of setoff against the Accounts Receivable relating to the amount or validity of such Accounts Receivable that would in the aggregate have a Material Adverse Effect.

5.19 Environmental Matters.

The following representations and warranties contained in this Section 5.19 are the sole and exclusive representations and warranties of Seller pertaining or relating to any Environmental Laws (or topics or matters regulated by such Laws):

(a) the Business is in material compliance with all applicable Environmental Laws, which material compliance includes obtaining, maintaining and complying with any material Permits required under all Environmental Laws necessary to operate its business (“Environmental Permits”);

(b) the Business is not subject to any pending, or to the Knowledge of Seller, threatened claim alleging either or both that the Business may be in violation of any Environmental Law or any Environmental Permit or may have any liability under any Environmental Law other than those claims that would not reasonably be expected to result in material liability under Environmental Laws;

(c) neither Seller nor any other Person for whose conduct Seller is responsible has received any Order, notice, or other communication (written or oral) relating to any actual, alleged, or potential violation of or failure to comply with any Environmental Law;

(d) there are no pending or, to the Knowledge of Seller, threatened claims or Liens (except Permitted Exceptions) arising under or pursuant to any Environmental Law, with respect to or affecting any of the Seller Property;

(e) to the Knowledge of Seller, no Hazardous Material is in the soils, groundwater or surface water on or under the Seller Property, or has been Released into or onto any Seller Property;

(f) to the Knowledge of Seller, no Seller Property contains any above-ground or underground storage tanks, or any landfills, surface impoundments, or disposal areas except as listed on Schedule 5.19(f);

(g) Seller has delivered to Purchaser copies of all reports, studies, analyses, or tests initiated by or on behalf of or in the possession or control of Seller pertaining to the environmental condition of or Hazardous Material or Hazardous Activity in, on, or under, the Seller Property or property adjacent thereto;

(h) there are no pending or, to the Knowledge of Seller, threatened investigations of the Business, on any currently or previously owned or leased property used in the Business under Environmental Laws, which would reasonably be expected to result in Seller incurring any material liability pursuant to any Environmental Law; and

(i) No Environmental Permits have been issued to Seller that are related to the Business or the System.

5.20 Condition and Sufficiency of Purchased Assets.

(a) Schedule 5.20(a) contains a listing of all material Equipment used or held for use by Seller in the operation of the System. Except as indicated on Schedule 5.20(a), the Furniture and Equipment that are Purchased Assets are in good operating condition and repair, normal wear and tear excepted.

(b) Buildings, plant and structures owned by Seller and that are part of the Purchased Assets are structurally sound, in good operating condition and repair, and adequate for the uses to which they are being put, and none of such buildings, plant, structures, or equipment is in need of maintenance or repairs other than ordinary, routine maintenance that is not material in nature or cost.

(c) The Purchased Assets and the Excluded Assets constitute all the assets used in connection with the Business and in the operation of the System substantially as each is being conducted as of the Effective Date. Such assets constitute all the assets necessary for Purchaser to continue to conduct the Business following the Closing as it is currently being conducted, except as set forth on Schedule 5.20(c).

5.21 Financial Advisors.

Except as set forth on Schedule 5.21, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Seller in connection with the Transaction contemplated by this Agreement and no such Person is entitled to any fee or commission or like payment in respect thereof.

5.22 Customer Lists and Advertising Services.

Promptly after the Effective Date, Seller shall deliver to Purchaser a true and correct list of the Basic Subscribers, the Digital Subscribers, the Digital Telephone Subscribers and the Internet or High Speed Data Subscribers, including all multi-unit buildings or multi-unit dwellings receiving services through the Business and all commercial establishments receiving services through the Business (collectively, the “Customer Lists”). Promptly after the Effective Date, Seller shall deliver to Purchaser a true and correct list of all advertisers for which there are outstanding Accounts Receivable or who have been a customer of the Business at any time during the 12 months preceding the Effective Date. Seller agrees to provide, to the extent requested by Purchaser, copies of any individual subscriber contract and has provided copies to Purchaser of each other multi-unit building or a multi-unit dwelling receiving services through the Business or other commercial establishments receiving services through the Business.

5.23 Customers.

Schedule 5.23 lists for each of the three years 2008, 2009 and 2010 the names of the respective customers that were, in the aggregate, the 10 largest customers in terms of dollar value of products or services, or both, sold by Seller in the System (“Major Customers”).

5.24 Employees and Consultants.

(a) Schedule 5.24(a) lists the following information for each Employee of the Business as of the Effective Date, including each employee on leave of absence or layoff status: employee name, job title, date of hiring, and date of commencement of employment. Promptly after the Effective Date, Seller shall provide to Purchaser for each such Employee the rate of compensation, bonus arrangement, vacation, sick time, and personal leave accrued as of a recent date and service credited for purposes of vesting and eligibility to participate under any Employee Benefit Plan.

(b) Schedule 5.24(b) lists the following information for every independent contractor of Seller who is providing services to the Business, exclusive of Seller’s accountants, attorneys, financial advisors, and other professional service providers: name, responsibilities, and period of engagement. Promptly after the Effective Date Seller shall provide to Purchaser the rate of compensation of each such independent contractor. Each such independent contractor qualifies as an independent contractor in relation to Seller for purposes of all applicable Laws, including those relating to Taxes, insurance, and employee benefits.

(c) To the Knowledge of Seller, (i) no key Employee of Seller providing services to the Business and located at the System intends to terminate such Person’s employment with Seller, and (ii) no independent contractor intends to terminate such Person’s arrangement with Seller.

(d) Seller has not violated WARN or any similar state or local Law.

(e) To the Knowledge of Seller, no employee, of Seller that works at the System is bound by any Contract or subject to any Order that purports to limit the ability of such employee (i) to engage in or continue or perform any conduct, activity, duties, or practice relating to the Business or (ii) to assign to Seller any rights to any invention, improvement, or discovery.

5.25 Disclosure.

No representation or warranty or other statement made by Seller in this Agreement, or any Schedule thereto (including any supplement to such Schedules), any certificates required to be provided pursuant to the Transaction Documents, or otherwise in connection with the Transaction contemplated hereby and by any of the other Transaction Documents, contains any untrue statement of material fact or omits to state a material fact necessary to make the statements in this Agreement or therein, in light of the circumstances in which they were made, not misleading.

5.26 No Other Representations or Warranties; Schedules.

EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE V (AS MODIFIED BY THE SCHEDULES HERETO) OR IN ANY OTHER TRANSACTION DOCUMENT, NEITHER SELLER NOR ANY OTHER PERSON MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO SELLER, THE BUSINESS, THE PURCHASED ASSETS, THE ASSUMED LIABILITIES OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND SELLER DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY SELLER, ANY AFFILIATE OF SELLER OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES. EXCEPT FOR THE

REPRESENTATIONS AND WARRANTIES CONTAINED IN ARTICLE V HEREOF (AS MODIFIED BY THE SCHEDULES HERETO) OR IN ANY OTHER TRANSACTION DOCUMENT, SELLER (I) EXPRESSLY DISCLAIMS ANY REPRESENTATION OR WARRANTY, EXPRESSED OR IMPLIED, AT COMMON LAW, BY STATUTE, OR OTHERWISE, RELATING TO THE CONDITION OF THE PURCHASED ASSETS (INCLUDING ANY IMPLIED OR EXPRESSED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIALS) AND (II) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY (OTHER THAN WITH RESPECT TO CLAIMS OF FRAUD, WILLFUL MISCONDUCT AND INTENTIONAL MISREPRESENTATION) FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT, OR INFORMATION MADE, COMMUNICATED, OR FURNISHED (ORALLY OR IN WRITING) TO PURCHASER OR ITS AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION, OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PURCHASER BY ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT, CONSULTANT, OR REPRESENTATIVE OF SELLER OR ANY OF ITS AFFILIATES). SELLER MAKES NO REPRESENTATIONS OR WARRANTIES TO PURCHASER REGARDING THE PROBABLE SUCCESS OR PROFITABILITY OF THE BUSINESS.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser hereby represents and warrants to Seller that:

6.1 Organization and Good Standing.

Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has all requisite limited liability company power and authority to own, lease and operate its properties and to carry on its business as currently conducted.

6.2 Authorization of Agreement.

Purchaser has full limited liability company power and authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Purchaser in connection with the consummation of the Transaction contemplated hereby and thereby (the “Purchaser Documents”), and to consummate the transactions contemplated hereby and thereby; (b) the execution, delivery and performance by Purchaser of this Agreement and each Purchaser Document have been duly authorized by all necessary limited liability company action on behalf of Purchaser; (c) this Agreement has been, and each Purchaser Document will be when executed and delivered, duly executed and delivered by Purchaser and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and each Purchaser Document when so executed and delivered will constitute, the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except (i) as rights to indemnity, if any, thereunder may be limited by federal or state securities laws or the public policies embodied therein, (ii) as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally, and (iii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

6.3 Conflicts; Consents of Third Parties.

(a) Provided Purchaser obtains a franchise to operate the System and the other Governmental Authorizations referenced in subparagraph (b) below, none of the execution and delivery by Purchaser of this Agreement, the consummation of the transactions contemplated hereby, or the compliance by Purchaser with any of the provisions hereof will conflict with, or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination or cancellation under, any provision of (i) the articles of organization (or other organizational and governing documents) of Purchaser, (ii) any Contract or Permit to which Purchaser is a party or by which Purchaser or its properties or assets are bound, (iii) any Order of any Governmental Body applicable to Purchaser or by which any of the properties or assets of Purchaser are bound or (iv) any applicable Law.

(b) No consent, waiver, approval, Order, Permit or authorization of, or declaration or filing with, or notification to, any Person or Governmental Body is required on the part of Purchaser in connection with the execution and delivery of this Agreement, the compliance by Purchaser with any of the provisions hereof, the consummation of the Transaction contemplated hereby, or for Purchaser to conduct the Business, except for (i) compliance with the applicable requirements of the Franchises or other Governmental Authorizations, (ii) notice to the FCC that Purchaser has acquired the System, (iii) obtaining a franchise to operate the System and the other Material Consents and such (iv) other consents, waivers, approvals, Orders, Permits or authorizations the failure of which to obtain would not have a material adverse effect upon Purchaser’s ability to consummate the Transaction contemplated by this Agreement.

6.4 Litigation.

There are no Legal Proceedings pending or, to the Knowledge of Purchaser, threatened against Purchaser, or to which Purchaser is otherwise a party, before any Governmental Body, which, if adversely determined, would reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the Transaction contemplated hereby. Purchaser is not subject to any Order of any Governmental Body except to the extent the same would not reasonably be expected to have a material adverse effect on the ability of Purchaser to perform its obligations under this Agreement or to consummate the Transaction contemplated hereby.

6.5 Financial Advisors.

Except as indicated on Schedule 6.5, no Person has acted, directly or indirectly, as a broker, finder or financial advisor for Purchaser in connection with the Transaction contemplated by this Agreement and no Person is entitled to any fee or commission or like payment in respect thereof.

6.6 Financial Capability.

Purchaser acknowledges and agrees that the obligation of Purchaser to consummate the Transaction contemplated by this Agreement is not conditioned upon receipt of any financing, Purchaser’s receipt of the proceeds of any financing or Purchaser’s ability to finance or pay the Purchase Price, and that Purchaser’s failure to consummate the Transaction contemplated by this Agreement due to its inability to pay the Purchase Price in accordance with Article III to Seller shall constitute a material breach by Purchaser of this Agreement.

6.7 Solvency.

(a) Immediately after giving effect to the consummation of the Transaction contemplated by this Agreement:

(i) the fair saleable value (determined on a going concern basis) of the assets of Purchaser shall be greater than the total amount of its liabilities (including all liabilities, whether or not reflected in a balance sheet prepared in accordance with GAAP, and whether direct or indirect, fixed or contingent, secured or unsecured, disputed or undisputed);

(ii) Purchaser shall be able to pay its debts and obligations in the Ordinary Course of Business as they become due; and

(iii) Purchaser shall have adequate capital to carry on its businesses and all businesses in which it is about to engage.

(b) In completing the Transaction contemplated by this Agreement, Purchaser does not intend to hinder, delay or defraud any present or future creditors of Purchaser or Seller.

6.8 Guaranty.

Concurrently with the execution of this Agreement, Purchaser has delivered to Seller a duly executed guaranty by The Chester Telephone Company, Inc. (the “Guarantor”) of Purchaser’s performance of its obligations under this Agreement and the other Transaction Documents in the form of Exhibit E hereto (the “Guaranty”). The Guaranty is valid, binding and in full force and effect, and no event has occurred that would reasonably be expected to result in a breach of, or a default under, the Guaranty on the part of the Guarantor.

6.9 Condition of the Business.

Notwithstanding anything contained in this Agreement to the contrary, Purchaser acknowledges and agrees that Seller is not making any representations or warranties whatsoever, express or implied, beyond those expressly given by Seller in Article V hereof (as modified by the Schedules hereto) and in the other Transaction Documents, and Purchaser acknowledges and agrees that, except for the representations and warranties contained therein, the Purchased Assets and the Business are being transferred on a “where is” and, as to condition, “as is” basis. Any claims Purchaser may have for breach of representation or warranty shall be based solely on the representations and warranties of Seller set forth in Article V hereof (as modified by the Schedules hereto) and in the other Transaction Documents. Purchaser further represents that neither Seller nor any of its Affiliates nor any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Seller, the Business or the Transaction contemplated by this Agreement not expressly set forth in this Agreement or the other Transaction Documents.

ARTICLE VII

COVENANTS

7.1 Access to Information.

(a) Seller agrees that, prior to the Closing, Purchaser shall be entitled, through its officers, employees and representatives (including its legal advisors and accountants), to make such investigation of the properties, businesses and operations of the System and such examination of the books and records of the Business, the Purchased Assets and the Assumed Liabilities as it reasonably requests and to make extracts and copies of such books and records. Any such investigation and examination shall be at Purchaser’s sole cost and expense, and conducted during regular business hours upon reasonable advance notice and shall be subject to restrictions under applicable Law. Seller shall cause the officers, employees, consultants, agents, accountants, attorneys and other representatives of Seller to cooperate with Purchaser and Purchaser’s representatives in connection with such investigation and examination, and Purchaser and its representatives shall cooperate with Seller and its representatives and shall use their reasonable efforts to minimize any disruption to the Business. Notwithstanding anything herein to the contrary, no such investigation or examination shall be permitted to the extent that it would require Seller to disclose information subject to attorney-client privilege or conflict with any confidentiality obligations to which Seller is bound. Notwithstanding anything to the contrary contained herein, prior to the Closing, without the prior written consent of Seller, which consent may not be unreasonable conditioned, withheld or delayed, (i) Purchaser shall not contact any suppliers to, or customers of, Seller and (ii) Purchaser shall not communicate with any System employee except for such management personnel designated by Seller as a contact for Purchaser.

(b) For a period of five years after the Closing, Purchaser will give Seller reasonable access during Purchaser’s regular business hours upon reasonable advance notice and under reasonable circumstances and subject to restrictions under applicable Law to books and records transferred to Purchaser to the extent necessary for the preparation of financial statements, regulatory filings or Tax returns of Seller or its Affiliates in respect of periods ending on or prior to Closing, or in connection with any Legal Proceedings; provided however, that this Section 7.1(b) shall not apply in connection with any matter or dispute between the parties hereto or their Affiliates, including any claim for indemnification pursuant to Article X hereof. Seller shall be entitled, at its sole cost and expense, to make copies of the books and records to which they are entitled access pursuant to this Section 7.1(b).

(c) On or before 60 days after the Effective Date, Purchaser shall have the option to obtain, at Purchaser’s sole cost and expense, Phase I environmental assessment reports regarding the Seller Property (the “Phase I Reports”), which report shall be prepared by an independent, qualified environmental firm acceptable to Seller, which acceptance shall not be unreasonably withheld, conditioned or delayed. If requested by Seller, Purchaser shall provide copies of the Phase I Reports to Seller promptly after they are completed. If, in Purchaser’s reasonable judgment and in the written opinion of an independent, qualified, nationally-recognized environmental consulting firm (which may be the same firm that prepared the Phase I Reports), with Seller’s prior agreement (which shall not be unreasonably withheld, conditioned or delayed), Phase II environmental assessments (“Phase II Assessments”) are necessary in light of the contents of the Phase I Reports, Purchaser may access the Owned Property to obtain such Phase II Assessments at Purchaser’s sole cost and expense. Such Phase II Assessments may include, without limitation, sampling and analysis of soil, groundwater, surface water, indoor and outdoor air, building materials and equipment, provided Purchaser shall cause such consultant to repair any damage caused by such sampling. If requested by Seller, Purchaser shall provide results of the Phase II Assessments to Seller promptly after they are completed, including, if prepared, any written Phase II Assessment reports. Purchaser shall not disclose the Phase I Reports, the results of the Phase II Assessments or any information or matter related thereto to any Governmental Body or any other Person, except with the prior written consent of Seller, which shall not be unreasonably withheld, or as may be required by applicable Law.

(d) Between the Effective Date and Closing Date, Seller shall notify Purchaser as soon as practicable of any occurrence known to Seller that would change the accuracy or completeness of the warranties and representations in Section 5.19.

(e) Seller shall deliver to Purchaser within 30 days after the end of each month between the Effective Date and Closing the system reports for such month prepared in a manner and containing information consistent with Seller’s current practices and industry standards. To the extent the system reports do not otherwise provide, Seller shall additionally deliver to Purchaser within five days after the end of each such month information related to the number and types of subscribers receiving services through the System for each such period.

7.2 Conduct of the Business Pending the Closing.

(a) Between the Effective Date and the Closing, except (i) as required by applicable Law or Contract in effect as of the Effective Date, (ii) as otherwise expressly provided for in this Agreement or (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall maintain the System in good working order and conduct the operations of the System and the Business only in the Ordinary Course of Business. Purchaser acknowledges that historical or planned levels of capital spending based on capital plans developed on the assumption of Seller’s continued ownership of the System are not indicative of levels of capital spending Seller may incur after the Effective Date, due, in part, to there being an insufficient rate of return on investment to justify, in Seller’s sole business judgment, certain expenditures.

(b) Between the Effective Date and the Closing, except (i) as required by applicable Law or System Contract in effect as of the Effective Date, (ii) as otherwise expressly provided for in this Agreement, or (iii) with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, delayed or conditioned), Seller shall not:

(A) other than in the Ordinary Course of Business, (1) increase the annual level of compensation of any Employee, (2) grant any bonus, benefit or other direct or indirect compensation to any Employee, (3) adopt, amend or increase the coverage or benefits available under, any Employee Benefit Plan or (4) enter into any employment, deferred compensation, severance, consulting, non-competition or similar agreement (or amend any such agreement) with any Employee;

(B) create, or permit to exist any lien on any of the Purchased Assets except for Permitted Exceptions;

(C) sell, assign, license, transfer, convey, lease or otherwise dispose of any Purchased Asset except inventory in the Ordinary Course of Business, or for the purpose of disposing of obsolete assets no longer used or useful in the Business or in conjunction with the acquisition of replacement property of equivalent kind and value;

(D) enter into any Contract or cause any amendment to any Contract existing as of the Effective Date that is either not terminable on 30 days prior written notice without penalty to Purchaser or which involves the payment of more than $10,000 and requires Purchaser to assume obligations under such Contract;

(E) amend or modify in any material respect, or terminate or suspend, any Franchise or Permit or enter into any new Franchise or Permit;

(F) other than annual rate increases or as related to marketing activities, (A) change customer rates or charges; or (B) change billing, disconnect or marketing practices, except in the Ordinary Course of Business; or

(G) agree to do anything prohibited by this Section 7.2.

(c) Seller shall use commercially reasonable efforts to obtain and Purchaser shall (and each shall cause its respective Affiliates to) reasonably cooperate with Seller’s efforts to obtain agreements for the 3 year period commencing January 1, 2012 for the carriage of broadcast television stations that have elected retransmission consent pursuant to 47 C.F.R. §76.64. (“Retransmission Consent Agreements”) and Seller shall keep Purchaser reasonably informed of its efforts to obtain such consents including the proposed terms and conditions of such consents. Purchaser agrees that it shall not, without the prior written consent of Seller (which may be withheld at Seller’s sole discretion), seek amendments or modifications that would materially adversely affect Seller or Seller’s operation of the System prior to Closing. Seller’s obligations hereunder with respect to obtaining the Retransmission Consent Agreements shall be fully satisfied if Seller has executed a new contract with the respective broadcast station in writing on terms substantially similar to the current terms thereof and for consideration that is substantially the same as the consideration being paid by cable television companies for carriage of substantially similar broadcast stations in substantially similar cable television systems.

(d) Seller shall use commercially reasonable efforts to:

(i) cause the System to be in compliance with all applicable FCC and other rate regulations;

(ii) cause the headend located at 2475 Black Snake Road in Canon, Franklin County, Georgia to be in compliance with all applicable FCC and other rules and regulations regarding emergency alert systems;

(iii) cause the tower located at 2475 Black Snake Road in Canon, Franklin County, Georgia to be dismantled and removed; and

(iv) enter into a written arrangement with BellSouth Telecommunications, Inc. for the approximately 96 pole attachments in the Royston area referenced at Schedule 5.3(b)(v).

7.3 Consents.

(a) Purchaser shall use commercially reasonable efforts to obtain, and Seller shall (and shall cause its Affiliates to) cooperate with Purchaser’s efforts to obtain, a new franchise and any other required Governmental Authorizations in its own name sufficient to cover Purchaser’s operations of the System from and after Closing.

(b) Seller shall use commercially reasonable efforts, and Purchaser shall (and shall cause its Affiliates to) cooperate with Seller, to obtain the Consents at Seller’s sole cost and expense, not to exceed a commercially reasonable amount. Purchaser agrees that it shall not, without the prior written consent of Seller (which may be withheld at Seller’s sole discretion), seek amendments or modifications to Permits, Franchises or Contracts that would adversely affect Seller or Seller’s operation of the System prior to Closing. Notwithstanding anything to the contrary contained in this Section 7.3(b), Seller’s obligations hereunder with respect to pursuing the Consents shall be fully satisfied with respect to (a) the transfer of pole attachment or conduit contracts, if Purchaser has executed a new contract with the respective pole company or if such pole company has indicated in writing that it is willing to execute a new contract at or prior to the Closing with Purchaser on terms substantially the same as the current terms thereof; and (b) the transfer of railroad crossing permits or contracts, if Purchaser has executed a new permit or contract with the respective railroad company or if such railroad company has indicated in writing that it is willing to execute a new permit or contract at or prior to the Closing with Purchaser on terms substantially the same as the current terms thereof.

7.4 Governmental Authorizations.

Each of Purchaser and Seller shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to any applicable Law in connection with the Transaction contemplated by this Agreement. Each such party shall promptly inform the other party of any oral communication with, and provide copies of written communications with, any Governmental Body regarding any such filings or the Transaction. No party hereto shall independently participate in any formal meeting with any Governmental Body in respect of any such filings, investigation, or other inquiry without giving the other party hereto prior notice of the meeting and, to the extent permitted by such Governmental Body, the opportunity to attend and/or participate. Seller and Purchaser may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.4 as “outside counsel only.” Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.

7.5 Confidentiality Agreement.

Each party shall keep secret and hold in confidence for a period of three years following the Effective Date, any and all information relating to the other party that is proprietary to such other party, other than the following: (a) information that has become generally available to the public other than as a result of a disclosure by such party; (b) information that becomes available to such party or an agent of such party on a non-confidential basis from a third party having no obligation of confidentiality to a party to this Agreement; (c) information that is required to be disclosed by applicable law, judicial order or pursuant to any listing agreement with, or the rules or regulations of, any securities exchange on which securities of such party or any such affiliate are listed or traded; and (d) disclosures made by any party as shall be reasonably necessary in connection with obtaining the Consents, and such Governmental Authorizations, including a franchise, as may be necessary for Purchaser to operate the System following the Closing. In connection with disclosure of confidential information under (c) and (d) above, the disclosing party shall give the other party hereto timely prior notice of the anticipated disclosure and the parties shall cooperate in designing reasonable procedural and other safeguards to preserve, to the maximum extent possible, the confidentiality of such material. Upon Closing, Purchaser may disclose information pertaining to the Purchased Assets, the Systems or the Business, and such disclosure right shall in no way be limited or governed by any other portion of this Section 7.5. Purchaser hereby acknowledges Seller has public disclosure and filing obligations including but not limited to the solicitation of the approval of a majority in interest of Seller’s limited partners to the consummation of the Transaction contemplated hereby and authorizes Seller to disclose such information regarding Purchaser as may be considered reasonably necessary by Seller and its counsel; provided, however, that prior to any such disclosure Seller shall provide Purchaser with a copy of information regarding Purchaser that is to be included in such disclosure document.

7.6 Preservation of Records.

After the Closing Date, where there is a legitimate business purpose, each party shall provide the other party with access, upon prior reasonable written request specifying the need therefore, during regular business hours, to (a) the officers and employees of such party and (b) the books of account and records of such party, but, in each case, only to the extent relating to the assets, Liabilities or business of the Business prior to the Closing, and the other party and its representatives shall have the right to make copies of such books and records at its sole cost; provided, however, that (a) the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party and (b) no such access shall be provided in connection with any matter or dispute between the parties hereto or their Affiliates, including any claim for indemnification under Article X hereof except pursuant to a valid discovery request.

7.7 Publicity.

Neither Seller nor Purchaser shall issue any press release or public announcement concerning this Agreement or the transactions contemplated hereby without obtaining the prior written approval of the other party hereto, which approval will not be unreasonably withheld or delayed; provided that (a) either party may, without the other party’s prior written consent, disclose information to its financing sources and professional advisors, including accountants, attorneys, investors, financial advisors, bankers and other experts, (b) Seller may, without Purchaser’s prior written consent, make public statements with respect to this Agreement and the Transaction contemplated hereby to its general and limited partners in connection with seeking limited partner approval of the Transaction contemplated hereby, (c) either party may make public statements or disclosures as may be required by applicable laws, including SEC requirements, and (d) Seller may make such filings with the Securities and Exchange Commission as Seller and its counsel deem reasonably necessary to solicit approval of the Transaction contemplated by this Agreement from Seller’s limited partners; provided that prior to any such disclosure, Seller shall provide to Purchaser a copy of information regarding Purchaser that is to be included in such disclosure document.

7.8 Use of Name.

Purchaser agrees that it shall have no right to use of the name “Northland” or any service marks, trademarks, trade names, identifying symbols, logos, emblems, signs or insignia related thereto or containing or comprising the foregoing, including any name or mark confusingly similar thereto (collectively, the “Northland Marks”), and will not at any time hold itself out as having any affiliation with NCC or any of its Affiliates. Notwithstanding the immediately preceding sentence, (i) as promptly as practicable but in no event later than 120 days following the Closing Date (such period, the “Usage Period”), Purchaser shall remove, strike over or otherwise obliterate all Northland Marks from all materials including, without limitation, any vehicles, business cards, schedules, stationery, packaging materials, displays, signs, promotional materials, manuals, forms, computer software and other materials; provided, however, that Purchaser shall have no obligation to take any such actions with respect to (a) cable boxes or other similar items in the possession of customers, or as are used in similar fashion making such removal or discontinuation impracticable; or (b) any cable or fibers which have been previously installed; and (ii) Purchaser shall be permitted to use the Northland Marks during the Usage Period, provided that, such use complies with the Northland Guidelines attached hereto as Exhibit B.

7.9 Transition Services.

(a) Seller will, and will cause its Affiliates to, provide to Purchaser, in connection with the System, transition services for a period of up to 120 days following Closing to allow for the conversion of existing call center, billing system, and all Internet support services, including support regarding and services relating to Seller’s billing system, and use of Seller’s Internet addresses, software, Internet back bone connection, e-mail servers and related fixed assets (“Transition Services”). Such Transition Services will be provided pursuant to the terms of a transition services agreement substantially in the form of Exhibit H (the “Transition Services Agreement”), pursuant to which Seller or its Affiliates will provide the Transition Services and any other services agreed to by both parties.

(b) Purchaser and Seller will use commercially reasonable efforts to provide for a smooth transition upon the Closing, so that the operation of the System, the service to the customers and other similar matters will not be adversely affected. Promptly after the Effective Date each party will designate in writing points-of-contact for the parties to facilitate communications regarding the Transition Services and to resolve expeditiously issues which may arise in connection with the transition. Each party will have the right at any time and from time to time to replace its points-of-contact. Purchaser and Seller will use commercially reasonable efforts to develop systems, plans and procedures to provide for uninterrupted service to the customers throughout the transition. Purchaser and Seller agree to cooperate to facilitate the provision of programming, customer care, billing and the collecting and processing of payments and other services related to the operation of the Business. Notwithstanding the foregoing, neither party will be an agent of the other, and neither party shall have responsibility or authority to act for or on behalf of the other party in any matter or capacity and neither Seller nor any of its Affiliates shall be required to incur any costs or assume any liability related to the Transition Services, except as provided in the Transition Services Agreement, including in connection with the third party charges for billing conversion under the Transition Services Agreement, Purchaser shall pay the first $20,000 of fees from Great Lakes Data Systems, Inc., (“GLDS”) to convert GLDS billing data for this System and the Clayton system (as described in Section 9.1(j)) into a format usable by Purchaser in its billing system and Purchaser, on the one hand, and Seller and its Affiliate, Northland Cable Properties, Inc., collectively, on the other hand, shall each pay 50% of such fees above $20,000; provided, however, in no event will Seller and its Affiliates, collectively, be obligated to pay more than $7,500 of such GLDS fees. Persons retained by one party as employees or agents will not by reason thereof be deemed to be employees or agents of the other party. Seller will have no responsibility or authority under this Agreement, directly or indirectly, with respect to the operation or management of Purchaser’s business or operations.

7.10 No Negotiations.

Unless and until this Agreement is terminated, Seller will not enter into any negotiations with any Person (other than Purchaser and its employees and agents) in connection with any proposed acquisition of the System.

7.11 Disclosure Schedules; Supplementation and Amendment of Schedules.

Seller may, at its option, include in the Schedules items that are not material in order to avoid any misunderstanding, and such inclusion, or any references to dollar amounts, shall not be deemed to be an acknowledgement or representation that such items are material, to establish any standard of materiality or to define further the meaning of such terms for purposes of this Agreement. From time to time prior to the Closing, Seller shall supplement or amend the Schedules with respect to any matter hereafter arising or discovered after the delivery of the Schedules pursuant to this Agreement. No such supplement or amendment shall have any effect on the satisfaction of the condition to Closing set forth in Section 9.1(a) or in any way limit or affect any of Purchaser’s rights hereunder for or with respect to any misrepresentation or breach of warranty by Seller or Seller’s failure to fulfill any covenant, agreement or condition contained in this Agreement.

7.12 Funding of Purchase Price.

From time to time prior to Closing at Seller’s reasonable request, Purchaser shall provide to Seller documentation reasonably satisfactory to Seller, including but not limited to financial statements of Purchaser and Guarantor evidencing that Purchaser has sufficient financial capability to pay the Purchase Price at Closing.

7.13 Bonds, Letters of Credit, Etc.

Purchaser shall use commercially reasonable efforts to execute and deliver all reasonably necessary documents, to insure that on or before Closing, Purchaser has delivered such bonds, letters of credit, indemnity agreements and similar instruments currently maintained and in effect as set forth in Schedule 5.17 in such amounts and in favor of such entities as may be reasonably required by such entity.

7.14 Endorsement of Checks, Etc.

Seller hereby authorizes Purchaser following the Closing to endorse for deposit only its name on and collect for Purchaser’s account any checks received in payment of any accounts included in the Purchased Assets, and any refunds of deposits, prepaid expenses and similar amounts included in the Purchased Assets. If any amounts due to Purchaser are received by Seller, Seller will promptly turn the same over to Purchaser.

7.15 Non-Competition.

During the period beginning on the Closing Date and ending on the second anniversary thereof (the “Non-Competition Period”), neither Seller, NCC, nor any Affiliate of NCC (each, a “Restricted Party”) shall, within the service area served by the System’s communication facilities existing as of the Closing Date (the “Restricted Area”), directly or indirectly, in any capacity, render services, engage or have a financial interest in, any business that shall be competitive with the System, nor shall any Restricted Party assist any person or entity that shall be engaged in any such business activities within the Restricted Area, including making available any information or funding to any such person or entity. If any Governmental Body determines that the foregoing restrictions are too broad or otherwise unreasonable under applicable Law, including with respect to time or geographic area, such Governmental Body is hereby requested and authorized by the parties hereto to revise the foregoing restriction to include the maximum restrictions allowable under applicable Law. Each Restricted Party acknowledges, however, that this Section 7.15 has been negotiated by the parties hereto and that the geographical and time limitations, as well as the limitation on activities, are reasonable in light of the circumstances pertaining to the System.

7.16 Non-Solicitation.

During the three year period following the Effective Date, (i) Purchaser shall not directly or indirectly, through any Affiliate, officer, director, agent or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of NCC or any Affiliate of NCC (other than Seller) as of the Effective Date, and (ii) neither Seller nor NCC shall directly or indirectly, through any Subsidiary, officer, director, agent of Seller or NCC or otherwise, solicit the employment of or employ or retain as a consultant any executive officer, supervisor or manager of Purchaser or any Affiliate of Purchaser as of the Effective Date. The foregoing restrictions shall not apply to individuals that (a) are not employed by a party at the time of the solicitation, employment or retention, (b) respond to general public advertisements of a job opening or (c) are recruited through an employment agency not targeted at such Person’s employees.

7.17 Title Insurance Policies.

Purchaser shall have the right, in its sole discretion, to obtain commitments to issue title insurance in respect of the Owned Property. Seller shall use commercially reasonable efforts to cooperate and assist Purchaser in obtaining such title insurance commitments, including delivering or causing to deliver all documents in Seller’s possession or control that are required by Purchaser’s title insurance company which are reasonably necessary in order for said title company to issue an ALTA form owner’s title insurance policy to Purchaser; provided that Seller shall not be required to incur any cost, expense or liability in connection therewith. Following the Effective Date, Purchaser may order any such title commitments and surveys as it may desire with respect to the Owned Property. Purchaser may notify Seller in writing within 60 days after the Effective Date that any commitment or survey ordered in accordance with the terms of this Section 7.17 discloses a condition that constitutes a breach, or any facts which could be reasonably expected to result in a breach, of the representations of Seller contained in Section 5.9 of this Agreement, or any condition that could prohibit Seller from transferring title or interest to such Owned Property free and clear of all Liens (other than Permitted Exceptions) (a “Title Defect”). Upon receipt of timely written notice of a Title Defect, Seller will promptly commence further investigation and use commercially reasonable efforts at its expense to (i) cure the Title Defect prior to the Closing Date, or (ii) cause the title company to commit to insure over each such Title Defect prior to the Closing Date. If any such Title Defect cannot be removed prior to the Closing Date, or the title company will not commit to insure over such Title Defect prior to the Closing Date, then at Purchaser’s election, Purchaser and Seller shall enter into a written agreement at or prior to the Closing Date containing the commitment of Seller to use commercially reasonable efforts to remedy the uncured Title Defect(s) following the Closing Date on terms satisfactory to Purchaser in its reasonable discretion; provided, however, that no such commitment will impair or otherwise abrogate Purchaser’s rights hereunder. For the avoidance of doubt, nothing in this Section 7.17 shall alter Seller’s obligation to deliver the Owned Property to Purchaser free and clear of all Liens other than Permitted Exceptions.

7.18 Diligence as to Certain Closing Requirements.

(a) Promptly after the Effective Date, Seller shall retain a financial advisor to prepare a fairness opinion and use Seller’s commercially reasonable efforts to obtain such opinion as expeditiously as practicable but in any event on or before 65 days after the Effective Date.

(b) Promptly after receipt of the Fairness Opinion (as defined below in sub-section (d)) and after completing SEC review of the Proxy Statement, NCC shall give notice of, convene and hold a meeting of Seller’s limited partners (the “Limited Partners’ Meeting”) for the purpose of approving this Agreement and the sale of the System, Business and Purchased Assets to Purchaser pursuant to the terms of Seller’s limited partnership agreement and applicable limited partnership law. Subject to receipt of the Fairness Opinion, Seller shall solicit from Seller’s limited partners proxies in favor of the approval of this Agreement and the sale of the System, Business and Purchased Assets.

(c) In connection with the Limited Partners’ Meeting, Seller shall promptly prepare and file with the SEC a proxy statement, letter to shareholders, notice of meeting and form of proxy accompanying the Proxy Statement that will be provided to Seller’s limited partners in connection with the solicitation of proxies for use at the Limited Partners’ Meeting, and any schedules required to be filed with the SEC in connection therewith (collectively, as amended or supplemented, the “Proxy Statement”). Subject to all applicable Laws, Seller shall use its commercially reasonable efforts to cause the Proxy Statement to be cleared by the SEC and disseminated to Seller’s limited partners as promptly as practicable following the filing thereof with the SEC. Seller shall provide Purchaser and its counsel reasonable opportunity to review and comment on any information regarding Purchaser used by Seller in the Proxy Statement regarding Purchaser that (i) constitute “proxy materials” or “solicitation materials” as those terms are used in Rules 14a 1 through 14a-17 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”) or (ii) are otherwise used for the “solicitation” of “proxies” as those terms are defined in Rule 14a-1 promulgated under the Exchange Act, in each case prior to the filing thereof with the SEC or the dissemination thereof to Seller’s limited partners. Seller shall advise Purchaser, promptly after it receives notice thereof, of any request by the SEC or its staff for an amendment or revisions to the Proxy Statement regarding Purchaser information, or comments thereon and responses thereto, or requests by the SEC or its staff for additional information in connection with Purchaser information. If at any time prior to the

Limited Partners’ Meeting, any information relating to Purchaser, or any of its respective directors, officers or Affiliates, should be discovered by Seller or Purchaser which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party, and an appropriate amendment or supplement to the Proxy Statement describing such information shall be promptly prepared and filed with the SEC and, to the extent required by applicable Law, disseminated to Seller’s limited partners. Seller shall cause the Proxy Statement to comply as to form and substance in all material respects with applicable Law.

(d) Subject to obtaining a fairness opinion reasonably acceptable to Seller concluding that the sale of Seller’s assets, in the aggregate, is fair from a financial point of view to Seller’s limited partners (the “Fairness Opinion”), Seller shall include in the Proxy Statement the recommendation, unanimously approved by the Board of Directors of NCC, that the limited partners approve this Agreement and the sale of the System, Business and Purchased Assets to Purchaser.

7.19 Railroad Crossing Agreements.

Seller shall use commercially reasonable efforts to negotiate, execute and deliver written agreements for the railroad crossings referred to in Section 9.1(h) and shall keep Purchaser informed as to Seller’s progress in obtaining such agreements and allow Purchaser to review any such agreement prior to Seller’s execution and delivery thereof to ensure that all such agreements will satisfy the standard set forth in Section 9.1(h).

ARTICLE VIII

EMPLOYEES AND EMPLOYEE BENEFITS

8.1 Employment.

No later than 20 Business Days prior to the Closing Date Purchaser shall provide Seller a list containing all Employees which Purchaser, in its sole discretion, desires to employ (“Designated Employees”). Any Designated Employee who actually commences employment with Purchaser (each, a “Transferred Employee”) shall be deemed an employee of Purchaser as of the date the Transferred Employee commences employment with Purchaser. Purchaser shall not have any Liability with respect to any Employee who does not become a Transferred Employee, other than Liabilities resulting from actions against Purchaser by Employees for violations of Law or alleged violations of Law. With respect to any Transferred Employee, Purchaser shall not have any responsibility for any Liability that arose or was accrued in connection with their employment with Seller or their participation in the Employee Benefit Plans. Notwithstanding anything herein to the contrary, nothing in this Agreement or any of the other documents relating to this Transaction, express or implied, shall confer upon any Employee or Former Employee any rights, benefits or remedies (including, but not limited to, any right to employment or continued employment for any specified period) of any nature whatsoever.

8.2 Employee Benefits.

(a) Subject to Section 2.3(a) Seller shall pay to all Transferred Employees all vacation pay that may have been accrued by such Transferred Employee, as of the Closing Date in accordance with applicable law regarding payment of wages payable to employees that may be due upon termination of employment.

(b) For purposes of eligibility, vesting and levels of benefits (other than benefit accruals under any defined benefit pension plans) under the employee benefit plans of Purchaser providing benefits to Transferred Employees (the “Purchaser Plans”), Purchaser shall credit each Transferred Employee with his or her years of service with Seller and any predecessor entities, to the same extent as such Transferred Employee was entitled immediately prior to the Closing to credit for such service under any similar Employee Benefit Plan. To the extent permitted by the Purchaser Plans, the Transferred Employees shall not be denied coverage on the basis of pre-existing conditions, and shall be credited for any deductibles and out-of-pocket expenses paid in the year of initial participation in the Purchaser Plans.

(c) Nothing contained in this Section 8.2 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Transferred Employee or any change in the employee benefits available to any individual Transferred Employee.

ARTICLE IX

CONDITIONS TO CLOSING

9.1 Conditions Precedent to Obligations of Purchaser.

The obligation of Purchaser to consummate the transactions contemplated by this Agreement is subject to the fulfillment or waiver, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived by Purchaser in whole or in part to the extent permitted by applicable Law):

(a) each of the representations and warranties contained in Article V containing any of the terms “material,” “materially,” or “material adverse effect” or “Material Adverse Effect” shall be true and correct in all respects when made on the Effective Date and on and as of the Closing Date, and each of the representations and warranties contained in Article V not containing such terms shall be true and correct in all material respects when made on the Effective Date and on and as of the Closing Date (except in each case for representations and warranties which contemplate a different date which need only be true and correct as set forth herein as of such date);

(b) Seller shall have performed and complied in all material respects with all covenants and agreements required in this Agreement to be performed or complied with by it prior to the Closing Date.

(c) there shall not have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the transactions contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the Transaction contemplated hereby;

(d) no event creating a Material Adverse Effect shall have occurred since the Effective Date of this Agreement;

(e) each consent, approval, franchise and permit listed on Schedule 9.1(e) (the “Material Consents”) shall have been duly obtained and delivered to or waived by Purchaser except for any FCC consent to any business radio license that Purchaser reasonably expects can be obtained within 120 days after the Closing Date and so long as a temporary authorization is available to Purchaser under FCC rules with respect thereto;

(f) Neither the consummation nor the performance of any transaction contemplated by the Transaction Documents will, directly or indirectly (with or without notice or lapse of time), contravene, conflict with, or violate, or cause Purchaser or any Affiliate of Purchaser to suffer any material adverse effect under, any applicable Law or Order enacted after the Effective Date; and,

(g) Seller shall have delivered or caused to be delivered each of the following documents, agreements, instruments and other deliverables:

(i) a duly executed Bill of Sale, in the form attached hereto as Exhibit C;

(ii) duly executed general warranty deeds for the Owned Properties in the form attached hereto as Exhibit F;

(iii) a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit D;

(iv) a duly executed assignment and assumption of lease agreement for each of the Real Property Leases in forms reasonably acceptable to Purchaser;

(v) a duly endorsed assignment of a motor vehicle, or other comparable title for each titled property that is a part of the Purchased Assets;

(vi) a duly executed Non-foreign Affidavit as required by the Foreign Investors in Real Property Tax Act;

(vii) a duly executed Indemnity Escrow Agreement in the form of Exhibit A hereto;

(viii) a closing and disbursement schedule executed by Seller (which shall be prepared jointly by Seller and Purchaser) reflecting all payments, cost allocations, prorations, and disbursements made at Closing, which schedule shall describe with specificity all items prorated between Seller and Purchaser at Closing;

(ix) a certificate, dated as of the Closing Date, executed by the President of the managing general partner of Seller, certifying to his knowledge, without personal liability, that the conditions set forth in Sections 9.1(a) and 9.1(b) are satisfied;

(x) a certificate of existence of Seller issued by the Office of the Secretary of State of the State of Washington; and

(xi) one or more certificates, dated as of the Closing Date, executed by the Secretary of the managing general partner of Seller, without personal liability: (a) certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Seller’s managing general partner, authorizing and approving the execution of this Agreement and the other Transaction Documents on behalf of Seller and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect and are all the resolutions adopted in connection with the Transaction contemplated by this Agreement; (b) certifying that the resolutions, as attached to such certificate, were duly adopted by the partners of Seller, authorizing and approving the execution of this Agreement and the other Transaction Documents on behalf of Seller and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; (c) certifying as to the incumbency of the person signing this Agreement and any other documents on behalf of the managing general partner of Seller and a certificate by another officer of the managing general partner as to the incumbency and signature of the person signing this document on behalf of the managing general partner; (d) the Certificate of Formation of Seller (a copy of which shall be attached to the Certificate), certified by the Secretary of State of its state of formation; and (e) the Partnership Agreement of Seller (a copy of which shall be attached to the Certificate);

(xii) opinions of Seller’s counsel dated as of the Closing Date, substantially in the forms attached hereto as Exhibit G-1 and Exhibit G-2; and

(xiii) a duly executed Transition Services Agreement.

(h) Seller shall have done each of the following:

(i) entered into written railroad crossing agreements evidencing Seller’s and its assignee’s right to access the related railroad crossings reasonably satisfactory to Purchaser in form and substance and providing for their assignment to Purchaser at Closing with respect to each of the 15 wireline crossing easements listed in Schedule 5.9;

(ii) procured the approval of a majority in interest of the limited partners of Seller in accordance with Section 9.2(d)

(iii) caused the System to be in compliance with all applicable FCC and other rate regulations;

(iv) caused the headend located at 2475 Black Snake Road in Canon, Franklin County, Georgia to be in compliance with all applicable FCC and other rules and regulations regarding emergency alert systems;

(v) caused the tower located at 2475 Black Snake Road in Canon, Franklin County, Georgia to be dismantled and removed; and

(vi) entered into a written arrangement with BellSouth Telecommunications, Inc. for the approximately 96 pole attachments in the Royston area referenced at Schedule 5.3(b)(v); and

(i) Purchaser shall have obtained a State Cable Franchise to operate the System.

(j) Simultaneously with its submission of a bid and draft of documents with respect to the Purchased Assets contemplated herein, Purchaser submitted a bid and draft documents to Northland Cable Properties, Inc. to purchase certain assets in Clayton, Georgia (the “Clayton Bid”). Although set forth explicitly in the Clayton Bid, for avoidance of all doubt, Purchaser’s desire and agreement to purchase property pursuant to the Clayton Bid is expressly conditioned upon the Closing of the Transactions contemplated in this Agreement and the other Transaction Documents.

9.2 Conditions Precedent to Obligations of Seller.

The obligations of Seller to consummate the Transaction contemplated by this Agreement are subject to the fulfillment or waiver, prior to or on the Closing Date, of each of the following conditions (any or all of which may be waived by Seller in whole or in part to the extent permitted by applicable Law):

(a) Each of the representations and warranties contained in Article VI containing any of the terms “material,” “materially,” or “material adverse effect” or “Material Adverse Effect” shall be true and correct in all respects when made on the Effective Date and on and as of the Closing Date, and each of the representations and warranties contained in Article VI not containing such terms shall be true and correct in all material respects when made on the Effective Date and on and as of the Closing Date (except for representations and warranties which contemplate a different date which need only be true and correct as set forth herein as of such date);

(b) Purchaser shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by Purchaser on or prior to the Closing Date;

(c) there shall not have been instituted or threatened any Legal Proceeding to enjoin or otherwise prevent or prohibit the consummation of the Transaction contemplated hereby, or any pending or threatened Legal Proceeding seeking material damages that relate to or arise out of this Agreement or the consummation of the Transaction contemplated hereby;

(d) a majority in interest of the limited partners of Seller shall have consented to the transactions contemplated by this Agreement and the other Transaction Documents in accordance with the terms of Seller’s partnership agreement and applicable securities laws;

(e) Seller shall have received the Fairness Opinion;

(f) Purchaser shall have delivered, or caused to be delivered, to Seller the following documents, agreements, instruments and other deliverables:

(i) the Purchase Price in accordance with Article III;

(ii) a duly executed Indemnity Escrow Agreement in the form attached hereto as Exhibit A;

(iii) a duly executed Assignment and Assumption Agreement in the form attached hereto as Exhibit D;

(iv) a certificate of existence of Purchaser issued by the office of the Secretary of State of the State of Georgia;

(v) a certificate signed by an authorized officer of Purchaser, dated the Closing Date, certifying to his knowledge, without personal liability, that the conditions set forth in Sections 9.2(a) and (b) are satisfied;

(vi) one or more certificates, dated as of the Closing Date, executed by the Secretary of Guarantor, without personal liability: (a) certifying that the resolutions, as attached to such certificate, were duly adopted by the Guarantor, as the sole member of Purchaser, authorizing and approving the execution of this Agreement and the other Transaction Documents on behalf of Purchaser and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect and are all the resolutions adopted by the sole member of Purchaser in connection with the Transaction contemplated by this Agreement; (b) certifying that the resolutions, as attached to such certificate, were duly adopted by the Board of Directors of Guarantor, authorizing and approving the execution of the Guaranty on behalf of Guarantor and the consummation of the transactions contemplated hereby and thereby and that such resolutions remain in full force and effect; (c) certifying as to the incumbency of the persons signing this Agreement and any other documents on behalf of Purchaser and Guarantor and a certificate by another officer of Guarantor as to the incumbency and signature of the Secretary signing the Secretary’s Certificate; (d) the Articles of Incorporation of Guarantor (a copy of which shall be attached to the Certificate), certified by the Secretary of State of South Carolina; (e) the Bylaws of Guarantor certified by the Secretary of Guarantor; (f) the Certificate of Organization of Purchaser (a copy of which shall be attached to the Certificate) certified by the Secretary of State of Georgia; and (g) the Operating Agreement of Purchaser certified by the Secretary of Guarantor; and

(vii) a duly executed Transition Services Agreement.

9.3 Frustration of Closing Conditions.

Neither Seller nor Purchaser may refuse to close on the grounds that a condition to such party’s obligation to Close under Section 9.1 (as to Purchaser’s obligation) or Section 9.2 (as to Seller’s obligation), respectively, has not been satisfied if the failure to satisfy such condition was caused by such party’s material breach of this Agreement.

ARTICLE X

INDEMNIFICATION

10.1 Survival of Representations, Warranties and Covenants.

(a) Any party must give prompt notice to the other party of any claim for indemnification under this Article X in writing setting forth the specific claim and the basis therefore in reasonable detail. Any claims for breach of any representation, warranty, covenant or agreement contained herein may be made only to the extent permitted by this Article X and, as to representations and warranties, shall be limited to those representations and warranties made under Article V as to Seller and under Article VI as to Purchaser. Claims for breach of a representation or warranty may be asserted prior to the expiration of the applicable statute of limitations with respect to a claim for indemnification relating to any Specified Representations (as defined below) and shall be asserted prior to the eighteenth (18) month anniversary of the Closing Date with respect to a claim for indemnification relating to any other representations and warranties (the “Representation and Warranty

Survival Period”). As used herein, the term “Specified Representations” means the representations contained in Section 5.2 (Authority), Section 5.6 (Title), Section 5.8 (Taxes), Section 5.11 (Employee Benefits), and Section 5.19 (Environmental Matters). Any claim for breach of any representation or warranty herein, other than claims of fraud, willful misconduct or intentional misrepresentation, not made by Purchaser within the Representation and Warranty Survival Period will be irrevocably and unconditionally released and waived. Any claim for breach of any representation or warranty herein, other than claims of fraud, willful misconduct or intentional misrepresentation, not made by Seller within a period of eighteen (18) months after the Closing date, will be irrevocably and unconditionally released and waived.

(b) All of the covenants or other agreements of the parties contained in this Agreement shall survive until fully performed or fulfilled, unless such non-compliance is waived in writing by the party entitled to such performance. No claim for a breach of a covenant or other agreement set forth in this Agreement that by its nature is required to be performed by or prior to Closing (the “Pre-Closing Covenants”) may be made or brought by any party hereto after Closing. No claim for a breach of a covenant or other agreement set forth in this Agreement that by its nature is required to be performed after Closing (the “Post-Closing Covenants”) may be made or brought by any party hereto more than one year after such performance is completed or was due but not performed (in each case a “Post-Closing Covenant Survival Period”).

10.2 Indemnification by Seller.

(a) Subject to Section 10.5 hereof, Seller hereby agrees to indemnify and hold Purchaser and its directors, officers, employees, Affiliates, members, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Purchaser Indemnified Parties”) harmless from and against, and pay to the applicable Purchaser Indemnified Party the amount of, any and all losses, liabilities, claims, demands, judgments, damages, fines, suits, actions, costs and expenses (individually, a “Loss” and, collectively, “Losses”):

(i) to the extent resulting from, in connection with or by virtue of the failure of any of the representations or warranties made by Seller in this Agreement or the other Transaction Documents to be true and correct as set forth in Section 9.1(a) hereto;

(ii) to the extent resulting from, in connection with or by virtue of the breach of any covenant or agreement on the part of Seller contained in this Agreement or the other Transaction Documents;

(iii) to the extent arising or resulting from, in connection with or by virtue of any Excluded Asset or any Excluded Liability; and

(iv) to the extent arising or resulting from, in connection with or by virtue of Seller’s operation of the Business prior to the Closing Date.

(b) Purchaser shall take and shall cause its Affiliates to take commercially reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

10.3 Indemnification by Purchaser.

(a) Subject to Section 10.5, Purchaser hereby agrees to indemnify and hold Seller and its directors, officers, employees, Affiliates, agents, attorneys, representatives, successors and permitted assigns (collectively, the “Seller Indemnified Parties”) harmless from and against, and pay to the applicable Seller Indemnified Parties the amount of, any and all Losses:

(i) to the extent resulting from, in connection with or by virtue of the failure of any of the representations or warranties made by Purchaser in this Agreement or the other Transaction Documents to be true and correct as set forth in Section 9.2(a) hereto;

(ii) to the extent resulting from, in connection with or by virtue of the breach of any covenant or agreement on the part of Purchaser contained in this Agreement or the other Transaction Documents;

(iii) to the extent arising or resulting from, in connection with or by virtue of any Assumed Liability; and

(iv) to the extent arising or resulting from, in connection with or by virtue of Purchaser’s operation of the Business after the Closing Date.

(b) Seller shall take and shall cause its Affiliates to take commercially reasonable steps to mitigate any Loss upon becoming aware of any event which would reasonably be expected to, or does, give rise thereto.

10.4 Indemnification Procedures.

(a) A claim for indemnification for any matter not involving a third-party claim may be asserted by prompt notice to the party from whom indemnification is sought.

(b) In the event that any Legal Proceedings shall be instituted or that any claim or demand shall be asserted by any third party in respect of which payment may be sought under Sections 10.2 or 10.3 hereof (regardless of the limitations set forth in Section 10.5) (an “Indemnification Claim”), the indemnified party shall promptly cause prompt written notice of the assertion of any Indemnification Claim of which it has knowledge and that is covered by this indemnity to be forwarded to the indemnifying party. The failure of the indemnified party to give reasonably prompt notice of any Indemnification Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party is prejudiced as a result of such failure. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against by it hereunder, it shall within 30 days (or sooner, if the nature of the Indemnification Claim so requires) notify the indemnified party of its intent to do so; provided that the indemnifying party defends against, negotiates, settles or otherwise deals with such Indemnification Claim, the attorneys’ fees and other Losses incurred by such indemnifying party in connection with such defense, negotiation, settlement or other dealings shall, to the extent the Cap (as defined in Section 10.5) is applicable to such Indemnification Claim, reduce by the amount thereof the amount recoverable under the Cap by the indemnified parties. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Indemnification Claim which relates to any Losses indemnified against hereunder, the indemnified party may defend against, negotiate, settle or otherwise deal with such Indemnification Claim. If the indemnifying party shall assume the defense of any Indemnification Claim, the indemnified party may participate, at his or its own expense, in the defense of such Indemnification Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Indemnification Claim. Notwithstanding anything in this Section 10.4 to the contrary, neither the indemnifying party nor the indemnified party shall, without the written consent of the other party, settle or compromise any Indemnification Claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of the Indemnification Claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the indemnifying party notifies the indemnified party in writing of the indemnifying party’s willingness to accept the settlement offer and pay the amount called for by such offer, and the indemnified party declines to accept such offer, the indemnified party may continue to contest such Indemnification Claim, free of any participation by the indemnifying party, and the amount of any ultimate liability with respect to such Indemnification Claim that the indemnifying party has an obligation to pay hereunder shall be limited to the lesser of (A) the amount of the settlement offer that the indemnified party declined to accept plus the Losses of the indemnified party relating to such Indemnification

Claim through the date of its rejection of the settlement offer or (B) the aggregate Losses of the indemnified party with respect to such Indemnification Claim. If the indemnifying party makes any payment on any Indemnification Claim, the indemnifying party shall be subrogated, to the extent of such payment, to all rights and remedies of the indemnified party to any insurance benefits or other claims of the indemnified party with respect to such Indemnification Claim.

(c) After any final decision, judgment or award shall have been rendered by a Governmental Body of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to an Indemnification Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter.

10.5 Certain Limitations on Indemnification.

(a) Except as set forth in Section 10.5(b) and (c), notwithstanding the provisions of this Article X, neither Seller nor Purchaser shall have any indemnification obligations for Losses under Sections 10.2 or 10.3, (i) for any individual item, or group of items arising out of or related to the same event or circumstances or series of related events or circumstances, where the Loss relating thereto is less than Ten Thousand and no/100 Dollars ($10,000.00), at which point the indemnifying party shall become liable for the entire amount of the Loss, and not just the amount in excess of Ten Thousand and no/100 Dollars ($10,000.00) (the “Sub-Basket”) and (ii) unless the aggregate amount of all Losses (following the application of clause (i)) exceeds Twenty-Two Thousand Five Hundred Dollars ($22,500.00) (the “Basket”), and then only to the extent of such amounts in excess of the Basket.

(b) Subject to Section 10.5(c), in no event shall the aggregate indemnification to be paid by Seller under Section 10.2(a) or Purchaser under Section 10.3(a) exceed Eight Hundred and Ninety Thousand and no/100 Dollars ($890,000) (the “Cap”).

(c) Notwithstanding anything in this Article X, the Cap, Basket and Sub-Basket limitations set forth in Sections 10.5(a) and 10.5(b) shall not apply to claims for indemnification in respect of Losses related to or arising out of the (i) Specified Representations, (ii) Post Closing Covenants, including Seller’s covenant under Section 7.9(b), (iii) third party claims, (iv) Seller’s or Purchaser’s claims for the other’s failure or refusal to close in violation of this Agreement or, (v) any claims for indemnification in respect of Losses related to or arising out of fraud, willful misconduct or intentional misrepresentation.

10.6 Calculation of Losses.

(a) The amount of any Losses for which indemnification is provided under this Article X shall be net of any amounts actually recovered or recoverable by the indemnified party under insurance policies or otherwise with respect to such Losses (net of any expenses, other than Tax, incurred in connection with such recovery). Each of Purchaser and Seller shall use its commercially reasonable efforts to recover under insurance policies for any Losses prior to seeking indemnification under this Agreement.

(b) No party shall, in any event, be liable to any other Person for any consequential, incidental, indirect, special or punitive damages of such other Person, including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof (other than consequential, incidental, indirect, special or punitive damages (including loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity relating to the breach or alleged breach hereof) owing to a third party) to the extent such loss of revenue, income or profits, diminution of value or loss of business reputation or opportunity is determined to be consequential, incidental, indirect, special or punitive damages; provided, however, that such limitations with respect to lost profits or diminution of value shall not limit Purchaser’s or Seller’s right to recover contract damages in connection with Purchaser’s or Seller’s failure or refusal to close in violation of this Agreement.

(c) The amount of any Loss for which indemnification is provided under this Article X shall not be reduced to take into account any tax benefit realized by the indemnified party arising from the incurrence or payment of any such Loss.

10.7 Tax Treatment of Indemnity Payments.

Seller and Purchaser agree to treat any indemnity payment made pursuant to this Article X as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes unless otherwise required by Law.

10.8 Exclusive Remedy.

Except with respect to (i) claims based on fraud, willful misconduct or intentional misrepresentation, (ii) claims for injunctive or other equitable relief in connection with Sections 7.15 (non-compete) and 7.16 (non-solicitation), or (iii) claims arising related to the Specified Representations, from and after the Closing, the sole and exclusive remedy for any breach or failure to be true and correct, or alleged breach or failure to be true and correct, of any representation or warranty or any covenant or agreement in this Agreement or the other Transaction Documents, shall be indemnification in accordance with this Article X. In furtherance of the foregoing, each of the parties hereby waives, to the fullest extent permitted by applicable Law, any and all other rights, claims and causes of action (including rights of contributions, if any) known or unknown, foreseen or unforeseen, which exist or may arise in the future, that it may have against Seller or Purchaser, as the case may be, arising under or based upon any federal, state or local Law (including any such Law relating to environmental matters or arising under or based upon any securities Law, common Law or otherwise).

ARTICLE XI

MISCELLANEOUS

11.1 Tax Matters.

(a) Tax Cooperation. Seller and Purchaser shall furnish or cause to be furnished to each other, upon request, as promptly as practicable, such information and assistance relating to the Business (including access to books and records as well as the timely provision of powers of attorney or similar authorizations) as is reasonably necessary for the filing of all Tax Returns, the making of any election related to Taxes, the preparation for any audit by any Taxing Authority, and the prosecution or defense of any audit, proposed adjustment or deficiency, assessment, claim, suit or other proceeding relating to any Taxes or Tax Return. Seller and Purchaser shall cooperate with each other in the conduct of any audit or other proceeding related to Taxes and all other Tax matters relating to the Business.

(b) Payment of Sales, Use or Similar Taxes. Purchaser and Seller shall each be responsible for (and shall indemnify and hold harmless each other and their directors, officers, employees, Affiliates, agents, successors and permitted assigns against) 50% of any sales taxes applicable to the Purchased Assets and for all other applicable sales, use, stamp, documentary, filing, recording, transfer or similar fees or taxes or governmental charges (including UCC-3 filing fees, FAA, FCC, DOT, real estate and motor vehicle registration, title recording or filing fees and other amounts payable in respect of transfer filings) in connection with the transactions contemplated by this Agreement (other than taxes measured by or with respect to income imposed on Seller or its Affiliates).

(c) Proration. All real property taxes, personal property taxes, or ad valorem obligations and similar recurring taxes and fees on the Purchased Assets for taxable periods beginning on or before, and ending after, the Closing Date, shall be prorated between Purchaser and Seller as of 12:01 a.m. on the Closing Date on a daily basis and, for all purposes of this Agreement, such Taxes shall be allocated between the pre-closing tax period and post-closing tax period accordingly. Seller shall be responsible for all such taxes and fees on the Purchased Assets accruing under such daily proration methodology during any period up to and including the day prior to the Closing Date. Purchaser shall be responsible for all such taxes and fees with respect to the Purchased Assets accruing under such daily proration methodology during any period beginning on or after the Closing Date. With respect to taxes described in this Section 11.1(c), Seller shall timely file all Tax Returns due before the Closing Date with respect to such Taxes and Purchaser shall prepare and timely file all Tax Returns due on or after the Closing Date with respect to such Taxes. If one party remits to the appropriate Taxing Authority payment for taxes, which are subject to proration under this Section 11.1(c) and such payment includes the other party’s share of such Taxes, such other party shall promptly reimburse the remitting party for its share of such Taxes.

11.2 Expenses.

Except as otherwise provided in this Agreement, each of Seller and Purchaser shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby. Notwithstanding the foregoing, Purchaser and Seller shall each be responsible for 50% of any filing fees lawfully payable to or at the request of any Governmental Body in connection with this Agreement, the Seller Documents, the Purchaser Documents and the consummation of the transactions contemplated hereby and thereby.

11.3 Submission to Jurisdiction; Consent to Service of Process; Waiver of Jury Trial.

(a) Each party to this Agreement (a) hereby irrevocably submits to the exclusive jurisdiction and venue of the state and federal courts located in Atlanta, Georgia, for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or related to this Agreement or the transactions contemplated hereby, (b) to the extent not prohibited by applicable Law, hereby waives and agrees not to assert by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject to the personal jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution by reason of a lack of personal jurisdiction, that any such proceeding brought in one of the above-named courts is improper by reason of a lack of personal jurisdiction or venue, or that this Agreement or the subject matter hereof may not be enforced in or by such court by reason of a lack of personal jurisdiction or improper venue, and (c) hereby agrees not to commence any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or related to this Agreement or the Transaction contemplated hereby other than before one of the above-named courts, nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above-named courts.

(b) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

11.4 Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto), the Transaction Documents and the Confidentiality Agreement represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

11.5 Governing Law.

This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia applicable to contracts made and to be performed in such State without giving effect to the choice of law principles of such State that would require or permit the application of the laws of another jurisdiction.

11.6 Notices.

All notices and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand, (ii) when sent by facsimile (with written confirmation of transmission), (iii) one business day following the day sent by overnight courier or (iv) three days after mailing by certified mail, in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to Seller, to:

Northland Cable Properties Seven Limited Partnership

c/o Northland Communications Corporation

101 Stewart Street, Suite 700

Seattle, Washington, 98101

Facsimile: (206) 748-5061

Attention: Gary S. Jones, President

With a copy to

Same Address

Attention: Paul Milan, General Counsel

If to Purchaser, to:

TruVista Communications of Georgia, LLC

MAILING:

Post Office Box 160

Chester, SC 29706

PHYSICAL:

112 York Street

Chester, SC 29706

Facsimile No.: (803) 581-2223

Attention: J. Brian Singleton, President/CEO

With a copy to:

McNair Law Firm, P.A.

MAILING:

Post Office Box 11390

Columbia, South Carolina 29211

PHYSICAL:

1221 Main Street, Suite 1800

Columbia, South Carolina 29201

Facsimile No.: (803) 933-1464

Attention: Joseph D. Walker, Esq.

11.7 Severability.

If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

11.8 Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided in Article X and below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either Seller or Purchaser, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void. No assignment of any obligations hereunder shall relieve the assigning party of any such obligations. Upon any such permitted assignment by Purchaser, the references in this Agreement to Purchaser shall also apply to any such assignee unless the context otherwise requires.

11.9 Non-Recourse.

No past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Seller or its Affiliates shall have any liability for any obligations or liabilities of Seller under this Agreement or the Seller Documents or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. Except as to Guarantor under the Guaranty, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of Purchaser or its Affiliates shall have any liability for any obligations or liabilities of Purchaser under this Agreement or the Purchaser Documents or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

11.10 Specific Performance.

In the event of failure or threatened failure by a party hereto to comply with the terms of this Agreement, any other party shall be entitled to an injunction restraining such failure or threatened failure and to enforcement of this Agreement by a decree of specific performance requiring compliance with this Agreement.

11.11 Counterparts.

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

11.12 No Third Party Beneficiaries.

This Agreement shall not confer any rights or remedies upon any person other than Purchaser and Seller and their respective successors and permitted assigns and as provided in Article X.

11.13 Attorneys’ Fees.

If either Seller or Purchaser initiates any legal action or lawsuit against the other involving this Agreement, the prevailing party in such action or suit shall be entitled to receive reimbursement from the other party for all reasonable attorneys’ fees and other costs and expenses incurred by the prevailing party in respect of that litigation, including any appeal, and such reimbursement may be included in the judgment or final order issued in such proceeding.

11.14 Covenant Not To Sue and Nonrecourse to Partners.

(a) Purchaser agrees that notwithstanding any other provision in this Agreement, any agreement, instrument, certificate or document entered into pursuant to or in connection with this Agreement or the transactions contemplated herein or therein and any other Transaction Document and any rule of law or equity to the contrary, to the fullest extent permitted by law, Seller’s obligations and liabilities under all Transaction Documents and in connection with the transactions contemplated therein shall be nonrecourse to all general and limited partners of Seller. As used herein, the term “nonrecourse” means that the obligations and liabilities are limited in recourse to the assets of Seller (for those purposes, any capital contribution obligations of the general and limited partners of Seller or any negative capital account balances of such partners shall not be deemed to be assets of Seller) and are not guaranteed directly or indirectly by, or the primary obligations of, any general or limited partner of Seller, and neither Seller nor any general or limited partner or any incorporator, stockholder, officer, director, partner, employee or agent of Seller or of any general or limited partner of any successor partnership or trust, either directly or indirectly, shall be personally liable in any respect for any obligation or liability of Seller under any Transaction Document or any transactions contemplated therein.

(b) Purchaser hereby covenants for itself, its successors and assigns that it, its successors and assigns will not make, bring, claim, commence, prosecute, maintain, cause or permit any action to be brought, commenced, prosecuted, maintained, either at law or equity, in any court of the United States or any state thereof against any general or limited partner of Seller or any incorporator, stockholder, officer, director, partner, employee or agent of Seller or of any general or limited partner of Seller for (a) the payment of any amount or the performance of any obligation under any Transaction Document or (b) the satisfaction of any liability arising in connection with any such payment or obligation or otherwise, including without limitation, liability arising in law for tort (including, without limitation, for active and passive negligence, negligent misrepresentation and fraud), equity (including, without limitation, for indemnification and contribution) and contract (including, without limitation, monetary damages for the breach of representation or warranty or performance of any of the covenants or obligations contained in any Transaction Document or in connection with the transactions contemplated herein or therein).

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

NORTHLAND CABLE PROPERTIES SEVEN LIMITED PARTNERSHIP By: Northland Communications Corporation Its: Managing General Partner

By:	/S/ GARY S. JONES
Name: Gary S. Jones
Title: President

TRUVISTA COMMUNICATIONS OF GEORGIA, LLC By: The Chester Telephone Company, Inc. Its: Member

By:	/S/ J. BRIAN SINGLETON
Name: J. Brian Singleton
Title: President

ASSET PURCHASE AGREEMENT

Schedules and exhibits to Exhibit D have been omitted because they do not include information which is material to an investment decision. Northland Cable Properties Seven Limited Partnership will supplementally furnish copies of such omitted schedules and exhibits to the Commission upon request.

A-1

Exhibit E

Confidential Board of Directors Northland Communications Corporation Northland Cable Properties Seven Limited Partnership 101 Stewart Street, Suite 700 Seattle, WA 98101	November 14, 2011

Re: Northland Cable Properties Seven Limited Partnership (“NCP7”)

Ladies and Gentlemen:

Northland Communications Corporation, in its capacity as general partner (the “General Partner”) of NCP7, has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the General Partner and to provide an opinion (the “Opinion”) to the Board of Directors (the “Board of Directors”) of the General Partner as of the date hereof as to the fairness, from a financial point of view, to NCP7 of the consideration to be received by NCP7 in the contemplated transaction described below (the “Proposed Transaction”).

Description of the Proposed Transaction

It is Duff & Phelps’ understanding that the Proposed Transaction involves the sale of NCP7’s operating assets and franchise rights in three separate transactions (each, an “Individual Sale”), including the sale of the Sandersville, Georgia assets to Charter Communications, LLC, the sale of the Toccoa, Georgia assets to TruVista Communications of Georgia, LLC, and the sale of the Vidalia, Georgia assets to Northland Cable Television, Inc., an affiliate of the General Partner, for total cash consideration of approximately $17,300,000 (the “Consideration”).

Duff & Phelps further understands that the Consideration is subject to adjustments under each asset purchase agreement for the following (such adjustments, in the aggregate, the “Adjustment”):

–	Proration of revenues, expenses, and other liabilities arising between the signing of the Agreements and closing;

–	Accounts receivable outstanding as of the closing date;

–	Deposits and prepayments; and

–	Customer advance payments.

Duff & Phelps, LLC 11150 Santa Monica Blvd. Suite 600 Los Angeles, CA 90025	T	+1 310 689 007	www.duffandphelps.com

Board of Directors

Northland Communications Corporation

November 14, 2011

Furthermore, a total of $1,622,000 of the Consideration (the “Escrow Amount”) will be held in three separate escrow accounts, with a portion to be released 18 months after the closing date of each individual sale transaction.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances. Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in securities and business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.	Reviewed the following documents:

a.

NCP7’s annual reports and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended 2006 through 2010 and NCP7’s unaudited interim financial statements for 2010 included in NCP7’s Form 10-Q filed with the SEC;

b.	Unaudited segment and pro forma financial information for NCP7 for the years ended December 31, 2010 and 2011 and the nine months ended September 30, 2011;

c.	Other internal documents relating to the history, current operations, and probable future outlook of NCP7, including financial projections, provided to us by the General Partner; and

d.

Documents related to the Proposed Transaction, including the draft asset purchase agreement between NCP7 and Charter Communications, LLC dated October 12, 2011; the draft asset purchase agreement between NCP7 and TruVista Communications of Georgia, LLC dated October 14, 2011; and the draft asset purchase agreement between NCP7 and Northland Cable Television, Inc. dated October 21, 2011;

2.	Discussed the information referred to above and the background and other elements of the Proposed Transaction with the senior management of the General Partner;

3.	Reviewed the historical prices paid for sales of units in NCP7 and the publicly traded securities of certain other companies that Duff & Phelps deemed relevant;

4.	Reviewed certain merger and acquisition transactions involving the sale of cable operating systems in terms of multiples of the target system cash flow, number of subscribers and homes passed;

Board of Directors

Northland Communications Corporation

November 14, 2011

5.

Performed certain valuation and comparative analyses using generally accepted valuation and analytical techniques, including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected merger and acquisition transactions that Duff & Phelps deemed relevant; and

6.	Conducted such other analyses and considered such other factors as Duff & Phelps deemed appropriate.

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Proposed Transaction, Duff & Phelps, with the General Partner’s consent:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the General Partner, and did not independently verify such information;

2.

Relied upon the fact that the Board of Directors, the General Partner and NCP7 have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken;

3.

Assumed that any estimates, evaluations, forecasts and projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person furnishing the same;

4.	Assumed that information supplied and representations made by the General Partner are substantially accurate regarding NCP7 and the Proposed Transaction;

5.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

6.

Assumed that there has been no material change in the assets, financial condition, business, or prospects of NCP7 since the date of the most recent financial statements and other information made available to Duff & Phelps;

7.

Assumed that there would be no aggregate Adjustment to the Consideration and that the entire Escrow Amount, plus all interest and other earnings thereon, with no deduction therefrom, will be paid to NCP7;

8.	Assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the

Board of Directors

Northland Communications Corporation

November 14, 2011

Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

9.	Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Proposed Transaction will be obtained without any adverse effect on NCP7.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

Duff & Phelps did not evaluate NCP7’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Proposed Transaction, the assets, businesses or operations of NCP7, or any alternatives to the Proposed Transaction, (ii) negotiate the terms of the Proposed Transaction, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from NCP7’s perspective, that could, under the circumstances, be negotiated among the parties to the Agreement and the Transaction, or (iii) advise the Board of Directors or any other party with respect to alternatives to the Proposed Transaction.

Duff & Phelps is not expressing any opinion as to the market price or value of the limited partnership units (or anything else) after the announcement or the consummation of the Proposed Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of NCP7’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of NCP7’s or the General Partner’s officers, directors, or employees, or to the General Partner, or to any class of such persons, relative to the consideration to be received by NCP7 in the Proposed Transaction, or with respect to the fairness of any such compensation. In addition, Duff & Phelps is not expressing any opinion with respect to the consideration to be received by NCP7 in connection with any particular Individual Sale.

Board of Directors

Northland Communications Corporation

November 14, 2011

This Opinion is furnished solely for the use and benefit of the Board of Directors in connection with its consideration of the Proposed Transaction and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express consent. This Opinion (i) does not address the merits of the underlying business decision to enter into the Proposed Transaction versus any alternative strategy or transaction; (ii) does not address any transaction related to the Proposed Transaction; (iii) is not a recommendation as to how the Board of Directors, the General Partner or any limited partner of NCP7 should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, and (iv) does not indicate that the consideration received is the best possibly attainable under any circumstances; instead, it merely states whether the consideration in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This letter should not be construed as creating any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this letter shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and NCP7 dated October 6, 2011 (the “Engagement Letter”). This letter is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the General Partner in connection with the Proposed Transaction and certain other proposed transactions involving Northland Cable Properties Eight Limited Partnership (“NCP8”) and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Proposed Transaction or any transaction involving NCP8 is successfully consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps’ stating to the Board of Directors that it is prepared to deliver its Opinion. Other than the foregoing engagements, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Proposed Transaction for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated. Duff & Phelps served as financial advisor to NCP7 and rendered a fairness opinion in the proposed sale of NCP7’s assets to Green River Media and Communications, LLC in 2007 and was paid a customary fee.

Board of Directors

Northland Communications Corporation

November 14, 2011

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that, as of the date hereof, the Consideration to be received by NCP7 in the Proposed Transaction is fair from a financial point of view to NCP7.

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC